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The information in this prospectus supplement is not complete and may be changed. We may not sell these securities, nor will we accept offers to buy these securities, prior to the time a final prospectus supplement is delivered. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
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                  SUBJECT TO COMPLETION, DATED OCTOBER 17, 2000

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 17, 2000)

                     DLJ COMMERCIAL MORTGAGE TRUST 2000-CKP1
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-CKP1,
                  CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS A-3,
                 CLASS A-4, CLASS B-1, CLASS B-2 AND CLASS B-3
         APPROXIMATE TOTAL PRINCIPAL BALANCE AT ISSUANCE: $1,174,599,000

         We, DLJ Commercial Mortgage Corp., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated October 17, 2000. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association, such as NASDAQ.

         The offered certificates will represent beneficial ownership interests in the commercial mortgage trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $1,290,768,164. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that will back them.

         Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in December 2000. The table on page S-4 of this prospectus supplement sets forth the principal balance, pass-through rate and other selective characteristics of each class of offered certificates. Credit enhancement is being provided through the subordination of multiple non-offered classes of the series 2000-CKP1 certificates. That same table on page S-4 of this prospectus supplement also contains a list of the non-offered classes of the series 2000-CKP1 certificates.

                            -------------------------

         YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-32 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 11 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

         Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Credit Suisse First Boston Corporation, McDonald Investments Inc. and Salomon Smith Barney Inc. are the underwriters for this offering. They will purchase the offered certificates from us. Our proceeds from the sale of the offered certificates will be an amount equal to approximately ___% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter currently intends to sell its allocation of the offered certificates in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. Each underwriter's commission will be the difference between the price it pays to us for its allocation of the offered certificates and the amount it receives from the sale of those certificates. See "Method of Distribution" in this prospectus supplement.

PRUDENTIAL SECURITIES                               DONALDSON, LUFKIN & JENRETTE
CREDIT SUISSE FIRST BOSTON    MCDONALD INVESTMENTS          SALOMON SMITH BARNEY
                               A KEYCORP COMPANY

              The date of this prospectus supplement is ___, 2000.

                                           TABLE OF CONTENTS
                                         PROSPECTUS SUPPLEMENT

                                                                                                               PAGE
                                                                                                               ----
Important Notice About the Information Contained in This Prospectus Supplement,
     the Accompanying Prospectus and the Related Registration Statement...........................................3
Summary of Prospectus Supplement..................................................................................4
Risk Factors.....................................................................................................32
Capitalized Terms Used in This Prospectus Supplement.............................................................43
Forward-Looking Statements.......................................................................................43
Description of the Mortgage Pool.................................................................................43
Servicing of the Underlying Mortgage Loans.......................................................................95
Description of the Offered Certificates.........................................................................120
Yield and Maturity Considerations...............................................................................142
Use of Proceeds.................................................................................................147
Federal Income Tax Consequences.................................................................................148
ERISA Considerations............................................................................................150
Legal Investment................................................................................................154
Method of Distribution..........................................................................................155
Legal Matters...................................................................................................157
Ratings.........................................................................................................157
Glossary........................................................................................................159

Exhibit A-1--Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties...............A-1-1
Exhibit A-2--Mortgage Pool Information........................................................................A-2-1
Exhibit B--Form of Trustee Report...............................................................................B-1
Exhibit C--Decrement Tables for the Offered Certificates........................................................C-1
Exhibit D--Global Clearance, Settlement and Tax Documentation Procedures........................................D-1

                                            PROSPECTUS

Important Notice About the Information Presented in this Prospectus...............................................3
Available Information; Incorporation by Reference.................................................................3
Summary of Prospectus.............................................................................................4
Risk Factors.....................................................................................................11
Description of the Trust Assets..................................................................................27
Yield and Maturity Considerations................................................................................48
DLJ Commercial Mortgage Corp.....................................................................................53
Description of the Certificates..................................................................................53
Description of the Governing Documents...........................................................................61
Description of Credit Support....................................................................................69
Certain Legal Aspects of Mortgage Loans..........................................................................71
Federal Income Tax Consequences..................................................................................81
State and Other Tax Consequences................................................................................112
ERISA Considerations............................................................................................113
Legal Investment................................................................................................116
Use of Proceeds.................................................................................................118
Method of Distribution..........................................................................................118
Legal Matters...................................................................................................119
Financial Information...........................................................................................119
Rating..........................................................................................................119

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

         Information about the offered certificates is contained in two separate documents:

            o this prospectus supplement, which describes the specific terms of the offered certificates; and

            o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

         You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

         In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

         You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                         INTRODUCTION TO THE TRANSACTION

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2000-CKP1 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

----------------------------------------------------------------------
   SERIES 2000-CKP1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
----------------------------------------------------------------------

                  TOTAL          APPROX.
                PRINCIPAL          % OF         TOTAL
                BALANCE OR       INITIAL       CREDIT
                 NOTIONAL        MORTGAGE    SUPPORT AT   PASS-THROUGH
            AMOUNT AT INITIAL      POOL        INITIAL        RATE
   CLASS         ISSUANCE        BALANCE      ISSUANCE    DESCRIPTION
----------------------------------------------------------------------
Offered Certificates
----------------------------------------------------------------------
   A-1A     $  210,537,000         16.31%       22.50%
----------------------------------------------------------------------
   A-1B     $  789,808,000         61.19%       22.50%
----------------------------------------------------------------------
   A-2      $   51,631,000          4.00%       18.50%
----------------------------------------------------------------------
   A-3      $   58,084,000          4.50%       14.00%
----------------------------------------------------------------------
   A-4      $   16,135,000          1.25%       12.75%
----------------------------------------------------------------------
   B-1      $   16,134,000          1.25%       11.50%
----------------------------------------------------------------------
   B-2      $   25,816,000          2.00%        9.50%
----------------------------------------------------------------------
   B-3      $    6,454,000          0.50%        9.00%
----------------------------------------------------------------------
Non-Offered Certificates
----------------------------------------------------------------------
   S        $                      N/A           N/A
            (Notional Amount)
----------------------------------------------------------------------
   B-4      $                       %            N/A
----------------------------------------------------------------------
   B-5      $                       %            N/A
----------------------------------------------------------------------
   B-6      $                       %            N/A
----------------------------------------------------------------------
   B-7      $                       %            N/A
----------------------------------------------------------------------
   B-8      $                       %            N/A
----------------------------------------------------------------------
   B-9      $                       %            N/A
----------------------------------------------------------------------
    C       $                       %            N/A
----------------------------------------------------------------------
    D              N/A             N/A           N/A          N/A
----------------------------------------------------------------------
    R              N/A             N/A           N/A          N/A
----------------------------------------------------------------------


                             WEIGHTED
                INITIAL      AVERAGE                    MOODY'S/
             PASS-THROUGH      LIFE       PRINCIPAL       FITCH
   CLASS         RATE        (YEARS)       WINDOW        RATINGS
--------------------------------------------------------------------
Offered Certificates
--------------------------------------------------------------------
   A-1A            %           5.7       12/00-8/09      Aaa/AAA
--------------------------------------------------------------------
   A-1B            %           9.6        8/09-8/10      Aaa/AAA
--------------------------------------------------------------------
   A-2             %           9.8        8/10-9/10      Aa2/AA
--------------------------------------------------------------------
   A-3             %           9.8        9/10-9/10       A2/A
--------------------------------------------------------------------
   A-4             %           9.8        9/10-9/10       A3/A-
--------------------------------------------------------------------
   B-1             %           9.9       9/10-10/10     Baa1/BBB+
--------------------------------------------------------------------
   B-2             %           9.9       10/10-10/10    Baa2/BBB
--------------------------------------------------------------------
   B-3             %           9.9       10/10-10/10    Baa3/BBB-
--------------------------------------------------------------------
Non-Offered
--------------------------------------------------------------------
   S               %           N/A           N/A           N/A

--------------------------------------------------------------------
   B-4             %           N/A           N/A           N/A
--------------------------------------------------------------------
   B-5             %           N/A           N/A           N/A
--------------------------------------------------------------------
   B-6             %           N/A           N/A           N/A
--------------------------------------------------------------------
   B-7             %           N/A           N/A           N/A
--------------------------------------------------------------------
   B-8             %           N/A           N/A           N/A
--------------------------------------------------------------------
   B-9             %           N/A           N/A           N/A
--------------------------------------------------------------------
    C              %           N/A           N/A           N/A
--------------------------------------------------------------------
    D             N/A          N/A           N/A           N/A
--------------------------------------------------------------------
    R             N/A          N/A           N/A           N/A
--------------------------------------------------------------------


         The offered certificates will evidence beneficial ownership interests in a common law trust designated as the DLJ Commercial Mortgage Trust 2000-CKP1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of

--------------------------------------------------------------------------------
multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

         The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of a date in November 2000. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the offered certificates. The parties to the pooling and servicing agreement will include us, a trustee, a master servicer, a special servicer and a special sub-servicer. We intend to file a copy of the pooling and servicing agreement with the SEC as an exhibit to a Current Report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that Current Report on Form 8-K and its exhibits available to the public for inspection.
                             ----------------------

KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

A.  TOTAL PRINCIPAL BALANCE
      OR NOTIONAL AMOUNT AT
      INITIAL ISSUANCE...............   The table above sets forth for each
                                        class of the series 2000-CKP1
                                        certificates, other than the class D and R certificates, the approximate total principal balance or notional amount, as applicable, of that class at initial issuance. The actual total principal balance or notional amount, as applicable, of any class of series
                                        2000-CKP1 certificates at initial
                                        issuance may be larger or smaller than
                                        the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                        The class A-1A, A-1B, A-2, A-3, A-4,
                                        B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8,
                                        B-9 and C certificates are the only
                                        series 2000-CKP1 certificates with
                                        principal balances. The principal
                                        balance of any of those certificates at
                                        any time represents the maximum amount
                                        that the holder may receive as principal out of cashflow received on or with respect to the underlying mortgage loans.

                                        The class S certificates do not have
                                        principal balances. They are
                                        interest-only certificates. For purposes of calculating the amount of accrued interest with respect to the class S certificates, however, they will have a total notional amount equal to the total principal balance of the class A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4,
                                        B-5, B-6, B-7, B-8, B-9 and C
                                        certificates outstanding from time to
                                        time.

                                        The class D certificates do not have
                                        principal balances or notional amounts.
                                        They represent the right to receive any
                                        collections of additional interest on 37 mortgage loans, representing 23.8% of the initial mortgage pool balance, that have anticipated repayment dates, as described under "-- The Underlying Mortgage Loans and the Mortgaged Real

                                        Properties" below. That additional
                                        interest results from an increase in the applicable accrual rate if any of those mortgage loans remains outstanding past its anticipated repayment date.

                                        The class R certificates also do not
                                        have principal balances or notional
                                        amounts. They are residual interest
                                        certificates. The holders of the class R certificates are not expected to receive any material payments.

B.  TOTAL CREDIT SUPPORT AT
      INITIAL ISSUANCE...............   The respective classes of the series
                                        2000-CKP1 certificates, other than the
                                        class D and R certificates, entitle
                                        their holders to varying degrees of
                                        seniority for purposes of--

                                        o    receiving payments of interest and,
                                             except in the case of the class S
                                             certificates, payments of
                                             principal, and

                                        o    bearing the effects of losses on
                                             the underlying mortgage loans, as
                                             well as default-related and other
                                             unanticipated expenses of the
                                             trust.

                                        The class A-1A, A-1B and S certificates
                                        are the most senior. The table above
                                        lists the remaining classes of series
                                        2000-CKP1 certificates, exclusive of the class D and R certificates, from top to bottom in descending order of seniority.

                                        The class D and R certificates do not
                                        provide credit support for, or receive
                                        credit support from, any other class of
                                        series 2000-CKP1 certificates.

                                        The table above shows the approximate
                                        total credit support provided to each
                                        class of the offered certificates
                                        through the subordination of other
                                        classes of the series 2000-CKP1
                                        certificates. In the case of each of
                                        those classes of offered certificates,
                                        the credit support shown in the table
                                        above represents the total initial
                                        principal balance, expressed as a
                                        percentage of the initial mortgage pool
                                        balance, of all classes of the series
                                        2000-CKP1 certificates that are
                                        subordinate to the indicated class.

C.  PASS-THROUGH RATE................   Each class of the series 2000-CKP1
                                        certificates, other than the class D and R certificates, will bear interest. The table above provides the indicated information regarding the pass-through rate at which each of those classes of the series 2000-CKP1 certificates will accrue interest.

                                        Each class of series 2000-CKP1
                                        certificates identified in the table
                                        above as having a Fixed pass-through
                                        rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

                                        Each class of series 2000-CKP1
                                        certificates identified in the table
                                        above as having a WAC Cap pass-through
                                        rate, has a variable pass-through rate
                                        equal to the lesser of--

                                        o    the initial pass-through rate for
                                             that class, and

                                        o    a weighted average coupon derived
                                             from net interest rates on the
                                             pooled mortgage loans.

                                        Each class of series 2000-CKP1
                                        certificates identified in the table
                                        above as having a WAC pass-through rate, has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the pooled mortgage loans.

                                        The pass-through rate for the class S
                                        certificates will be variable and will
                                        equal the excess, if any, of--

                                        o    a weighted average coupon derived
                                             from net interest rates on the
                                             pooled mortgage loans, over

                                        o    a weighted average of the
                                             pass-through rates from time to
                                             time on the other interest-bearing
                                             classes of series 2000-CKP1
                                             certificates.

D.  WEIGHTED AVERAGE LIFE
      AND PRINCIPAL WINDOW...........   The table above shows the weighted
                                        average life of and principal window for each class of offered certificates. The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the assumed settlement date of November __, 2000 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average lives and principal windows shown in the table above for the offered certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan--

                                        o    the related borrower timely makes
                                             all payments on the mortgage loan,

                                        o    if the mortgage loan has an
                                             anticipated repayment date, as
                                             described under "--The Underlying
                                             Mortgage Loans and the Mortgaged
                                             Real Properties" below, the
                                             mortgage loan will be paid in full
                                             on that date, and

                                       o     the mortgage loan will not
                                             otherwise be prepaid prior to
                                             stated maturity.

                                        The weighted average lives and principal windows shown in the table above for the offered certificates, were further calculated based on the other maturity assumptions described under "Yield and Maturity Considerations" in, and in the glossary to, this prospectus supplement.

E.  RATINGS..........................   The ratings shown in the table above for
                                        the offered certificates are those of
                                        Moody's Investors Service, Inc. and
                                        Fitch, Inc., respectively. It is a
                                        condition to their issuance that the
                                        respective classes of the offered
                                        certificates receive credit ratings no
                                        lower than those shown in the table
                                        above.

                                        The ratings of the offered certificates
                                        address the timely payment of interest
                                        and the ultimate payment of principal on or before November 2033, which is the rated final payment date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                        For a description of the limitations of
                                        the ratings of the offered certificates, see "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus.

                                RELEVANT PARTIES

WHO WE ARE...........................   Our name is DLJ Commercial Mortgage
                                        Corp., and we are a Delaware
                                        corporation. Our address is 277 Park
                                        Avenue, 9th Floor, New York, New York
                                        10172, and our telephone number is (212)
                                        892-3000. We are a wholly-owned
                                        subsidiary of Donaldson, Lufkin &
                                        Jenrette, Inc. A proposed acquisition by Credit Suisse First Boston, Inc. of
                                        Donaldson, Lufkin & Jenrette, Inc. is
                                        currently pending. See "DLJ Commercial
                                        Mortgage Corp." in the accompanying
                                        prospectus.

INITIAL TRUSTEE......................   Wells Fargo Bank Minnesota, N.A., a
                                        national banking association, will act
                                        as the initial trustee on behalf of all
                                        the series 2000-CKP1 certificateholders.
                                        See "Description of the Offered
                                        Certificates--The Trustee" in this
                                        prospectus supplement. The trustee will
                                        also have, or be responsible for
                                        appointing an agent to perform,
                                        additional duties with respect to tax
                                        administration.

INITIAL MASTER SERVICER AND
  INITIAL SPECIAL SUB-SERVICER.......   Key Corporate Capital Inc. d/b/a Key
                                        Commercial Mortgage, a Michigan
                                        corporation, will act as the initial
                                        master servicer with respect to the
                                        pooled mortgage loans.

                                        As special sub-servicer, it will
                                        perform, on behalf of the special
                                        servicer, substantially all of the
                                        special servicing duties with respect to the mortgage pool. Any discussion in this prospectus supplement of the rights, duties and obligations of the special servicer will, in general, be equally applicable to the special sub-servicer. The pooling and servicing agreement and a separate sub-servicing agreement will govern the special sub-servicing arrangement.

                                        See "Servicing of the Underlying
                                        Mortgage Loans--The Initial Master
                                        Servicer, the Initial Special Servicer
                                        and the Initial Special Sub-Servicer" in this prospectus supplement.

INITIAL SPECIAL SERVICER.............   Midland Loan Services, Inc., a Delaware
                                        corporation, will act as the initial
                                        special servicer with respect to the
                                        pooled mortgage loans.

                                        It is anticipated that the initial
                                        master servicer will act as a
                                        sub-servicer on behalf of the initial
                                        special servicer and, in that capacity,
                                        will perform substantially all of the
                                        special servicing duties with respect to the mortgage pool.

                                        See "Servicing of the Underlying
                                        Mortgage Loans--The Initial Master
                                        Servicer, the Initial Special Servicer
                                        and the Initial Special Sub-Servicer" in this prospectus supplement.

CONTROLLING CLASS
  OF CERTIFICATEHOLDERS..............   The holders of certificates representing
                                        a majority interest in a designated
                                        controlling class of the series
                                        2000-CKP1 certificates will be entitled
                                        to select a representative that, subject to the conditions described under
                                        "Servicing of the Underlying Mortgage
                                        Loans--The Series 2000-CKP1 Controlling
                                        Class Representative" and "--Replacement of the Special Servicer" in this prospectus supplement, may--

                                        o    replace the special servicer, and

                                        o    direct the special servicer with
                                             respect to various special
                                             servicing matters.

                                        Unless there are significant losses on
                                        the underlying mortgage loans, the
                                        controlling class of the series
                                        2000-CKP1 certificateholders will be the holders of a non-offered class of series 2000-CKP1 certificates.

MORTGAGE LOAN SELLERS................   We will acquire the mortgage loans that
                                        are to back the offered certificates,
                                        from:

                                        o    Column Financial, Inc., which is a
                                             Delaware corporation and an
                                             affiliate of both us and Donaldson,
                                             Lufkin & Jenrette Securities
                                             Corporation;

                                        o    Prudential Mortgage Capital
                                             Funding, LLC, which is a Delaware
                                             limited liability company and an
                                             affiliate of Prudential Securities
                                             Incorporated; and

                                        o    KeyBank National Association, which
                                             is a national banking association
                                             and an affiliate of both Key
                                             Corporate Capital Inc. d/b/a Key
                                             Commercial Mortgage and McDonald
                                             Investments Inc.

                                        See "Description of the Mortgage
                                        Pool--The Mortgage Loan Sellers" in this prospectus supplement.

UNDERWRITERS.........................   Donaldson, Lufkin & Jenrette Securities
                                        Corporation, Prudential Securities
                                        Incorporated, Credit Suisse First Boston
                                        Corporation, McDonald Investments Inc.
                                        and Salomon Smith Barney Inc. are the
                                        underwriters with respect to this
                                        offering. Donaldson, Lufkin & Jenrette
                                        Securities Corporation and Prudential
                                        Securities Incorporated will be co-lead
                                        managers and joint bookrunners for the
                                        offering. Credit Suisse First Boston
                                        Corporation, McDonald Investments Inc.
                                        and Salomon Smith Barney Inc. will be
                                        co-managers for the offering.

                                        In connection with the announced
                                        acquisition of Donaldson, Lufkin &
                                        Jenrette, Inc. by Credit Suisse First
                                        Boston, Inc., to the extent required or
                                        permitted under applicable law or
                                        regulation, Donaldson, Lufkin & Jenrette
                                        Securities Corporation may act through
                                        or in conjunction with Credit Suisse
                                        First Boston Corporation in performing
                                        certain of its duties as underwriter
                                        with respect to this offering.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE.........................   The pooled mortgage loans will be
                                        considered part of the trust as of their respective due dates in November 2000.
                                        All payments and collections received on each of the underlying mortgage loans after its due date in November 2000, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust. The respective due dates for the underlying mortgage loans in November 2000 are individually and collectively considered the cut-off date for the trust.

ISSUE DATE...........................   The date of initial issuance for the
                                        offered certificates will be on or about
                                        November 3, 2000.

PAYMENT DATE.........................   Payments on the offered certificates are
                                        scheduled to occur monthly, commencing
                                        in December 2000. During any given
                                        month, the payment date will be the
                                        later of--

                                        o    the tenth calendar day of that
                                             month, or, if the tenth calendar
                                             day of that month is not a business
                                             day, then the next succeeding
                                             business day, and

                                        o    the fourth business day following
                                             the fourth calendar day of that
                                             month.

RECORD DATE..........................   The record date for each monthly payment
                                        on an offered certificate will be the
                                        last business day of the prior calendar
                                        month. The registered holders of the
                                        offered certificates at the close of
                                        business on each record date will be
                                        entitled to receive any payments on
                                        those certificates on the following
                                        payment date.

COLLECTION PERIOD....................   Amounts available for payment on the
                                        offered certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                        o    will relate to a particular payment
                                             date,

                                        o    will be approximately one month
                                             long,

                                        o    will begin when the prior
                                             collection period ends or, in the
                                             case of the first collection
                                             period, with respect to any
                                             underlying mortgage loan, will
                                             begin immediately following its due
                                             date in November 2000, and

                                        o    will end during the month of, but
                                             prior to, the related payment date.

INTEREST ACCRUAL PERIOD..............   The amount of interest payable with
                                        respect to the offered certificates on
                                        any payment date will be a function of
                                        the interest accrued during the related
                                        interest accrual period. The interest
                                        accrual period for any payment date will be the calendar month immediately preceding the month in which that payment date occurs.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND DENOMINATIONS.......   We intend to deliver the offered
                                        certificates in book-entry form in
                                        original denominations of $10,000
                                        initial principal balance and in any
                                        whole dollar denomination in excess of
                                        $10,000.

                                        You will initially hold your offered
                                        certificates through The Depository
                                        Trust Company, in the United States, or
                                        Clearstream Banking, societe anonyme or
                                        The Euroclear System, in Europe. As a
                                        result, you will not receive a fully
                                        registered physical certificate
                                        representing your interest in
                                        any offered certificate, except under
                                        the limited circumstances described
                                        under "Description of the Offered
                                        Certificates--Registration and
                                        Denominations" in this prospectus
                                        supplement and "Description of the
                                        Certificates--Book-Entry Registration
                                        and Definitive Certificates" in the
                                        accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

PAYMENTS

A.  GENERAL..........................   The trustee will make payments of
                                        interest and, if and when applicable,
                                        principal to the following classes of
                                        series 2000-CKP1 certificateholders, in
                                        the following order:

                                          PAYMENT ORDER             CLASS
                                          -------------             -----
                                               1st             S, A-1A and A-1B
                                               2nd                   A-2
                                               3rd                   A-3
                                               4th                   A-4
                                               5th                   B-1
                                               6th                   B-2
                                               7th                   B-3
                                               8th                   B-4
                                               9th                   B-5
                                               10th                  B-6
                                               11th                  B-7
                                               12th                  B-8
                                               13th                  B-9
                                               14th                   C

                                        Allocation of interest payments among
                                        the class S, A-1A and A-1B certificates
                                        is pro rata based on the respective
                                        amounts of interest payable on each.
                                        Allocation of principal payments between the class A-1A and A-1B certificates is described under "--Payments--Payments of Principal" below. The class S certificates do not have principal balances and do not entitle their holders to payments of principal.

                                        See "Description of the Offered
                                        Certificates--Payments--Priority of
                                        Payments" in this prospectus supplement.

B.  PAYMENTS OF INTEREST.............   Each class of series 2000-CKP1
                                        certificates, other than the class D and R certificates, will bear interest. With respect to each interest-bearing class, that interest will accrue during each interest accrual period based upon:

                                        o    the pass-through rate for that
                                             class and the related payment date;

                                        o    the total principal balance or
                                             notional amount, as the case may
                                             be, of that class outstanding
                                             immediately prior to the related
                                             payment date; and

                                        o    the assumption that each year
                                             consists of twelve 30-day months.

                                        A whole or partial prepayment on an
                                        underlying mortgage loan may not be
                                        accompanied by the amount of one full
                                        month's interest on the prepayment. As
                                        and to the extent described under
                                        "Description of the Offered
                                        Certificates--Payments--Payments of
                                        Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2000-CKP1 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest otherwise payable on those classes for the corresponding interest accrual period.

                                        On each payment date, subject to
                                        available funds and the payment
                                        priorities described under
                                        "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                        See "Description of the Offered
                                        Certificates--Payments--Payments of
                                        Interest" and "--Payments--Priority of
                                        Payments" in this prospectus supplement.

C.  PAYMENTS OF PRINCIPAL............   Subject to available funds and the
                                        payment priorities described under
                                        "--Payments--General" above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The trustee must make payments of principal in a specified sequential order to ensure that:

                                        o    no payments of principal will be
                                             made to the holders of any
                                             non-offered certificates until the
                                             total principal balance of the
                                             offered certificates is reduced to
                                             zero;

                                        o    no payments of principal will be
                                             made to the holders of the class
                                             A-2, A-3, A-4, B-1, B-2 or B-3
                                             certificates until, in the case of
                                             each of those classes, the total
                                             principal balance of all more
                                             senior classes of offered
                                             certificates is reduced to zero;
                                             and

                                        o    except as described in the
                                             following paragraph, no payments of
                                             principal will be made to the
                                             holders of the class A-1B
                                             certificates until the total
                                             principal balance of the class A-1A
                                             certificates is reduced to zero.

                                        Because of losses on the underlying
                                        mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class A-2, A-3, A-4, B-1, B-2, B-3,
                                        B-4, B-5, B-6, B-7, B-8, B-9 and C
                                        certificates could be reduced to zero at a time when the class A-1A and A-1B certificates remain outstanding. Under those circumstances, any payments of principal on the class A-1A and A-1B certificates will be made on a pro rata basis in accordance with the relative sizes of their respective principal balances at the time of the payment.

                                        The total payments of principal to be
                                        made on the series 2000-CKP1
                                        certificates on any payment date will be a function of--

                                        o    the amount of scheduled payments
                                             of principal due or, in some cases,
                                             deemed due, on the underlying
                                             mortgage loans during the related
                                             collection period, which payments
                                             are either received as of the end
                                             of that collection period or
                                             advanced by the master servicer,
                                             and

                                        o    the amount of any prepayments and
                                             other unscheduled collections of
                                             previously unadvanced principal
                                             with respect to the underlying
                                             mortgage loans that are received
                                             during the related collection
                                             period.

                                        The class S, D and R certificates do not have principal balances. They do not entitle holders to any payments of principal.

                                        See "Description of the Offered
                                        Certificates--Payments--Payments of
                                        Principal" and "--Payments--Priority of
                                        Payments" in this prospectus supplement.

D.  DISTRIBUTIONS OF
      PREPAYMENT PREMIUMS AND
      YIELD MAINTENANCE CHARGES......   Any prepayment premium or yield
                                        maintenance charge collected in respect
                                        of a pooled mortgage loan will be
                                        distributed, in the proportions
                                        described in this prospectus supplement, to the holders of the class S certificates and/or to the holders of any class or classes of offered certificates then entitled to receive distributions of principal. See
                                        "Description of the Offered
                                        Certificates--Payments-- Payments of
                                        Prepayment Premiums and Yield
                                        Maintenance Charges" in this Prospectus
                                        supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
  BALANCES IN CONNECTION WITH LOSSES
  AND EXPENSES.......................   Because of losses on the pooled mortgage
                                        loans and/or default-related and other
                                        unanticipated expenses of the trust,
                                        the total principal balance of the
                                        mortgage pool, net of advances of
                                        principal, may fall below the total
                                        principal balance of the series
                                        2000-CKP1 certificates. If and to the
                                        extent that those losses and expenses
                                        cause a deficit to exist following the
                                        payments made on the series 2000-CKP1
                                        certificates on any payment date, then
                                        the principal balances of the following
                                        classes of series 2000-CKP1
                                        certificates, will be sequentially
                                        reduced in the following order, until
                                        that deficit is eliminated:

                                            REDUCTION ORDER       CLASS
                                            ---------------       -----
                                                  1st               C
                                                  2nd              B-9
                                                  3rd              B-8
                                                  4th              B-7
                                                  5th              B-6
                                                  6th              B-5
                                                  7th              B-4
                                                  8th              B-3
                                                  9th              B-2
                                                  10th             B-1
                                                  11th             A-4
                                                  12th             A-3
                                                  13th             A-2
                                                  14th        A-1A and A-1B

                                        Any reduction of the principal balances
                                        of the class A-1A and A-1B certificates
                                        will be made on a pro rata basis in
                                        accordance with the relative sizes of
                                        those principal balances at the time of
                                        the reduction.

                                        See "Description of the Offered
                                        Certificates--Reductions of Certificate
                                        Principal Balances in Connection with
                                        Realized Losses and Additional Trust
                                        Fund Expenses" in this prospectus
                                        supplement.

ADVANCES OF DELINQUENT MONTHLY
  DEBT SERVICE PAYMENTS..............   Except as described in the next two
                                        paragraphs, the master servicer will be
                                        required to make advances with respect
                                        to any delinquent scheduled monthly
                                        payments, other than balloon payments,
                                        of principal and/or interest due on the
                                        pooled mortgage loans. The master
                                        servicer will be required to make
                                        advances for those balloon loans that
                                        become defaulted upon their maturity
                                        dates, on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the
                                        Offered Certificates--Advances of
                                        Delinquent Monthly Debt Service
                                        Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                        Notwithstanding the foregoing, neither
                                        the master servicer nor the trustee will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan.

                                        In addition, if any of the adverse
                                        events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement, occur or exist with respect to any pooled mortgage loan or the mortgaged real property for that loan, the special servicer will be obligated to obtain a new appraisal or, in cases involving relatively small principal balances, and unless the controlling class certificateholder objects, conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                        o    the principal balance of, and
                                             other delinquent amounts due under,
                                             the mortgage loan, exceed

                                        o    the sum of--

                                             1. 90% of the new estimated value
                                                of that real property, plus

                                             2. the amount of certain related
                                                escrow payments, reserve funds
                                                and letters of credit,

                                        then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2000-CKP1 certificates then outstanding.

                                        See "Description of the Offered
                                        Certificates--Advances of Delinquent
                                        Monthly Debt Service Payments" and
                                        "Servicing of the Underlying Mortgage
                                        Loans--Required Appraisals" in this
                                        prospectus supplement. See also
                                        "Description of the
                                        Certificates--Advances" in the
                                        accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS........   On each payment date, the trustee will
                                        provide to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the payments made to the series 2000-CKP1 certificateholders on that payment date and the performance of the underlying mortgage loans and the mortgaged real properties.

                                        Upon reasonable prior notice, you may
                                        also review at the trustee's offices
                                        during normal business hours a variety
                                        of information and documents that
                                        pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                        See "Description of the Offered
                                        Certificates--Reports to
                                        Certificateholders; Available
                                        Information" in this prospectus
                                        supplement.

OPTIONAL TERMINATION.................   Specified parties to the transaction may
                                        terminate the trust when the total
                                        principal balance of the mortgage pool,
                                        net of advances of principal, is less
                                        than 1.0% of the initial mortgage pool
                                        balance. See "Description of the Offered
                                        Certificates--Termination" in this
                                        prospectus supplement.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL..............................   In this section, "--The Underlying
                                        Mortgage Loans and the Mortgaged Real
                                        Properties", we provide summary
                                        information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                        o    "Description of the Mortgage
                                             Pool"

                                        o    "Risk Factors--Risks Related to
                                             the Underlying Mortgage Loans"

                                        o    Exhibit A-1 - Characteristics of
                                             the Underlying Mortgage Loans and
                                             the Mortgaged Real Properties

                                        o    Exhibit A-2 - Mortgage Pool
                                             Information

                                        When reviewing the information that we
                                        have included in this prospectus
                                        supplement with respect to the mortgage
                                        loans that are to back the offered
                                        certificates, please note that--

                                        o    All numerical information
                                             provided with respect to the
                                             mortgage loans is provided on an
                                             approximate basis.

                                        o    All weighted average information
                                             provided with respect to the
                                             mortgage loans or any sub-group of
                                             mortgage loans reflects a weighting
                                             based on their respective cut-off
                                             date principal balances. We will
                                             transfer the cut-off date principal
                                             balance for each of the mortgage
                                             loans to
                                             the trust. We show the cut-off date
                                             principal balance for each of the
                                             mortgage loans on Exhibit A-1 to
                                             this prospectus supplement.

                                        o    In presenting the cut-off date
                                             principal balances of the mortgage
                                             loans, we have assumed that--

                                             1. all scheduled payments of
                                                principal and/or interest due on
                                                the mortgage loans on or before
                                                their respective due dates in
                                                November 2000, are timely made,
                                                and

                                             2. there are no prepayments or
                                                other unscheduled collections of
                                                principal with respect to any of
                                                the mortgage loans during the
                                                period from its due date in
                                                October 2000 up to and including
                                                its due date in November 2000.

                                        o    When information with respect to
                                             the mortgaged real properties is
                                             expressed as a percentage of the
                                             initial mortgage pool balance, the
                                             percentages are based upon the
                                             cut-off date principal balances of
                                             the related mortgage loans.

                                        o    Some of the pooled mortgage loans
                                             are cross-collateralized and
                                             cross-defaulted with one or more
                                             other mortgage loans in the trust.
                                             Except as otherwise indicated, when
                                             a pooled mortgage loan is
                                             cross-collateralized and
                                             cross-defaulted with another
                                             mortgage loan, we present the
                                             information regarding those
                                             mortgage loans as if each of them
                                             was secured only by a mortgage lien
                                             on the corresponding mortgaged real
                                             property identified on Exhibit A-1
                                             to this prospectus supplement. One
                                             exception is that each and every
                                             mortgage loan in any particular
                                             group of cross-collateralized and
                                             cross-defaulted mortgage loans is
                                             treated as having the same
                                             loan-to-value ratio and the same
                                             debt service coverage ratio. None
                                             of the mortgage loans in the trust
                                             will be cross-collateralized with
                                             any loan that is not in the trust.

                                        o    In some cases, an individual
                                             mortgage loan is secured by
                                             multiple mortgaged real properties.
                                             For purposes of providing
                                             property-specific information, we
                                             have allocated each of those
                                             mortgage loans among the related
                                             mortgaged real properties based
                                             upon--

                                             1. relative appraised values,

                                             2. relative underwritten net
                                                cash flow, or

                                             3. prior allocations reflected
                                                in the related loan documents.

                                        o    If a mortgage loan is secured by
                                             multiple parcels of real property
                                             and the operation or management of
                                             those parcels so warranted, we
                                             treated those parcels as a single
                                             parcel of real property.

                                        o    Whenever we refer to a particular
                                             mortgaged real property by name, we
                                             mean the property identified by
                                             that name on Exhibit A-1 to this
                                             prospectus supplement.

                                        o    Statistical information regarding
                                             the mortgage loans may change prior
                                             to the date of initial issuance of
                                             the offered certificates due to
                                             changes in the composition of the
                                             mortgage pool prior to that date.

SOURCE OF THE
  UNDERLYING MORTGAGE LOANS..........   We are not the originator of the
                                        mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from three separate sellers. Each of those mortgage loans was originated by--

                                        o    the related mortgage loan seller
                                             from whom we directly or indirectly
                                             acquired the mortgage loan,

                                        o    an affiliate of the related
                                             mortgage loan seller,

                                        o    a correspondent in the related
                                             mortgage loan seller's or its
                                             affiliate's conduit lending
                                             program, or

                                        o    in 14 cases, representing 11.1%
                                             of the initial mortgage pool
                                             balance, an unaffiliated lender
                                             from whom the related mortgage loan
                                             seller acquired the particular loan
                                             other than in connection with a
                                             conduit lending program.

PAYMENT AND OTHER TERMS..............   Each of the mortgage loans that we
                                        intend to include in the trust is the
                                        obligation of a borrower to repay a
                                        specified sum with interest.

                                        Repayment of each of the mortgage loans
                                        is secured by a mortgage lien on the
                                        ownership and/or leasehold interest of
                                        the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Mortgage Pool--General" in, and describe in the glossary to, this prospectus supplement.

                                        All of the mortgage loans are or should
                                        be considered to be nonrecourse. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                        Each of the mortgage loans currently
                                        accrues interest at the annual rate
                                        specified with respect to that mortgage
                                        loan on Exhibit A-1 to this prospectus
                                        supplement. Except as otherwise
                                        described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                        Two hundred thirty-one of the mortgage
                                        loans that we intend to include in the
                                        trust, representing 99.3% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month. One mortgage loan that we intend to include in the trust, representing 0.7% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the tenth day of each month. For purposes of determining payments and advances on the series 2000-CKP1 certificates, the mortgage loan that provides for a tenth of the month due date will be deemed to have a due date on the first day of the same month.

                                        One hundred ninety-three of the mortgage loans, representing 72.1% of the initial mortgage pool balance, are balloon loans that provide for:

                                        o    an amortization schedule that is
                                             significantly longer than its
                                             remaining term to stated maturity;
                                             and

                                        o    a substantial payment of
                                             principal on its maturity date.

                                        Thirty-seven of the mortgage loans,
                                        representing 23.8% of the initial
                                        mortgage pool balance, provide material
                                        incentives to, but do not require, the
                                        related borrower to pay the mortgage
                                        loan in full by a specified date prior
                                        to stated maturity. We consider that
                                        date to be the anticipated repayment
                                        date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentive provisions, which in each case will become effective as of the related anticipated repayment date, include:

                                        o    The accrual of interest in excess
                                             of the initial mortgage interest
                                             rate. The additional interest
                                             will--

                                             1. be deferred,

                                             2. in some cases, compound,

                                             3. be payable only after the
                                                outstanding principal balance of
                                                the mortgage loan is paid in
                                                full, and

                                             4. be payable only to the
                                                holders of the class D
                                                certificates, which are not
                                                offered by this prospectus
                                                supplement.

                                        o    The application of excess cash
                                             flow from the mortgaged real
                                             property to pay the principal
                                             amount of the mortgage loan. The
                                             payment of principal will be in
                                             addition to the principal portion
                                             of the normal monthly debt service
                                             payment.

                                        The remaining two mortgage loans,
                                        representing 4.1% of the initial
                                        mortgage pool balance, have payment
                                        schedules that provide for the payment
                                        of these mortgage loans in full or
                                        substantially in full by their
                                        respective maturity dates. These two
                                        mortgage loans do not, however, have any of the repayment incentives referred to in the prior paragraph.

                                        Nine mortgage loans, representing 6.0%
                                        of the initial mortgage pool balance,
                                        provide for an initial interest only
                                        period of between 12 and 36 months.

                                        The mortgage loan secured by the
                                        mortgaged real property identified on
                                        Exhibit A-1 to this prospectus
                                        supplement as the Hercules Plaza,
                                        representing 3.9% of the initial
                                        mortgage pool balance, provides for a
                                        change in the amortization schedule
                                        subsequent to the first due date,
                                        thereby resulting in a change to the
                                        monthly debt service payment. That
                                        mortgage loan provides for a 239-month
                                        amortization schedule for payments one
                                        through 92 and a 60-month amortization
                                        schedule for the remaining 60 payments.

                                        The mortgage loan secured by the
                                        mortgaged real property identified on
                                        Exhibit A-1 to this prospectus
                                        supplement as the Wekiva Executive
                                        Center, representing 0.2% of the initial mortgage pool balance, provides for a change in the amortization schedule subsequent to the first due date, thereby resulting in a change to the monthly debt service payment. That mortgage loan provides for a 276-month amortization schedule for payments one through 59 and a 350-month amortization schedule for the remaining 61 payments.

                                        Some of the pooled mortgage loans will,
                                        in each case, provide for a recast of
                                        the amortization schedule and an
                                        adjustment of the monthly debt service
                                        payments on the mortgage loan upon
                                        application of specified amounts of
                                        condemnation proceeds or insurance
                                        proceeds to pay the related unpaid
                                        principal balance.

DELINQUENCY STATUS...................   None of the mortgage loans that we
                                        intend to include in the trust was 30
                                        days or more delinquent in respect of
                                        any monthly debt service payment--

                                        o    as of the related due date in
                                             November 2000, or

                                        o    at any time during the 12-month
                                             period preceding the related due
                                             date in November 2000.

PREPAYMENT LOCK-OUT PERIODS..........   A prepayment lock-out period is
                                        currently in effect for 226 of the
                                        mortgage loans, representing 94.6% of
                                        the initial mortgage pool balance. Set
                                        forth below is information regarding the remaining terms of the lock-out periods, including any contemporaneous defeasance periods, for those 226 mortgage loans:

                                        Maximum remaining lock-out/defeasance period:            231 months
                                        Minimum remaining lock-out/defeasance period:             18 months
                                        Weighted average remaining lock-out/defeasance period:   105 months

DEFEASANCE...........................   One hundred ninety-one of the mortgage
                                        loans, representing 86.8% of the initial mortgage pool balance, will permit the related borrower to obtain a full or partial release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the series
                                        2000-CKP1 certificates.

PREPAYMENT PREMIUMS AND
  YIELD MAINTENANCE CHARGES..........   Six of the mortgage loans, representing
                                        5.4% of the initial mortgage pool
                                        balance, currently provide that any
                                        voluntary prepayment must be accompanied by a prepayment premium or a yield maintenance charge.

                                        Following initial lock-out/defeasance
                                        periods, 37 other mortgage loans,
                                        representing 9.2% of the initial
                                        mortgage pool balance, will provide that any voluntary prepayment must be accompanied by a prepayment premium or a yield maintenance charge.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS..........   The mortgage pool will have the
                                        following general characteristics as of
                                        the respective due dates for the
                                        mortgage loans in November 2000:

                                        Initial mortgage pool balance....................  $1,290,768,164
                                        Number of mortgage loans.........................             232
                                        Number of mortgaged real properties..............             244

                                        Maximum cut-off date principal
                                             balance.....................................     $87,301,842
                                        Minimum cut-off date principal
                                             balance.....................................        $230,842
                                        Average cut-off date principal
                                             balance.....................................      $5,563,656

                                        Maximum mortgage interest rate...................          9.590%
                                        Minimum mortgage interest rate...................          6.810%
                                        Weighted average mortgage interest rate..........          8.297%

                                        Maximum original term to maturity
                                             or anticipated repayment date...............      240 months
                                        Minimum original term to maturity
                                             or anticipated repayment date...............       60 months
                                        Weighted average original term to maturity
                                             or anticipated repayment date...............      122 months

                                        Maximum remaining term to maturity
                                             or anticipated repayment date...............      239 months
                                        Minimum remaining term to maturity
                                             or anticipated repayment date...............       40 months
                                        Weighted average remaining term to
                                             maturity or anticipated repayment date......      117 months

                                        Maximum debt
                                             service coverage ratio, based on
                                             underwritten net cash flow..................           2.77x
                                        Minimum debt
                                             service coverage ratio, based on
                                             underwritten net cash flow..................           1.16x
                                        Weighted average
                                             debt service coverage ratio, based on
                                             underwritten net cash flow..................           1.38x

                                        Maximum cut-off date loan-to-appraised
                                             value ratio.................................           80.8%
                                        Minimum cut-off date loan-to-appraised
                                             value ratio.................................           40.1%
                                        Weighted average cut-off date loan-to-
                                             appraised value ratio.......................           68.5%

B.  GEOGRAPHIC CONCENTRATION.........   The table below shows the number of, and
                                        percentage of the initial mortgage pool
                                        balance secured by, mortgaged real
                                        properties located in the indicated
                                        states:


                                                                                    % OF
                                                                  NUMBER OF   INITIAL MORTGAGE
                                        STATE                     PROPERTIES    POOL BALANCE
                                        -----                     ----------  ----------------
                                        California                    18            14.6%
                                          Southern California         13            10.3%
                                          Northern California          5             4.3%
                                        Texas                         40            12.4%
                                        New York                      15             9.5%
                                        Florida                       16             5.2%
                                        New Jersey                     6             5.1%

                                        The remaining mortgaged real properties
                                        with respect to the mortgage pool, are
                                        located throughout 35 other states, as
                                        well as the District of Columbia. No
                                        more than 4.0% of the initial mortgage
                                        pool balance is secured by mortgaged
                                        real properties located in any of these
                                        other jurisdictions.

C.  PROPERTY TYPES...................   The table below shows the number of, and
                                        percentage of the initial mortgage pool
                                        balance secured by, mortgaged real
                                        properties operated for each indicated
                                        purpose:


                                                                                         % OF
                                                                        NUMBER OF    INITIAL MORTGAGE
                                        PROPERTY TYPE                   PROPERTIES    POOL BALANCE
                                        -------------                   ----------    ------------
                                        Retail                              76            30.8%
                                        Multifamily                         90            30.3%
                                        Office                              32            25.3%
                                        Hotel                                8             4.3%
                                        Industrial                          10             3.9%
                                        Mixed Use                            9             1.6%
                                        Manufactured Housing                 7             1.3%
                                        Self Storage                         8             1.0%
                                        Independent/Assisted Living          1             0.9%
                                        Health Care                          3             0.7%

D.  ENCUMBERED INTERESTS.............   The table below shows the number of, and
                                        percentage of the initial mortgage pool
                                        balance secured by, mortgaged real
                                        properties for which the encumbered
                                        interest is as indicated:


                                                                                         % OF
                                        ENCUMBERED INTEREST IN THE      NUMBER OF   INITIAL MORTGAGE
                                          MORTGAGED REAL PROPERTY       PROPERTIES    POOL BALANCE
                                          -----------------------       ----------    ------------
                                        Ownership                           236           84.7%
                                        Leasehold                            5            13.0%
                                        Ownership in Part/
                                          Leasehold in Part                  3             2.3%

                                        In circumstances where both the
                                        ownership and leasehold interest in the
                                        mortgaged real property are encumbered,
                                        we have treated that as simply an
                                        encumbered ownership interest.

E.  SIGNIFICANT MORTGAGE LOANS.......   The ten largest mortgage loans that we
                                        intend to include in the trust have--

                                        o    cut-off date principal balances
                                             that range from $25,476,217 to
                                             $87,301,842, and

                                        o    a total cut-off date principal
                                             balance of $405,884,266, which
                                             represents 31.4% of the initial
                                             mortgage pool balance.

                                        The ten largest mortgage loans that we
                                        intend to include in the trust have the
                                        following general characteristics:

                                        1.  Property name.......................             437 Madison Avenue
                                            Property type.......................                         Office
                                            Property location...................             New York, New York
                                            Borrower's interest.................                      Leasehold
                                            Appraised value.....................                   $198,000,000
                                            Appraisal date......................               November 1, 1999
                                            Underwritten net cash flow..........                    $14,279,554
                                            Cut-off date principal balance......                    $87,301,842
                                            Mortgage interest rate..............                         8.630%
                                            Maturity date.......................                   June 1, 2010
                                            Debt service coverage ratio,
                                                 based on underwritten
                                                 net cash flow..................                          1.75x
                                            Cut-off date loan-to-appraised
                                                 value ratio....................                          44.1%

                                        2.  Property name.......................          Valencia Marketplace
                                            Property type.......................                        Retail
                                            Property location...................          Valencia, California
                                            Borrower's interest.................                     Ownership
                                            Appraised value.....................                   $71,000,000
                                            Appraisal date......................                April 18, 1998
                                            Underwritten net cash flow..........                    $5,447,558
                                            Cut-off date principal
                                                 balance........................                   $51,787,099
                                            Mortgage interest rate..............                        7.240%
                                            Maturity date.......................                  July 1, 2028
                                            Anticipated Repayment Date..........                  July 1, 2013
                                            Debt service coverage ratio,
                                                 based on underwritten
                                                 net cash flow..................                         1.26x
                                            Cut-off date loan-to
                                                 appraised value ratio..........                         72.9%

                                        3.  Property name.......................                 Hercules Plaza
                                            Property type.......................                         Office
                                            Property location...................           Wilmington, Delaware
                                            Borrower's interest.................                      Leasehold
                                            Appraised value.....................                   $125,000,000
                                            Appraisal date......................                  July 10, 2000
                                            Underwritten net cash flow..........                    $11,284,500
                                            Cut-off date principal balance......                    $50,909,381
                                            Mortgage interest rate..............                         6.810%
                                            Maturity date.......................                   June 1, 2013

                                            Debt service coverage ratio,
                                                 based on underwritten net
                                                 cash flow......................                          2.41x
                                            Cut-off date loan-to appraised
                                                 value ratio....................                          40.7%

                                        4.  Property name.......................    Alliance GD FH F1 Portfolio
                                            Property type.......................                    Multifamily
                                            Property location...................                 Virginia/Texas
                                            Borrower's interest.................                      Ownership
                                            Appraised value.....................                    $51,100,000
                                            Appraisal date......................                April 1, 2000 &
                                                                                                  March 6, 2000
                                            Underwritten net cash flow..........                     $4,529,191
                                            Cut-off date principal balance......                    $39,491,001
                                            Mortgage interest rate..............                         8.640%
                                            Maturity date.......................                  April 1, 2010
                                            Debt service coverage ratio,
                                                 based on underwritten
                                                 net cash flow..................                          1.22x
                                            Cut-off date loan-to-
                                                 appraised value ratio..........                          77.3%

                                        5.  Property name.......................          McCandless Towers II
                                            Property type.......................                        Office
                                            Property location...................       Santa Clara, California
                                            Borrower's interest.................                     Ownership
                                            Appraised value.....................                   $63,500,000
                                            Appraisal date......................                  May 17, 2000
                                            Underwritten net cash flow..........                    $4,613,844
                                            Cut-off date principal
                                                 balance........................                   $36,936,969
                                            Mortgage interest rate..............                        8.550%
                                            Maturity date.......................                  July 1, 2025
                                            Anticipated repayment date..........                  July 1, 2010
                                            Debt service coverage ratio,
                                                 based on underwritten
                                                 net cash flow..................                         1.35x
                                            Cut-off date loan-to
                                                 appraised value ratio..........                         58.2%

                                        6.  Property name.......................   Alliance GD FH F2 Portfolio
                                                                                                          Loan
                                            Property type.......................                   Multifamily
                                            Property location...................                Texas/Virginia
                                            Borrower's interest.................                     Ownership
                                            Appraised value.....................                   $39,200,000
                                            Appraisal date......................               March 6, 2000 &
                                                                                                 April 1, 2000
                                            Underwritten net cash flow..........                    $3,425,592
                                            Cut-off date principal
                                                 balance........................                   $30,282,599
                                            Mortgage interest rate..............                        8.640%
                                            Maturity date.......................                 April 1, 2010
                                            Debt service coverage ratio,
                                                 based on underwritten
                                                 net cash flow..................                         1.21x
                                            Cut-off date loan-to
                                                 appraised value ratio..........                         77.3%


                                        7.  Property name.......................     The Commons at Sugarhouse
                                            Property type.......................                        Retail
                                            Property location...................          Salt Lake City, Utah
                                            Borrower's interest.................                     Ownership
                                            Appraised value.....................                   $36,000,000
                                            Appraisal date......................             February 21, 2000
                                            Underwritten net cash flow..........                    $3,110,655
                                            Cut-off date principal
                                                 balance........................                   $28,387,855
                                            Mortgage interest rate..............                        8.130%
                                            Maturity date.......................               October 1, 2010
                                            Debt service coverage ratio,
                                                 based on underwritten
                                                 net cash flow..................                         1.23x
                                            Cut-off date loan-to
                                                 appraised value ratio..........                         77.3%

                                        8.  Property name.......................           Gateway at Randolph
                                                                                                    Apartments
                                            Property type.......................                   Multifamily
                                            Property location...................            Randolph Township,
                                                                                                    New Jersey
                                            Borrower's interest.................                     Ownership
                                            Appraised value.....................                   $58,500,000
                                            Appraisal date......................                April 14, 2000
                                            Underwritten net cash flow..........                    $4,242,923
                                            Cut-off date principal
                                                 balance........................                   $27,870,175
                                            Mortgage interest rate..............                        8.020%
                                            Maturity date.......................                  June 1, 2010
                                            Debt service coverage ratio,
                                                 based on underwritten
                                                 net cash flow..................                         1.63x
                                            Cut-off date loan-to
                                                 appraised value ratio..........                         47.6%

                                        9.  Property name.......................                     Metroplex
                                            Property type.......................                        Office
                                            Property location...................       Los Angeles, California
                                            Borrower's interest.................                     Ownership
                                            Appraised value.....................                   $36,400,000
                                            Appraisal date......................               January 5, 2000
                                            Underwritten net cash flow..........                    $3,495,697
                                            Cut-off date principal
                                                 balance........................                   $27,441,129
                                            Mortgage interest rate..............                        8.810%
                                            Maturity date.......................                  June 1, 2010
                                            Debt service coverage ratio,
                                                 based on underwritten
                                                 net cash flow..................                         1.34x
                                            Cut-off date loan-to
                                                 appraised value ratio..........                         75.4%

                                        10. Property name.......................    Palm Plaza Shopping Center
                                            Property type.......................                        Retail
                                            Property location...................          Temecula, California
                                            Borrower's interest.................                     Ownership
                                            Appraised value.....................                   $34,750,000
                                            Appraisal date......................                March 15, 1999


                                            Underwritten net cash flow..........                    $2,842,851
                                            Cut-off date principal
                                                 balance........................                   $25,476,217
                                            Mortgage interest rate..............                        7.570%
                                            Maturity date.......................                  June 1, 2029
                                            Anticipated Repayment Date..........                  June 1, 2009
                                            Debt service coverage ratio,
                                                 based on underwritten
                                                 net cash flow..................                         1.31x
                                            Cut-off date loan-to
                                                 appraised value ratio..........                         73.3%

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
  TAX CONSEQUENCES...................   The trustee or its agent will make
                                        elections to treat designated portions
                                        of the assets of the trust as three
                                        separate real estate mortgage investment conduits under Sections 860A through
                                        860G of the Internal Revenue Code of
                                        1986. Those three REMICs are as follows:

                                        o    REMIC I, the lowest tier REMIC,
                                             which will consist of, among other
                                             things--

                                             1. the pooled mortgage loans,
                                                and

                                             2. any mortgaged real properties
                                                that may be acquired by the
                                                trust following a borrower
                                                default,

                                             but will exclude collections of
                                             additional interest accrued and
                                             deferred as to payment with respect
                                             to each mortgage loan with an
                                             anticipated repayment date that
                                             remains outstanding past that date;

                                        o    REMIC II, which will hold the
                                             regular interests in REMIC I; and

                                        o    REMIC III, which will hold the
                                             regular interests in REMIC II.

                                        Any assets not included in a REMIC will
                                        constitute a grantor trust for federal
                                        income tax purposes.

                                        The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                        The class __ certificates will be issued with more than a de minimis amount of original issue discount. The class certificates will be issued with a de minimis amount of original issue discount. The other offered certificates will not be issued with any original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                        o    the mortgage loans in the trust
                                             with anticipated repayment dates
                                             will, in each case, be paid in full
                                             on that date,

                                        o    no mortgage loan in the trust
                                             will otherwise be prepaid prior to
                                             maturity, and

                                        o    there will be no extension of
                                             maturity for any mortgage loan in
                                             the trust.

                                        However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all.

                                        If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                        For a more detailed discussion of the
                                        federal income tax aspects of investing
                                        in the offered certificates, see
                                        "Federal Income Tax Consequences" in
                                        this prospectus supplement and in the
                                        accompanying prospectus.

ERISA................................   We anticipate that, subject to
                                        satisfaction of the conditions referred
                                        to under "ERISA Considerations" in this
                                        prospectus supplement, retirement plans
                                        and other employee benefit plans and
                                        arrangements subject to--

                                        o    Title I of the Employee
                                             Retirement Income Security Act of
                                             1974, as amended, or

                                        o    Section 4975 of the Internal
                                             Revenue Code,

                                        will be able to invest in the class A-1A and A-1B certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to each of Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities
                                        Incorporated, Credit Suisse First Boston
                                        Corporation and Salomon Smith Barney
                                        Inc. by the U.S. Department of Labor.

                                        The characteristics of the class A-2,
                                        A-3, A-4, B-1, B-2 and B-3 certificates
                                        do not currently meet the requirements
                                        of the individual prohibited transaction exemptions of Donaldson, Lufkin & Jenrette Securities Corporation,
                                        Prudential Securities Incorporated,
                                        Credit Suisse First Boston Corporation
                                        and Salomon Smith Barney Inc.
                                        Accordingly, under current law, those
                                        offered certificates may not be acquired by, on behalf of or with the assets of a retirement plan or other employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, except in the case of an insurance company using funds in its general account, which may be able to rely on specified provisions of prohibited transaction class exemption 95-60, which we discuss under "ERISA Considerations" in this prospectus supplement.

                                        However, the Department of Labor has
                                        proposed amendments to the individual
                                        prohibited transaction exemptions of
                                        Donaldson, Lufkin & Jenrette Securities
                                        Corporation, Prudential Securities
                                        Incorporated, Credit Suisse First Boston
                                        Corporation and Salomon Smith Barney
                                        Inc., among others, that, if finalized
                                        in current form, will generally be
                                        retroactively effective as of August 23, 2000. Among other changes, it is anticipated that the proposed amendments would permit retirement plans or other employee benefit plans of the kind discussed above to purchase the class A-2, A-3, A-4, B-1, B-2 and B-3 certificates, in addition to the class
                                        A-1A and A-1B certificates, so long as--

                                        o    they are rated in any of the four
                                             highest ratings categories of
                                             Moody's and/or Fitch, and

                                        o    all other requirements of the
                                             individual prohibited transaction
                                             exemptions of Donaldson, Lufkin &
                                             Jenrette Securities Corporation,
                                             Prudential Securities Incorporated,
                                             Credit Suisse First Boston
                                             Corporation and Salomon Smith
                                             Barney Inc. are met.

                                        It is not certain if and when the
                                        proposed amendments will be issued in
                                        final form, and it is not certain that,
                                        if finalized, the proposed amendments
                                        will contain the same relief as is
                                        currently proposed.

                                        If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section

                                        4975 of the Internal Revenue Code of.
                                        See "ERISA Considerations" in this
                                        prospectus supplement and in the
                                        accompanying prospectus.

LEGAL INVESTMENT.....................   The offered certificates will not be
                                        mortgage related securities within the
                                        meaning of SMMEA.

                                        You should consult your own legal
                                        advisors to determine whether and to
                                        what extent the offered certificates
                                        will be legal investments for you. See
                                        "Legal Investment" in this prospectus
                                        supplement and in the accompanying
                                        prospectus.

INVESTMENT CONSIDERATIONS............   The rate and timing of payments and
                                        other collections of principal on or
                                        with respect to the underlying mortgage
                                        loans will affect the yield to maturity
                                        on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                        The yield on the offered certificates
                                        with variable or capped pass-through
                                        rates could also be adversely affected
                                        if the underlying mortgage loans with
                                        higher mortgage interest rates pay
                                        principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans in the trust.

                                        See "Yield and Maturity Considerations"
                                        in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class A-2, A-3, A-4, B-1, B-2 and B-3 Certificates are Subordinate to, and are Therefore Riskier than, the Class A-1A and A-1B Certificates. If you purchase class A-2, A-3, A-4, B-1, B-2 or B-3 certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the payment priorities of the respective classes of the series 2000-CKP1 certificates,

     o the order in which the principal balances of the respective classes of the series 2000-CKP1 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans", "--Any Credit Support for Your Certificates may be Insufficient to Protect you Against all Potential Losses" and "--Payments on the Offered Certificates Will be Made Solely from the Limited Assets of the Related Trust" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on--

     o the pass-through rate for, and the other payment terms of, your offered certificates,

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on the series 2000-CKP1 certificates, and

     o    servicing decisions with respect to the underlying mortgage loans.

These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool", "Servicing of the Underlying Mortgage Loans", "Description of the Offered Certificates--Payments" and "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely From Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans in the trust.

     ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Internal Revenue Code of 1986, are complex. Accordingly, if you are using the assets of such a plan or arrangement to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of the acquisition, ownership and disposition of those certificates. In particular, under current law, the purchase or holding of class A-2, A-3, A-4, B-1, B-2 and B-3 certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, those offered certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and continued holding of the certificate or an interest in the certificate is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code under Sections I and III of Prohibited Transaction Class Exemption 95-60. Sections I and III of Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for some transactions involving an insurance company general account. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The mortgage loans are secured by mortgage liens on ownership and/or leasehold interests in the following types of real property--

     o    Retail
     o    Multifamily
     o    Office
     o    Hotel
     o    Industrial
     o    Mixed Use
     o    Manufactured Housing
     o    Self Storage
     o    Independent/Assisted Living
     o    Health Care

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o the successful operation and value of the related mortgaged real property, and

     o the related borrower's ability to sell or refinance the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Each of the respective items below includes a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, each of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should assume that, in the event of a default under any of the underlying mortgage loans, only the mortgaged real property, and none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Most of the Mortgage Loans Underlying Your Certificates Will Be Nonrecourse" in the accompanying prospectus.

In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant or One or a Few Major Tenants. In the case of 99 mortgaged real properties, securing 50.8% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 24 of those properties, securing 10.5% of the initial mortgage pool balance, the related borrower has leased the particular real property to a single tenant that occupies all or substantially all of it. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

10% or More of the Initial Mortgage Pool Balance Will be Secured by Mortgage Liens on Each of the Following Property Types--Retail, Multifamily and Office.

     o Seventy-six of the mortgage loans that we intend to include in the trust, representing 30.8% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties used for retail purposes. We consider 48 of those retail properties, securing 27.1% of the initial mortgage pool balance, to be anchored or shadow anchored. A shadow anchor is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     o Ninety of the mortgage loans that we intend to include in the trust, representing 30.3% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties used for multifamily rental purposes. Some of those multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both. Furthermore, some of those multifamily rental properties are eligible for low-income rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program. The payment of these rental subsidies to a particular project owner is made under a housing assistance payment contract between the Department of Housing and Urban Development and the owner of the project or a local public housing authority. Upon expiration of the contract, the rental subsidies will terminate, thereby eliminating a source of funds for the related borrower to make payments under its mortgage loan. Also, five of those multifamily rental properties, securing 3.3% of the initial mortgage pool balance, are predominantly occupied by student tenants. Students tend to be a less stable tenant population and properties with material concentrations of student tenants tend to experience higher property maintenance costs than those that do not. Two of those multifamily rental properties, securing 1.6% of the initial mortgage pool balance, have material concentrations of military personnel as tenants.

     o Thirty-two of the mortgage loans that we intend to include in the trust, representing 25.3% of the initial mortgage pool balance, will be secured by mortgage liens on the respective borrowers' interests in mortgaged real properties used for office purposes. Some of the office properties underlying these mortgage loans are heavily dependent on a sole tenant that leases the entire property or on a few major tenants.

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on ownership and/or leasehold interests in a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

5% or More of the Initial Mortgage Pool Balance Will be Secured by Mortgage Liens on Real Property Located in Each of the Following States--California, Texas, New York, Florida and New Jersey. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

                                                          % OF
                                   NUMBER OF        INITIAL MORTGAGE
     STATE                         PROPERTIES         POOL BALANCE
     -----                         ----------         ------------
     California                        18                 14.6%
       Southern California             13                 10.3%
       Northern California              5                  4.3%
     Texas                             40                 12.4%
     New York                          15                  9.5%
     Florida                           16                  5.2%
     New Jersey                         6                  5.1%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on ownership and/or leasehold interests in real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates. One hundred ninety-three mortgage loans, representing 72.1% of the initial mortgage pool balance, are balloon loans. In addition, 37 mortgage loans, representing the remaining 23.8% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case, depends upon its ability either to refinance the loan or to sell the mortgaged real property. One hundred seventy-one balloon loans, representing 65.6% of the initial mortgage pool balance, have balloon payments that are scheduled to be due, and 32 mortgage loans, representing 17.2% of the initial mortgage pool balance, have anticipated repayment dates that are to occur, in each case, during the 10-month period from January 1, 2010 to October 1, 2010. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Certificates Will Depend upon Payments, Defaults and Losses on the Underlying Mortgage Loans--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans and Groups of Cross-Collateralized Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. Several of the individual mortgage loans and/or groups of cross-collateralized mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The average cut-off date principal balance is--

     1. $5,563,656 without regard to any cross-collateralization of mortgage loans, and

     2. $5,736,747 when each group of cross-collateralized mortgage loans is treated as a single loan.

The ten largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 31.4% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans. Five mortgage loans, representing 13.0% of the initial mortgage pool balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a material portion of the related mortgaged real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Leaseholds" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders that are not Present When Lending on an Actual Ownership Interest in a Real Property" and "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

Some of the Mortgaged Real Properties are Legal Nonconforming Uses or Legal Nonconforming Structures. Many of the mortgage loans that we intend to include in the trust are secured by mortgage liens on the respective borrowers' interests in real properties that are, in each case--

     1.   a legal nonconforming use or a legal nonconforming structure, or

     2.   subject to a de minimus zoning violation.

Changes in zoning ordinances could result in the legal nonconformity of other mortgaged real properties securing mortgage loans in the trust. This may impair the ability of the borrower to restore the improvements on an mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

Some of the Underlying Borrowers Have Incurred Other Debt. Three mortgaged real properties, securing 5.5% of the initial mortgage pool balance, are in each case encumbered by financing that is subordinate to the related mortgage loan that we intend to include in the trust. In addition, two of the mortgage loans, representing 1.2% of the initial mortgage pool balance, permit the related mortgaged real property to be encumbered by subordinate financing in the future, subject to various conditions.

     Some of the mortgage loans that we intend to include in the trust do not provide for acceleration of the payment of the unpaid balance of the mortgage loan if the related borrower further encumbers the related mortgaged real property.

     We are aware that the borrowers under five mortgage loans, representing 1.8% of the initial mortgage pool balance, have incurred unsecured subordinate debt other than trade debt. Many of the underlying borrowers are likely to incur trade debt from time to time. In addition, many of the pooled mortgage loans will permit the related borrower to incur unsecured subordinated debt in the future, subject to conditions such as--

     1. limiting the use of proceeds to refurbishing or renovating the mortgaged real property,

     2. acquiring furniture, fixtures and equipment for the mortgaged real property, and/or

     3.   not exceeding a specified dollar amount of unsecured debt.

     Many of the mortgage loans that we intend to include in the trust do not have any limitations on the related borrower's ability to incur unsecured debt.

     The existence of additional indebtedness may adversely affect the borrower's financial viability and/or may cause a diversion of funds from property maintenance.

     In the case of some of the mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Except as disclosed under this "--Some of the Underlying Borrowers Have Incurred Other Debt" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust, have any other debt outstanding.

Some of the Mortgaged Real Properties Do Not Comply with the Americans with Disabilities Act of 1990. Not all of the mortgaged real properties securing mortgage loans that we intend to include in the trust, comply with the Americans with Disabilities Act of 1990. Compliance may be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May be Expensive" in the accompanying prospectus.

Multiple Mortgaged Real Properties are Owned by the Same Borrower or Affiliated Borrowers or are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Six separate groups of mortgage loans that we intend to include in the trust, each with a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance, have, in the case of each of those groups, the same managing entity and/or borrowers that are the same or under common control. For example, the borrowers under the mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Seven Gables Apartments, High Ridge Apartments, Timbercreek Apartments, Deering Manor Apartments and Clearbrook Village Apartments, and representing 5.8% of the initial mortgage pool balance, are owned by affiliated entities. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with an underlying borrower. See Exhibit A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail purposes, office purposes and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more mortgaged real properties securing mortgage loans in the trust, could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Tenant Bankruptcy Adversely Affects Property Performance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Certificates" in the accompanying prospectus.

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities. The business activities of the borrowers under pooled mortgage loans with cut-off date principal balances below $5,000,000, are generally not limited to owning their respective mortgaged real properties. In addition, even in the case of pooled mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited in their business activities. For example, KeyBank National Association generally does not require the borrowers under mortgage loans of less than $10,000,000 to be special purpose entities, and the borrowers under the mortgage loans secured by the respective mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Twelve Oaks Shopping Center, Holiday Inn Universal Studios and Pembroke Office Park, are not special purpose entities. Accordingly, the financial success of each of the borrowers referred to in the prior four sentences may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

     Changes in Mortgage Pool Composition can Change the Nature of Your Investment. If you purchase any class A-1B, A-2, A-3, A-4, B-1, B-2 and/or B-3 certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1A certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     A third-party consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the underlying mortgage loans that we intend to include in the trust. Except in the case of one mortgaged real property, securing 4.0% of the initial mortgage pool balance and as to which the environmental investigation was conducted during the 31-month period ending on November 1, 2000, all of the environmental investigations were conducted during the 22-month period ending on November 1, 2000. In the case of 188 of those mortgaged real properties, securing 95.9% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment. In the case of 16 mortgaged real properties, securing 0.7% of the initial mortgage pool balance, the environmental investigation included a transaction screen. In the case of 40 mortgaged real properties, securing 3.4% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust, then:

     o a qualified environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan was obtained or an escrow reserve was established to cover the estimated costs of obtaining that plan;

     o when soil or groundwater contamination was suspected or identified, either--

          1. those conditions were remediated or abated prior to the closing date,

          2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

          3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either--

          1. that condition is not known to have affected the mortgaged real property,

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower, or

          3.   an environmental insurance policy was obtained; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower acknowledged in the related mortgage loan documents the existence of that factor and expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in poor condition. This could result in a claim for damages by any party injured by that condition.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, serious problems at nearby properties.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

     There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take, or

     o any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust will be sufficient to cover the recommended remediation or other action.

     In the case of 40 mortgaged real properties, securing 3.4% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. Furthermore, in the case of three mortgage loans, representing 0.7% of the initial mortgage pool balance, the environmental consultant recommended that a Phase II environmental assessment be performed, but further environmental testing was not conducted. In general, the related originator's election to limit the environmental testing with respect to those 43 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Three of those 43 mortgaged real properties are covered by an individual secured creditor impaired property policy, and the remaining 40 of those 43 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

For example, the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Harbor Technology Center is located in a Superfund Site. Although Shell Oil is identified as a party responsible for the contamination, the borrower under the mortgage loan secured by Harbor Technology Center was required to obtain a secured creditor impaired property policy covering environmental matters with respect to that property.

     See "Description of the Mortgage Pool--Underwriting Matters--Environmental Insurance" in this prospectus supplement. See "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and

Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Except in the case of 18 mortgaged real properties, securing 1.2% of the initial mortgage pool balance, licensed engineers inspected all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust, during the 36-month period preceding November 1, 2000, to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

At 15 of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In all of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs. There can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements.

     Limitations on Enforceability of Cross-Collateralization Reduce its Benefits. The mortgage pool will include 22 mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Exhibit A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, two of these mortgage loans, representing 0.2% of the initial mortgage pool balance, permit--

     o the release of one of the mortgaged real properties from the related mortgage lien, and/or

     o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool-- Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement.

     In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Four cross-collateralized and cross-defaulted mortgage loans that we intend to include in the trust, representing 6.4% of the initial mortgage pool balance, are secured by mortgaged real properties located in two different states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are acquisition financing. Accordingly, limited or no operating information is available with respect to the mortgaged real properties for those mortgage loans. As a result, you may find it difficult to analyze the performance of those properties.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2000-CKP1 certificates.

     Prior Bankruptcies May Reflect Future Performance. We are aware that, in the case of ten mortgage loans that we intend to include in the trust, representing 3.8% of the initial mortgage pool balance, the related borrower, or a principal in the related borrower, has been a debtor in prior bankruptcy proceedings within the 10-year period preceding November 1, 2000.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers under the pooled mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.


              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.


                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     We intend to include the 232 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,290,768,164. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust is equal to its unpaid principal balance as of its due date in November 2000, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Exhibit A-1 to this prospectus supplement. Those cut-off date principal balances range from $230,842 to $87,301,842 and the average of those cut-off date principal balances is $5,563,656.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o In presenting the cut-off date principal balances of the mortgage loans, we have assumed that--

          1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in November 2000, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in October 2000 up to and including its due date in November 2000.

     o When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

     o If a mortgage loan that we intend to include in the trust is cross-collateralized and cross-defaulted with another mortgage loan, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans that we intend to include in the trust, is cross-collateralized with any loan outside of the trust.

     o In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cash flow, or

          3.   prior allocations reflected in the related loan documents.

     o If multiple parcels of real property secure a single mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

     o Statistical information regarding the mortgage loans that we intend to include in the trust may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 22 mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust.

     Two of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions:

     o the pay down of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 125%, of the portion of the total loan amount allocated to the property or properties to be released;

     o the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

     o receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     The mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to the prospectus supplement as Russell Village MHP and Winder Village MHP entitle the related borrower, in connection with an approved sale of one but not both of the mortgaged real properties, to request a release of the mortgaged real property to be sold from the lien of the related mortgage instrument, provided that the related borrower is not in default under the related mortgage loan documents and provided that the mortgaged real properties satisfy certain debt service coverage tests.

     In addition, nine of the mortgage loans referred to in the first paragraph of this section, "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers", entitle the related borrower to a release of one or more of the corresponding mortgaged real properties through defeasance. See "--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans with a total cut-off date principal balance equal to at least 1% of the initial mortgage pool balance.


                                                               NUMBER OF STATES           % OF
                                                                   WHERE THE        INITIAL MORTGAGE
PROPERTY NAMES                                              PROPERTIES ARE LOCATED    POOL BALANCE
--------------                                              ----------------------    ------------
1.  High Ridge Apartments, Seven Gables Apartments                     2                  3.1%
2.  Deering Manor Apartments, Timbercreek Apartments                   2                  2.3%
3.  Poly-Foam International, Inc., Poly Foam                           1                  1.4%
4.  Autumn Ridge Apartments, Summer Glen Apartments                    1                  1.3%

     The table below shows each group of mortgaged real properties that--

     o have the same managing entity and/or have the same or affiliated borrowers, and

     o secure two or more non-cross-collateralized mortgage loans with a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.


                                                                                  NUMBER OF STATES            % OF
                                                                                     WHERE THE          INITIAL MORTGAGE
PROPERTY NAMES                                                                 PROPERTIES ARE LOCATED     POOL BALANCE
--------------                                                                 ----------------------     ------------
1.   Seven Gables Apartments, High Ridge Apartments, Timbercreek Apartments,
     Deering Manor Apartments, Clearbrook Village Apartments                             3                    5.8%
2.   Palm Plaza Shopping Center, Big Kmart - Midwest City, Big Kmart -
     Edmond, Big Kmart - Chicago                                                         3                    4.2%
3.   Gateway at Randolph Apartments, Saddle Brook Apartments                             1                    3.2%
4.   Cheyenne Crest Apartments, Windmill Apartments, Glenridge Apartments                1                    2.4%
5.   The Genesis Loan, Applecreek Apartments                                             1                    1.7%
6.   Sterling University Crescent, Sterling University Peaks                             2                    1.7%

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Two hundred thirty-one of the mortgage loans that we intend to include in the trust, representing 99.3% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. One mortgage loan that we intend to include in the trust, representing 0.7% of the initial mortgage pool balance, provides for monthly debt service payments to be due on the tenth day of each month. For purposes of determining payments and advances on the series 2000-CKP1 certificates, the mortgage loan that provides for a tenth of the month due date will be deemed to have a due date on the first day of the same month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.810% per annum to 9.590% per annum, and the weighted average of those mortgage interest rates was 8.297% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Generally, each of the mortgage loans that we intend to include in the trust accrues interest on either an Actual/360 Basis or a 30/360 Basis. One mortgage loan that we intend to include in the trust, representing 0.7% of the initial mortgage pool balance, accrues interest on an Actual/365 Basis.

     Balloon Loans. One hundred ninety-three of the mortgage loans that we intend to include in the trust, representing 72.1% of the initial mortgage pool balance, are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     o a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Thirty-seven of the mortgage loans that we intend to include in the trust, representing 23.8% of the initial mortgage pool balance, are characterized by the following features:

     o    A maturity date that is generally 24 years following origination.

     o The designation of an anticipated repayment date that is generally ten years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally three to six months prior to the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

          1. in the case of two ARD Loans, representing 3.0% of the initial mortgage pool balance, two percentage points over its initial mortgage interest rate, and

          2. in the case of 34 ARD Loans, representing 20.4% of the initial mortgage pool balance, the greater of--

               (x) a specified margin, generally two percentage points, over the initial mortgage interest rate, and

               (y) a specified margin, generally two percentage points or less, over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date, and

          3. in the case of one ARD Loan, representing 0.3% of the initial mortgage pool balance, five percentage points over a benchmark floating rate at or about the related anticipated repayment date.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement not less than six months prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Fully Amortizing Loans. Two mortgage loans that we intend to include in the trust, representing 4.1% of the initial mortgage pool balance, are each characterized by:

     o a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date, but

     o none of the incentives to repayment on a date prior to maturity associated with an ARD Loan.

     Amortization of Principal. The table below shows, in months, the original and, as of their respective due dates in November 2000, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, ARD Loans are assumed to mature on their respective anticipated repayment dates.

                                                                        FULLY AMORTIZING
                                          BALLOON LOANS     ARD LOANS         LOANS        ALL MORTGAGE LOANS
                                          -------------     ---------   ----------------   ------------------
Original Term to Maturity (mos.)
         Maximum                               240             156             240                 240
         Minimum                                60             120             152                  60
         Weighted Average                      119             126             156                 122
--------------------------------------------------------------------------------------------------------------

Remaining Term to Maturity (mos.)
         Maximum                               235             152             239                 239
         Minimum                                40             100             151                  40
         Weighted Average                      114             120             155                 117
--------------------------------------------------------------------------------------------------------------

Original Amortization Term (mos.)
         Maximum                               360             360             240                 360
         Minimum                               240             240             152                 152
         Weighted Average                      345             350             156                 338
--------------------------------------------------------------------------------------------------------------

Remaining Amortization Term (mos.)
         Maximum                               360             360             239                 360
         Minimum                               225             227             151                 151
         Weighted Average                      340             344             155                 333
--------------------------------------------------------------------------------------------------------------

         Nine mortgage loans, representing 6.0% of the initial mortgage pool balance, provide for an initial interest only period of between 12 and 36 months.

         The mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as the Hercules Plaza, representing 3.9% of the initial mortgage pool balance, provides for a change in the amortization schedule subsequent to the first due date, thereby resulting in a change to the monthly debt service payment. That mortgage loan provides for a 239-month amortization schedule for payments one through 92 and a 60-month amortization schedule for the remaining 60 payments.

         The mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Wekiva Executive Center, representing 0.2% of the initial mortgage pool balance, provides for a change in the amortization schedule subsequent to the first due date, thereby resulting in a change to the monthly debt service payment. That mortgage loan provides for a 276-month amortization schedule for payments one through 59 and a 350-month amortization schedule for the remaining 61 payments.

         Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

         Voluntary Prepayment Provisions. As of origination:

         o one hundred eighty-nine of the mortgage loans that we intend to include in the trust, representing 85.4% of the initial mortgage pool balance, provided for--

              1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although the mortgage loan may be defeased, followed by

              2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

         o thirty-seven of the mortgage loans that we intend to include in the trust, representing 9.2% of the initial mortgage pool balance, provided for--

              1. a prepayment lock-out period and/or a defeasance period during which voluntary principal prepayments are prohibited although the mortgage loan may be defeased, followed by

              2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a prepayment premium or a yield maintenance charge, followed by

              3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

         o six of the mortgage loans that we intend to include in the trust, representing 5.4% of the initial mortgage pool balance, provided for--

              1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a prepayment premium or a yield maintenance charge, followed by

              2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

         Two of the mortgage loans described in the second bullet of the prior paragraph, representing 1.4% of the initial mortgage pool balance, also grant the related borrower a defeasance option during the applicable prepayment consideration period.

         The open prepayment period for any pooled mortgage loan will generally begin two to twelve months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

         Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of some of the pooled mortgage loans will be required under the circumstances described under "--Other Prepayment Provisions" below.

         The prepayment terms of the mortgage loans that we intend to include in the trust are more particularly described in Exhibit A-2 to this prospectus supplement.

         As described below under "--Defeasance Loans", 191 of the pooled mortgage loans, representing 86.8% of the initial mortgage pool balance, will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property or properties from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

         Prepayment Lock-Out Periods. Two hundred twenty-six of the mortgage loans that we intend to include in the trust, representing 94.6% of the initial mortgage pool balance, provide for prepayment lock-out periods as of their respective due dates in November 2000. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

        o the maximum remaining prepayment lock-out/defeasance period as of the related due date in November 2000 is 231 months;

        o the minimum remaining prepayment lock-out/defeasance period as of the related due date in November 2000 is 18 months; and

        o the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in November 2000 is 105 months.

         Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans will be required under the circumstances described under "--Other Prepayment Provisions" below.

         Prepayment Consideration Periods. Forty-three of the mortgage loans that we intend to include in the trust, representing 14.6% of the initial mortgage pool balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

         o In the case of 37 of those mortgage loans, representing 8.4% of the initial mortgage pool balance, all of which were originated by KeyBank, an amount equal to the greater of (1) either a specified dollar amount or a specified percentage of the prepaid amount, and (2) the present value, as of the date of the prepayment, of the remaining scheduled payments of principal and interest on the portion of the mortgage loan being prepaid, including any balloon payment or, in the case of an ARD Loan, the principal balance scheduled to be due on the related anticipated repayment date, determined by discounting those payments at the relevant discount rate, less the amount being prepaid. For purposes of the foregoing, the relevant discount rate will be the rate that, when compounded monthly, is equivalent to the relevant U.S. Treasury rate when compounded semi-annually. Also for purposes of the foregoing, the relevant U.S. Treasury rate will be the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates, one longer and one shorter, most nearly approximating the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date.

         o In the case of one of those mortgage loans, representing 0.7% of the initial mortgage pool balance and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Pembroke Office Park, an amount equal to the greater of (1) either a specified dollar amount or a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the product of (a) the ratio of the amount of the principal balance of the mortgage loan being prepaid over the outstanding principal balance of that mortgage loan on the date of the prepayment, after subtracting the scheduled principal payment on the prepayment date, multiplied by (b) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date, including any balloon payment, or in the case of an ARD Loan, through the related anticipated repayment date, including the principal balance scheduled to be due on the related anticipated repayment date, determined by discounting those payments at the relevant discount rate, less the amount of the outstanding principal balance of the mortgage loan on the prepayment date, after subtracting the scheduled principal payment on the prepayment date. For purposes of the foregoing, the relevant discount rate will be the rate that, when compounded monthly, is equivalent to the relevant U.S. Treasury rate, when compounded semi-annually. Also for purposes of the foregoing, the relevant U.S. Treasury rate will be the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rate under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates, one longer and one shorter, most nearly approximating the maturity date or, the case of an ARD Loan, the related anticipated repayment date.

         o In the case of two of those mortgage loans, representing 0.4% of the initial mortgage pool balance and secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Bryn Mawr Suites Apartments and Colony Square Apartments, an amount equal to the greater of (1) one percent (1%) of the principal amount being prepaid and (2) the present value of a series of payments each equal to the interest payment differential and payable on each due date over the remaining original term of this loan until the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date and on the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date, discounted at the reinvestment yield for the number of months remaining as of the date of that prepayment to each of those due dates and the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date. For purposes of the foregoing, the interest payment differential will equal (1) the mortgage interest rate less the reinvestment yield, divided by (2) 12, and multiplied by (3) the principal sum outstanding under the mortgage loan after application of the constant monthly payment due on the date of the prepayment, except that the payment differential will in no event be less than zero. Also for purposes of the foregoing, the reinvestment yield will equal the lesser of (1) the yield on the U.S. Treasury issue, primary issue, with a maturity date closest to the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date, or (2) the yield on the U.S. Treasury issue, primary issue, with a term equal to the remaining average life, to the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date, of the mortgage loan, with each such yield being based on the bid price for that issue as published in the Wall Street Journal on the date that is 14 days prior to the date of the prepayment set forth in the notice of prepayment, or if that bid price is not published on that date, the next preceding date on which that bid price is so published, and converted to a monthly compounded nominal yield.

         o In the case of one of those mortgage loans, representing 0.2% of the initial mortgage pool balance and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Best Western Siesta Beach Resort, an amount equal to the product of (1) the excess, if any, of the then applicable interest rate payable under the mortgage loan over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the mortgage loan, as that yield rate is reported in the Wall Street Journal, or a similar business publication of general circulation selected by the lender, on the fifth business day preceding the date of prepayment or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to those United States Treasury bonds, notes or bills, as determined by the lender, multiplied by (2) the number of years and fraction thereof remaining between the acceleration date and the maturity date for the mortgage loan, and multiplied by (3) the then current principal amount of the mortgage loan, after applying the scheduled monthly payment on the prepayment date.

         o In the case of one of those mortgage loans, representing 3.9% of the initial mortgage pool balance and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hercules Plaza, an amount equal to (i) the greater of 1% of the prepaid proceeds of the related mortgage note and
              (ii) the positive difference between (A) the present value, as of the date of prepayment, of the payments to be made in accordance with the related mortgage note, including all installment payments and any remaining payment due on the maturity date, discounted at the reinvestment yield for the number of months remaining from the date of prepayment to the maturity date, less
              (B) the prepaid proceeds. In the event of a partial prepayment, the present value calculated in accordance with clause (ii)(A) of the preceding sentence will be multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance of the related mortgage note immediately prior to prepayment. For purposes of the foregoing, the reinvestment yield will be equal to the yield on a U.S. Treasury issue selected by the lender, published one week prior to the date of prepayment, most equal in maturity to the remaining weighted average life to maturity of the mortgage loan as of the date of the prepayment, converted to an equivalent monthly compounded nominal yield. Also for purposes of the foregoing, the weighted average life to maturity of the mortgage loan at the date of prepayment will equal the number of years obtained by dividing the remaining dollar-years of the related mortgage note by the outstanding principal amount of the related mortgage note. Also for purposes of the foregoing, the remaining dollar-years means the sum of the product obtained by multiplying (A) the amount of each then remaining required principal repayment, including repayment of any principal at the due date of the related mortgage note, by (B) the number of years, rounded to the nearest one-twelfth, which will elapse between the date of prepayment and the date that required payment is due.

         o In the case of one of those mortgage loans, representing 0.9% of the initial mortgage pool balance and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Holiday Inn--Orlando, a specified percentage of the amount prepaid, which percentage declines over time.

         Other Prepayment Provisions. With respect to some of the mortgage loans that we intend to include in the trust, the related borrower has established reserves or delivered a letter of credit that will be applied to a partial prepayment of the subject mortgage loan if one or more property performance conditions do not occur, notwithstanding any prepayment lock-out period that may otherwise be in effect. Furthermore, many of the mortgage loans that we intend to include in the trust provide that insurance or condemnation proceeds may be applied, without penalty, to reduce the amount of the mortgage loan at any time during the term of the loan.

         Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

         Defeasance Loans. One hundred ninety-one of the mortgage loans that we intend to include in the trust, representing 86.8% of the initial mortgage pool balance, permit the borrower to deliver U.S. government securities as substitute collateral. Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtain a release of the related mortgaged real property or, in the case of a mortgage loan secured by multiple real properties, of one or more of the related mortgaged real properties. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

         o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

         o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

         If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for, or the principal balance of the specific cross-collateralized mortgage loans corresponding to, the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount or those mortgage loans.

         In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

         None of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

         Due-on-Sale and Due-on-Encumbrance Provisions. Most of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

         o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

         o prohibit the borrower from doing so without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Certificates Will Depend upon Payments, Defaults and Losses on the Underlying Mortgage Loans--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Certificates" and "--Some Provisions in the Mortgage Loans Underlying Your Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

         Some of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

         o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

              1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2000-CKP1 certificates, or

              2.   the reasonable acceptability of the transferee to the lender;

         o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

         o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

         o transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities;

         o issuance by the borrower of new partnership or membership interests;

         o    a transfer of ownership interests for estate planning purposes;

         o changes in ownership between existing partners and members of the related borrower;

         o a transfer of non-controlling ownership interests in the related borrower; or

         o    other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

         A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibits A-1 and A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

         Delinquencies. None of the mortgage loans that we intend to include in the trust was as of its due date in November 2000, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

         Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the pooled mortgage loans--

         o Ninety-nine of the mortgaged real properties, securing 50.8% of the initial mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 25% or more of the net rentable area of the particular property.

         o Twenty-four of the mortgaged real properties referred to in the prior bullet point, representing 10.5% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant. Thirty-two of the mortgaged real properties referred to in the prior bullet point, securing 14.0% of the initial mortgage pool balance, are more than 50%, but less than 100%, owner occupied or leased to a single tenant.

         o A number of companies are Major Tenants at more than one of the mortgaged real properties.

         o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

         o Five of the mortgaged real properties, securing 3.3% of the initial mortgage pool balance, are secured by multifamily rental properties that have material concentrations of student tenants.

         o Two of the mortgaged real properties, securing 1.6% of the initial mortgage pool balance, are secured by multifamily rental properties that have material concentrations of military personnel as tenants.

         Ground Leases. Eight of the mortgage loans that we intend to include in the trust, representing 15.3% of the initial mortgage pool balance, are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property. In each of those cases--

         o the related ground lease, after giving effect to all extension options, expires more than 20 years after the stated maturity or, in the case of an ARD Loan, the anticipated repayment date, of the related mortgage loan,

         o the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee, and

         o in general, the related ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

         The ground lessors with respect to the ground leases for the 437 Madison Avenue Property and the Holiday Inn Orlando property are, in each case, an affiliate of the related borrower.

         Three of the mortgage loans that we intend to include in the trust, representing 2.3% of the initial mortgage pool balance, are secured by the borrower's leasehold and ownership interest in the corresponding mortgaged real property. In circumstances where both the ownership and leasehold interest in the mortgaged real property are encumbered, we have treated that simply as an encumbered ownership interest. In those cases, the related ground lease is unlikely to include standard mortgagee protection provisions.

         See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

         Additional and Other Financing. Three mortgaged real properties, securing 5.5% of the initial mortgage pool balance, are in each case encumbered by financing that is subordinate to the related mortgage loan that we intend to include in the trust. In addition, two of the mortgage loans, representing 1.2% of the initial mortgage pool balance, permit the related mortgaged real property to be encumbered by subordinate financing in the future, subject to various conditions.

         Some of the mortgage loans that we intend to include in the trust do not provide for acceleration of the payment of the unpaid balance of the mortgage loan if the related borrower further encumbers the related mortgaged real property.

         We are aware that the borrowers under five of the mortgage loans that we intend to include in the trust, representing 1.8% of the initial mortgage pool balance, have unsecured debt in addition to trade debt. In two of those cases, the lender on the debt is an affiliate of the borrower. Many of the underlying borrowers are likely to incur trade debt from time to time. In addition, many of the pooled mortgage loans will permit the related borrower to incur unsecured subordinated debt in the future, subject to conditions such as--

         o limiting the use of proceeds to refurbishing or renovating the mortgaged real property,

         o acquiring furniture, fixtures and equipment for the mortgaged real property; and/or

         o    not exceeding a specified dollar amount of unsecured debt.

         Borrowers that do not meet special purpose entity, bankruptcy-remote criteria, generally do not have any restriction on incurring unsecured debt. Many of the borrowers on the pooled mortgage loans will not be special purpose entities.

         Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Backing Your Certificates" and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

         Except as described above, we do not know whether the respective borrowers under the mortgage loans have any other debt outstanding.

         In the case of some of the mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

         Title Issues. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the improvements on that property encroach over an easement or onto another property. In each of those cases, however, the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment.

UNDERWRITING MATTERS

         General. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section. See also "Description of the Trust Assets--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans" in the accompanying prospectus.

         Environmental Assessments. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust. Except in the case of one mortgaged real property, securing 4.0% of the initial mortgage pool balance and as to which the environmental investigation was conducted during the 31-month period ending on November 1, 2000, all of the environmental investigations were conducted during the 22-month period ending on November 1, 2000. In the case of 188 of those mortgaged real properties, securing 95.9% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment. In the case of 16 mortgaged real properties, securing 0.7% of the initial mortgage pool balance, the environmental investigation included a transaction screen. In the case of 40 mortgaged real properties securing 3.4% of the initial mortgage pool balance and covered by environmental insurance, the environmental investigation was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. All of the environmental testing materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

         If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust, then:

         o a qualified environmental consultant investigated those conditions and recommended no further investigations or remediation;

         o an operation and maintenance plan was obtained or an escrow reserve was established to cover the estimated costs of obtaining that plan;

         o when soil or groundwater contamination was suspected or identified, either--

              1. those conditions were remediated or abated prior to the closing date,

              2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

              3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation;

         o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either--

              1. that condition is not known to have affected the mortgaged real property, or

              2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower; or

         o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower acknowledged in the related mortgage loan documents the existence of that factor and expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

         In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required--

         o the establishment of an operation and maintenance plan to address the issue, or

         o in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program.

In a few cases, the particular asbestos-containing materials or lead-based paint was in poor condition. This could result in a claim for damages by any party injured by the condition.

         In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, serious problems at nearby properties.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

         In cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of the mortgage loan generally required the related borrower either:

              1. to carry out the specific remedial measures prior to closing;

              2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to 100% to 125% of the estimated cost to complete the remedial measures; or

              3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

         Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified.

         In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, serious environmental problems at nearby properties. The resulting environmental report indicated, however, that--

         o the mortgaged real property had not been affected or had been minimally affected,

         o the potential for the problem to affect the mortgaged real property was limited, or

         o    a person responsible for remediation had been identified.

         The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

         o    us,

         o    any of the other parties to the pooling and servicing agreement,

         o    any of the mortgage loan sellers,

         o    any of the underwriters, or

         o    the affiliates of any of these parties.

         There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

         In the case of 40 mortgaged real properties, securing 3.4% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. Furthermore, in the case of three mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as BIG K Store, Star Wholesale Florist, Inc. and Augusta Plaza Shopping Center, respectively, and representing 0.7% of the initial mortgage pool balance, the environmental consultant recommended that a Phase II environmental assessment be performed, but that further environmental testing was never conducted. In general, the related originator's election to limit the environmental testing with respect to any of these 43 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. Three of those 43 mortgaged real properties are covered by an individual secured creditor impaired property policy, and the remaining 40 of those 43 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint.

         In some cases, the originator of the related mortgage loan--

         o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

         o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

For example, the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Harbor Technology Center is located in a Superfund Site. Although Shell Oil is identified as a party responsible for the contamination, the borrower under the Harbor Technology Center mortgage loan was required to obtain a secured creditor impaired property policy covering any potential environmental matters with respect to that property.

         See--Underwriting Matters--Environmental Insurance" below.

         The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property. See "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

         Environmental Insurance. As discussed above, some of the mortgaged real properties securing pooled mortgage loans will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, those policies provide coverage for the following losses, subject to the applicable deductibles and policy terms and, further, subject to the various conditions and limitations discussed below:

              1. if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related mortgaged real property, the insurer will indemnify the trust for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the date of default until the date that the outstanding principal balance is paid;

              2. if the trust becomes legally obligated to pay as a result of a claim first made against the trust and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

              3. if the trust enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, provided that the insured reported those conditions to the government in accordance with applicable law.

         Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust report a claim as soon as possible during the term of the policy. None of those policies pays for unreimbursed servicing advances.

         The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under each of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has a "AAA" rating by S&P, "Aaa" by Moody's Investors Service, Inc. and "A++" by A. M. Best.

         In the case of the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Star Wholesale Florist, the mortgaged real property's groundwater was impacted by TCE, which the environmental consultant reported as having migrated onto the mortgaged real property from an off-site source. The borrower enrolled the mortgaged real property in the Texas Voluntary Cleanup Program and on the closing date of the mortgage loan, the related borrower had been requested by the Texas Natural Resources Conservation Commission to perform an additional investigation of the mortgaged real property in order to confirm that the groundwater contamination originated off-site. To ensure that it does not incur any significant costs in connection with either the voluntary investigation or any future cleanup, the borrower obtained a borrower's environmental insurance policy. The insurer under this policy is American International Group, Inc. The policy provides coverage up to $1,000,000 for investigation or remediation of pre-existing contamination.

         Property Condition Assessments. Except in the case of 18 mortgaged real properties, securing 1.2% of the initial mortgage pool balance, third-party engineering firms inspected all of the mortgaged real properties securing the mortgage loans we intend to include in the trust, or updated previously conducted inspections, during the 36-month period ending on November 1, 2000, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

         The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

         Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of all of the mortgaged real properties securing the mortgage loans we intend to include in the trust during the 31-month period ending on November 1, 2000, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

         Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

         In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

         o    buyer and seller are motivated;

         o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

         o a reasonable time is allowed to show the property in the open market;

         o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

         o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

         Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

         Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

         In the case of those pooled mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

         Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

         o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

         o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

              1.   to satisfy the entire mortgage loan, or

              2. taking into account the cost of repair, be sufficient to pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

         Hazard, Liability and Other Insurance. The loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

         o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

              1.   the outstanding principal balance of the mortgage loan, and

              2. the full insurable replacement cost of the improvements located on the insured property;

         o if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

              1. the outstanding principal balance of the related mortgage loan,

              2.   the full insurable value of the insured property, and

              3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

         o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

         o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.

         In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities, a third party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

         o    obtain earthquake insurance, or

         o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant,

         o unless, in any case, the original loan-to-value ratio was relatively low.

         With respect to each of the mortgaged real properties for the pooled mortgage loans, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

         o    the trust has an insurable interest,

         o the insurance coverage is available at commercially reasonable rates, and

         o any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

         Where insurance coverage at the mortgaged real property for any pooled mortgage loan is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other pooled mortgage loans with express provisions governing such matters.

         Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Certain Special Hazard Losses" in the accompanying prospectus.

         The mortgage loans that we intend to include in the trust generally provide that insurance and condemnation proceeds are to be applied either--

         o    to restore the mortgaged real property, or

         o    towards payment of the mortgage loan.

         If any mortgaged real property is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates, as was previously required under the mortgage instrument that had covered the property.

         The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the pooled mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

         o    are not paid because of the deductible clause, and

         o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

         The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Subject to such exceptions as may be specified in such policy, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2000-CKP1 certificateholders for claims made against the trustee regarding the priority and validity of the mortgage lien on the subject mortgaged real property.

         Small Balance Loans. When originating mortgage loans under its "small balance loan" program, each of Column Financial, Inc. and KeyBank National Association generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

         o all third party reports made on the related mortgaged real property are abbreviated and contain less information than the third party reports on which Column or KeyBank, as the case may be, relies for its standard conduit loans;

         o other than an appraisal of the related mortgaged real property, no site inspection or independent market study is conducted prior to origination;

         o review and analysis of environmental conditions of the mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property; and

         o the loan committee write-up for each mortgage loan is abbreviated and contains less information than those for standard conduit loans.

         In addition, in the case of each loan originated by KeyBank under its "small balance loan" program:

         o    the related mortgage loan documents--

              1. in most cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower, and

              2. do not require unsolicited annual operating statements with respect to the related mortgaged real property but require the related borrower, upon request of the mortgagee, to provide those operating statements on a quarterly basis; and

         o the loan is secured by a mortgage that does not provide for acceleration of the payment of the unpaid balance of the mortgage loan if the related borrower further encumbers the related mortgaged real property.

CASH MANAGEMENT AND ESCROWS AND RESERVES

         Cash Management. In the case of 56 of the mortgage loans that we intend to include in the trust, representing approximately 48.4% of the initial mortgage pool balance, a cash management system has been implemented for the deposit of property revenues into a separate account.

         In some cases, tenants are required to remit rental payments to an account that is under the sole control of the lender, and the borrower is not authorized to make withdrawals from the account. In 50 cases, the related borrower or the manager of the mortgaged real property is required to deposit property revenues into an account that is under the joint control of the related borrower and the master servicer. In these 50 cases, the borrower is authorized to make withdrawals from the account from time to time until the occurrence of an event of default under the related mortgage loan, at which time the lender would be entitled, under pre-existing instructions furnished to the depository institution at which the account is maintained, to direct the depository institution to no longer honor payment requests made by the borrower. In general, no later than the related anticipated repayment date, the borrower under each ARD Loan in the trust will be required, if it has not previously done so, to establish an account which is under the sole control of the master servicer and into which all revenue from the mortgaged real property will be directly deposited.

         Central Accounts. In the case of most of the mortgage loans that we intend to include in the trust, including all of those mortgage loans as to which a cash management system has been implemented, central accounts have been established for the purpose of holding amounts required to be on deposit as reserves for--

         o    taxes and insurance,

         o    capital improvements,

         o    furniture, fixtures and equipment, and

         o    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

         Tax and Insurance Escrows. In the case of 206 of the mortgage loans that we intend to include in the trust, representing 76.6% of the initial mortgage pool balance, escrows were established for taxes and/or insurance, either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to--

         o    one-twelfth of the annual real estate taxes and assessments, and

         o one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

If an escrow was established, the funds will be applied by the master servicer to pay for items such as taxes, assessments and insurance premiums at the mortgaged real property.

         Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

         In still other cases, no escrow was required because the lender did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

         Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan the reserve deposits that the underlying borrowers have been or are, in each case, required to make into a separate account or, if applicable, a sub-account of another account for--

         o capital replacements, repairs and furniture, fixtures and equipment, or

         o    leasing commissions and tenant improvements.

         In the case of most of the mortgaged real properties that will secure a pooled mortgage loan, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases, the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

         Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans. In some cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

         o the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

         o various items identified in the related inspection report may have been corrected.

         In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

SIGNIFICANT MORTGAGE LOANS

         Set forth below are summary discussions of the ten largest mortgage loans that we intend to include in the trust. Among other things, the following discussion includes various financial information. That information was primarily derived from financial statements supplied by the related borrowers. In most cases, those financial statements were unaudited and may not have been prepared in accordance with generally accepted accounting principles. The "effective gross income", "net cash flow" and "net operating income" specified below with respect to any mortgaged real property for any specified period does not necessarily represent the gross income, net cash flow and net operating income, respectively, reflected on the related borrower's financial statements. The differences generally represent the adjustments made by the related mortgage loan seller to increase the level of consistency between the financial statements provided by a particular borrower. However, those adjustments were subjective in nature and were not necessarily made in a uniform manner or in accordance with generally accepted accounting principles. Neither we nor any of the underwriters has made any attempt to verify the accuracy of the financial statements supplied by the related borrowers or the accuracy or appropriateness of any adjustments made by the related mortgage loan seller in order to arrive at the information presented below.


1.   The 437 Madison Avenue Loan.

     General Characteristics of the 437 Madison Avenue Loan.
      ------------------------------------------------------

Cut-Off Date Principal Balance:           $87,301,842                Property Type:                   Office
Loan Per Sq. Ft.:                         $111.51                    Sq. Ft.:                         782,921
% of Initial Mortgage Pool Balance:       6.8%                       Location:                        New York, NY
Mortgage Loan Seller/Originator:          Column/Column              Year Built/Renovated:            1967/1996
Mortgage Interest Rate:                   8.630%                     Appraised Value:                 $198,000,000
Maturity Date:                            June 1, 2010               Appraisal Date:                  November 1, 1999
ARD Loan:                                 No                         Encumbered Interest:             Leasehold
Anticipated Repayment Date:               N/A                        Cut-Off Date LTV Ratio:          44.1%
Amortization Term:                        360                        Maturity/ARD LTV Ratio:          37.0%
Interest Calculation:                     Actual/360                 Occupancy Rate at U/W:           99%
Call Protection:                          L (9.75), O (0.25)         Occupancy Date:                  July 1, 2000
Cross Collateralization/Default:          No                         Property Manager:                Sage Realty Corporation
Single Asset/Portfolio:                   Single Asset               U/W DSCR:                        1.75x



     Major Tenants at the 437 Madison Avenue Property.
     ------------------------------------------------                                                    IN-PLACE
                                                                   % OF               IN-PLACE           ANNUALIZED
                                LEASE                              TOTAL             ANNUALIZED          BASE RENT
        TENANT NAME          EXPIRATION        TENANT SF         TENANT SF           BASE RENT          PER SQ. FT.
        -----------          ----------        ---------         ---------           ---------          -----------

    Omnicom Group, Inc.        Various          316,995            40.5%             $5,702,232            $17.98


     Lease Expiration Schedule.
     -------------------------

                                           SQ. FT. OF           % OF              CUMULATIVE
       YEAR OF         NUMBER OF LEASES      LEASES            TOTAL                 % OF
     EXPIRATION            EXPIRING         EXPIRING.         SQ. FT.            TOTAL SQ. FT.
     ----------            --------         --------          -------            -------------

        2000                  2               1,495            0.19%                 0.19%
        2001                  4              13,728            1.75%                 1.94%
        2002                  12             40,459            5.16%                 7.10%
        2003                  6              43,540            5.55%                12.65%
        2004                  11             54,837            6.99%                19.65%
        2005                  9              48,417            6.17%                25.82%
        2006                  3              34,725            4.43%                30.25%
        2007                  2              20,390            2.60%                32.82%
        2008                  2              30,624            3.91%                36.76%
        2009                  4              67,141            8.56%                45.32%
        2010                  17            349,598           44.58%                89.90%
        2012                  3              27,571            3.52%                93.42%
        2014                  1               1,005            0.13%                93.54%
        2022                  1               3,651            0.47%                94.01%
        2024                  1              37,980            4.84%                98.85%


     Escrow Schedule.
     ---------------

          RESERVE TYPE                     INITIAL RESERVE DEPOSIT         MONTHLY RESERVE DEPOSIT
          ------------                     -----------------------         -----------------------

     Engineering  Escrow                          $49,783                             $0
     Real Estate Tax Escrow                     $2,923,501                         $487,250
     Insurance Escrow                             $50,418                           $12,605
     TI/LC Reserve                                  $0                              $27,807
     Contractual Replacement Reserve                $0                              $15,606
     Ground Lease Reserve                         $84,983                           $83,333


     Operating History.
     -----------------

                                        1997               1998               1999              UNDERWRITTEN
                                        ----               ----               ----              ------------
Effective Gross Income               $26,951,612        $27,504,405       $29,391,870            $31,056,753
Net Operating  Income                $12,592,493        $13,009,017       $14,712,219            $15,593,901
Net Cash Flow                        $11,278,146        $11,694,670       $13,397,872            $14,279,554


         437 Madison Avenue Borrower. Madison Avenue Leasehold LLC is the borrower under the 437 Madison Avenue Loan. It is--

         o a single purpose limited liability company formed under the laws of the State of New York,

         o owned 50% by W-Madison Lease LLC, the managing member, and 50% by St. Paul Fire and Marine Insurance Company, an insurance company currently rated A+ by S&P and A1 by Moody's, and

         o controlled, through the managing member and the property manager, by the William Kaufman Organization, a major family owned real estate development concern that was formed in 1924.

         The 437 Madison Avenue Property. The 437 Madison Avenue Property is a
0.89 acre property located in Midtown Manhattan in New York, New York. It is improved by a 40-story office building that was originally built in 1967 and was subject to renovations in 1996. The improvements are comprised of 782,921 rentable square feet of office space with some ground floor retail space and a 116 space parking garage. Based on the July 1, 2000 rent roll, the 437 Madison Avenue Property is 99% occupied by a total of 44 tenants, with the ten largest tenants accounting for 655,935 square feet or approximately 83.78% of the property's rentable area.

         Property Management. The 437 Madison Avenue Property is subject to a management agreement between the related borrower and Sage Realty Corporation, an affiliate of the related borrower. Sage Realty Corporation is controlled by Melvyn and Robert Kaufman, who actively control the related borrower through the William Kaufman Organization and Sage Realty Corporation. Sage Realty Corporation manages over 2.7 million square feet of office space in the borough of Manhattan in New York, New York.

         Cash Management/Lockbox. The borrower under the 437 Madison Avenue Loan must cause all rents from the 437 Madison Avenue Property to be deposited into a rent account within one business day of receipt. Unless and until an event of default occurs under the 437 Madison Avenue Loan, the related borrower will have access to those funds. During the one year period immediately preceding the maturity date, all excess cash flow will be trapped in a reserve unless, on or before the beginning of that period, Omnicom has renewed its lease or the borrower has relet the Omnicom space on terms acceptable to the lender.

         Ground Lease. The related borrower holds its leasehold interest in the 437 Madison Avenue Property under a ground lease with an affiliate. The ground lease provides for fixed monthly ground lease payments of $83,333.33 or $1,000,000 annually. The ground lease expires on December 31, 2040, with two successive renewal options of 15 years each.

2.   Valencia Marketplace--Power Center Loan.


     General Characteristics of the Valencia Marketplace--Power Center Loan.
     ----------------------------------------------------------------------

Cut-Off Date Principal Balance:           $51,787,099                Property Type:                 Retail
Loan Per Sq. Ft.:                         $98.08                     Sq. Ft.:                       528,019
% of Initial Mortgage Pool Balance:       4.01%                      Location:                      Valencia, CA
Mortgage Loan Seller/Originator:          PMCF/PMCC                  Year Built/Renovated:          1998/N/A
Mortgage Interest Rate:                   7.240%                     Appraised Value:               $71,000,000
Maturity Date:                            July 1, 2028               Appraisal Date:                April 18, 1998
ARD Loan:                                 Yes                        Encumbered Interest:           Fee
Anticipated Repayment Date:               July 1, 2013               Cut-Off Date LTV Ratio:        72.9%
Amortization Term:                        336                        Maturity/ARD LTV Ratio:        55.8%
Interest Calculation:                     30/360                     Occupancy Rate at U/W:         99%
Call Protection:                          L (12.42), O (0.58)        Occupancy Date:                July 1, 2000
Cross Collateralization/Default:          No                         Property Manager:              DSB Properties, Inc.
Single Asset/Portfolio:                   Single Asset               U/W DSCR:                      1.26x


     Major Tenants at the Valencia Marketplace--Power Center Property.
     ----------------------------------------------------------------
                                                                                                                  IN-PLACE
                                                                        % OF                 IN-PLACE            ANNUALIZED
                                   LEASE                               TOTAL                ANNUALIZED            BASE RENT
        TENANT NAME             EXPIRATION        TENANT SF          TENANT SF              BASE RENT            PER SQ. FT.
        -----------             ----------        ---------          ---------              ---------            -----------

Wal-Mart                         10/25/16          149,429             28.3%                $1,193,938              $ 7.99
Toys-R-Us                        01/31/22           45,000              8.5%                $  250,000              $ 5.56
Bed, Bath & Beyond               01/31/09           41,500              7.9%                $  507,130              $12.22


     Lease Expiration Schedule.
     -------------------------

                                   SQ. FT. OF        % OF           CUMULATIVE
 YEAR OF       NUMBER OF LEASES      LEASES          TOTAL             % OF
EXPIRATION         EXPIRING         EXPIRING.       SQ. FT.       TOTAL SQ. FT.
---------          --------         --------        -------       -------------

  2002                2                8,743          1.66%           1.66%
  2003                3               14,400          2.73%           4.38%
  2004                3               23,660          4.48%           8.86%
  2005                3                6,700          1.27%          10.13%
  2006                2                9,200          1.74%          11.88%
  2007                3               17,800          3.37%          15.25%
  2008                2               37,681          7.14%          22.38%
  2009                3               75,900         14.37%          36.76%
  2010                1                8,800          1.67%          38.42%
  2011                1               24,435          4.63%          43.05%
  2012                1               40,000          7.58%          50.63%
  2013                1               20,680          3.92%          54.54%
  2015                2               42,591          8.07%          62.61%
  2016                1              149,429         28.30%          90.91%
  2022                1               45,000          8.52%          99.43%


     Operating History.
     -----------------
                                                                         6 MONTHS ANNUALIZED
                                                                                (ENDING
                              1997           1998             1999          JUNE 30, 2000)       UNDERWRITTEN
                              ----           ----             ----          --------------       ------------
Effective Gross Income        N/A         $4,252,320       $7,616,684         $7,705,490          $7,496,080
Net Operating Income          N/A         $3,468,626       $6,096,238         $5,572,762          $5,670,040
Net Cash Flow                 N/A         $3,468,626       $6,096,238         $5,572,762          $5,447,558


         Valencia Marketplace--Power Center Borrower. Valencia Marketplace I, LLC is the borrower under the Valencia Marketplace--Power Center Loan. It is--

         o a single purpose limited liability company formed under the laws of the State of California,

         o owned 49.5% by Samuel S. Mevorach and 49.5% by Samuel S. Mevorach, Trustee of the Samuel S. Mevorach Trust as of April 13, 1990, and 1% by Five Five I, Inc., the Managing Member, and

         o controlled, through the managing member, Five Five I, Inc., a California corporation.

         The Valencia Marketplace--Power Center Property. The Valencia Marketplace--Power Center Property is a 44.25 acre property located in Valencia, California. It is improved by seven single-story buildings that were originally built in 1998. The improvements are comprised of 528,019 square feet of retail space and 2,720 parking spaces.

         Based on the July 1, 2000 rent roll, the Valencia Marketplace--Power Center Property is 99% leased by a total of 29 tenants, with the ten largest tenants accounting for 429,316 square feet or approximately 81.31% of the property's rentable area.

         Escrow Information. The Valencia Marketplace--Power Center Loan requires monthly deposits into an escrow account in an amount estimated to be sufficient to pay real estate taxes and insurance premiums when due, subject to a right in favor of the related borrower to deposit an irrevocable letter of credit with lender in lieu of making monthly tax and insurance reserve payments. As real estate taxes in California are payable in equal semi-annual installments, the initial amount of the letter of credit is equal to one-half the amount estimated by the lender to be payable by the related borrower for annual tax and insurance premiums. On each anniversary of the Valencia Marketplace--Power Center Loan, the letter of credit will be increased by an amount equal to one-half of the annual dollar increase of tax and insurance premiums. Following an event of default under the Valencia Marketplace--Power Center Loan documents or the related anticipated repayment date, the related borrower has no further right to deposit the letter of credit and is required to escrow monthly with lender a tax escrow and insurance escrow.

         On or before each of January 10, 2007 and January 10, 2008, the borrower under the Valencia Marketplace--Power Center Loan is required to deliver to lender irrevocable letters of credit in the amount of $300,000 each as additional collateral to secure against the effects of potential tenant rollover exposure on the Valencia Marketplace--Power Center Property's debt service coverage ratio. These letters of credit shall remain in effect until the later to occur of--

               1.   January 10, 2009, or

               2. the date upon which the Valencia Marketplace--Power Center Property attains a debt service coverage ratio of at least 1.22x.

         Property Management. The Valencia Marketplace--Power Center Property is subject to a management agreement between the borrower and DSB Properties, Inc. DSB Properties, Inc. has provided brokerage, property management and leasing services to owners of commercial shopping centers throughout Los Angeles, Orange and Ventura Counties since 1983.

         Cash Management/Lockbox. The Valencia Marketplace--Power Center borrower has agreed that from and after the earlier to occur of--

         o an event of default under the Valencia Marketplace--Power Center Loan documents, or

         o    the anticipated repayment date,

and continuing until the Valencia Marketplace--Power Center Loan is repaid in full, all rents will be deposited into an account controlled by the lender with a bank approved by the lender. Upon the occurrence of a cash sweep event and at the lender's request, all funds deposited in the account will be transferred by the bank to an account under the sole dominion and control of the lender and will be applied by the lender in accordance with the terms of the Valencia Marketplace--Power Center Loan documents.

         Modifications to the Valencia Marketplace--Power Center Loan. The Valencia Marketplace--Power Center Loan was originated on June 4, 1998, in the original principal amount of $53,250,000.00 together with a second loan to an affiliated borrower on the adjacent property, which loan was cross-collateralized with the Valencia Marketplace--Power Center Loan. On June 30, 1999, in connection with the release of the cross-collateralization, certain terms and conditions of the Valencia Marketplace--Power Center Loan were modified, including a rebalancing of the two loans which resulted in a decrease in the principal amount of the Valencia Marketplace--Power Center Loan of $200,000. In connection with this initial loan modification, the Valencia Marketplace--Power Center borrower entered into additional mortgage loan documentation. On July 21, 2000, the promissory note in connection with the Valencia Marketplace--Power Center Loan was split into two amended and restated promissory notes, each in the principal amount of $26,266,807.41. The two amended and restated promissory notes are equal in priority with one another, and the holder of each has a 50% interest in all obligations, rights and benefits under the Valencia Marketplace--Power Center Loan. In connection with this second modification of the Valencia Marketplace--Power Center Loan, the related borrower entered into additional mortgage loan documentation, including an agreement modifying the related mortgage to reflect the splitting of the original promissory note. Both notes are being transferred to us in connection with the transaction described in this prospectus supplement.

3.   Hercules Plaza Loan.


     General Characteristics of the Hercules Plaza Loan.
     --------------------------------------------------
Cut-Off Date Principal Balance:          $50,909,381                Property Type:                Office
Loan Per Sq. Ft.:                        $95.52                     Sq. Ft.                       532,974
% of Initial Mortgage Pool Balance:      3.94%                      Location:                     Wilmington, DE
Mortgage Loan Seller                     PMCF                       Year Built/Renovated:         1984/N/A
Mortgage Interest Rate:                  6.810%                     Appraised Value:              $125,000,000
Maturity Date:                           June 1, 2013               Appraisal Date:               July 10, 2000
ARD Loan:                                No                         Encumbered Interest:          Leasehold
Anticipated Repayment Date:              N/A                        Cut-Off Date LTV Ratio:       40.7%
Amortization Term:                       152                        Maturity/ARD LTV Ratio:       0.0%
Interest Calculation:                    30/360                     Occupancy Rate at U/W:        100%
Call Protection:                         L (12.58), O (0.08)        Occupancy Date:               July 1, 2000
Cross Collateralization/Default:         No                         Property Manager:             Binswanger Management Corp.
Single Asset/Portfolio:                  Single Asset               U/W DSCR:                     2.41x


     Major Tenants at the Hercules Plaza Property.
     --------------------------------------------

                                                                      IN-PLACE
                                            % OF        IN-PLACE     ANNUALIZED
                  LEASE                     TOTAL       ANNUALIZED    BASE RENT
TENANT NAME     EXPIRATION    TENANT SF   TENANT SF     BASE RENT    PER SQ. FT.
-----------     ----------    ---------   ---------     ---------    -----------

Hercules, Inc.   5/31/13       532,974      100%       $14,239,461     $26.72

     Lease Expiration Schedule.
     -------------------------

                                      SQ. FT. OF       % OF         CUMULATIVE
    YEAR OF       NUMBER OF LEASES      LEASES         TOTAL           % OF
  EXPIRATION          EXPIRING         EXPIRING.      SQ. FT.     TOTAL SQ. FT.
  ----------          --------         --------       -------     -------------

     2013                1              532,974        100%            100%

     Operating History.
     -----------------

                             1997      1998     1999     UNDERWRITTEN
                             ----      ----     ----     ------------
Effective Gross Income       N/A       N/A       N/A      $12,000,000
Net Operating  Income        N/A       N/A       N/A      $11,284,500
Net Cash Flow                N/A       N/A       N/A      $11,284,500

         Originator of the Hercules Plaza Loan. The State of California Public Employees' Retirement System originated the Hercules Plaza Loan on June 1, 1984. The Hercules Plaza Loan was subsequently restructured by Capital Lease Funding, L.P. and on October 5, 2000 was purchased by Prudential Mortgage Capital Company, LLC.

         Hercules Plaza Borrower. D.C.L. Leasing Partners Limited Partnership, Ltd. - VI is the orrower under the Hercules Plaza Loan. It is--

         o a single-purpose limited partnership formed under the laws of the State of Delaware, and

         o owned indirectly 49.9% by Dana Corporation and 49.9% by Cilcorp, Inc.

         Encumbered Interest. The Hercules Plaza Loan is secured by a mortgage lien on--

         o the leasehold interest of the related borrower in the Hercules Plaza Property, and

         o    the fee interest of the fee owner in the Hercules Plaza Property.

Notwithstanding such subordination of the fee interest, upon a foreclosure by the lender, the fee interest must be deeded back to the ground lessor, Hercules Incorporated.

         The Hercules Plaza Property. The Hercules Plaza Property is a 2.00 acre property located in Wilmington, Delaware. It is improved by a 12-story office building that was built in 1984. The improvements are comprised of 532,974 rentable square feet of office space and an underground parking garage with 135 parking spaces.

         The entire Hercules Plaza Property is subleased by the related borrower to Hercules Incorporated pursuant to a triple net lease.

         Property Management. Due to the triple net nature of the sublease, the related borrower does not directly manage the Hercules Plaza Property; however, Investment Management Advisors, Inc., which has a 0.2% indirect ownership interest in the borrower, does provide administrative services on behalf of the related borrower and its affiliates.

         Cash Management/Lockbox. The borrower under the Hercules Plaza Loan has directed Hercules Incorporated, as subtenant, to deposit all rent payable under its sublease directly into an account with the lender's servicer. The lender has the right to apply such rent payments first to payments due and owing on the Hercules Plaza Loan, then to payment of rent under the ground lease and then to payment of amounts due under the subordinate loan, with the balance of such rent payments being remitted to the related borrower. Following the occurrence of an event of default, the lender may apply such rent payments in such order and in such manner as the lender may, in its sole discretion, determine.

         Subordinate Debt. The Hercules Plaza Property is subject to a subordinate mortgage in favor of Brandywine Gateway Corporation which secures an interest-only note in the original principal amount of $12,160,000. Other than this subordinate loan, the related borrower may not encumber the Hercules Plaza Property with subordinate financing without the consent of the holder of the Hercules Plaza Loan.

         Ground Lease. The related borrower holds its leasehold interest in the Hercules Plaza Property under a ground lease with Hercules Incorporated. The ground lease provides for quarterly ground lease payments of $88,875 or $355,500 annually for the initial term and each of the first five optional renewal terms, and monthly ground lease payments based upon the fair market value of the leased premises for each of the four remaining optional renewal terms. The ground lease expires on June 2, 2015, with nine successive renewal options of three years for the first option term and five years for each of the remaining eight option terms.

4.   The Alliance GD FH F1 Portfolio Loan.


     General Characteristics of the Alliance GD FH F1 Portfolio Loan.
     ----------------------------------------------------------------
Cut-Off Date Principal Balance:            $39,491,001               Property Type:                  Multifamily
Loan Per Unit:                             $25,577                   Units:                          1,544
% of Initial Mortgage Pool Balance:        3.06%                     Location:                       Richmond, VA/
                                                                                                     Dallas, TX
Mortgage Loan Seller/Originator:           Column/Column             Year Built/Renovated:           1965/1998 & 1979/1999
Mortgage Interest Rate:                    8.640%                    Appraised Value:                $51,100,000
Maturity Date:                             April 1, 2010             Appraisal Date:                 April 1, 2000 and March
                                                                                                     6, 2000
ARD Loan:                                  No                        Encumbered Interest:            Fee
Anticipated Repayment Date:                N/A                       Cut-Off Date LTV Ratio:         77.3%
Amortization Term:                         360                       Maturity/ARD LTV Ratio:         70.4%
Interest Calculation:                      Actual/360                Occupancy Rate at U/W:          95%/94%
Call Protection:                           L (9.5), O (0.5)          Occupancy Date:                 August 25, 2000
Cross Collateralization/Default:           Yes                       Property Manager:               Alliance Residential
                                                                                                       Management, LLC
Single Asset/Portfolio:                    Portfolio                 U/W DSCR:                       1.22x


     Portfolio Schedule.
     ------------------
                                                                                    YEAR
                                                                                    BUILT/        APPRAISED
 PROPERTY NAME          CITY      STATE     UNITS    OCCUPANCY    RENOVATED         VALUE          U/W NCF
 -------------          ----      -----     -----    ---------    ---------         -----          -------
Seven Gables Apts.    Richmond   Virginia   1,184       95%       1965/1998      $38,500,000     $3,447,078
High Ridge Apts.       Dallas     Texas      360        94%       1979/1999      $12,600,000     $1,082,113


     Unit Mix Schedule:  Seven Gables Apartments.
     -------------------------------------------

         UNIT TYPE       # UNITS       AVERAGE RENT      MAXIMUM RENT
         ---------       -------       ------------      ------------

        2 BR Units        1,184           $426              $515

     Unit Mix Schedule:  High Ridge Apartments.
     -----------------------------------------

         UNIT TYPE       # UNITS       AVERAGE RENT      MAXIMUM RENT
         ---------       -------       ------------      ------------

       1 BR Units          312             $469              $610
       2 BR Units           48             $716              $760

     Escrow Schedule.
     ---------------
                                             INITIAL            MONTHLY
       RESERVE TYPE                     RESERVE DEPOSIT     RESERVE DEPOSIT
       ------------                     ---------------     ---------------

Engineering Escrow                          $302,563           $     0
Real Estate Tax Escrow                      $153,374           $38,343
Insurance Escrow                            $ 69,651           $11,597
Contractual Replacement Reserve             $      0           $32,167


     Operating History.
     -----------------
                                                           TRAILING 12 MONTHS
                             1998              1999       (AS OF JUNE 30, 2000)    UNDERWRITTEN
                             ----              ----       ---------------------    ------------
Effective Gross Income    $6,512,005        $7,294,178        $7,662,199           $7,973,728
Net Operating  Income     $3,727,667        $4,279,593        $4,578,498           $4,915,191
Net Cash Flow             $3,341,667        $3,893,593        $4,193,398           $4,529,191


         Alliance GD FH F1 Portfolio Borrower. Alliance GD FH F1 Limited Partnership is the borrower under the Alliance GD FH F1 Portfolio Loan. It is a single-purpose limited partnership formed under the laws of the State of Delaware.

         The Alliance GD FH F1 Properties. The Alliance GD FH F1 Properties are comprised of:

         o a 85.720 acre property located in Richmond, Virginia, which is improved by a 1,184-unit garden-style apartment complex known as the Seven Gables Apartments; and

         o a 10.206 acre property located in Dallas, Texas, which is improved by a 360-unit garden-style apartment complex known as the High Ridge Apartments.

         The Seven Gables property was constructed in phases between 1965 and 1975. The property was substantially renovated between 1998 and 1999. Based on the May 24, 2000 rent roll, the Seven Gables property is 95% occupied. Amenities at the property include two swimming pools, open parking, an on-site management office and extensive landscaping.

         The High Ridge Apartments property was built in 1979. The property consists of 19 three-story buildings. The property was substantially renovated between 1998 and 1999. Based on the August 25, 2000 rent roll, the High Ridge Apartments property is 94% occupied. Amenities at the High Ridge Apartments property include a fitness center, two laundry areas, a swimming pool, 544 parking spaces and limited access security gates.

         Property Management. The Alliance GD FH F1 Properties are each subject to a property management agreement between the related borrower and Alliance Residential Management, LLC, an affiliate of the related borrower. Alliance Residential Management, LLC manages 160 properties comprising over 45,000 units.

         Cash Management/Lockbox. The borrower under the Alliance GD FH F1 Portfolio Loan must cause all rents from the Alliance GD FH F1 Properties to be deposited into a rent account controlled by the lender within one day of receipt. Unless and until an event of default occurs under the Alliance GD FH F1 Portfolio Loan, the related borrower will have access to those funds.


5.   The McCandless Towers II Loan.

     General Characteristics of the McCandless Towers II Loan.
     ---------------------------------------------------------
Cut-Off Date Principal Balance:             $36,936,969                Property Type:                   Office
Loan Per Sq. Ft.:                           $172.54                    Sq. Ft.:                         214,080
% of Initial Mortgage Pool Balance:         2.86%                      Location:                        Santa Clara, CA
Mortgage Loan Seller/Originator:            Column/Column              Year Built/Renovated:            1998/N/A
Mortgage Interest Rate:                     8.550%                     Appraised Value:                 $63,500,000
Maturity Date:                              July 1, 2025               Appraisal Date:                  May 17, 2000
ARD Loan:                                   Yes                        Encumbered Interest:             Fee
Anticipated Repayment Date:                 July 1, 2010               Cut-Off Date LTV Ratio:          58.2%
Amortization Term:                          360                        Maturity/ARD LTV Ratio:          52.8%
Interest Calculation:                       Actual/360                 Occupancy Rate at U/W:           100%
Call Protection:                            L (9.5), O (0.5)           Occupancy Date:                  May 17, 2000
Cross Collateralization/Default:            No                         Property Manager:                McCandless Management Corp.
Single Asset/Portfolio:                     Single Asset               U/W DSCR:                        1.35x


     Major Tenants at the McCandless Towers II Property.
     ---------------------------------------------------

                                                                                          IN-PLACE
                                                                           IN-PLACE      ANNUALIZED
                               LEASE                     % OF TOTAL       ANNUALIZED      BASE RENT
         TENANT NAME        EXPIRATION     TENANT SF     TENANT SF        BASE RENT      PER SQ. FT.
         -----------        ----------     ---------     ---------        ---------      -----------

Network Associates, Inc.     3/31/13        208,368        97.3%         $4,687,390        $22.50
    (Nasdaq)
Birk's Cafe                  3/31/09          5,712         2.7%         $  150,532        $26.35



     Lease Expiration Schedule.
     -------------------------

               NUMBER OF      SQ. FT. OF                      CUMULATIVE
   YEAR          LEASES         LEASES       % OF TOTAL          % OF
EXPIRATION      EXPIRING       EXPIRING       SQ. FT.       TOTAL SQ. FT.
----------      --------       --------       -------       -------------

   2009            1            5,712          2.67%            2.67%
   2013            1           208,368         97.33%            100%


     Escrow Schedule.
       ---------------

       RESERVE TYPE         INITIAL RESERVE DEPOSIT     MONTHLY RESERVE DEPOSIT
       ------------         -----------------------     -----------------------

Real Estate Tax Escrow               $163,755                    $40,939


     Operating History.
     -----------------
                                                       TRAILING 12 MONTHS
                            1997    1998     1999     (AS OF MAY 17, 2000)     UNDERWRITTEN
                            ----    ----     ----     --------------------     ------------

Effective Gross Income       N/A    N/A      N/A          $5,845,249             $5,571,055
Net Operating Income         N/A    N/A      N/A          $4,746,756             $4,656,658
Net Cash Flow                N/A    N/A      N/A          $4,703,942             $4,613,844


         McCandless Towers II Borrower. Birk S. McCandless, LLC is the borrower under the McCandless Towers II Loan. It is--

         o a single purpose limited liability company formed under the laws of the State of California,

         o    owned 1% by 3965 Freedom Circle Corp., the managing member,

         o controlled, through the managing member and the property manager, by Birk S. McCandless, a Silicon Valley office and R&D real estate developer.

         The McCandless Towers II Property. The McCandless Towers II Property is located in the 4.63 acre Marriott Business Park in Santa Clara, California. It is improved by a 11-story steel frame class A office building that was built in 1998. The improvements are comprised of 214,080 rentable square feet. The improvements at the McCandless Towers II Property also include a one-level, below grade parking garage with 370 parking spaces and 377 surface parking spaces.

         The McCandless Towers II Property is 100% leased to Informix Corporation and subleased to Network Associates Inc. Under the sublease agreement both Informix and Network Associates are responsible to perform under the original lease. The lease commenced on April 1, 1998 and expires on March 31, 2013. The tenant is responsible for all operating expenses, including management expenses, at the McCandless Towers II Property.

         Property Management. The McCandless Towers II Property is subject to a management agreement between the related borrower and McCandless Management Corp, an affiliate of the related borrower. McCandless Management Corp. is controlled by Birk S. McCandless, who actively controls the related borrower. Mr. McCandless has built and leased more than four million square feet of office and R&D space in the Silicon Valley.

         Cash Management/Lockbox. The borrower under the McCandless Towers II Loan must cause all rents from the McCandless Towers II Property to be deposited directly into a lender controlled rent account. During the six-month period immediately preceding the anticipated repayment date, all excess cash flow will be trapped in a TI/LC reserve unless on or before the beginning of that period an executed refinance commitment is delivered to the lender.

         Mezzanine Debt. Principals of the related borrower are expressly permitted to incur mezzanine debt provided that the certain conditions in the mortgage instrument are satisfied.

6.   The Alliance GD FH F2 Portfolio Loan.


     General Characteristics of the Alliance GD FH F2 Portfolio Loan.
     ----------------------------------------------------------------
Cut-Off Date Principal Balance:          $30,282,599           Property Type:              Multifamily
Loan Per Unit:                           $24,206.71            Units:                      1,251
% of Initial Mortgage Pool Balance:      2.35%                 Location:                   Dallas, TX/
                                                                                           Richmond VA

Mortgage Loan Seller/Originator:         Column/Column         Year Built/Renovated:       1974/1999 & 1969/1999
Mortgage Interest Rate:                  8.640%                Appraised Value:            $39,200,000
Maturity Date:                           April 1, 2010         Appraisal Date:             March 6, 2000 and
                                                                                             April 1, 2000

ARD Loan:                                No                    Encumbered Interest:        Fee
Anticipated Repayment  Date:             N/A                   Cut-Off Date LTV Ratio:     77.3%
Amortization Term:                       360                   Maturity/ARD LTV Ratio:     65.0%
Interest Calculation:                    Actual/360            Occupancy Rate at U/W:      96%/95%
Call Protection:                         L (9.5), O (0.5)      Occupancy Date:             May 24, 2000 &
                                                                                           July 18, 2000
Cross Collateralization/Default:         Yes                   Property Manager:           Alliance Residential
                                                                                             Management, LLC

Single Asset/Portfolio:                  Portfolio             U/W DSCR:                   1.21x



     Portfolio Schedule.
     ------------------
                                                                                 YEAR
                                                                                 BUILT/      APPRAISED
    PROPERTY NAME                CITY        STATE       UNITS     OCCUPANCY   RENOVATED       VALUE        U/W NCF
    -------------                ----        -----       -----     ---------   ---------       -----        -------

Timbercreek Apartments          Dallas       Texas       1,083        96%      1974/1999    $35,000,000   $3,060,316
Deering Manor Apartments       Richmond     Virginia      168         95%      1969/1999    $ 4,200,000   $  365,276


     Unit Mix Schedule:  Timbercreek Apartments.
     ------------------------------------------

      UNIT TYPE      # UNITS      AVERAGE RENT      MAXIMUM RENT
      ---------      -------      ------------      ------------

    Studio Units       125            $385              $460
     1 BR Units        763            $489              $655
     2 BR Units        195            $653              $850

     Unit Mix Schedule:  Deering Manor.
     ---------------------------------

      UNIT TYPE       # UNITS     AVERAGE RENT      MAXIMUM RENT
      ---------       -------     ------------      ------------

     2 BR Units         168           $417              $475

     Escrow Schedule.
     ---------------
                                         INITIAL             MONTHLY
      RESERVE TYPE                   RESERVE DEPOSIT     RESERVE DEPOSIT
      ------------                   ---------------     ---------------

Engineering Escrow                     $135,688              $     0
Real Estate Tax Escrow                 $277,293              $69,323
Insurance Escrow                       $ 47,939              $ 8,794
Contractual Replacement Reserve        $      0              $26,063


     Operating History.
     -----------------
                                                             TRAILING 12 MONTHS
                                 1998            1999       (AS OF JUNE 30, 2000)   UNDERWRITTEN
                                 ----            ----       ---------------------   ------------
Effective Gross Income       $  6,385,985    $  6,855,198       $  6,979,903         $  7,170,688
Net Operating Income         $  3,307,488    $  3,382,391       $  3,503,988         $  3,738,342
Net Cash Flow                $  2,994,738    $  3,069,641       $  3,191,238         $  3,425,592


         Alliance GD FH F2 Portfolio Borrower. Alliance GD FH F2 Limited Partnership is the borrower under the Alliance GD FH F2 Portfolio Loan. It is a single-purpose limited partnership formed under the laws of the State of Delaware.

         The Alliance GD FH F2 Properties. The Alliance GD FH F2 Properties are comprised of:

         o a 44.46 acre property located in Dallas, Texas, which is improved by a 1,083-unit garden-style apartment complex known as the Timbercreek Apartments; and

         o a 14.70 acre property located in Richmond, Virginia, which is improved by a 168-unit garden-style apartment complex known as the Deering Manor Apartments.

         The Timbercreek Apartments property was constructed in phases between 1974 and 1977. The property consists of 77 two-story and three-story buildings. The property was substantially renovated between 1998 and

1999. Based on the May 24, 2000 rent roll, the Timbercreek Apartments property is 96% occupied. Amenities at the property include an exercise room, business center, four laundry areas, four swimming pools and 1,400 parking spaces.

         The Deering Manor property was built in 1969. The property consists of 23 two-story buildings. The property was substantially renovated between 1998 and 1999. Based on the July 18, 2000 rent roll, the Deering Manor property is 95% occupied. Amenities at the Deering Manor property include a swimming pool, open parking, landscaping and an on-site management office.

         Property Management. The Alliance GD FH F2 Properties are each subject to a property management agreement between the related borrower and Alliance Residential Management, L.L.C., an affiliate of the related borrower. Alliance Residential Management, L.L.C. manages 160 properties comprising over 45,000 units.

         Cash Management/Lockbox. The borrower under the Alliance GD FH F2 Portfolio Loan must cause all rents from the Alliance GD FH F2 Properties to be deposited into a rent account controlled by the lender within one day of receipt. Unless and until an event of default occurs under the Alliance GD FH F2 Portfolio Loan, the related borrower will have access to those funds.

7.   The Commons at Sugarhouse Loan.


     General Characteristics of the Commons at Sugarhouse Loan.
     ---------------------------------------------------------
Cut-Off Date Principal Balance:          $28,387,855         Property Type:               Retail
Loan Per Sq. Ft.:                        $146.79             Sq. Ft.:                     193,397
% of Initial Mortgage Pool Balance:      2.20%               Location:                    Salt Lake City, UT
Mortgage Loan Seller/Originator:         Column/Column       Year Built/Renovated:        1999/N/A
Mortgage Interest Rate:                  8.130%              Appraised Value:             $36,000,000
Maturity Date:                           October 1, 2010     Appraisal Date:              February 21, 2000
ARD Loan:                                No                  Encumbered Interest:         Fee
Anticipated Repayment Date:              N/A                 Cut-Off Date LTV Ratio:      77.3%
Amortization Term:                       360                 Maturity/ARD LTV Ratio:      65.0%
Interest Calculation:                    Actual/360          Occupancy Rate at U/W:       97%
Call Protection:                         L (9.5), O (0.5)    Occupancy Date:              August 1, 2000
Cross Collateralization/Default:         No                  Property Manager:            Johansen-Thackeray
                                                                                            Commercial Real Estate
                                                                                            Services, LC and The Boyer
                                                                                            Company
Single Asset/Portfolio:                  Single Asset        U/W DSCR:                    1.23x


     Major Tenants at The Commons at Sugarhouse Property.
     ---------------------------------------------------
                                                                                          IN-PLACE
                                                                          IN-PLACE       ANNUALIZED
                                LEASE                    % OF TOTAL     ANNUALIZED        BASE RENT
         TENANT NAME          EXPIRATION    TENANT SF     TENANT SF      BASE RENT       PER SQ. FT.
         -----------          ----------    ---------     ---------      ---------       -----------
Barnes & Noble
   Booksellers, Inc.           11/01/13      26,702         13.8%        $499,861           $18.72
Wild Oats Markets, Inc.        04/01/19      23,570         12.2%        $353,550           $15.00
Bed, Bath & Beyond, Inc.       12/01/09      21,127         10.9%        $445,216           $21.07


         Other tenants at The Commons at Sugarhouse Property include Old Navy Inc. and Petco Animal Supplies, Inc.

         Lease Expiration Schedule.
         -------------------------

                      NUMBER OF        SQ. FT.                     CUMULATIVE
        YEAR           LEASES        OF LEASES      % OF TOTAL        % OF
     EXPIRATION       EXPIRING       EXPIRING        SQ. FT.      TOTAL SQ. FT.
     ----------       --------       --------        -------      ------------

        2002             1              9,000         4.65%            4.65%
        2004             7            15,759          8.15%           12.80%
        2005             1              2,343         1.21%           14.01%
        2007             1              6,000         3.10%           17.12%
        2009             10           76,640         39.63%           56.74%
        2010             2            13,079          6.76%
        2013             1            26,702         13.81%           77.31%
        2015             1            14,820          7.66%           84.98%
        2019             1            23,570         12.19%           97.16%

     Escrow Schedule.
     ----------------
                                       INITIAL                 MONTHLY
       RESERVE TYPE                RESERVE DEPOSIT         RESERVE DEPOSIT
       ------------                ---------------         ---------------

Real Estate Tax Escrow               $  390,000               $32,500
Insurance Escrow                     $   22,917               $ 2,083
TI/LC Reserve                        $1,137,500               $ 2,000


     Operating History.
     -----------------
                                                                TRAILING 12 MONTHS
                           1997       1998        1999       (AS OF FEBRUARY 21, 2000)     UNDERWRITTEN
                           ----       ----        ----       -------------------------     ------------

Effective Gross Income      N/A        N/A         N/A                $4,473,159            $4,141,665
Net Operating Income        N/A        N/A         N/A                $3,522,259            $3,265,478
Net Cash Flow               N/A        N/A         N/A                $3,367,436            $3,110,655


         The Commons at Sugarhouse Borrower. The Commons at Sugarhouse, L.C. is the borrower under The Commons at Sugarhouse Loan. It is--

         o a single purpose limited liability company formed under the laws of the State of Utah, and

         o controlled, through its managers, by The Boyer Company and Johansen-Thackeray Commercial Real Estate Services, LC.

The Boyer Company has developed over 11 million square feet of retail, office and medical office space. Johansen-Thackeray has developed and/or managed 12 multifamily and 18 commercial projects.

         The Commons at Sugarhouse Property. The Commons at Sugarhouse Property is a 9.61 acre property located in Salt Lake City, Utah. It is improved by a 16-building retail project. Fifteen of the buildings were built during 1998 and 1999. One building, Guild Hall, was originally built in 1920 and was subject to major renovations in 1994. The improvements are comprised of 43,246 square feet of office space, 158,128 square feet of retail, a 177-space parking garage and 471 spaces of surface parking. Based on the August 1, 2000 rent roll, The Commons at Sugarhouse Property is 97% occupied by a total of 23 tenants.

         Property Management. The Commons at Sugarhouse Property is subject to a management agreement between the related borrower and Johansen-Thackeray Commercial Real Estate Services, LC and The Boyer Company, affiliates of the related borrower.

8.   Gateway at Randolph Apartments Loan.


     General Characteristics of the Gateway at Randolph Apartments Loan.
     ------------------------------------------------------------------
Cut-Off Date Principal Balance:             $27,870,175            Property Type:                Multifamily
Loan per Unit:                              30,863.98              Units:                        903
% of Initial Mortgage Pool Balance:         2.16%                  Location:                     Randolph Township, NJ
Mortgage Loan Seller/Originator:            PMCF/PMCC              Year Built/Renovated:         1975/1999
Mortgage Interest Rate:                     8.020%                 Appraised Value:              $58,500,000
Maturity Date:                              June 1, 2010           Appraisal Date:               April 14, 2000
ARD Loan:                                   No                     Encumbered Interest:          Fee
Anticipated Repayment Date:                 N/A                    Cut-Off Date LTV Ratio:       47.6%
Amortization Term:                          300                    Maturity/ARD LTV Ratio:       39.5%
Interest Calculation:                       Actual/360             Occupancy Rate at U/W:        100%
Call Protection:                            L (9.58), O (0.42)     Occupancy Date:               May 17, 2000
Cross Collateralization/Default:            No                     Property Manager:             Value Realty, Inc.
Single Asset/Portfolio:                     Single Asset           U/W DSCR:                     1.63x


     Unit Mix Schedule.
     -----------------

         UNIT TYPE        # UNITS        AVERAGE RENT       MAXIMUM RENT
         ---------        -------       ------------       ------------

        1 BR Units          787            $807               $  995
        2 BR Units          116            $997               $1,410


     Operating History.
     -----------------

                                  1997             1998           1999        UNDERWRITTEN
                                  ----             ----           ----        ------------
Effective Gross Income         $8,673,217       $8,673,645     $8,999,044      $8,643,278
Net Operating  Income          $4,927,912       $4,930,810     $5,125,526      $4,536,398
Net Cash Flow                  $4,858,673       $4,480,901     $4,621,466      $4,242,923


         Gateway at Randolph Apartments Borrower. Center Grove Associates, LLC is the borrower under the Gateway at Randolph Apartments Loan. It is--

         o a single purpose limited liability company formed under the laws of the State of New Jersey, and

         o owned 100% by Center Grove Holdings, LLC, a New Jersey limited liability company.

         The Gateway at Randolph Apartments Property. The Gateway at Randolph Apartments Property is a 63.90 acre property located in Randolph Township, Morris County, New Jersey. It is improved by a 903 unit garden apartment project. Based on the May 17, 2000 rent roll, the Gateway at Randolph Apartments Property is 100% occupied.

         Escrow Information. The Gateway at Randolph Apartments Loan does not require monthly payments into any real estate tax, insurance, or replacement reserves provided that--

               1.   no event of default has occurred, and

               2.   the debt service coverage ratio is at least 1.40x.

In the event the related borrower fails to provide proof of payment of the real estate taxes or insurance premiums in a timely manner or upon the occurrence of an event of default or in the event the debt service coverage ratio falls below 1.40x, the lender may require the borrower to commence monthly deposits to an impound account in the amounts of $91,756.67 for real estate taxes and $6,772.50 for insurance premiums. Upon the occurrence of an event of default or in the event the debt service coverage ratio falls below 1.40x, the lender may require the related borrower to commence monthly deposits in the amount of $22,575 for the future repair or replacement of those items identified in the engineering report.

         Property Management. The management arrangement between the related borrower and Value Realty, Inc. is under an oral agreement. Value Realty, Inc. has confirmed in a letter to the lender that the management fees are 5-1/2% of gross revenue.

9.   The Metroplex Loan.


     General Characteristics of the Metroplex Loan.
     ---------------------------------------------

Cut-Off Date Principal Balance:           $27,441,129          Property Type:                Office
Loan Per Sq. Ft.:                         $70.61               Sq. Ft.:                      388,608
% of Initial Mortgage Pool Balance:       2.16%                Location:                     Los Angeles, CA
Mortgage Loan Seller/Originator:          Column/Column        Year Built/Renovated:         1985/N/A
Mortgage Interest Rate:                   8.810%               Appraised Value:              $36,400,000
Maturity Date:                            June 1, 2010         Appraisal Date:               January 5, 2000
ARD Loan:                                 No                   Encumbered Interest:          Fee
Anticipated Repayment Date:               N/A                  Cut-Off Date LTV Ratio:       75.4%
Amortization Term:                        360                  Maturity/ARD LTV Ratio:       68.8%
Interest Calculation:                     Actual/360           Occupancy Rate at U/W:        83%
Call Protection:                          L (9.5), O (0.5)     Occupancy Date:               August 1, 2000
Cross Collateralization/Default:          No                   Property Manager:             Jamison Properties, Inc.
Single Asset/Portfolio:                   Single Asset         U/W DSCR:                     1.34x


     Major Tenants at the Metroplex Property.
     ---------------------------------------

                                                                       IN-PLACE
                                                        IN-PLACE     ANNUALIZED
                 LEASE                    % OF TOTAL   ANNUALIZED     BASE RENT
TENANT NAME    EXPIRATION    TENANT SF    TENANT SF     BASE RENT    PER SQ. FT.
-----------    ----------    ---------    ---------     ---------    -----------

 L.A. Care       4/1/01       100,966       26.0%      $140,018.55      $1.39

     Lease Expiration Schedule.
     -------------------------

                NUMBER OF        SQ. FT.                         CUMULATIVE
   YEAR           LEASES        OF LEASES       % OF TOTAL          % OF
EXPIRATION       EXPIRING       EXPIRING         SQ. FT.        TOTAL SQ. FT.
----------       --------       --------         -------        -------------

   2000             1              2,971           0.77%             0.77%
   2001             9            161,442          41.82%           42.58%
   2002             8             26,449           6.85%           49.44%
   2003             9             26,957           6.98%           56.42%
   2004             5             24,957           6.46%           62.88%
   2005             10            73,361          19.00%           81.88%
   2007             3             21,982           5.69%           87.58%
   2008             2             23,524           6.09%           93.67%
   2010             1              2,550           0.66%           94.33%
   2011             1                -             0.00%           94.33%

     Escrow Schedule.
     ---------------
                                         INITIAL                MONTHLY
       RESERVE TYPE                  RESERVE DEPOSIT       RESERVE DEPOSIT
       ------------                  ---------------       ---------------

Real Estate Taxes Reserve                $146,533               $29,307
Insurance Escrow                         $      0               $ 3,862
L.A Care Reserve                         $      0               $40,000
Environmental Escrow                     $    625               $     0
TI & LC Reserve                          $      0               $20,000


     Operating History.
     -----------------
                                                           TRAILING 12 MONTHS
                               1997           1998       (AS OF APRIL 30, 2000)    UNDERWRITTEN
                               ----           ----       ----------------------    ------------
Effective Gross Income      $6,833,978     $5,538,478          $5,913,894           $6,244,993
Net Operating Income        $3,987,238     $3,073,724          $4,029,734           $4,036,626
Net Cash Flow               $3,446,309     $2,532,795          $3,488,805           $3,495,697


         Metroplex Borrower. Metroplex, LLC is the borrower under the Metroplex Loan. It is--

         o a single purpose limited liability company formed under the laws of the State of California, and

         o    owned 21% by Dr. David Lee, the managing member.

Dr. David Lee owns and operates over seven million square feet of office space in the Los Angeles market.

         The Metroplex Property. The Metroplex Property is an 18-story office building that was built in 1985 and is located in Los Angeles, California. The improvements are comprised of approximately 388,608 rentable square feet of offices, with some ground level retail space. The improvements at the Metroplex Property also include a seven-level parking garage with 850 parking spaces. Based on the August 1, 2000 rent roll, the Metroplex Property is 94% occupied by a total of 42 tenants.

         Property Management. The Metroplex Property is subject to a management agreement between the related borrower and Jamison Properties, Inc., an affiliate of the related borrower. Jamison Properties Inc. is controlled by Dr. David Lee and currently manages over seven million square feet of office space in the Mid-Wilshire District of Los Angeles, California.

         Cash Management/Lockbox. The borrower under the Metroplex Loan must cause all rents from the Metroplex Property to be deposited into a rent account within one business day of receipt. Unless and until an event of default occurs under the Metroplex Loan, the related borrower will have access to those funds.

10.  Palm Plaza Shopping Center Loan.


     General Characteristics of the Palm Plaza Shopping Center Loan.
     --------------------------------------------------------------

Cut-Off Date Principal Balance:         $25,476,217               Property Type:                Retail
Loan Per Sq. Ft.:                       $74.42                    Sq. Ft.:                      342,338
% of Initial Mortgage Pool Balance:     1.97%                     Location:                     Temecula, CA
Mortgage Loan Seller/Originator:        PMCF/PMCC                 Year Built/Renovated:         1990/N/A
Mortgage Interest Rate:                 7.570%                    Appraised Value:              $34,750,000
Maturity Date:                          June 1, 2029              Appraisal Date:               March 15, 1999
ARD Loan:                               Yes                       Encumbered Interest:          Fee
Anticipated Repayment Date:             June 1, 2009              Cut-Off Date LTV Ratio:       73.3%
Amortization Term:                      360                       Maturity/ARD LTV Ratio:       65.6%
Interest Calculation:                   Actual/360                Occupancy Rate at U/W:        94%
Call Protection:                        L (9.42), O (0.58)        Occupancy Date:               August 8, 2000
Cross Collateralization/Default:        No                        Property Manager:             Kimco Realty Corporation
Single Asset/Portfolio:                 Single Asset              U/W DSCR:                     1.31x


     Major Tenants at the Palm Plaza Shopping Center Property.
     --------------------------------------------------------

                                                                                  IN-PLACE
                                                     % OF         IN-PLACE       ANNUALIZED
                        LEASE                       TOTAL        ANNUALIZED       BASE RENT
TENANT NAME          EXPIRATION     TENANT SF     TENANT SF      BASE RENT       PER SQ. FT.
-----------          ----------     ---------     ---------      ---------       -----------

Kmart                 11/30/17        86,479        25.3%        $207,000          $2.39
Food 4 Less           12/31/10        52,640        15.4%        $425,000          $8.07


     Lease Expiration Schedule.
     -------------------------

                                      SQ. FT. OF       % OF         CUMULATIVE
   YEAR OF        NUMBER OF LEASES      LEASES         TOTAL           % OF
 EXPIRATION           EXPIRING         EXPIRING.      SQ. FT.      TOTAL SQ. FT.
 ----------           --------         --------       -------      -------------

    2000                 5               6,676          1.95%           1.95%
    2001                 8              18,242          5.33%           7.28%
    2002                12              34,267         10.01%          17.29%
    2003                 5               7,652          2.24%          19.52%
    2004                 3              11,637          3.40%          22.92%
    2005                 5              16,415          4.79%          27.72%
    2006                 2              34,355         10.04%          37.75%
    2007                 1              14,200          4.15%          41.90%
    2010                 1              52,640         15.38%          57.28%
    2011                 1               4,500          1.31%          58.59%
    2013                 1               6,000          1.75%          60.35%
    2017                 1              86,479         25.26%          85.61%
    2025                 2                -             0.00%          85.61%
    2029                 1              29,650          8.66%          94.27%


     Escrow Schedule.
     ---------------

     RESERVE TYPE                INITIAL RESERVE        MONTHLY RESERVE DEPOSIT
     ------------                ---------------        -----------------------

Real Estate Taxes Reserve            $130,832                   $45,466
TI & LC Reserve                      $200,000                   $     0
Replacement Reserve                  $      0                   $ 2,500


     Operating History.
     -----------------
                                                                                TRAILING 12 MONTHS
                                1997             1998              1999       (AS OF JUNE 30, 2000)     UNDERWRITTEN
                             ----------       ----------        ----------    ---------------------      ----------
Effective Gross Income       $4,201,102       $4,425,442        $4,518,541          $4,404,197           $4,398,085
Net Operating Income         $3,024,088       $3,085,810        $3,334,407          $3,234,180           $3,051,642
Net Cash Flow                $2,887,534       $2,872,486        $3,307,501          $2,726,492           $2,842,851


         Palm Plaza Shopping Center Borrower. KIR Temecula L.P. is the borrower under the Palm Plaza Shopping Center Loan. It is--

         o a single purpose limited partnership formed under the laws of the State of California,

         o owned 0.5% by KIR Temecula 762 L.L.C., a Delaware limited liability company and its general partner, and 99.5% by Kimco Income Operating Partnership, L.P., a Delaware limited partnership, and

         o controlled by Kimco Income REIT, a Maryland real estate investment trust.

         The Palm Plaza Shopping Center Property. The Palm Plaza Shopping Center Property is a 37.78 acre property located in Temecula, California. It is improved by a single story anchored community shopping center that was built in 1990. The improvements are comprised of 342,338 rentable square feet.

         Based on a rent roll provided by the related borrower dated August 8, 2000, the Palm Plaza Shopping Center Property is 94% occupied. The Palm Plaza Shopping Center Property is occupied by 48 tenants, with the ten largest tenants accounting for 255,838 square feet or approximately 74.7% of the property's rentable area.

         Escrow Information. The Palm Plaza Shopping Center Loan requires monthly deposits into an escrow account in an amount estimated to be sufficient to pay real estate taxes when due, except that prior to its anticipated repayment date and if no event of default is continuing under the Palm Plaza Shopping Center Loan documents, no deposits will be required for the proportionate share of taxes payable by either Kmart or Union Bank, but only so long as the applicable tenant is not in default under its lease and is both required to pay, and is actually paying, its share of the taxes directly to the taxing authority.

         The Palm Plaza Shopping Center Loan requires monthly deposits into an escrow account in an amount estimated to be sufficient to pay insurance premiums when due, but provides that, prior to the occurrence of a cash sweep event, if the related borrower prepays the insurance premiums, and provides evidence of payment to the lender, no such deposits will be collected.

         The borrower under the Palm Plaza Shopping Center Loan is obligated to make monthly payments of $10,000 during each ten month period prior to the expiration of the TJ Maxx lease. The borrower has deposited $200,000 into a second leasing reserve for the payment of leasing costs associated with the re-leasing of that portion of the Palm Plaza Shopping Center Property not occupied by TJ Maxx. The borrower may apply for disbursements of funds from this reserve in an amount equal to the lesser of the actual leasing costs incurred in connection with a new lease or $5.00 per rentable square foot of space leased under the new lease. All funds in the reserve shall be disbursed to the related borrower upon request at the time that both the TJ Maxx space and the portion of the space currently leased to Pier One Imports have been leased at specified minimum rents for a term ending on or after May 1, 2006.

         Property Management. The Palm Plaza Shopping Center Property is subject to a management agreement between the related borrower and Kimco Realty Corporation, an affiliate of the related borrower. Kimco Realty Corporation, together with its affiliates, is one of the nation's largest owners of neighborhood and community shopping centers. As of March 1, 2000, Kimco's portfolio included over 400 shopping centers with approximately 62 million square feet of leasable area in 41 states throughout the Unites States.

         Cash Management/Lockbox. The borrower under the Palm Plaza Shopping Center Loan has agreed that from and after the earliest to occur of:

         1. an event of default under the Palm Plaza Shopping Center Loan documents,

         2. three months prior to the anticipated repayment date, unless, by that date, the Palm Plaza Shopping Center Borrower has a commitment for a loan to refinance the Palm Plaza Shopping Center Loan,

         3. the termination or expiration of the commitment letter referenced in clause 2. above, or

         4.   the anticipated repayment date, and

continuing until the Palm Plaza Shopping Center Loan is repaid in full, all rents from the Palm Plaza Shopping Center Property will be deposited into an account controlled by lender with a bank approved by lender. After the occurrence of a cash sweep event, and at the lender's request, all funds deposited in the account will be transferred by the bank to an account under the sole dominion and control of lender, to be applied by the lender in accordance with the terms of the Palm Plaza Shopping Center Loan documents.

THE MORTGAGE LOAN SELLERS

         We did not originate any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from the following entities:

         o Column Financial Inc.--94 mortgage loans, representing 40.2% of the initial mortgage pool balance;

         o Prudential Mortgage Capital Funding, LLC--52 mortgage loans, representing 31.4% of the initial mortgage pool balance; and

         o KeyBank National Association--86 mortgage loans, representing 28.5% of the initial mortgage pool balance.

         Column acquired four of the mortgage loans that it intends to sell to us, representing 1.5% of the initial mortgage pool balance, from Union Capital Investments, LLC, which originated each of those four mortgage loans. Column acquired three of the mortgage loans that it intends to sell to us, representing 1.8% of the initial mortgage pool balance, from Allied Capital Corporation, which originated each of those three mortgage loans. Column originated each of the other mortgage loans that it intends to sell to us.

         PMCF acquired 52 of the mortgage loans that it intends to sell to us, representing 31.4% of the initial mortgage pool balance, from Prudential Mortgage Capital Company, LLC, which originated 51 of those mortgage loans. PMCC acquired one mortgage loan, representing 3.9% of the initial mortgage pool balance, from Capital Lease Funding, L.P. The State of California Public Employees' Retirement System originated that one mortgage loan. The mortgage loan was subsequently restructured by Capital Lease Funding, L.P. and sold to PMCC on October 5, 2000.

         KeyBank acquired six of the mortgage loans that it intends to sell to us, representing 1.6% of the initial mortgage pool balance, from National Realty Finance L.C. in connection with KeyBank's purchase of that company from National Realty Funding L.C. in January 2000. In addition, KeyBank acquired four of the mortgage loans that it intends to sell to us, representing 3.7% of the initial mortgage pool balance, from First Union Bank, which originated those loans. KeyBank originated each of the other mortgage loans that it intends to sell to us.

         Column Financial, Inc. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Bethesda, Maryland; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Hollywood, Florida; Houston, Texas; Los Angeles, California; Nashville, Tennessee; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 2,000 commercial and multifamily rental mortgage loans totaling $9.74 billion since beginning operations in 1993. Column is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc. Donaldson, Lufkin & Jenrette, Inc. is our parent and the parent of Donaldson, Lufkin & Jenrette Securities Corporation, one of the underwriters. A proposed acquisition by Credit Suisse First Boston, Inc. of Donaldson, Lufkin & Jenrette, Inc. is currently pending.

         Prudential Mortgage Capital Funding, LLC/Prudential Mortgage Capital Company, LLC. PMCF is a limited liability company organized under the laws of the State of Delaware. PMCF is a wholly owned, limited purpose, subsidiary of PMCC. PMCC is a real estate financial services company which originates commercial and multifamily real estate loans throughout the United States. PMCF was organized for the purpose of acquiring loans originated by PMCC and holding them pending securitization or other disposition. PMCC has offices in Atlanta, Chicago, San Francisco and Newark. The principal offices of PMCC are located at 4 Gateway Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. PMCF and PMCC are affiliates of Prudential Securities Incorporated, one of the underwriters.

         KeyBank National Association. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of June 30, 2000, KeyBank had total assets of approximately $75.9 billion, total liabilities of approximately $69.7 billion and approximately $6.2 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters, and Key Corporate Capital Inc. d/b/a Key Commercial Mortgage, the initial master servicer and the initial special sub-servicer with respect to the pooled mortgage loans.

         Union Capital Investments, LLC. Union Capital is a limited liability company, with its principal offices in Atlanta, Georgia. Union Capital is primarily involved in conduit lending. It originates, underwrites and closes first mortgage loans secured by all types of multifamily rental and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

         The information set forth in this prospectus supplement regarding the mortgage loan sellers and the originators has, in each case, been provided by the party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

         On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trust all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

         In connection with the foregoing transfers, each related mortgage loan seller will be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans that it is selling to us for inclusion in the trust:

         o    either--

              1. the original promissory note, endorsed without recourse to the order of the trustee, or

              2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit;

         o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document;

         o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document;

         o an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

         o an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

         o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

         o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a pro forma title policy or a commitment for title insurance marked-up at the closing of the mortgage loan; and

         o in those cases where applicable, the original or a copy of the related ground lease.

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans in trust for the benefit of the series 2000-CKP1 certificateholders. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

         o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

         o that omission or defect materially and adversely affects the interests of the series 2000-CKP1 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the series 2000-CKP1 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

         Within a specified period of time following the later of--

         o the date on which the offered certificates are initially issued, and

         o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         As of the date of initial issuance of the offered certificates--

         o Union Capital will make with respect to each mortgage loan that was originated by it, sold to Column, and resold to us for inclusion in the trust,

         o Column will make with respect to each other mortgage loan that it is selling to us for inclusion in the trust,

         o PMCF will make with respect to each mortgage loan that it is selling to us for inclusion in the trust, and

         o KeyBank will make with respect to each mortgage loan that it is selling to us for inclusion in the trust ,

specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by Column, PMCF, KeyBank and Union Capital may not be identical. However, the representations and warranties to be made by each warranting party will include--

          o The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in November 2000. That information will include select items of information included on Exhibit A-1 to this prospectus supplement, including--

               1. the street address, including city, state and zip code, of the related mortgaged real property,

               2. the original principal balance and cut-off date principal balance of the mortgage loan,

               3. the amount of the monthly debt service payment due on the related due date in December 2000,

               4. the mortgage interest rate as of the related due date in November 2000, and

               5. the original and remaining term to stated maturity and the maturity date for the mortgage loan.

          o Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

          o Based on the related lender's title policy or, if not yet issued, on a pro forma policy or a "marked-up" commitment, the related mortgage instrument is a valid enforceable first priority lien upon the corresponding mortgaged real property and all buildings and fixtures on the property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

          o To its knowledge, there is no proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

          o There exists an American Land Title Association or equivalent form of lender's title insurance policy or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment on which the required premium has been paid, insuring the related originator, its successors and assigns, as to the first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

               1. the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, and

               2.   the other exceptions set forth in the policy.

          o The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs and other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

          o If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has been properly designated and currently serves.

          o Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, the related mortgaged real property is free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan.

          o The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related maker, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

         The representations and warranties made by each of Column, PMCF, KeyBank and Union Capital as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

          o there exists a breach of any of the above-described representations and warranties made by any of Column, PMCF, KeyBank or Union Capital, and

          o that breach materially and adversely affects the interests of the series 2000-CKP1 certificateholders in the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the trust against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

         If there exists a material breach of any of the representations and warranties made by Column, PMCF, KeyBank or Union Capital with respect to any of the mortgage loans included in the trust, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of the mortgage loans included in the trust, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then the warranting party, in the case of a material breach of a representation or warranty, or the related mortgage loan seller, in the case of a material document defect, will be required to take one of the following courses of action:

         o cure the material breach or the material document defect in all material respects; or

         o repurchase the affected mortgage loan at a price generally equal to the sum of--

              1. the Stated Principal Balance of the mortgage loan at the time of purchase, plus

              2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

              3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

              4. all unpaid special servicing fees and other unpaid Additional Trust Fund Expenses related to that mortgage loan, plus

              5.   any costs incurred in enforcing the repurchase obligation;
                   or

         o prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Moody's or Fitch to the series 2000-CKP1 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

              1. has comparable payment terms to those of the mortgage loan that is being replaced, and

              2. is acceptable to the series 2000-CKP1 controlling class representative.

         If any of Column, PMCF, KeyBank or Union Capital replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust the amount, if any, by which--

         o the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet point of the preceding paragraph, exceeds

         o the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

         The time period within which Column, PMCF, KeyBank or Union Capital, as applicable, must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, if Column, PMCF, KeyBank or Union Capital, as applicable, is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

         In addition to the foregoing, Column will--

         o make the same representations and warranties, including those discussed under "--Representations and Warranties" above, with respect to each pooled mortgage loan originated by Union Capital as it does with respect to each other mortgage loan sold by it to us for inclusion in the trust, and

         o have similar cure, repurchase or replacement obligations in the event of material breaches of those representations and warranties.

In general, however, if--

         o there exists a breach of any of those representations or warranties by Column and a breach of any representation or warranty made by Union Capital with respect to the same mortgage loan,

         o those breaches otherwise give rise to a cure, repurchase or replacement obligation on the part of both Column and Union Capital, and

         o Union Capital fails to satisfy its cure, repurchase or replacement obligation within the time period provided,

then Column will be required to cure the material breach of its representation or warranty as to, or repurchase or replace, the affected mortgage loan. For this purpose, the cure, repurchase or replacement period for Column, as otherwise described above, will commence only upon expiration of the cure, repurchase or replacement period for Union Capital.

         PMCC will be jointly and severally liable with PMCF for purposes of timely completing any cure, repurchase or substitution of a PMCF mortgage loan as contemplated above by this "--Cures, Repurchases and Substitutions" section.

         The cure/repurchase/substitution obligations of each of Column, PMCF, PMCC, KeyBank and Union Capital described above, will constitute the sole remedy available to the series 2000-CKP1 certificateholders in connection with a material breach of any of the representations and warranties made by Column, PMCF, KeyBank or Union Capital, as applicable, or a material document defect, in any event with respect to a mortgage loan in the trust. No other person will be obligated to perform those obligations in the event of a default on the part of Column, PMCF, PMCC, KeyBank and/or Union Capital, as applicable.

         Each of Column, PMCF, PMCC, KeyBank and Union Capital has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any of Column, PMCF, PMCC, KeyBank or Union Capital, as the case may be, has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise. Expenses incurred by the master servicer and the trustee with respect to enforcing any repurchase/substitution obligation will be borne by Column, PMCF, PMCC, KeyBank or Union Capital, as applicable, or, if not, will be reimbursable out of the collection account to be maintained by the master servicer.

         If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust, then the related mortgage loan seller will be permitted to repurchase or replace only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

         o determining the materiality of the subject breach or document defect, and

         o    the repurchase and substitution remedies.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in November 2000. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

         The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans and any REO Properties owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents", for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

         The master servicer and the special servicer must each service and administer the pooled mortgage loans and any REO Properties owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

         o    any and all applicable laws,

         o    the express terms of the pooling and servicing agreement,

         o    the express terms of the respective pooled mortgage loans, and

         o    to the extent consistent with the foregoing, the Servicing
              Standard.

         In general, the master servicer will be responsible for the servicing and administration of--

         o all mortgage loans in the trust as to which no Servicing Transfer Event has occurred, and

         o all worked-out mortgage loans in the trust as to which no new Servicing Transfer Event has occurred.

         The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property in the trust.

         Despite the foregoing, the pooling and servicing agreement will require the master servicer:

         o to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

         o otherwise, to render other incidental services with respect to any specially serviced assets.

         Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

         The master servicer will transfer servicing of a pooled mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

         In the case of a number of mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

THE INITIAL MASTER SERVICER, THE INITIAL SPECIAL SERVICER AND THE INITIAL SPECIAL SUB-SERVICER

         The Initial Master Servicer and Initial Special Sub-Servicer. Key Corporate Capital Inc. d/b/a Key Commercial Mortgage will be the initial master servicer and the initial special sub-servicer with respect to the mortgage pool. As special sub-servicer, it will perform, on behalf of the special servicer, substantially all of the special servicing duties with respect to the mortgage pool. Any discussion in this prospectus supplement of the rights, duties and obligations of the special servicer will, in general, be equally applicable to the special sub-servicer. The pooling and servicing agreement and a separate sub-servicing agreement will govern the special sub-servicing arrangement.

         KCCI is a Michigan corporation. KCCI is a wholly owned subsidiary of KeyBank National Association, which is a wholly owned subsidiary of KeyCorp. KCCI's primary servicing location is 911 Main Street, Kansas City, Missouri 64105.

         As of October 1, 2000, KCCI was responsible for the servicing of approximately 3,567 commercial and multifamily loans with an aggregate principal balance of approximately $7.2 billion, the collateral for which is located throughout the United States, the District of Columbia, and the Virgin Islands. Approximately 978 of the loans, with a principal balance of approximately $3.9 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KCCI also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors. Fitch and Moody's have approved KCCI as a master servicer for investment grade-rated commercial and multifamily mortgage-backed securities.

         The information set forth in this prospectus supplement concerning KCCI has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

         The Initial Special Servicer. Midland Loan Services, Inc. will be acting as the initial special servicer under the pooling and servicing agreement. It is anticipated that the initial master servicer will act as a sub-servicer on behalf of the initial special servicer and, in that capacity, will perform substantially all of the special servicing duties with respect to the mortgage pool.

         Midland, a wholly-owned subsidiary of PNC Bank, National Association, is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

         As of August 31, 2000, Midland was servicing approximately 13,900 commercial and multifamily loans with a total principal balance of approximately $48.8 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 9,950 of the loans, with a total principal balance of approximately $39.3 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

         Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary, and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

         The information set forth in this prospectus supplement concerning Midland has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

         The master servicing fee:

         o will be earned with respect to each and every mortgage loan, including--

              1.   each specially serviced mortgage loan, if any,

              2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

              3.   each mortgage loan as to which defeasance has occurred; and

         o    in the case of each mortgage loan, will--

              1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis, an Actual/360 Basis or an Actual/365 Basis, as applicable,

              2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.05% per annum to 0.15% per annum,

              3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

              4. be payable monthly from amounts received with respect to interest on that mortgage loan.

         As of the date of initial issuance of the series 2000-CKP1 certificates, the weighted average master servicing fee for the mortgage pool will be 0.0565% per annum. In the case of four mortgage loans, representing 0.8% of the initial mortgage pool balance, the master servicer will be obligated to remit the entire master servicing fee to a sub-servicer that cannot be terminated, including by a successor master servicer, except for cause.

         Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

         o    the excess, if any, of--

              1. the total amount of those Prepayment Interest Shortfalls, over

              2. the total amount of Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period; and

         o with respect to each and every mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.02% per annum.

         No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

         Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that payment date, as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

         o any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period, and

         o any payments made by the master servicer with respect to the related payment date to cover those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2000-CKP1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

         o    the special servicing fee,

         o    the workout fee, and

         o    the liquidation fee.

     Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any, and

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     o in the case of each mortgage loan described in the foregoing bullet point, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis, an Actual/360 Basis or an Actual/365 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust, that are on deposit in the master servicer's collection account from time to time.

     Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan in the trust. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2000-CKP1 certificateholders.

     Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges, Post-ARD Additional Interest, prepayment premiums and yield maintenance charges.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     o the repurchase or replacement of any mortgage loan in the trust for a material breach of representation or warranty or a material document defect, as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o the purchase of any defaulted mortgage loan or REO Property in the trust by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2000-CKP1 controlling class, as described under "--Sale of Defaulted Mortgage Loans" below; or

     o the purchase of all of the mortgage loans and REO Properties in the trust by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2000-CKP1 controlling class in connection with the termination of the trust, as described under "Description of the Offered
          Certificates--Termination" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2000-CKP1 certificateholders.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of--

     o the amount of any Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over

     o the amount of any Prepayment Interest Shortfalls incurred with respect the mortgage pool during that collection period.

     In addition, the following items collected on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o any late payment charges and Default Interest collected during any collection period and not otherwise applied--

          1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to the related mortgage loan, and

          2. to reimburse the trust for any interest on advances that were made with respect to the related mortgage loan, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on the related mortgage loan; and

     o any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

     o will generally be entitled to retain any interest or other income earned on those funds, and

     o will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

     o will be entitled to retain any interest or other income earned on those funds, and

     o    will be required to cover any losses of principal from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2000-CKP1 certificateholders. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within ten days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its reasonable and good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2000-CKP1 certificateholders, as a collective whole.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable at the time that advance is reimbursed--

     o first, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

     o then, after the advance has been reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet point are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

THE SERIES 2000-CKP1 CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2000-CKP1 certificateholders will be the holders of the most subordinate class of series 2000-CKP1 certificates then outstanding, other than the class S, D and R certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2000-CKP1 certificates, exclusive of the class S, D and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2000-CKP1 certificateholders will be the holders of the most subordinate class of series 2000-CKP1 certificates then outstanding, other than the class S, D and R certificates, that has a total principal balance greater than zero. For purposes of determining the series 2000-CKP1 controlling class, the class A-1A and A-1B certificates will represent a single class.

     Election of the Series 2000-CKP1 Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the series 2000-CKP1 controlling class, will be entitled to--

     o select a representative having the rights and powers described under "--The Series 2000-CKP1 Controlling Class Representative--Rights and Powers of the Series 2000-CKP1 Controlling Class Representative" below, or

     o    replace an existing series 2000-CKP1 controlling class representative.

     The trustee will be required to notify promptly all the certificateholders of the series 2000-CKP1 controlling class that they may select a series 2000-CKP1 controlling class representative upon:

     o the receipt by the trustee of written requests for the selection of a series 2000-CKP1 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2000-CKP1 controlling class;

     o the resignation or removal of the person acting as series 2000-CKP1 controlling class representative; or

     o a determination by the trustee that the controlling class of series 2000-CKP1 certificateholders has changed.

     The notice will explain the process for selecting a series 2000-CKP1 controlling class representative. The appointment of any person as a series 2000-CKP1 controlling class representative will not be effective until:

     o the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as the series 2000-CKP1 controlling class representative is acceptable to the holders of certificates representing more than 50% of the total principal balance of the series 2000-CKP1 controlling class; and

     o    that person provides the trustee with--

          1.   written confirmation of its acceptance of its appointment,

          2. written confirmation of its agreement to keep confidential all information received by it with respect to the trust,

          3. an address and telecopy number for the delivery of notices and other correspondence, and

          4. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2000-CKP1 Controlling Class Representative. The series 2000-CKP1 controlling class representative may at any time resign by giving written notice to the trustee, the special servicer and each certificateholder of the series 2000-CKP1 controlling class. The holders of certificates representing more than 50% of the total principal balance of the series 2000-CKP1 controlling class will be entitled to remove any existing series 2000-CKP1 controlling class representative by giving written notice to the trustee, the special servicer and to the existing series 2000-CKP1 controlling class representative.

     Rights and Powers of the Series 2000-CKP1 Controlling Class Representative. The series 2000-CKP1 controlling class representative will be entitled to advise the special servicer with respect to the actions identified in clauses 1. through 7. of the following sentence. In addition, except as otherwise indicated below in this "--Rights and Powers of the Series 2000-CKP1 Controlling Class Representative" subsection, the special servicer will not be permitted to take any of the following actions as to which the series 2000-CKP1 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     1. any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     2. any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a specially serviced mortgage loan in the trust;

     3. any proposed sale of a defaulted mortgage loan or REO Property out of the trust for less than par, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     4. any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     5. any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     6. any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan; and

     7. any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2000-CKP1 controlling class representative, as contemplated by the preceding paragraph, may:

     o require or cause the special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement, including the special servicer's obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust;

     o expose the trust, us, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

     o expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

The special servicer is to disregard any advice, direction or objection given or made by the series 2000-CKP1 controlling class representative that would have any of the effects described in the immediately preceding four bullet points. Furthermore, the special servicer will not be obligated to seek approval from the series 2000-CKP1 controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if--

     o the special servicer has, as described in the first paragraph under this "--Rights and Powers of the Series 2000-CKP1 Controlling Class Representative" subsection, notified the series 2000-CKP1 controlling class representative in writing of various actions that the special servicer proposes to take with respect to the work-out or liquidation of that mortgage loan and has provided the series 2000-CK1 controlling class representative with all information reasonably requested under the terms of the pooling and servicing agreement by the series 2000-CKP1 controlling class representative with respect to those actions, and

     o for 10 business days following its receipt of that notice and information, the series 2000-CKP1 controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     When reviewing the rest of this "Servicing of the Underlying Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the series 2000-CKP1 controlling class representative discussed above could have on the actions of the special servicer.

     Liability to Borrowers. In general, any and all expenses of the series 2000-CKP1 controlling class representative are to be borne by the holders of the controlling class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the series 2000-CKP1 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the series 2000-CKP1 controlling class representative is to notify immediately the trustee, the master servicer and the special servicer. Subject to the discussion under "Description of the Governing Documents--Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the special servicer will assume the defense of the claim at the expense of the trust fund against the series 2000-CKP1 controlling class representative, but only if--

     o the special servicer, the master servicer or the trust are also named parties to the same action, and

     o    in the judgment of the special servicer,

          1. the series 2000-CKP1 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

          2. there is no potential for the special servicer, the master servicer or the trust to be an adverse party in the action as regards the series 2000-CKP1 controlling class representative.

     Liability to the Trust and Certificateholders. The series 2000-CKP1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2000-CKP1 controlling class representative does not have any duties to the holders of any class of series 2000-CKP1 certificates other than the controlling class. It may act solely in the interests of the certificateholders of the series 2000-CKP1 controlling class and will have no liability to any other series 2000-CKP1 certificateholders for having done so. No series 2000-CKP1 certificateholder may take any action against the series 2000-CKP1 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2000-CKP1 controlling class.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of series 2000-CKP1 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     o to receive all notices described under "--The Series 2000-CKP1 Controlling Class Representative" above, and

     o to exercise directly all rights described under "--The Series 2000-CKP1 Controlling Class Representative" above,

that it otherwise would if it were the registered holder of certificates of the series 2000-CKP1 controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

     The series 2000-CKP1 controlling class representative may, upon not less than 30 days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the series 2000-CKP1 controlling class certificateholders. In addition, for so long as Key Corporate Capital Inc. d/b/a Key Commercial Mortgage acts as both master servicer and special sub-servicer under the pooling and servicing agreement, it may remove Midland as special servicer under the pooling and servicing agreement, with or without cause, and appoint a successor special servicer. In either of the foregoing cases, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Moody's and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2000-CKP1 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to:

     o payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation; and

     o reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     The master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any pooled mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, except as described in the next sentence and subject to the related loan documents, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause unless it has received written confirmation from each of Moody's and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2000-CKP1 certificates. With respect to due-on-sale clauses, this requirement will apply only if the subject mortgage loan, together with all other pooled mortgage loans that are cross-collateralized with the subject mortgage loan or that have been made to the same borrower or affiliated borrowers, has a total cut-off date principal balance in excess of $20,000,000. In the case of due-on-encumbrance provisions, this requirement will always apply.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to the specially serviced mortgage loans in the trust, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

     o    modify, waive or amend of any term of any mortgage loan;

     o    extend the maturity of any mortgage loan;

     o defer or forgive the payment of interest on and principal of any mortgage loan;

     o defer or forgive the payment of late payment charges on any mortgage loan;

     o permit the release, addition or substitution of collateral securing any mortgage loan; or

     o permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Series 2000-CKP1 Controlling Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above, and further, to each of the following limitations, conditions and restrictions:

     o With limited exception, neither the special servicer nor the master servicer may agree to modify, waive or amend any term of, or take or consent to the master servicer's taking any of the other above-referenced actions with respect to any mortgage loan in the trust, if doing so would--

          1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2. in the judgment of the master servicer or special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan, unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2000-CKP1 certificateholders, as a collective whole, on a present value basis than would liquidation.

     o Neither the master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust to a date beyond the earliest of--

          1. the fifth anniversary of the mortgage loan's original stated maturity date,

          2.   two years prior to the rated final payment date, and

          3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

     o Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust, that would--

          1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

          2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

          3. adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Internal Revenue Code.

     o Neither the master servicer nor the special servicer may permit any borrower to add or substitute any real estate collateral for any mortgage loan in the trust, unless the master servicer or special servicer, as applicable, has first--

          1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

               (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

          2. received confirmation from each of Moody's and Fitch that the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2000-CKP1 certificates.

     o Subject to limited exceptions, neither the master servicer nor the special servicer may release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan in the trust other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulation Section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

     Notwithstanding the foregoing, the master servicer will be permitted, in the case of an ARD Loan that is not a specially serviced mortgage loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if:

     o the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance; and

     o the master servicer determines that waiving the trust's right to receive that Post-ARD Additional Interest is in accordance with the Servicing Standard.

The master servicer will not have any liability to the trust, the series 2000-CKP1 certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     All material modifications, waivers and amendments entered into with respect to the pooled mortgage loans are to be in writing. Each of the master servicer and the special servicer, as applicable, must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless--

     o an appraisal had previously been obtained within the prior twelve months, and

     o there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $1,000,000, then, unless the series 2000-CKP1 controlling class representative objects, the special servicer may perform an internal valuation of the related mortgaged real property.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     o the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--General" above, and

     o no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans.

That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

     Deposits. The master servicer must deposit or cause to be deposited in its collection account, within two business days following receipt, in the case of payments from borrowers and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the pooled mortgage loans subsequent to the date of initial issuance of the offered certificates:

     o    all principal payments collected, including principal prepayments;

     o all interest payments collected, including Default Interest and Post-ARD Additional Interest;

     o any prepayment premiums, yield maintenance charges and late payment charges collected;

     o any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     o any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     o any amounts paid by any of Column, PMCF, PMCC, KeyBank or Union Capital in connection with the repurchase or replacement of a mortgage loan by that party as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o any amounts paid to purchase all the mortgage loans and any REO Properties in connection with the termination of the trust as contemplated under "Description of the Offered
          Certificates--Termination" in this prospectus supplement;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket insurance policy or master force placed insurance policy, as described under "Description of the Mortgage Pool--Underwriting Matters--Hazard, Liability and Other Insurance" in this prospectus supplement;

     o    any amount transferred by the special servicer from its REO account;
          and

     o    any amounts transferred from any debt service reserve accounts.

     Upon receipt of any of the amounts described in the first five bullet points of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's payment account described under "Description of the Offered Certificates--Payment Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          o monthly debt service payments due on a due date subsequent to the end of the related collection period,

          o payments and other collections received after the end of the related collection period, and

          o amounts that are payable or reimbursable from the collection account to any person other than the series 2000-CKP1 certificateholders in accordance with any of clauses 2. through
               17. below;

     2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

     3. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust, earned and unpaid special servicing fees with respect to each mortgage loan in the trust that is either--

          o    a specially serviced mortgage loan, or

          o a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

     7. to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the mortgage loan as to which the advance was made;

     8. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

     9. to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     10. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust;

     11. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

     13. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Certain Matters Regarding the Trustee" in the accompanying prospectus;

     14. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the costs of opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the trustee in connection with providing advice to the special servicer;

     15. to pay any other items described in this prospectus supplement as being payable from the collection account;

     16. to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the pooled mortgage loans on or before their respective due dates in November 2000 or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the trust;

     17. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust; and

     18. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to the master servicer, the special servicer and any single certificateholder or group of certificateholders of the series 2000-CKP1 controlling class, a right to purchase from the trust defaulted mortgage loans in the priority described in the next paragraph.

     If the special servicer has determined that any defaulted mortgage loan has or will become subject to foreclosure or similar proceedings and that the sale of that mortgage loan by the trust under the circumstances described below in this paragraph is in accordance with the Servicing Standard, the special servicer must give prompt written notice of its determination to the trustee and the master servicer. The trustee will then be required, within five days after receipt of that notice, to provide a similar notice to all certificateholders of the series 2000-CKP1 controlling class. Any single certificateholder or group of certificateholders of the series 2000-CKP1 controlling class may, at its or their option, within 15 days after receiving the notice from the trustee, purchase that defaulted mortgage loan from the trust, at a cash price generally equal to--

     o    the Stated Principal Balance of the mortgage loan,

     o all unpaid and unadvanced interest on the mortgage loan through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest, and

     o all unreimbursed advances with respect to the mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them.

If two or more separate certificateholders or groups of certificateholders of the series 2000-CKP1 controlling class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the series 2000-CKP1 controlling class. If certificateholders of the series 2000-CKP1 controlling class have not purchased that defaulted mortgage loan within 15 days of their having received the relevant notice, then for a limited period, either the master servicer or the special servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust at the same cash price as was applicable for the certificateholders of the series 2000-CKP1 controlling class. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase.

     The special servicer may offer to sell on behalf of the trust, any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the series 2000-CKP1 certificateholders, as a collective whole. Any offer must be made in a commercially reasonable manner for a period of not less than ten days. Subject to the discussion in the next paragraph and under "--The Series 2000-CKP1 Controlling Class Representative" above, the special servicer will be required to accept the highest cash bid received from any person that is a fair price, determined in accordance with the pooling and servicing agreement, for the mortgage loan.

     The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, consistent with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the series 2000-CKP1 certificateholders, as a collective whole. Furthermore, subject to the discussion under "--The Series 2000-CKP1 Controlling Class Representative" above, the special servicer may accept a lower cash bid from any person or entity, other than itself or an affiliate, if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the series 2000-CKP1 certificateholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted mortgage loan or any REO Property.

     In connection with the sale of any defaulted mortgage loan on behalf of the trust, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into its collection account.

     If a default on a pooled mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2000-CKP1 Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed-in-lieu of foreclosure; or

     o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2000-CKP1 certificateholders, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged real property, within the meaning of federal environmental laws, unless--

     o the special servicer has previously received, at the expense of the trust, a report prepared by a person who regularly conducts environmental audits, and

     o    either:

          1.   the report indicates that--

               o the mortgaged real property is in compliance with applicable environmental laws and regulations, and

               o there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. the special servicer determines in accordance with the Servicing Standard that taking the actions necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery for the series 2000-CKP1 certificateholders, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property not later than the end of the third calendar year following the year of acquisition of the property, subject to limited exceptions as described under "--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on, and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with, the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. Prior to the payment of any liquidation proceeds to series 2000-CKP1 certificateholders, the special servicer and/or the master servicer will be entitled to reimbursement out of those proceeds, for--

     o    any unpaid servicing compensation with respect to the mortgage loan,

     o unreimbursed servicing expenses incurred with respect to the mortgage loan,

     o any unreimbursed advances of delinquent payments made with respect to the mortgage loan, and

     o any interest payable on the unreimbursed servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

     The special servicer will generally be required to solicit cash offers for any REO Property held in the trust in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust--

     1.   in accordance with the Servicing Standard, and

     2. in a manner that maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code.

         The special servicer must review the operation of each REO Property held by the trust and, in connection with that review, may consult with the trustee to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of--

     o    a tax on net income from foreclosure property, within the meaning of
          Section 857(b)(4)(B) of the Internal Revenue Code, or

     o a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

This determination is most likely to occur in the case of an REO property that is a hospitality property or a health care facility. To the extent that income the trust receives from an REO property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

     o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2000-CKP1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust during that collection period, net of--

     o any withdrawals made out of those amounts, as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves, as described in the next sentence.

The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgaged loan. Beginning in 2001, the master servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year or, in the case of each pooled mortgage loan with an unpaid principal balance of under $2,000,000, once every two years, if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware, or

     o any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material.

At the request of the trustee, the master servicer and the special servicer will each be required to deliver to the trustee a copy of the inspection reports prepared or caused to be prepared by it, in each case, by the later of the 30th day following its preparation or receipt of the subject report and the 15th day following the trustee's request.

     Commencing with respect to the calendar quarter ended December 31, 2001, the special servicer, in the case of each specially serviced mortgage loan in the trust, and the master servicer, in the case of each other mortgage loan in the trust, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

     o the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

     o    the quarterly and annual financial statements of the borrower.

The special servicer will be required to forward to the master servicer copies, in hard copy or electronic format, of any items of information described in the two bullets of the immediately preceding sentence that it collects from the related borrower. The master servicer will be required to forward to the trustee, upon request, copies, in hard copy or electronic format, of any items of information described in the two bullets of the second preceding sentence that it collects from the related borrower or receives from the special servicer.

The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, and neither the master servicer nor the special servicer is likely to have any practical means of compelling delivery.

     Within 45 days of its receipt of any annual or quarterly operating statements or rent rolls as contemplated above, the master servicer will be required, based upon those operating statements or rent rolls, to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property based on the methodology employed during the original underwriting as, and to the extent, provided to the master servicer or the special servicer, as applicable, by the respective mortgage loan sellers.

     The master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the trust. The master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee an electronic copy of the subject report, and upon request, the trustee will forward the subject report to --

     o    the series 2000-CKP1 controlling class representative,

     o    any series 2000-CKP1 certificateholder, or

     o any beneficial owner of an offered certificate, if the trustee has confirmed to its satisfaction the ownership interest of that beneficial owner in an offered certificate.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning in 2002, each of the master servicer and the special servicer must--

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report.

               In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

     o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's payment account any amount required to be so remitted, and that failure continues unremedied for three business days following the date on which the remittance was required to be made;

     o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the series 2000-CKP1 voting rights;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2000-CKP1 certificateholders, and that breach continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the series 2000-CKP1 voting rights;

     o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;

     o the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     o the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     o the trustee receives written notice from Moody's or Fitch to the effect that the continuation of the master servicer or the special servicer in that capacity would result in a downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series 2000-CKP1 certificates, and that notice is not rescinded within 90 days following the delivery of that notice, or within such longer period as would not, as confirmed by that rating agency, result in a downgrade or withdrawal of any rating then assigned by that rating agency to any class of series 2000-CKP1 certificates; and

     o the trustee receives written notice from Moody's or Fitch to the effect that the master servicer's or special servicer's acting in that capacity has resulted in a downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series 2000-CKP1 certificates.

     The pooling and servicing agreement may provide for additional events of default. When a single entity acts as master servicer and special servicer, an event of default in one capacity, other than an event of default described in one of the last two bullet points of the prior paragraph, will automatically be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2000-CKP1 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the trust assets, other than any rights the defaulting party may have as a series 2000-CKP1 certificateholder. Upon any termination, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     Certificateholders entitled to a majority of the series 2000-CKP1 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In the case of a number of mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2000-CKP1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullet points under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2000-CKP1 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2000-CKP1 certificates will be issued, on or about November 3, 2000, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the pooled mortgage loans;

     o any and all payments under and proceeds of the pooled mortgage loans received after their respective due dates in November 2000, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans;

     o    our rights under each of the mortgage loan purchase agreements;

     o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the trustee's payment account described under "--Payment Account" below or the trustee's interest reserve account described under "--Payments--Interest Reserve Account" below.

     The series 2000-CKP1 certificates will include the following classes:

     o the A-1A, A-1B, A-2, A-3, A-4, B-1, B-2 and B-3 classes, which are the classes of series 2000-CKP1 certificates that are offered by this prospectus supplement; and

     o the S, B-4, B-5, B-6, B-7, B-8, B-9, C, D and R classes, which are the classes of series 2000-CKP1 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7,
B-8, B-9 and C certificates are the only series 2000-CKP1 certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class S certificates will not have principal balances, and the holders of the class S certificates will not be entitled to receive payments of principal. However, each class S certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of the class S certificates will equal the total principal balance of all the class A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, B-9 and C certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2000-CKP1 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, notices, reports and statements made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Clearstream and Euroclear. You will hold your certificates through DTC, in the United States, or Clearstream Banking societe anonyme or the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus.

     DTC is--

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream was incorporated in 1970 as "Cedel S.A.", a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 40 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 100,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--DTC, Clearstream and Euroclear" section. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     The information in this prospectus supplement concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets it settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     o credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     o those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream or Euroclear participant on that business day.

     Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream or Euroclear. In addition, those beneficial owners will receive all payments of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit payments of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

PAYMENT ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2000-CKP1 certificates and from which it will make those payments. That payment account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's payment account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the payment account the following funds:

     o All payments and other collections on the pooled mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2000-CKP1 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances or Additional Trust Fund Expenses with respect to the related pooled mortgage loan, Default Interest and late payment charges,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c) amounts payable with respect to other expenses of the trust; and

          4. amounts deposited in the master servicer's collection account in error.

     o Any advances of delinquent monthly debt service payments made with respect to that payment date.

     o Any payments to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in March 2001, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its payment account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its payment account for any of the following purposes:

     o to pay itself a monthly fee which is described under "--The Trustee" below;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Certain Matters Regarding the Trustee" in the accompanying prospectus;

     o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

     o with respect to each payment date during February of any year and each payment date during January of any year that is not a leap year, commencing in 2001, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis; and

     o to pay to the person entitled thereto any amounts deposited in the payment account in error.

     On each payment date, all amounts on deposit in the trustee's payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each payment date, the trustee will apply the Total Available Funds to make payments on the series 2000-CKP1 certificates.

     For any payment date, the Total Available Funds will consist of three separate components:

     o the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid to the holders of the offered certificates as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below;

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class D certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below; and

     o the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2000-CKP1 certificates, other than the class D certificates, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2001, the trustee will, on or before the payment date in that month, withdraw from its payment account and deposit in its interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, net of the related master servicing fee rate and the trustee fee rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2001, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. On each payment date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all payments required to be made on the series 2000-CKP1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2000-CKP1 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Payments made to a class of series 2000-CKP1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Payments of Interest. All of the classes of the series 2000-CKP1 certificates will bear interest, except for the D and R classes.

     With respect to each interest-bearing class of the series 2000-CKP1 certificates, that interest will accrue during each interest accrual period based upon:

     o    the pass-through rate for that class and the related payment date;

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series 2000-CKP1 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2000-CKP1 certificates do not receive all of the interest to which they are entitled on any payment date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series 2000-CKP1 certificates will equal the product of--

     o the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o    a fraction--

          1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2000-CKP1 certificates.

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2000-CKP1 certificates for the initial payment date is shown on page S-4.

     The pass-through rates applicable to the class ____ and ____ certificates for each subsequent payment date will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the particular class of series 2000-CKP1 certificates for the initial payment date.

     The pass-through rates applicable to the class ____ and ____ certificates for each subsequent payment date will, in the case of each of those classes, equal the lesser of--

     o the pass-through rate applicable to the particular class of series 2000-CKP1 certificates for the initial payment date, and

     o the Weighted Average Pool Pass-Through Rate for that subsequent payment date.

     The pass-through rates applicable to the class ____ and ____ class certificates for each subsequent payment date will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for that subsequent payment date.

     The pass-through rate applicable to the class S certificates for each payment date will equal the excess, if any, of--

     o the Weighted Average Pool Pass-Through Rate for that payment date, over

     o the weighted average of the respective pass-through rates for the class A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7,
          B-8, B-9 and C certificates for that payment date, weighted on the basis of the relative total principal balances of those other classes of series 2000-CKP1 certificates outstanding immediately prior to that payment date.

     The pass-through rates applicable to the other interest-bearing non-offered classes of series 2000-CKP1 certificates for each subsequent payment date will, in the case of each of those classes, equal the lesser of--

     o the pass-through rate applicable to the particular class of series 2000-CKP1 certificates for the initial payment date, and

     o the Weighted Average Pool Pass-Through Rate for that subsequent payment date.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class D and R certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the relevant Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2000-CKP1 certificates, other than the class S, D and R certificates, on each payment date, will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1A and A-1B certificates on each payment date will equal:

     o    in the case of the class A-1A certificates, the lesser of--

          1. the entire Total Principal Payment Amount for that payment date, and

          2. the total principal balance of the class A-1A certificates immediately prior to that payment date; and

     o    in the case of the class A-1B certificates, the lesser of--

          1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount that is allocable to the class A-1A certificates as described in the preceding bullet point, and

          2. the total principal balance of the class A-1B certificates immediately prior to that payment date.

     However, if both of those classes are outstanding as of any Senior Principal Payment Cross-Over Date or, in any event, as of the final payment date for the series 2000-CKP1 certificates, then the Total Principal Payment Amount for that payment date and any payment date thereafter will be allocable between those two classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

     While the class A-1A and A-1B certificates are outstanding, no portion of the Total Principal Payment Amount for any payment date will be allocated to any other class of series 2000-CKP1 certificates.

     Following the retirement of the Class A-1A and A-1B certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2000-CKP1 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Total Principal Payment Amount that remains unallocated, and

     o the total principal balance of the particular class immediately prior to that payment date.

                  ORDER OF ALLOCATION              CLASS
                  -------------------              -----
                          1st                       A-2
                          2nd                       A-3
                          3rd                       A-4
                          4th                       B-1
                          5th                       B-2
                          6th                       B-3
                          7th                       B-4
                          8th                       B-5
                          9th                       B-6
                         10th                       B-7
                         11th                       B-8
                         12th                       B-9
                         13th                        C

     In no event will the holders of any class of series 2000-CKP1 certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1A and A-1B certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2000-CKP1 certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of series 2000-CKP1 certificates, if any, listed above it in the foregoing table is reduced to zero.

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2000-CKP1 certificates, other than the class S, D and R certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2000-CKP1 certificates, then, subject to the relevant Available P&I Funds and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:


ORDER OF     RECIPIENT
PAYMENT      CLASS OR CLASSES                             TYPE AND AMOUNT OF PAYMENT
--------     ----------------                             --------------------------
1st          A-1A, A-1B and S          Interest up to the total interest payable on those classes, pro rata based on the total interest payable on each class

2nd           A-1A and A-1B            Principal up to the total principal payable on those classes, allocable as between those classes as described immediately following this table

3rd           A-1A and A-1B            Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on the loss reimbursement amount for each class

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4th                A-2                 Interest up to the total interest payable on that class

5th                A-2                 Principal up to the total principal payable on that class

6th                A-2                 Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------------------

7th                A-3                 Interest up to the total interest payable on that class

8th                A-3                 Principal up to the total principal payable on that class

9th                A-3                 Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------------------

10th               A-4                 Interest up to the total interest payable on that class

11th               A-4                 Principal up to the total principal payable on that class

12th               A-4                 Reimbursement up to the loss reimbursement amount for that class

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13th               B-1                 Interest up to the total interest payable on that class

14th               B-1                 Principal up to the total principal payable on that class

15th               B-1                 Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------------------

16th               B-2                 Interest up to the total interest payable on that class

17th               B-2                 Principal up to the total principal payable on that class

18th               B-2                 Reimbursement up to the loss reimbursement amount for that class

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ORDER OF     RECIPIENT
PAYMENT      CLASS OR CLASSES                             TYPE AND AMOUNT OF PAYMENT
--------     ----------------                             --------------------------
19th               B-3                 Interest up to the total interest payable on that class

20th               B-3                 Principal up to the total principal payable on that class

21st               B-3                 Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------------------

22nd               B-4                 Interest up to the total interest payable on that class

23rd               B-4                 Principal up to the total principal payable on that class

24th               B-4                 Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------------------

25th               B-5                 Interest up to the total interest payable on that class

26th               B-5                 Principal up to the total principal payable on that class

27th               B-5                 Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------------------

28th               B-6                 Interest up to the total interest payable on that class

29th               B-6                 Principal up to the total principal payable on that class

30th               B-6                 Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------------------

31st               B-7                 Interest up to the total interest payable on that class

32nd               B-7                 Principal up to the total principal payable on that class

33rd               B-7                 Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------------------

34th               B-8                 Interest up to the total interest payable on that class

35th               B-8                 Principal up to the total principal payable on that class

36th               B-8                 Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------------------

37th                B-9                Interest up to the total interest payable on that class

38th                B-9                Principal up to the total principal payable on that class

39th                B-9                Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------------------

40th                 C                 Interest up to the total interest payable on that class

41st                 C                 Principal up to the total principal payable on that class

42nd                 C                 Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------------------

43rd                 R                 Any remaining portion of the Available P&I Funds

     In general, no payments of principal will be made with respect to the class A-1B certificates until the total principal balance of the class A-1A certificates is reduced to zero. However, on and after the Senior Principal Payment Cross-Over Date, and in any event on the final payment date for the series 2000-CKP1 certificates, the trustee will make payments of principal on the class A-1A certificates and the class A-1B certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2000-CKP1 certificates, other than the class S, D and R certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period in connection with the prepayment of any mortgage loan in the trust, and if that prepayment consideration is calculated in accordance with a yield maintenance formula and exceeds any minimum specified amount or percentage of the amount prepaid, then the trustee will distribute that prepayment consideration as additional interest, on the payment date corresponding to that collection period, as follows:

     o the holders of each class of offered certificates, if any, then entitled to payments of principal on that payment date will be entitled to an amount equal to the product of--

          1.   the amount of that prepayment consideration, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of offered certificates for that payment date, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total payments of principal to be made with respect to that class of offered certificates on that payment date, and the denominator of which is equal to the Total Principal Payment Amount for that payment date; and

     o any portion of the prepayment consideration that may remain after the payment(s) on the offered certificates as contemplated by the prior bullet point, will be payable to the holders of the class S certificates.

     For purposes of the foregoing, the relevant discount rate will be the same U.S. Treasury rate that was used to calculate the subject yield maintenance charge, converted to a monthly equivalent rate.

     If any prepayment consideration is collected during any particular collection period in connection with the prepayment of any mortgage loan in the trust, and if that prepayment consideration is calculated in accordance with a yield maintenance formula, but equals any minimum specified amount or percentage of the amount prepaid, then the trustee will distribute that prepayment consideration as additional interest, on the payment date corresponding to that collection period, entirely to the holders of the class S certificates.

     If any prepayment consideration is collected during any particular collection period in connection with the prepayment of any mortgage loan in the trust, and if that prepayment consideration otherwise is a specified amount or is calculated as a specified percentage of the amount prepaid, then the trustee will distribute that prepayment consideration as additional interest, on the payment date corresponding to that collection period, as follows:

     o the holders of each class of offered certificates, if any, then entitled to payments of principal on that payment date will be entitled to an amount equal to the product of--

          1.   25% of the amount of that prepayment consideration, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the total payments of principal made with respect to that class of offered certificates on that payment date, and the denominator of which is equal to the Total Principal Payment Amount for that payment date; and

     o any portion of the prepayment consideration that may remain after the payment(s) on the offered certificates as contemplated by the prior bullet point, will be payable to the holders of the class S certificates.

     After the payment date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the pooled mortgage loans will be paid on the class S certificates.

     Neither we nor any of the underwriters makes any representation as to--

     o the enforceability of any provision of the pooled mortgage loans requiring the payment of any prepayment consideration, or

     o    the collectability of that prepayment consideration.

     See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Additional Interest. The holders of the class D certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust and applied as Post-ARD Additional Interest.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2000-CKP1 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2000-CKP1 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2000-CKP1 certificates. If this occurs following the payments made to the 2000-CKP1 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2000-CKP1 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2000-CKP1 certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

       ORDER OF ALLOCATION                   CLASS
       -------------------                   -----
               1st                             C
               2nd                            B-9
               3rd                            B-8
               4th                            B-7
               5th                            B-6
               6th                            B-5
               7th                            B-4
               8th                            B-3
               9th                            B-2
               10th                           B-1
               11th                           A-4
               12th                           A-3
               13th                           A-2
               14th                   A-1A and A-1B, pro
                                      rata based on total
                                      principal balances

     The above-described reductions in the total principal balances of the respective classes of the series 2000-CKP1 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2000-CKP1 certificates. A reduction of this type in the total principal balance of any of the classes of series 2000-CKP1 certificates identified in the foregoing table, will result in a corresponding reduction in the total notional amount of the class S certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust, will be an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets;

     o any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing Documents--Certain Matters Regarding the Trustee" in the accompanying prospectus,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us, as described under "Description of the Governing Documents--Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement; and

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan in the trust, as described under "Servicing of the Underlying Mortgage Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments, in each case net of master servicing fees, that--

     o were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     o were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2000-CKP1 certificates on that payment date.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See "--The Trustee" below.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--Collection Account" in this prospectus supplement.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will be payable at the time that advance is reimbursed--

     o first, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

     o then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet point are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a monthly debt service advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that monthly debt service advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2000-CKP1 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each payment date to each registered holder of a series 2000-CKP1 certificate, a reporting statement substantially in the form of, and containing the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the payments on the series 2000-CKP1 certificates on that payment date and the performance, both in total and individually to the extent available, of the pooled mortgage loans and the mortgaged real properties.

     Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the payment date in December 2000.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2000-CKP1 certificateholders only those persons in whose names the series 2000-CKP1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any holder or beneficial owner of an offered certificate via the trustee's internet website. The trustee's internet website will initially be located at "www.ctslink.com/cmbs".

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2000-CKP1 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o the mortgage files for the pooled mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

     The voting rights for the series 2000-CKP1 certificates will be allocated as follows:

     o 99.0% of the voting rights will be allocated to the class A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, B-9 and C
          certificates, in proportion to the respective total principal balances of those classes; and

     o 1.0% of the voting rights will be allocated to the class S certificates.

     Voting rights allocated to a class of series 2000-CKP1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2000-CKP1 controlling class, in that order of preference.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2000-CKP1 certificateholder. The final payment with respect to each series 2000-CKP1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2000-CKP1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the master servicer, the special servicer or any single holder or group of holders of the series 2000-CKP1 controlling class of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               o all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

The purchase will result in early retirement of the then outstanding series 2000-CKP1 certificates. However, the right of the master servicer, the special servicer or any single holder or group of holders of the series 2000-CKP1 controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2000-CKP1 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. will act as initial trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at 11000 Broken Land Parkway, Columbia, Maryland 21044. Its CMBS customer service help desk can be contacted at (301) 815-6600.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2000-CKP1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at .0017% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrue basis, which is either an Actual/360 Basis, an Actual/365 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things--

     o    the pass-through rate for the certificate,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates. The pass-through rates applicable to the class and certificates will be variable and will be equal to, based upon or limited by, as applicable, the Weighted Average Pool Pass-Through Rate from time to time. Accordingly, the yield on the class and certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Pool Pass-Through Rate and, accordingly, the pass-through rates for the class and certificates will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are paid in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the mortgage loans will result in payments on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid in reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     o    the amount of payments on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    the rate of principal payments on your offered certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future payment dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity may be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment lock-out periods, and

          2.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must otherwise be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of November , 2000 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o    summing the results; and

     o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1A and/or class A-1B certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2000-CKP1 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1A and class A-1B certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of series 2000-CKP1 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay expenses in connection with the issuance of the series 2000-CKP1 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Sidley & Austin, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

     The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o any REO Properties acquired on behalf of the series 2000-CKP1 certificateholders,

     o    the master servicer's collection account,

     o    the special servicer's REO account, and

     o    the trustee's payment account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o    the class S, A-1A, A-1B, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6,
          B-7, B-8, B-9 and C certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     o the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

     o the class D certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class certificates will be issued with more than a de minimis amount of original issue discount. The class certificates will be issued with a de minimis amount of original issue discount. The other classes of offered certificates will not be issued with original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

         o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

         o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

         o there will be no extension of maturity for any mortgage loan in the trust.

         However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

         The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

         Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

         o "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

         o "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

          o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

          o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

          o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

         o    ERISA Plans, and

         o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be, or give rise, to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code or whether there exists any statutory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of series 2000-CKP1 certificates that is held by benefit plan investors, within the meaning of U.S. Department of Labor Regulation Section 2510.3-101.

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to Donaldson, Lufkin & Jenrette Securities Corporation identified as PTE 90-83, to Prudential Securities Incorporated as PTE 90-32, to Credit Suisse First Boston Corporation identified as PTE 89-90 and to Smith Barney Inc., a predecessor in interest to Salomon Smith Barney Inc., identified as PTE 91-23. Subject to the satisfaction of conditions set forth in them, the Underwriter Exemptions generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and
(b) of the Internal Revenue Code, specified transactions relating to, among other things--

         o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

         o the purchase, sale and holding of mortgage pass-through certificates, such as the class A-1A and A-1B certificates, that are underwritten by an Exemption-Favored Party.

         Each of the Underwriter Exemptions sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a class A-1A or A-1B certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

         o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         o second, the rights and interests evidenced by that certificate must not be subordinated to the rights and interests evidenced by the other certificates;

         o third, at the time of its acquisition by the Plan, that certificate must be rated in one of the three highest generic rating categories by S&P, Fitch or Moody's;

         o fourth, the trustee cannot be an affiliate of any other member of the Restricted Group;

         o    fifth, the following must be true--

              1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

              2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust must represent not more than the fair market value of the obligations, and

              3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

         o sixth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         Because the class A-1A and A-1B certificates are not subordinated to any other class of series 2000-CKP1 certificates, the second general condition set forth above is satisfied with respect to the class A-1A and A-1B certificates. It is a condition of their issuance that the class A-1A and A-1B certificates be rated not lower than "Aaa" by Moody's and "AAA" by Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the third and fourth general conditions set forth above will be satisfied with respect to the class A-1A and A-1B certificates. A fiduciary of an ERISA Plan contemplating the purchase of a class A-1A or A-1B certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of an ERISA Plan contemplating a purchase of a class A-1A or A-1B certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a class A-1A or A-1B certificate.

         Each of the Underwriter Exemptions also requires that the trust meet the following requirements:

         o the trust assets must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of S&P, Fitch, Moody's or Duff & Phelps Credit Rating Co. for at least one year prior to the ERISA Plan's acquisition of a class A-1A or A-1B certificate; and

         o certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of a class A-1A or A-1B certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of the Underwriter Exemptions are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

         o the direct or indirect sale, exchange or transfer of class A-1A or A-1B certificates acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, PMCC, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing ERISA Plan,

         o the direct or indirect acquisition or disposition in the secondary market of class A-1A or A-1B certificates by an ERISA Plan, and

         o the continued holding of class A-1A or A-1B certificates by an ERISA Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of a class A-1A or A-1B certificate is--

         o on behalf of an ERISA Plan sponsored by any member of the Restricted Group, and

         o by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan.

         Moreover, if the general conditions of the Underwriter Exemptions, as well as other conditions set forth in those exemptions, are satisfied, the Underwriter Exemptions may each also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

         o the direct or indirect sale, exchange or transfer of class A-1A or A-1B certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and an ERISA Plan, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those certificates is--

              1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

              2.  an affiliate of that borrower,

         o the direct or indirect acquisition or disposition in the secondary market of class A-1A or A-1B certificates by an ERISA Plan, and

         o the continued holding of class A-1A or A-1B certificates by an ERISA Plan.

         Further, if the general conditions of the Underwriter Exemptions, as well as other conditions set forth in those exemptions, are satisfied, the Underwriter Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of that Code, for transactions in connection with the servicing, management and operation of the trust assets.

         Lastly, if the general conditions of the Underwriter Exemptions are satisfied, they may each also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of that Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

         o    providing services to the ERISA Plan, or

         o having a specified relationship to this person, solely as a result of the ERISA Plan's ownership of class A-1A or A-1B certificates.

         Before purchasing a class A-1A or A-1B certificate, a fiduciary of an ERISA Plan should itself confirm that--

         o the class A-1A and A-1B certificates are certificates for purposes of the Underwriter Exemptions, and

         o the general and other conditions set forth in the Underwriter Exemptions, and the other requirements set forth in those exemptions, would be satisfied at the time of the purchase.

         In addition to determining the availability of the exemptive relief provided in the Underwriter Exemptions, a fiduciary of an ERISA Plan considering an investment in class A-1A or A-1B certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by an ERISA Plan in class A-1A or A-1B certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of class A-1A or A-1B certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

         As of the date of this prospectus supplement, the characteristics of the class A-2, A-3, A-4, B-1, B-2 and B-3 certificates do not meet the requirements of the Underwriter Exemptions. Accordingly, under current law, those offered certificates may not be acquired by, on behalf of or with the assets of an ERISA Plan, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of Prohibited Transaction Class Exemption, which we discuss below.

         So long as the applicable conditions are satisfied, Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code transactions in connection with the servicing, management and operation of the trust under circumstances where an insurance company general account has an interest in the trust as a result of its acquisition of series 2000-CKP1 certificates. If these conditions are met, insurance company general accounts would be allowed to purchase those classes of the offered certificates, such as the class A-2, A-3, A-4, B-1, B-2 and B-3 certificates, that do not meet the requirements of the Underwriter Exemptions solely because they--

          o are subordinated to other classes of the series 2000-CKP1 certificates, or

          o have not received a rating at the time of the purchase in one of the three highest rating categories from S&P, Fitch or Moody's.

All other conditions of the Underwriter Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class A-2, A-3, A-4, B-1, B-2 or B-3 certificate, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

         The Department of Labor has proposed amendments to the Underwriter Exemptions that, if finalized in current form, generally will be retroactively effective as of August 23, 2000. Among other changes, it is anticipated that the Underwriter Exemptions, as so amended, would permit ERISA Plans to purchase offered certificates such as the class A-2, A-3, A-4, B-1, B-2 and B-3 certificates, provided that--

         o they are rated in any of the four highest ratings categories of Moody's, Fitch or S&P, and

         o all other requirements of the Underwriter Exemptions are met. It is not certain if and when the proposed amendments will be issued in final form, and it is not certain that, if finalized, the proposed amendments will contain the same relief as is currently proposed. Fiduciaries of ERISA Plans should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the proposed amendments.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

         Any fiduciary of an ERISA Plan considering whether to purchase an offered certificate on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

         The sale of offered certificates to an ERISA Plan is in no way a representation or warranty by us or any of the underwriters that--

         o the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or

         o the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.


                                LEGAL INVESTMENT

         The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

         Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

          o    are legal investments for them, or

          o    are subject to investment, capital or other restrictions.

         In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

          o    prudent investor provisions,

          o    percentage-of-assets limits, and

          o provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

         There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

         See "Legal Investment" in the accompanying prospectus.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions of an underwriting agreement dated October , 2000 between us and the underwriters, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table as a percentage, of each class of the offered certificates. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about November , 2000, against payment in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately % of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from November 1, 2000.


UNDERWRITER                  CLASS A-1A   CLASS A-1B   CLASS A-2    CLASS A-3   CLASS A-4   CLASS B-1   CLASS B-2   CLASS B-3
-----------                  ----------   ----------   ---------    ---------   ---------   ---------   ---------   ---------

Donaldson, Lufkin
  & Jenrette                     %             %            %           %            %           %           %           %

Prudential Securities            %             %            %           %            %           %           %           %

Credit Suisse First
  Boston                         %             %            %           %            %           %           %           %

McDonald Investments             %             %            %           %            %           %           %           %

Salomon Smith Barney             %             %            %           %            %           %           %           %
                                ----         ----         ----        ----         ----         ----        ----        ----
                                100%         100%         100%        100%         100%         100%        100%        100%
                                ====         ====         ====        ====         ====         ====        ====        ====


         With respect to this offering--

         o Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated will act as co-lead managers and joint bookrunners, and

         o Credit Suisse First Boston Corporation, McDonald Investments Inc. and Salomon Smith Barney Inc. will act as co-managers.

         The underwriters are offering the offered certificates subject to prior sale, when, as and if delivered to and accepted by each of them, and subject to various other conditions. Each underwriter currently intends to sell its allocation of the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may sell the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that we will indemnify each underwriter, and that under limited circumstances each underwriter will indemnify us, against various civil liabilities under the Securities Act, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement. Each mortgage loan seller has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by it for inclusion in the trust.

         We have been advised by each of the underwriters that it presently intends to make a market in the offered certificates. None of the underwriters has any obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Certificates and May Have an Adverse Effect on the Market Value of Your Certificates" in the accompanying prospectus.

         This prospectus supplement may only be issued or passed on in the United Kingdom to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom this prospectus supplement may otherwise lawfully be issued or passed on.

         The trust described in this prospectus supplement may only be promoted, whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise, by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom to a person in the United Kingdom if that person is of a kind described in section 76(2) of that Act or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991, as amended.

         Donaldson, Lufkin & Jenrette Securities Corporation, one of the underwriters, is one of our affiliates. In connection with the announced acquisition of Donaldson, Lufkin & Jenrette, Inc. by Credit Suisse First Boston, Inc., to the extent required or permitted under applicable law or regulation, Donaldson, Lufkin & Jenrette Securities Corporation may act through or in conjunction with Credit Suisse First Boston Corporation in performing certain of its duties as underwriter with respect to this offering.


                                  LEGAL MATTERS

         Particular legal matters relating to the series 2000-CKP1 certificates will be passed upon for us and the underwriters by Sidley & Austin, New York, New York.


                                     RATINGS

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:


                 CLASS                 MOODY'S                FITCH
                 -----                 -------                -----

               Class A-1A                Aaa                   AAA

               Class A-1B                Aaa                   AAA

               Class A-2                 Aa2                   AA

               Class A-3                  A2                    A

               Class A-4                  A3                   A-

               Class B-1                 Baa1                 BBB+

               Class B-2                 Baa2                  BBB

               Class B-3                 Baa3                 BBB-

         The ratings on the offered certificates address the likelihood of--

         o the timely receipt by their holders of all payments of interest to which they are entitled on each payment date, and

         o the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date.

        The ratings on the offered certificates take into consideration--

         o    the credit quality of the mortgage pool,

         o structural and legal aspects associated with the offered certificates, and

         o the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         o    the tax attributes of the offered certificates or of the trust,

         o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

         o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

         o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

         o whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or Fitch.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

         "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "437 Madison Avenue Loan" means the pooled mortgage loan secured by the 437 Madison Avenue Property.

         "437 Madison Avenue Property" means the mortgaged real property identified on Exhibit A-1 to the prospectus supplement as 437 Madison Avenue.

         "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "Actual/365 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year consisting of 365 days.

         "Additional Trust Fund Expense" means an expense of the trust that--

         o arises out of a default on a mortgage loan or an otherwise unanticipated event,

         o    is not included in the calculation of a Realized Loss, and

         o is not covered by a servicing advance or a corresponding collection from the related borrower.

         We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Alliance GD FH F1 Portfolio Loan" means the pooled mortgage loan secured by the Alliance GD FH F1 Properties.

         "Alliance GD FH F1 Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Seven Gables Apartments and Highridge Apartments.

         "Alliance GD FH F2 Portfolio Loan" means the pooled mortgage loan secured by the Alliance GD FH F2 Properties.

         "Alliance GD FH F2 Properties" means the mortgage real properties identified on Exhibit A-1 to this prospectus supplement as Timbercreek Apartments and Deering Manor.

         "Appraisal Reduction Amount" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that:

         o    will be determined shortly following the later of--

              1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement, and

              2. the date on which the relevant Appraisal Trigger Event occurred; and

         o    will equal the excess, if any, of "x" over "y" where--

              1.  "x" is equal to the sum of:

         o    the Stated Principal Balance of the mortgage loan;

         o to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

         o all accrued but unpaid special servicing fees with respect to the mortgage loan;

         o all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the required appraisal loan, together with interest on those advances; and

         o all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

              2.  "y" is equal to the sum of:

         o the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

         o various escrow payments, other reserves and letters of credit held by the master servicer or the special servicer with respect to the mortgage loan

         If, however--

         o the appraisal or other valuation referred to in the first bullet point of this definition is not obtained or performed within 60 days of the Appraisal Trigger Event referred to in the first bullet point of this definition, and

         o    either--

              1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

              2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

         "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust, any of the following events:

         o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues uncured for 120 days;

         o sixty days after the special servicer receives notice that a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

         o sixty days after the special servicer receives notice that the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings;

         o the mortgaged real property securing the mortgage loan becomes an REO Property; and

         o any other events that may be required by the applicable rating agencies, which may include events involving loan modifications.

         "ARD Loan" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

         "ASTM" means the American Society for Testing and Materials.

         "Available P&I Funds" means, with respect to any payment date, the Total Available Funds for that payment date, exclusive of any portion of those funds that represents--

         o    prepayment premiums,

         o    yield maintenance charges, or

         o    Post-ARD Additional Interest.

The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Payments" in this prospectus supplement to pay principal and accrued interest on the series 2000-CKP1 certificates on that date.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

         "Column" means Column Financial, Inc.

         "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

         o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

              1.   the cut-off-date principal balance of the mortgage loan, to

              2. the Most Recent Appraised Value of the related mortgaged real property; and

         o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

              1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

              2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

         "Default Interest" means any interest that--

         o accrues on a defaulted mortgage loan solely by reason of the subject default, and

         o is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest accrued on the mortgage loan.

         "ECS" means Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "Effective Gross Income" means the revenue derived from the use and operation of any mortgaged real property securing a pooled mortgage loan, primarily consisting of rental income, together with other income such as parking fees, percentage rents and expense reimbursements, among other items, less vacancies and/or collection losses and rent concessions.

         "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986.

         "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties securing a mortgage loan in the trust, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

         For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust:

         o the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

              1. from operating statements relating to a complete fiscal year of the borrower ended in 1997, 1998 or 1999 or a trailing 12-month period ended in 1998, 1999 or 2000,

              2. by annualizing the amount of expenses for partial 1998, 1999 or 2000 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

              3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

              4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

         o the "expense modifications" made to the historical annual operating expenses for that property include--

              1. assuming, in most cases, that a management fee, equal to approximately 3% to 5% of total revenues, was payable to the property manager,

              2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

              3. including the underwritten recurring replacement reserve amounts,

              4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

              5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

              6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

              7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

         The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing a mortgage loan in the trust is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

         By way of example, Estimated Annual Operating Expenses generally include--

         o    salaries and wages,

         o    the costs or fees of--

              1.   utilities,

              2.   repairs and maintenance,

              3.   replacement reserves,

              4.   marketing,

              5.   insurance,

              6.   management,

              7.   landscaping,

              8.   security, if provided at the property, and

         o the amount of taxes, general and administrative expenses, ground lease payments and other costs.

         Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

         "Estimated Annual Revenues" means, for each of the mortgaged real properties securing a mortgage loan in the trust, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

         For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust:

         o the "base estimated annual revenues" for that property were generally assumed to equal--

              1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

              2. in the case of a hospitality property, the estimated average room sales, and

              3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

         o the "revenue modifications" made to the base estimated annual revenues for that property include--

              1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

              2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

              3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

              4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

              5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

         By way of example, Estimated Annual Revenues generally include:

         o for multifamily rental properties and manufactured housing communities, rental and other revenues;

         o for hospitality properties, room, food and beverage, telephone and other revenues; and

         o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

         In the case of an owner-occupied property for which no leases exist, the estimated annual revenues were--

         o determined on the assumption that the property was net leased to a single tenant at market rents, and

         o derived from rental rate and vacancy information for the surrounding real estate market.

         "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

         "Exemption-Favored Party" means any of the following--

         o    Donaldson, Lufkin & Jenrette Securities Corporation,

         o    Prudential Securities Incorporated,

         o    Credit Suisse First Boston Corporation,

         o    Salomon Smith Barney Inc.,

         o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., and

         o any member of the underwriting syndicate or selling group of which a person described in the prior five bullet points is a manager or co-manager with respect to the class A-1A and A-1B certificates.

         "Fitch" means Fitch, Inc.

         "GAAP" means generally accepted accounting principles.

         "Gateway at Randolph Apartments Loan" means the pooled mortgage loan secured by the Gateway at Randolph Apartments Property.

         "Gateway at Randolph Apartments Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as the Gateway at Randolph Apartments.

         "Hercules Plaza Loan" means the pooled mortgage loan secured by the Hercules Plaza Property.

         "Hercules Plaza Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as the Hercules Plaza.

         "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Cash Flow for that property, resulting in variances in the related net operating income values.

         "IRS" means the Internal Revenue Service.

         "KCCI" means Key Corporate Capital Inc. d/b/a Key Commercial Mortgage.

         "KeyBank" means KeyBank National Association.

         "L" means the prepayment lock-out period and/or defeasance period during which voluntary principal prepayments are prohibited, although the mortgage may be defeased.

         "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Major Tenant" means any one of the top three tenants, based on the net rentable area of its space, of a commercial property that leases at least 10% or more of the net rentable area of the property.

         "Maturity/ARD Balance" means, for any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

         "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

         o with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

              1.   the Maturity/ARD Balance of the mortgage loan, to

              2. the Most Recent Appraised Value of the related mortgaged real property;

         o with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

              1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

              2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

         "McCandless Towers II Loan" means the pooled mortgage loan secured by the McCandless Towers II Property.

         "McCandless Towers II Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as McCandless Towers II.

         "Metroplex Loan" means the pooled mortgaged loan secured by the Metroplex Property.

         "Metroplex Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Metroplex.

         "Midland" means Midland Loan Services, Inc.

         "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2000-CKP1 certificates and the mortgage loans in the trust:

         o the mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,290,768,164;

         o the initial total principal balance or notional amount, as the case may be, of each class of series 2000-CKP1 certificates is as described in this prospectus supplement;

         o the pass-through rate for each class of series 2000-CKP1 certificates is as described in this prospectus supplement;

         o there are no delinquencies or losses with respect to the mortgage loans;

         o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

         o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

         o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

         o each of the mortgage loans provides monthly debt service payments to be due on the first day of each month;

         o monthly debt service payments on the mortgage loans are timely received on the first day of each month;

         o neither of the borrowers under the mortgage loans identified on Exhibit A-1 to this prospectus supplement as Poly Foam and Poly-Foam International, Inc. has the option to defease during the respective yield maintenance period of its mortgage loan;

         o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

         o    each ARD Loan is paid in full on its anticipated repayment date;

         o except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and to be received on the first day of the relevant month;

         o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "Description of the Offered Certificates--Termination";

         o no mortgage loan is required to be repurchased by Column, PMCF, PMCC, KeyBank or Union Capital, as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

         o the only expenses of the trust are the trustee fee and the master serving fee;

         o    there are no Additional Trust Fund Expenses;

         o payments on the offered certificates are made on the tenth day of each month, commencing in December 2000;

         o    the offered certificates are settled on November , 2000; and

         o for purposes of calculating the yield maintenance charge for the Hercules Plaza Loan, the weighted average life to maturity of the related mortgage note at the date of prepayment will equal the number of years obtained by dividing the remaining dollar-years of the related mortgage note by the prepaid principal amount of that note, and the remaining dollar-years will equal the sum of the product obtained by multiplying (1) the amount of each then remaining required principal repayment, by (2) the number of years which will elapse between the date of prepayment and the date such requirement payment is due.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage Pass-Through Rate" means, with respect to any mortgage loan in the trust or any payment date, an annual rate generally equal to:

          o in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of its due date in November 2000, minus the sum of the master servicing fee rate for that mortgage loan and .0017%;

          o in the case of a mortgage loan that accrues interest on an Actual/365 Basis, a rate per annum equal to the product of--

               1. the mortgage interest rate in effect for that mortgage loan as of its due date in November 2000, minus the sum of the master servicing fee rate for that mortgage loan and 0.0017%, multiplied by

               2. a fraction, the numerator of which is 12 times the number of days in the related interest accrual period, and the denominator of which is 365; and

          o in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage--

               1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that payment date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of its due date in November 2000, minus the sum of the master servicing fee rate for that mortgage loan and .0017% and

               2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that payment date.

         Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then the amount of interest referred to in the numerator of the fraction described in clause 1. of the third bullet point of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's payment account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then the amount of interest referred to in the numerator of the fraction described in clause 1. of the third bullet point of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's payment account during that month.

         "Most Recent Appraised Value" means, for any mortgaged real property securing a mortgage loan in the trust, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

         o    the "as is" value set forth in the related appraisal, plus

         o the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

         In general, the amount of costs assumed by the appraiser for these purposes is based on--

         o    an estimate by the individual appraiser,

         o    an estimate by the related borrower,

         o the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

         o    a combination of these estimates.

         "Most Recent Debt Service Coverage Ratio" means:

         o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

              1. the Most Recent Net Operating Income for the related mortgaged real property, to

              2. twelve times the monthly debt service payment for that mortgage loan due on its due date in November 2000 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins; and

         o with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

              1. the total Most Recent Net Operating Income for those properties, to

              2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in November 2000 or, in the case of any underlying mortgage loan that is currently in an interest-only period, on the first due date after amortization begins.

         "Most Recent Expenses" means, for any mortgaged real property that secures a mortgage loan in the trust, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

         Expenses generally consist of all expenses incurred for the property, including--

         o    salaries and wages,

         o    the costs or fees of--

              1.   utilities,

              2.   repairs and maintenance,

              3.   marketing,

              4.   insurance,

              5.   management,

              6.   landscaping,

              7.   security, if provided at the property, and

         o    the amount of--

              1.   real estate taxes,

              2.   general and administrative expenses,

              3.   ground lease payments, and

              4.   other costs.

         For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, and operating expenses as general administrative expenses, marketing expenses and franchise fees.

         In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Expenses for that property.

         "Most Recent Net Operating Income" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

         "Most Recent Operating Statement Date" means, with respect to each of the pooled mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

         "Most Recent Revenues" means, for any mortgaged real property that secures a mortgage loan in the trust, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including--

         o for a multifamily rental property or a manufactured housing community, rental and other revenues;

         o for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

         o for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

         In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Revenues for that property.

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any payment date, the excess, if any, of:

         o the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

         o    the sum of--

              1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

              2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

         "O" means the open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

         "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. Information shown in this prospectus supplement with respect to any weighted average of Occupancy Rates at Underwriting excludes hospitality properties from the relevant calculations.

         "Palm Plaza Shopping Center Loan" means the pooled mortgage loan secured by the Palm Plaza Shopping Center Property.

         "Palm Plaza Shopping Center Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Palm Plaza Shopping Center.

         "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

         "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following--

         o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

         o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         o leases and subleases pertaining to the property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument, and

         o if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust, the lien of the mortgage instrument for that other mortgage loan.

         "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

         "PMCC" means Prudential Mortgage Capital Company, LLC.

         "PMCF" means Prudential Mortgage Capital Funding, LLC.

         "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

         "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

         "PTCE" means prohibited transaction class exemption.

         "PTE" means prohibited transaction exemption.

         "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code of 1986.

         "REO Property" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

         "Restricted Group" means, collectively, the following persons and entities--

         o    the trustee,

         o    the Exemption-Favored Parties,

         o    us,

         o    the master servicer,

         o    the special servicer,

         o    the special sub-servicer,

         o    any other sub-servicers,

         o    each of the mortgage loan sellers,

         o    PMCC,

         o each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

         o    any and all affiliates of any of the aforementioned persons.

         "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

         "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

         "SEC" means the Securities and Exchange Commission.

         "Senior Principal Payment Cross-Over Date" means the first payment date, if any, as of which the total principal balance of the class A-1A and A-1B certificates outstanding immediately prior to that payment date, equals or exceeds the sum of:

         o the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date; plus

         o    the lesser of--

              1. the Total Principal Payment Amount for that payment date, and

              2. the portion of the Available P&I Funds for that payment date that will remain after all required payments of interest on the class S, A-1A and A-1B certificates have been made on that payment date.

         "Servicing Standard" means, with respect to either the master servicer or the special servicer, to service and administer the pooled mortgage loans and any REO Properties owned by the trust for which that party is responsible:

         o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever servicing procedures are of a higher standard, with respect to mortgage loans and REO Properties that are comparable to those pooled mortgage loans for which it is responsible under the pooling and servicing agreement;

         o    with a view to--

              1. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

              2. the full collection of all prepayment premiums and yield maintenance charges that may become payable under those mortgage loans, and

              3. in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of prepayment premiums and yield maintenance charges, the maximization of the recovery on that defaulted mortgage loan to the series 2000-CKP1 certificateholders, as a collective whole, on a present value basis; and

         o    without regard to--

              1. any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement,

              2. the ownership of any series 2000-CKP1 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

              3.   the obligation of the master servicer to make advances,

              4. the obligation of the special servicer to make, or to direct the master servicer to make, servicing advances,

              5. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction, and

              6. the ownership, servicing and/or management by the master servicer or the special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property.

         "Servicing Transfer Event" means, with respect to any mortgage loan in the trust, any of the following events:

     1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other payment required under the related promissory note or the related mortgage instrument and either the failure actually continues, or the master servicer believes it will continue, unremedied--

         o for 60 days beyond the date on which the subject payment was due, or

         o in the case of a defaulted balloon mortgage loan that is delinquent with respect to its balloon payment, but as to which the borrower has delivered a refinancing commitment, for such longer period, not to exceed 90 days beyond the related maturity date, during which the refinancing would occur;

     2. the master servicer determines that a default in the making of any scheduled payment of principal and interest, including a balloon payment, or any other material payment required to be made under the related promissory note or the related mortgage instrument, is likely to occur within 30 days and either--

         o the default is likely to remain unremedied for at least the time period contemplated by clause 1. of this definition, or

         o the related borrower has requested a material modification of the payment terms of related mortgage loan;

     3. the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

         A Servicing Transfer Event will cease to exist, if and when:

         o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

         o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer;

         o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

         o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984 as amended.

         "Stated Principal Balance" means, for each mortgage loan in the trust, an amount that:

         o will initially equal its unpaid principal balance as of its due date in November 2000 or, in the case of a replacement mortgage loan, as of the date it is added to the trust, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

         o will be permanently reduced on each subsequent payment date, to not less than zero, by--

              1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

              2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

         However, the "Stated Principal Balance" of any mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

         "The Commons at Sugarhouse Loan" means the pooled mortgage loan secured by The Commons at Sugarhouse Property.

         "The Commons at Sugarhouse Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as The Commons at Sugarhouse.

         "Total Available Funds" means, with respect to any payment date, the total amount of funds available to make payments on the series 2000-CKP1 certificates on that date as described under "Description of the Offered Certificates--Payment Account--Withdrawals" in this prospectus supplement.

         "Total Principal Payment Amount" means:

          o for any payment date prior to the final payment date, an amount equal to the total, without duplication, of the following--

              1. all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in November 2000 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

              2. all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period,

              3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior payment date or that represents a monthly payment of principal due on or before the due date for the related mortgage in November 2000, and

              4. all advances of principal made with respect to the pooled mortgage loans for that payment date; and

         o for the final payment date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final payment date.

         "Underwriter Exemptions" means, collectively, PTE 90-83, PTE 89-90, PTE 90-32 and PTE 91-23, in each case as subsequently amended by PTE 97-34.

         "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

         o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

              1. the Underwritten Net Cash Flow for the related mortgaged real property, to

              2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in November 2000 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins; and

         o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

              1. the total Underwritten Net Cash Flow for those properties, to

              2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in November 2000 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins.

         "Underwritten Effective Gross Income" means, with respect to any mortgaged real property securing a mortgage loan in the trust, the Estimated Revenues for that property.

         "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

         o was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

         o    is equal to the excess of--

              1.   the Estimated Annual Revenues for the property, over

              2.   the Estimated Annual Operating Expenses for the property.

         The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

         Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         "Underwritten Net Operating Income" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the estimated annual operating expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

         o    underwritten recurring replacement reserve amounts;

         o    capital improvements, including recurring capital improvements;

         o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

         o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

        "Union Capital" means Union Capital Investments, LLC.

        "United States Person" means--

         o    a citizen or resident of the United States,

         o    a domestic partnership,

         o    a domestic corporation,

         o any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code of 1986, and

         o    any trust if--

              1. a court within the United States is able to exercise primary supervision over the administration of the trust, and

              2. one or more United States Persons have the authority to control all substantial decisions of the trust.

         "Units" means--

         o in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

         o in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

         "Valencia Marketplace--Power Center Loan" means the pooled mortgage loan secured by the Valencia Marketplace Property.

         "Valencia Marketplace--Power Center Property" means the mortgaged real property identified on Exhibit A-1 to the prospectus supplement as Valencia Marketplace.

         "Weighted Average Pool Pass-Through Rate" means, for each payment date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust for that payment date, weighted on the basis of their respective Stated Principal Balances immediately prior to that payment date.

         "Wells Fargo" means Wells Fargo Bank Minnesota, N.A.

         "Year Built" means, with respect to any mortgaged real property securing a mortgage loan in the trust, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Year Renovated" means, with respect to any mortgaged real property securing a mortgage loan in the trust, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:


             MANAGERS AND LOCATIONS OF THE MORTGAGED REAL PROPERTIES


                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES


                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS


                      ADDITIONAL MORTGAGE LOAN INFORMATION


             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES


                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES


                              MULTIFAMILY SCHEDULE

MANAGERS AND LOCATIONS OF THE MORTGAGED REAL PROPERTIES


#       Property Name                                              Manager
1       437 Madison Avenue                                         Sage Realty Corporation
2       Valencia Marketplace, Power Center                         DSB Properties, Inc.
3       Hercules Plaza                                             Binswanger Management Corp.
4a      Seven Gables Apartments                                    Alliance Residential Management, L.L.C.
4b      High Ridge Apartments                                      Alliance Residential Management, L.L.C.
5       McCandless Towers II                                       3965 Freedom Circle Corp.
6a      Timbercreek Apartments                                     Alliance Residential Management, L.L.C.
6b      Deering Manor Apartments                                   Alliance Residential Management, L.L.C
7       Commons at Sugarhouse                                      Johansen-Thackeray Commercial Real
                                                                     Estate Services, LC and The Boyer Company
8       Gateway at Randolph Apartments                             Value Realty, Inc.
9       Metroplex                                                  Jamison Properties, Inc.
10      Palm Plaza Shopping Center                                 Kimco Realty Corporation
11      Page Field Commons                                         Starwood Wasserman Management
12      Poly Foam  (2A)                                            Owner Managed
13      Poly-Foam International, Inc.  (2A)                        Owner Managed
14a     Autumn Ridge Apartments                                    Genesis Realty Management, Inc.
14b     Summer Glen Apartments                                     Genesis Realty Management, Inc.
15      Sterling University Crescent                               Owner Managed
16      Oakbrook Apartments                                        R.W. Day & Associates, Inc.
17      One Bulfinch Place                                         Intercontinental Management
18      Sandhurst Apartments                                       Scott Management Company
19      Chandler Sunset Plaza                                      Mileski Development LLC
20      Saddle Brook Apartments                                    Value Realty, Inc.
21      Railway Express Building                                   Potomac Development Corp
22      Hillcroft Apartments                                       Ceebraid-Signal Management Group
23      Radisson Inn Harbourwalk  (2B)                             Graves Hospitality Corporation
24      Radisson Suite Hotel  (2B)                                 St. Cloud Suite Hotel, Inc.
25      Highland Cove Retirement Community                         American Lifestyles, Inc.
26      Regency Warehouse                                          Levco Development Corp.
27      Silverado Ranch Center                                     Silverado Ranch Centre Mgmt. Co.
28      Holiday Inn Orlando                                        Dimension Development Company, Inc.
29      Carlton Village Apartments                                 Owner Managed
30      Glenridge Apartments                                       Bridge Property Management
31      2200 First Avenue South                                    Owner Managed
32      Windmill Apartments                                        Bridge Property Management
33      Kent Hill Plaza                                            Gramor Development Washington
34      Cheyenne Crest Apartments                                  Bridge Property Management
35      Big Kmart - Midwest City                                   Kimco Realty Corporation
36      Westgate Crossing Shopping Center                          CBL & Associates Management Inc.
37      Big Kmart - Edmond                                         Kimco Realty Corporation
38      One Cameron Place                                          Powers Companies, Inc.,
                                                                     d/b/a Madison Commercial Group
39      Roseland Shopping Center                                   The Widewaters Group
40      Big Kmart - Chicago                                        Kimco Realty Corporation
41      Crystal Mountain Office Park  (2C)                         Libitzky Management Corporation
42      Lake Pointe Center II  (2C)                                Richard Berns Investments and
                                                                     Libitzky Manangement Corporation
43      DoubleTree Hotel                                           Erin Inc.
44      Twelve Oaks Shopping Center                                A.J.&C Garfunkel Company
45      Streetsboro Market Square                                  The Coral Company
46      Ravenswood Apartments                                      Fore Property Company
47      Pembroke Office Park                                       Owner Managed
48      Candlewood Hotel - Sacramento                              Larkspur Hospitality
49      Royal Jetstar Tech Center                                  Trinity Interests
50      North Reading Plaza                                        Spaulding & Slye
51      Cypress Springs Apartments                                 Elkor Properties, Inc.
52      Sterling University Peaks                                  Owner Managed
53      Kmart - Allen                                              Owner Managed
54      Hartville Center                                           Owner Managed
55      Pony Express Building                                      Owner Managed
56      Willow Pond Apartments                                     Homes for America Holdings, Inc.
57      Standard Dairy Apartments                                  WCR
58a     200 Newport Center Drive                                   Newport Center Management Co.
58b     359 San Miguel Drive                                       Newport Center Management Co.
58c     363 San Miguel Drive                                       Newport Center Management Co.
59      Garfield Suites Hotel                                      Owner Managed
60      Larry's Market                                             Owner Managed
61      Big-K Plaza                                                Torrington Associates, LLC
62a     Campbell Park Shopping Center                              Cedar Creek Realty, L.C.
62b     Frankford Crest Shopping Center                            Cedar Creek Realty, L.C.
62c     Midway Village Shopping Center                             Cedar Creek Realty, L.C.
62d     Campbell Square Shopping Center                            Cedar Creek Realty, L.C.
63      Walnut Creek Apartments                                    Betz Realty Management, L.C.
64      Royal Freeport Tech Center                                 Holt Companies
65      100 Demarest Drive                                         Owner Managed
66      Indian Run Village                                         Continental Communities Mgmt.
67      210 Main Street                                            Owner Managed
68      Clearbrook Village Apartments                              Alliance Residential Management, L.L.C.
69      Brookdale Shopping Center                                  Owner Managed
70      Courtyard by Marriott Hotel                                SREE Incorporated
71      Hamilton Park Apartments                                   Owner Managed
72      Brookwood Shopping Center                                  Precor Realty Advisors, Inc.
73      6329 Glenwood Office Building                              Triple Net Properties, LLC
74      Landmark Garden Apartments                                 Landmark Redevelopment, Inc.
75      Applecreek Apartments                                      Genesis Realty Management, Inc.
76      Plaza At The Pointe Shopping Center                        Equitable Realty, Inc.
77      Ramblewood Apartments                                      Gold Crown Management Company
78      Scottsdale Airpark II                                      Owner Managed
79      New Market Square Shopping Center                          Plaza Associates, Inc.
80      Maple Leaf Apartments                                      Westco Equities, Inc.
81      The Shops at Fair Lakes                                    Peterson Retail Management LC
82      Sunpark Apartments                                         Barron & Builders Management
83      Carol Oaks Apartments                                      Price Realty Corporation
84      Florida Computer Center                                    Ross Realty Investments, Inc.
85      Tonawanda Manor                                            Braunview Associates
86      Woodridge Apartments                                       CNC Investments, Inc.
87      Dunwoody Plaza                                             The Simpson Organization, Inc.
88      Schaumburg Plaza                                           Centrum Properties, Inc.
89      Whispering Oaks Mobile Home Park                           Buckner Finance Company
90      Harbor Technology Center                                   Essex Realty Management, Inc.
91      Stove Works Office Building                                Owner Managed
92      Holy Cross Professional  Center                            Rollins Real Estate Management, Co.
93      Augusta Plaza Shopping Center                              Dirigo Housing Associates
94      Banana Republic                                            Walnut Capital Management
95      Forest Hills Apartments                                    Owner Managed
96      West Marietta Retail Center                                Coro Realty Advisors, LLC
97      Regency Centre Office Complex                              Polacorp, Inc.
98      Southtowne Center                                          Owner Managed
99      Pinetree Village Apartments                                Owner Managed
100     Weston Shoppes                                             Olympia Partners
101     Pine Trails Apartments                                     Kirkland Management Company, Inc
102     Old County Road                                            Owner Managed
103     Cambridge Court Retirement Community                       Leisure Care
104     Bryn Mawr Suites Apartments                                Woodward Properties Inc.
105     Bruno's Shopping Center                                    Owner Managed
106     Laddins Rock                                               Owner Managed
107     Christine Place Apartments                                 Owned Managed
108     Best Western Siesta Beach Resort                           Owner Managed
109     Richland Hills Apartments                                  S&S Property Management Co., Inc.
110     Star Wholesale Florist, Inc.                               International Captial, Inc.
111     Office Depot                                               Ari-El Enterprises, Inc.
112     CVS Plaza - East Hartford                                  Berkshire Development
113     CVS Plaza - Queensbury                                     Owner Managed
114     Warehouse X/Lock-It Lockers                                Equity Management Corporation
115     Lazy Acres Estates                                         Continental Communities Mgmt.
116     214 Main Street                                            Owner Managed
117     Office Depot at Woodhaven Village Square                   Rosen & Associates
118     Winder Village Manufactured Housing Community  (2D)        Follett Investment Properties, Inc.
119     Russell Village Manufactured Housing Community (2D)        Follett Investment Properties, Inc.
120     Northway Plaza Shopping Center                             Selective Development Company
121     Phoenix Park Apartments                                    Owner Managed
122     Eckerd's Drug Store - S. Main                              Owner Managed
123     Chabot Office Plaza                                        ADG Development & Investments, Inc.
124     Middlefield Market Square Shopping Center                  Owner Managed
125     Eckerd's Drug Store - N. Main                              Owner Managed
126     Gentry Plaza                                               Columbus Pacific Properties
127     The Meadows Apartments                                     Julian Investment Group II
128     Miggy's Mall Shopping Center                               Owner Managed
129     Colony Square Apartments                                   White Property Management, Inc
130     Eckerd's Drug Store - Kingston                             Owner Managed
131     Pueblo Point Ace Hardware                                  Owner Managed
132     Five Star Business Park                                    Birkeland Cooper & Associates, LLC
133     Eckerd's Drug Store - Half Moon                            Owner Managed
134     Oaks Apartments                                            Brothers Management Company
135     New England Place Apartments                               BDB Properties
136     1025 East Maple Office Building                            Dietz Management
137     Jaffe Eye Office Building                                  Ross Realty Investments, Inc.
138     Calder Square, Phase II Apartments                         Barron Builders & Management
139     North Mall                                                 County East Management Corp.
140     Wekiva Executive Center                                    Robson Daniels Inc.
141a    Lakeview Arms Apartments                                   Kirkland Management Company, Inc.
141b    Jackson Square Apartments                                  Kirkland Management Company, Inc.
142     Office Max - Northwood                                     Carnegie Mgt & Development Corp.
143     Office Max - Alexandria                                    Carnegie Management & Development Corp
144     Foxpoint Commons                                           VN Property Management, LLC
145     Continental Terrace Apartments                             Midwest Property Services, Inc.
146     Cheyenne Mountain Center                                   Griffiths-Blessing, Inc.
147     Circle K Plaza                                             Sperry Van Ness Mullin
148     Flamingo West Apartments                                   Owner Managed
149     Big K Store                                                EIG Realty
150     St. Agnes Apartments                                       Stallard & Associates
151     Richfield Court Apartments                                 Princeton Enterprises, L.L.C.
152     Peconic Mini Storage                                       Mini-Storage Companies
153     Heritage Estates Manufactured Housing Community            Great Lakes Community Management Group, L.L.C.
154     Academy Apartments                                         Owner Managed
155     North By Northeast II Shoppes                              Olympia Partners
156     Warehouse II/Lock-It Lockers                               Equity Management Corporation
157     Mission Hill Apartments                                    Owner Managed
158     Boston Square Shopping Center                              Terry Properties, Ltd.
159     Gaithersburg Shopping Center                               Pinnacle Realty Management Co.
160     Iteq Building                                              Owner Managed
161     Coliseum Self Storage                                      Turtle Creek Management, Inc
162     Centre Square Apartments                                   R Squared Enterprises, LLC
163     Emerald Lake Apartments                                    Trizel Commercial Real Estate Services, Inc.
164     The Sun Prairie Apartments                                 Tarentino Properties
165     7th Street Grocery                                         Jahansen-Thackeray, Inc.
166     Eagle's Nest Office Building                               Owner Managed
167     New Augusta Shoppes                                        Olympia Partners
168     Lakedale Apartments  (2E)                                  Owner Managed
169     Liberty Apartments  (2E)                                   Owner Managed
170     Sunshine Care Homes                                        JMS Properties
171     1-9 Flatbush Avenue                                        Bullard Puchsing and Sales
172     Pathmark Store No. 550                                     Mosbacher Properties Group
173     Kmart Plaza - Minot                                        Coldwell Banker 1st Minot Realty & Management
174     Villa Del Rio Apartments                                   Owner Managed
175     Winchester Arms & Fox Chase Apartments                     Owner Managed
176     Old Orchard II Apartments                                  Garfield Investment
177     55-65 Merrick Road                                         Owner Managed
178     5055 California Avenue                                     Owner Managed
179     Castle Store & Lock                                        Owner Managed
180a    Monterey Apartments                                        Owner Managed
180b    Sherbrooke Apartments                                      Owner Managed
181     Arctic Office Building                                     Owner Managed
182     Lockheed Martin Building                                   FINSA Development Corporation
183     Renton Highlands Center                                    Owner Managed
184     Lansing Square Apartments                                  Owner Managed
185     CVS #0742-01                                               Owner Managed
186     Pinewood Village Apartments                                Styles Holdings II, Inc.
187     Midway Commercial Building                                 Progressive Management Investments, Inc.
188     Jersey Street Apartments                                   Owner Managed
189     Preston Office Park                                        Owner Managed
190     Fairmont Oaks Apartments                                   Owner Managed
191     Premier Plaza Shopping Center                              Owner Managed
192     4404-4418 Walnut Street                                    Owner Managed
193     Cumberland Technical Center                                Cumberland Property Management
194     Orchard Park Apartments                                    Owner Managed
195     Quarry Ridge Apartments                                    Owner Managed
196     Stoney Creek Apartments                                    William Penn Realty Group
197     Plaza Apartments                                           Owner Managed
198a    Mulberry Court Apartments                                  Owner Managed
198b    6919 Walker Street                                         Owner Managed
198c    5711 Erdrick Street                                        Owner Managed
199     Warehouse I/Lock-It Lockers                                Equity Management Corporation
200     Park City Plaza                                            Owner Managed
201     Sunny Townhomes                                            Owner Managed
202     Town & Country Shopping Center                             Zamagias Properties
203     The Majestic Building                                      Owner Managed
204     Royal Park Apartments                                      Owner Managed
205     Greensburg Plaza                                           Owner Managed
206     Wilson Heights Apartments                                  Owner Managed
207     Northway Court Shopping Center                             Graves Hospitality Corporation
208     Goodwill Retail Center                                     Owner Managed
209     Warehouse IV/Lock-It Lockers                               Equity Management Corporation
210     Warehouse IX/Lock-It Lockers                               Equity Management Corporation
211     Morello Building                                           Owner Managed
212     Town North Villa Apartments                                Owner Managed
213     1137 North 13th Street Apartments  (2F)                    Owner Managed
214     949-969 North 27th Street  (2F)                            Owner Managed
215     Summit Plaza                                               Owner Managed
216     Turney Square Apartments                                   Owner Managed
217     1735 Central Avenue                                        The Howard Group Management
218     Lake Street Apartments                                     Owner Managed
219     Atwood & Barker Apartments                                 Owner Managed
220     162 Myrtle Avenue                                          Owner Managed
221     Summit Heights Apartments                                  Owner Managed
222     40 Scitico Road                                            Owner Managed
223     Sunnyvale Trailer Park                                     Sunnydale Management
224     Woodhaven Village Square                                   Noral Inc.
225     North Gate Apartments  (2G)                                Courtney's Real Estate & Auction Sales
226     Salem Apartments  (2G)                                     Courtney's Real Estate & Auction Sales
227     St. John's Office Building                                 Owner Managed
228     Southlake Center                                           Owner Managed
229     Country Villa Apartments                                   Owner Managed
230     Coach Light Apartments                                     Owner Managed
231     4425 South 87th Street                                     Owner Managed
232     Cosmos Apartments                                          Owner Managed




#      Address                                              City                   County                 State  Zip Code
-      -------                                              ----                   ------                 -----  --------
1      437 Madison Avenue                                   New York               New York                 NY    10022
2      25420-25710 The Old Road                             Valencia               Los Angeles              CA    91381
3      1313 North Market Street                             Wilmington             New Castle               DE    19801
4a     11 Laburnam Avenue                                   Richmond               Henrico                  VA    23223
4b     8111 Manderville Lane                                Dallas                 Dallas                   TX    75231
5      3965 Freedom Circle                                  Santa Clara            Santa Clara              CA    95054
6a     6001 Skillman Street                                 Dallas                 Dallas                   TX    75231
6b     2720 Hopkins Road                                    Richmond               Chesterfield             VA    23234
7      2100 South Highland Drive                            Salt Lake City         Salt Lake City           UT    84106
8      44 Center Grove Road                                 Randolph Township      Morris                   NJ    07869
9      3530 Wilshire Boulevard                              Los Angeles            Los Angeles              CA    90010
10     26479 Ynez Road                                      Temecula               Riverside                CA    92591
11     5043 South Cleveland Avenue                          Fort Myers             Lee                      FL    33907
12     1311 Majestic Drive                                  Fremont                Sandusky                 OH    43420
13     1411 Majestic Drive                                  Fremont                Sandusky                 OH    43420
14a    9607 Wickersham Road                                 Dallas                 Dallas                   TX    75238
14b    9624 Rolling Rock Lane                               Dallas                 Dallas                   TX    75238
15     4500 Burbank Drive                                   Baton Rouge            East Baton Rouge Parish  LA    70820
16     5055 Nicholson Drive                                 Baton Rouge            East Baton Rouge Parish  LA    70820
17     One Bulfinch Place                                   Boston                 Suffolk                  MA    02114
18     30582 Sandhurst Drive                                Roseville              Macomb                   MI    48066
19     Northeast Corner of Ray and Rural Roads              Chandler               Maricopa                 AZ    85226
20     49 Finnigan Avenue                                   Saddle Brook Township  Bergen                   NJ    07663
21     900 Second Street, N.E.                              Washington             N/A                      DC    20002
22     10 Clapboard Ridge Road                              Danbury                Fairfield                CT    06811
23     223 Gaslight Circle                                  Racine                 Racine                   WI    53403
24     404 W. St. Germain                                   St. Cloud              Stearns                  MN    56301
25     3750 South Highland Drive                            Salt Lake City         Salt Lake                UT    84106
26     100 Adams Street                                     Clinton                Worcester                MA    01510
27     9715, 9725, 9775, 9785 S. Maryland Parkway           Las Vegas              Clark                    NV    89123
28     5905 South Kirkman Road                              Orlando                Orange                   FL    32819
29     3331 Route 94 South                                  Hardyston Township     Sussex                   NJ    07419
30     4770 Nightingale Drive                               Colorado Springs       El Paso                  CO    80918
31     2200 First Avenue South                              Seattle                King                     WA    98134
32     4165 Lacy Lane                                       Colorado Springs       El Paso                  CO    80916
33     25610-26004 104th Avenue, SE                         Kent                   King                     WA    98031
34     4008 Westmeadow Drive                                Colorado Springs       El Paso                  CO    80906
35     5701 East Reno Avenue                                Midwest City           Oklahoma                 OK    73110
36     660 Spartan Boulevard                                Spartanburg            Spartanburg              SC    29301
37     2501 South Broadway                                  Edmond                 Oklahoma                 OK    73013
38     7901 Cameron Road                                    Austin                 Travis                   TX    78752
39     3225 Route 364                                       Canandaigua            Ontario                  NY    14424
40     1710 North Kostner Avenue                            Chicago                Cook                     IL    60639
41     9433 Bee Caves Road                                  Austin                 Travis                   TX    78733
42     11612 Bee Caves Road                                 Austin                 Travis                   TX    78733
43     1230 Congress Street                                 Portland               Cumberland               ME    04102
44     5500 Abercorn Street                                 Savannah               Chatham                  GA    31405
45     9240-9298 Market Square Drive & 9424 State Route 14  Streetsboro            Portage                  OH    44241
46     401 West Pine Avenue                                 Lompoc                 Santa Barbara            CA    93436
47     281 Independence Boulevard                           Virginia Beach         Virginia Beach City      VA    23462
48     555 Howe Avenue                                      Sacramento             Sacramento               CA    95825
49     4040 Royal Lane                                      Irving                 Dallas                   TX    75063
50     72 Main Street                                       North Reading          Middlesex                MA    01867
51     210 Welcome Way                                      Fern Park              Seminole                 FL    32730
52     2985 E. Aurora Avenue                                Boulder                Boulder                  CO    80303
53     111 North Central Expressway                         Allen                  Collin                   TX    75002
54     839-907 West Maple                                   Hartville              Stark                    OH    44632
55     2236 Lower Lake Road & 2307 Alabama Street           St. Joseph             Buchanan                 MO    64504
56     6003 Abrams Road                                     Dallas                 Dallas                   TX    75231
57     2808 Northeast Martin Luther King Jr. Boulevard      Portland               Multnomah                OR    97212
58a    200 Newport Center Drive                             Newport Beach          Orange                   CA    92660
58b    359 San Miguel Drive                                 Newport Beach          Orange                   CA    92660
58c    363 San Miguel Drive                                 Newport Beach          Orange                   CA    92660
59     2 Garfield Place                                     Cincinnati             Hamilton                 OH    45202
60     12323 120th Place NE                                 Kirkland               King                     WA    98034
61     681 Main Street                                      Torrington             Litchfield               CT    06790
62a    3443 W. Campbell Road (Big Spring Road)              Garland                Dallas                   TX    75042
62b    6911 Frankford Road                                  Dallas                 Collin                   TX    75225
62c    19021 Midway Road                                    Dallas                 Denton                   TX    75287
62d    955 East Campbell Road                               Richardson             Dallas                   TX    75081
63     11411 Green Plaza Drive                              Houston                Harris                   TX    77038
64     4343 Royal Lane                                      Irving                 Dallas                   TX    75038
65     100 Demarest Drive                                   Wayne Township         Passaic                  NJ    07470
66     1 Lenape Way                                         Honey Brook            Chester                  PA    19344
67     210 Main Street                                      Hackensack             Bergen                   NJ    07601
68     3516 Tall Oaks Circle                                Memphis                Shelby                   TN    38118
69     2500 8th Street South                                Moorhead               Clay                     MN    56560
70     16700 Northcross Drive                               Huntersville           Mecklenburg              NC    28078
71     6300 Ranchester Drive                                Houston                Harris                   TX    77036
72     9000 South Western Avenue                            Oklahoma City          Cleveland                OK    73139
73     6329 Glenwood Avenue                                 Overland Park          Johnson                  KS    66202
74     1551 West Airport Freeway                            Irving                 Dallas                   TX    75062
75     9874 Dalecrest Drive                                 Dallas                 Dallas                   TX    75220
76     35248-35324 23 Mile Road                             New Baltimore          Macomb                   MI    48047
77     155 Briarwood Road                                   Fort Collins           Larimer                  CO    80521
78     16001 North Greenway-Hayden Loop                     Scottsdale             Maricopa                 AZ    85260
         and 16000 North 80th Street
79     1040 Henderson Drive                                 Jacksonville           Onslow                   NC    27540
80     7150, 7170 & 7190 North Maple Avenue                 Fresno                 Fresno                   CA    93720
81     12701-12735 Shoppes Lane                             Fairfax                Fairfax                  VA    22033
82     2205 North Frazier                                   Conroe                 Montgomery               TX    77301
83     7412 Ederville Road                                  Fort Worth             Tarrant                  TX    76112
84     7841-7919 Pines Boulevard                            Pembroke Pines         Broward                  FL    33024
85     111 Ensminger Road                                   Tonawanda              Erie                     NY    14150
86     301 North FM 1417                                    Sherman                Grayson                  TX    75092
87     1410 Dunwoody Village Parkway                        Atlanta                Dekalb                   GA    30338
88     1443 West Schaumburg Road                            Schaumburg             Cook                     IL    60194
89     315 Barricks Road                                    Brooks                 Bullitt                  KY    40229
90     20280-20300 Del Amo Boulevard                        Torrance               Los Angeles              CA    90502
91     112 Krog Street                                      Atlanta                Fulton                   GA    30307
92     2415 Musgrove Road                                   Silver Spring          Montgomery               MD    20904
93     48-54 Western Avenue                                 Augusta                Kennebec                 ME    04330
94     5542 Walnut Street                                   Pittsburgh             Allegheny                PA    15232
95     5003-5017 & 5049 West 159th Street                   Oak Forest             Cook                     IL    60452
96     Dallas Highway & Villa Rica Road                     Marietta               Cobb                     GA    30064
97     8202 Clearvista Parkway                              Indianapolis           Marion                   IN    46256
98     10331 and 10317 South State Street                   Sandy                  Salt Lake                UT    84070
99     7500 Broadway                                        Denver                 Adams                    CO    80221
100    4000 West 106th Street                               Carmel                 Hamilton                 IN    46032
101    552 Spring Ridge Road                                Clinton                Hinds                    MS    39056
102    1725 Old County Road                                 San Carlos             San Mateo                CA    94070
103    1109 Sixth Avenue North                              Great Falls            Cascade                  MT    59401
104    5100 Lebanon Avenue                                  Philadelphia           Philadelphia             PA    19131
105    8020 & 8050 Highway 72 West                          Madison                Madison                  AL    35758
106    497-501 West Main Street                             Stamford               Fairfield                CT    06902
107    248 North MacDonald Street                           Mesa                   Maricopa                 AZ    85201
         and 239 North Robson Street
108    5311 Ocean Boulevard                                 Sarasota               Sarasota                 FL    34242
109    5800 Maudina Drive                                   Nashville              Davidson                 TN    37209
110    8223 Stemmons Freeway                                Dallas                 Dallas                   TX    75247
111    41690 Ford Road                                      Canton                 Wayne                    MI    48187
112    Main Street & Burnside Avenue                        East Hartford          Hartford                 CT    06108
113    216 Quaker Road                                      Queensbury             Warren                   NY    14203
114    1560 Frazee Road                                     San Diego              San Diego                CA    92108
115    5510 Stettin Drive                                   Wausau                 Marathon                 WI    54401
116    214 Main Street                                      Hackensack             Bergen                   NJ    07601
117    23420 Allen Road                                     Woodhaven              Wayne                    MI    48183
118    398 Fairview Avenue                                  Winder                 Barrow                   GA    30680
119    1025 Midland Avenue                                  Winder                 Barrow                   GA    30680
120    5300 - 5348 Dixie Highway                            Waterford Township     Oakland                  MI    48329
121    369 Long Hill Road                                   Groton                 New London               CT    06340
122    209 Mount Zoar a/k/a 400-404 South Main Street       Elmira                 Chemung                  NY    14904
123    4780 Chabot Drive                                    Pleasanton             Alameda                  CA    94588
124    15401-15439 West High Street                         Middlefield            Geauga                   OH    44062
125    119 Second Street a/k/a 350 - 368 North Main Street  Elmira                 Chemung                  NY    14901
126    980-1018 Morse Road                                  Columbus               Franklin                 OH    43229
127    341 Stelton Road                                     Xenia                  Greene                   OH    45385
128    9 Fox Run Center                                     East Stroudsburg       Monroe                   PA    18301
129    3020 Colquitt Road                                   Shreveport             Caddo Parish             LA    71118
130    479 Broadway                                         Kingston               Ulster                   NY    12401
131    13811 North Tatum Boulevard                          Phoenix                Maricopa                 AZ    85254
132    13914-13932 Valley Boulevard                         La Puente              Los Angeles              CA    91744
133    1483 U.S. Route 9                                    Halfmoon               Saratoga                 NY    12065
134    1912 South 5th Street                                Waco                   McLennan                 TX    76706
135    707-829 West Maple                                   Clawson                Oakland                  MI    48017
136    1025 East Maple Road                                 Birmingham             Oakland                  MI    48009
137    18999 Biscayne Boulevard                             Aventura               Miami-Dade               FL    33180
138    1111 West Main Street                                League City            Galveston                TX    77573
139    68-100 Old Riverhead Road                            Westhampton Beach      Suffolk                  NY    11978
140    1706 East Semoran Boulevard                          Apopka                 Orange                   FL    32703
141a   800 Magee Drive                                      Brookhaven             Lincoln                  MS    39601
141b   730 North Jackson Street                             Brookhaven             Lincoln                  MS    39601
142    2802 Curtice Road                                    Northwood              Wood                     OH    43619
143    4525 Highway 29 South                                Alexandria             Douglas                  MN    56308
144    13701-13795 West Jewell Avenue                       Lakewood               Jefferson                CO    80228
145    3315 East Longview Avenue                            Bloomington            Monroe                   IN    47401
146    1650 and 1660 East Cheyenne Mountain Boulevard       Colorado Springs       El Paso                  CO    80906
147    4355 East University Drive                           Mesa                   Maricopa                 AZ    85205
148    3707 West Idlewild Avenue                            Tampa                  Hillsborough             FL    33614
149    431 N.E. 19th Avenue                                 Ruskin                 Hillsborough             FL    33570
150    1350 North Meridian Street                           Indianapolis           Marion                   IN    46202
151    3281 Richfield Road                                  Flint                  Genesee                  MI    48506
152    345 Flanders Road                                    Flanders               Suffolk                  NY    11901
153    600 South Maplewood Drive                            Rantoul                Champaign                IL    61866
154    9115 Academy Road                                    Philadelphia           Philadelphia             PA    19136
155    8200 Block East 96th Street                          Fishers                Hamilton                 IN    46038
156    3636 East Washington Street                          Phoenix                Maricopa                 AZ    85034
157    256 Parker Hill Avenue & 197 Calumet Street          Roxbury                Suffolk                  MA    02120
158    19600-19654 West 130th Street                        Strongsville           Cuyahoga                 OH    44136
159    841-861 Russell Avenue                               Gaithersburg           Montgomery               MD    20879
160    4422 FM-1960                                         Houston                Harris                   TX    77068
161    1121 North Coliseum Boulevard                        Fort Wayne             Allen                    IN    46805
162    2135 Payne Street                                    Las Cruces             Dona Ana                 NM    88001
163    1700 Northeast 133rd Street                          North Miami            Dade                     FL    33181
164    911 Sun Prairie Drive                                Houston                Harris                   TX    77090
165    7645 South 700 East                                  Sandy                  Salt Lake                UT    84047
166    4420 Hotel Circle Court                              San Diego              San Diego                CA    92108
167    7111 Georgetown Road                                 Indianapolis           Marion                   IN    46268
168    2921 Kendale Drive                                   Dallas                 Dallas                   TX    75220
169    2530 Community Drive                                 Dallas                 Dallas                   TX    75220
170    12725-12750 Monte Vista Road                         Poway                  San Diego                CA    92064
171    1-9 Flatbush Avenue                                  Brooklyn               Kings                    NY    11217
172    176-182 West Chelten Avenue                          Philadelphia           Philadelphia             PA    19144
173    One 20th Avenue Southeast                            Minot                  Ward                     ND    58701
174    5817 Boca Raton Boulevard                            Fort Worth             Tarrant                  TX    76112
175    1706 and 3408 Rhawn Street,                          Philadelphia           Philadelphia             PA    19136
         417-19 Chandler Street,
         304-6 Loney Street and
         7312-14 Rockwell Street
176    4330 Keller Road                                     Holt                   Ingham                   MI    48842
177    55-65 Merrick Road                                   Amityville             Suffolk                  NY    11701
178    5055 California Avenue                               Bakersfield            Kern                     CA    93309
179    1861 Dixie Highway                                   Hamilton               Butler                   OH    45011
180a   748-768 New Britain Avenue                           Hartford               Hartford                 CT    06106
180b   90-118 Sherbrooke Avenue                             Hartford               Hartford                 CT    06106
181    3940 Arctic Boulevard                                Anchorage              Anchorage                AK    99503
182    2717 Airport Drive                                   Harlingen              Cameron                  TX    78550
183    1190 Sunset Boulevard NE                             Renton                 King                     WA    98056
184    11152 East 16th Street                               Aurora                 Adams                    CO    80010
185    90 Garth Road                                        Scarsdale              Westchester              NY    10583
186    1258 Sunset Boulevard                                Jesup                  Wayne                    GA    31545
187    2470-2512 University Avenue West                     St. Paul               Ramsey                   MN    55114
188    136 Jersey Street                                    Waterbury              New Haven                CT    06706
189    9741 Preston Road                                    Frisco                 Collin                   TX    75034
190    4210 Young Street                                    Pasadena               Harris                   TX    77504
191    601 West Parker Road                                 Plano                  Collin                   TX    75023
192    4404-4418 Walnut Street                              Philadelphia           Philadelphia             PA    19104
193    4311 West Waters Avenue                              Tampa                  Hillsborough             FL    33614
194    1327 East 64th  Street                               Tulsa                   Tulsa                   OK    74136
195    1031 South Brookside                                 Independence           Jackson                  MO    64053
196    410 East Hinckley Avenue                             Ridley Park Borough    Delaware                 PA    19078
197    130, 140 & 150 Southwest 8th Street                  Pompano Beach          Broward                  FL    33060
         and 840 Southwest 3rd Avenue
198a   4015 Devereaux Street                                Philadelphia           Philadelphia             PA    19135
198b   6919 Walker Street                                   Philadelphia           Philadelphia             PA    19035
198c   5711 Erdrick Street                                  Philadelphia           Philadelphia             PA    19135
199    1135 West Broadway Road                              Tempe                  Maricopa                 AZ    85282
200    8600 State Road 84                                   Davie                  Broward                  FL    33324
201    8731 North 30th Street                               Tampa                  Hillsborough             FL    33604
202    106 East Parker Street                               Baxley                 Appling                  GA    31513
203    7 East Bijou Street                                  Colorado Springs       El Paso                  CO    80903
204    75 and 100 Southwest 10th Street                     Fort Lauderdale        Boward                   FL    33301
         and 100 Southwest 9th Street
205    1807 North Broadway Street                           Greensburg             Decatur                  IN    47240
206    4908 36th Avenue                                     Kenosha                Kenosha                  WI    53140
207    1501 Northway Drive                                  St. Cloud              Stearns                  MN    56303
208    17450 Meinig Avenue                                  Sandy                  Clackamas                OR    97055
209    2825 North 1st Avenue                                Tucson                 Pima                     AZ    85719
210    4115 East Speedway Boulevard                         Tucson                 Pima                     AZ    85712
211    2565 Northwest 1st Avenue                            Boca Raton             Palm Beach               FL    33431
212    1805 North Frances Street                            Terrell                Kaufman                  TX    75160
213    1137 North 13th Street                               Milwaukee              Milwaukee                WI    53208
214    949-969 North 27th Street                            Milwaukee              Milwaukee                WI    53208
215    894-896 Summit Street                                Round Rock             Williamson               TX    78664
216    301 West Turney Avenue                               Phoenix                Maricopa                 AZ    85013
217    1735 Central Avenue                                  Colonie                Albany                   NY    12205
218    2199-2207 South Lake Street                          Salt Lake City         Salt Lake                UT    84106
219    22 Atwood Street and 185 Barker Street               Hartford               Hartford                 CT    06105
220    162 Myrtle Avenue                                    Stamford               Fairfield                CT    06902
221    3727-3735 Summit Street and 712-722 West 38th Street Kansas City            Jackson                  MO    64111
222    40 Scitico Road                                      Somers                 Tolland                  CT    06071
223    1360 New Louden Road                                 Latham                 Albany                   NY    12110
224    23200 Allen Road                                     Woodhaven              Wayne                    MI    48183
225    1323 North Fourth Street                             Toronto                Jefferson                OH    43964
226    837-849 East 3rd Street                              Salem                  Columbiana               OH    44460
227    1811 St. Johns Avenue                                Highland Park          Lake                     IL    60035
228    2303-2339 Kirkwood Drive                             Houston                Harris                   TX    77077
229    1099 Lago Vista Boulevard                            Eastland               Eastland                 TX    76448
230    2405 East Park Row Drive                             Arlington              Tarrant                  TX    76010
231    4425 South 87th Street                               Omaha                  Douglas                  NE    68127
232    1510 Avenue L                                        Plano                  Collin                   TX    75074




(2A) The Underlying Mortgage Loans secured by Poly Foam and Poly-Foam International, Inc. are cross-collateralized and cross-defaulted, respectively.

(2B) The Underlying Mortgage Loans secured by Radisson Inn Harbourwalk and Radisson Suite Hotel are cross-collateralized and cross-defaulted, respectively.

(2C) The Underlying Mortgage Loans secured by Crystal Mountain Office Park and Lake Pointe Center II are cross-collateralized and cross-defaulted, respectively.

(2D) The Underlying Mortgage Loans secured by Winder Village Manufactured Housing Community and Russell Village Manufactured Housing Community are cross-collateralized and cross-defaulted, respectively.

(2E) The Underlying Mortgage Loans secured by Lakedale Apartments and Liberty Apartments are cross-collateralized and cross-defaulted, respectively.

(2F) The Underlying Mortgage Loans secured by 1137 North 13th Street Apartments and 949-969 North 27th Street are cross-collateralized and cross-defaulted, respectively.

(2G) The Underlying Mortgage Loans secured by North Gate Apartments and Salem Apartments are cross-collateralized and cross-defaulted, respectively.


DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                                               Property
#         Property Name                                                   Property Type                        Sub-Type
-         -------------                                                   -------------                        --------
1         437 Madison Avenue                                              Office
2         Valencia Marketplace, Power Center                              Retail                               Anchored
3         Hercules Plaza                                                  Office
4a        Seven Gables Apartments                                         Multifamily
4b        High Ridge Apartments                                           Multifamily
5         McCandless Towers II                                            Office
6a        Timbercreek Apartments                                          Multifamily
6b        Deering Manor Apartments                                        Multifamily
7         Commons at Sugarhouse                                           Retail                               Anchored
8         Gateway at Randolph Apartments                                  Multifamily
9         Metroplex                                                       Office
10        Palm Plaza Shopping Center                                      Retail                               Anchored
11        Page Field Commons                                              Retail                               Anchored
12        Poly Foam  (2A)                                                 Industrial
13        Poly-Foam International, Inc.  (2A)                             Industrial
14a       Autumn Ridge Apartments                                         Multifamily
14b       Summer Glen Apartments                                          Multifamily
15        Sterling University Crescent                                    Multifamily
16        Oakbrook Apartments                                             Multifamily
17        One Bulfinch Place                                              Office
18        Sandhurst Apartments                                            Multifamily
19        Chandler Sunset Plaza                                           Retail                            Shadow Anchored
20        Saddle Brook Apartments                                         Multifamily
21        Railway Express Building                                        Office
22        Hillcroft Apartments                                            Multifamily
23        Radisson Inn Harbourwalk  (2B)                                  Hotel                             Limited Service
24        Radisson Suite Hotel  (2B)                                      Hotel                              Full Service
25        Highland Cove Retirement Community                              Independent/Assisted Living
26        Regency Warehouse                                               Industrial
27        Silverado Ranch Center                                          Retail                               Anchored
28        Holiday Inn Orlando                                             Hotel                              Full Service
29        Carlton Village Apartments                                      Multifamily
30        Glenridge Apartments                                            Multifamily
31        2200 First Avenue South                                         Office
32        Windmill Apartments                                             Multifamily
33        Kent Hill Plaza                                                 Retail                               Anchored
34        Cheyenne Crest Apartments                                       Multifamily
35        Big Kmart - Midwest City                                        Retail                               Anchored
36        Westgate Crossing Shopping Center                               Retail                               Anchored
37        Big Kmart - Edmond                                              Retail                               Anchored
38        One Cameron Place                                               Office
39        Roseland Shopping Center                                        Retail                               Anchored
40        Big Kmart - Chicago                                             Retail                               Anchored
41        Crystal Mountain Office Park  (2C)                              Office
42        Lake Pointe Center II  (2C)                                     Office
43        DoubleTree Hotel                                                Hotel                              Full Service
44        Twelve Oaks Shopping Center                                     Retail                               Anchored
45        Streetsboro Market Square                                       Retail                               Anchored
46        Ravenswood Apartments                                           Multifamily
47        Pembroke Office Park                                            Office
48        Candlewood Hotel - Sacramento                                   Hotel                             Limited Service
49        Royal Jetstar Tech Center                                       Office
50        North Reading Plaza                                             Retail                               Anchored
51        Cypress Springs Apartments                                      Multifamily
52        Sterling University Peaks                                       Multifamily
53        Kmart - Allen                                                   Retail                               Anchored
54        Hartville Center                                                Retail                               Anchored
55        Pony Express Building                                           Industrial
56        Willow Pond Apartments                                          Multifamily
57        Standard Dairy Apartments                                       Multifamily
58a       200 Newport Center Drive                                        Office
58b       359 San Miguel Drive                                            Office
58c       363 San Miguel Drive                                            Office
59        Garfield Suites Hotel                                           Hotel                             Limited Service
60        Larry's Market                                                  Retail                               Anchored
61        Big-K Plaza                                                     Retail                               Anchored
62a       Campbell Park Shopping Center                                   Retail                              Unanchored
62b       Frankford Crest Shopping Center                                 Retail                              Unanchored
62c       Midway Village Shopping Center                                  Retail                              Unanchored
62d       Campbell Square Shopping Center                                 Retail                              Unanchored
63        Walnut Creek Apartments                                         Multifamily
64        Royal Freeport Tech Center                                      Mixed Use                        Office/Industrial
65        100 Demarest Drive                                              Industrial
66        Indian Run Village                                              Manufactured Housing
67        210 Main Street                                                 Office
68        Clearbrook Village Apartments                                   Multifamily
69        Brookdale Shopping Center                                       Retail                               Anchored
70        Courtyard by Marriott Hotel                                     Hotel                              Full Service
71        Hamilton Park Apartments                                        Multifamily
72        Brookwood Shopping Center                                       Retail                               Anchored
73        6329 Glenwood Office Building                                   Office
74        Landmark Garden Apartments                                      Multifamily
75        Applecreek Apartments                                           Multifamily
76        Plaza At The Pointe Shopping Center                             Retail                               Anchored
77        Ramblewood Apartments                                           Multifamily
78        Scottsdale Airpark II                                           Mixed Use                        Office/Warehouse
79        New Market Square Shopping Center                               Retail                               Anchored
80        Maple Leaf Apartments                                           Multifamily
81        The Shops at Fair Lakes                                         Retail                            Shadow Anchored
82        Sunpark Apartments                                              Multifamily
83        Carol Oaks Apartments                                           Multifamily
84        Florida Computer Center                                         Retail                            Shadow Anchored
85        Tonawanda Manor                                                 Health Care
86        Woodridge Apartments                                            Multifamily
87        Dunwoody Plaza                                                  Retail                               Anchored
88        Schaumburg Plaza                                                Mixed Use                          Office/Retail
89        Whispering Oaks Mobile Home Park                                Manufactured Housing
90        Harbor Technology Center                                        Office
91        Stove Works Office Building                                     Office
92        Holy Cross Professional  Center                                 Office
93        Augusta Plaza Shopping Center                                   Retail                               Anchored
94        Banana Republic                                                 Retail                              Unanchored
95        Forest Hills Apartments                                         Multifamily
96        West Marietta Retail Center                                     Retail                            Shadow Anchored
97        Regency Centre Office Complex                                   Office
98        Southtowne Center                                               Retail                            Shadow Anchored
99        Pinetree Village Apartments                                     Multifamily
100       Weston Shoppes                                                  Retail                            Shadow Anchored
101       Pine Trails Apartments                                          Multifamily
102       Old County Road                                                 Industrial
103       Cambridge Court Retirement Community                            Health Care
104       Bryn Mawr Suites Apartments                                     Multifamily
105       Bruno's Shopping Center                                         Retail                               Anchored
106       Laddins Rock                                                    Multifamily
107       Christine Place Apartments                                      Multifamily
108       Best Western Siesta Beach Resort                                Hotel                             Limited Service
109       Richland Hills Apartments                                       Multifamily
110       Star Wholesale Florist, Inc.                                    Retail                              Unanchored
111       Office Depot                                                    Retail                               Anchored
112       CVS Plaza - East Hartford                                       Retail                               Anchored
113       CVS Plaza - Queensbury                                          Retail                               Anchored
114       Warehouse X/Lock-It Lockers                                     Self Storage
115       Lazy Acres Estates                                              Manufactured Housing
116       214 Main Street                                                 Office
117       Office Depot at Woodhaven Village Square                        Retail                               Anchored
118       Winder Village Manufactured Housing Community  (2D)             Manufactured Housing
119       Russell Village Manufactured Housing Community (2D)             Manufactured Housing
120       Northway Plaza Shopping Center                                  Retail                              Unanchored
121       Phoenix Park Apartments                                         Multifamily
122       Eckerd's Drug Store - S. Main                                   Retail                              Unanchored
123       Chabot Office Plaza                                             Office
124       Middlefield Market Square Shopping Center                       Retail                            Shadow Anchored
125       Eckerd's Drug Store - N. Main                                   Retail                               Anchored
126       Gentry Plaza                                                    Retail                               Anchored
127       The Meadows Apartments                                          Multifamily
128       Miggy's Mall Shopping Center                                    Retail                               Anchored
129       Colony Square Apartments                                        Multifamily
130       Eckerd's Drug Store - Kingston                                  Retail                              Unanchored
131       Pueblo Point Ace Hardware                                       Retail                              Unanchored
132       Five Star Business Park                                         Industrial
133       Eckerd's Drug Store - Half Moon                                 Retail                              Unanchored
134       Oaks Apartments                                                 Multifamily
135       New England Place Apartments                                    Multifamily
136       1025 East Maple Office Building                                 Office
137       Jaffe Eye Office Building                                       Office
138       Calder Square, Phase II Apartments                              Multifamily
139       North Mall                                                      Retail                              Unanchored
140       Wekiva Executive Center                                         Office
141a      Lakeview Arms Apartments                                        Multifamily
141b      Jackson Square Apartments                                       Multifamily
142       Office Max - Northwood                                          Retail                              Unanchored
143       Office Max - Alexandria                                         Retail                              Unanchored
144       Foxpoint Commons                                                Mixed Use                          Office/Retail
145       Continental Terrace Apartments                                  Multifamily
146       Cheyenne Mountain Center                                        Retail                            Shadow Anchored
147       Circle K Plaza                                                  Retail                              Unanchored
148       Flamingo West Apartments                                        Multifamily
149       Big K Store                                                     Retail                               Anchored
150       St. Agnes Apartments                                            Multifamily
151       Richfield Court Apartments                                      Multifamily
152       Peconic Mini Storage                                            Self Storage
153       Heritage Estates Manufactured Housing Community                 Manufactured Housing
154       Academy Apartments                                              Multifamily
155       North By Northeast II Shoppes                                   Retail                            Shadow Anchored
156       Warehouse II/Lock-It Lockers                                    Self Storage
157       Mission Hill Apartments                                         Multifamily
158       Boston Square Shopping Center                                   Retail                               Anchored
159       Gaithersburg Shopping Center                                    Retail                            Shadow Anchored
160       Iteq Building                                                   Office
161       Coliseum Self Storage                                           Self Storage
162       Centre Square Apartments                                        Multifamily
163       Emerald Lake Apartments                                         Multifamily
164       The Sun Prairie Apartments                                      Multifamily
165       7th Street Grocery                                              Retail                            Shadow Anchored
166       Eagle's Nest Office Building                                    Office
167       New Augusta Shoppes                                             Retail                              Unanchored
168       Lakedale Apartments  (2E)                                       Multifamily
169       Liberty Apartments  (2E)                                        Multifamily
170       Sunshine Care Homes                                             Health Care
171       1-9 Flatbush Avenue                                             Retail                              Unanchored
172       Pathmark Store No. 550                                          Retail                              Unanchored
173       Kmart Plaza - Minot                                             Retail                               Anchored
174       Villa Del Rio Apartments                                        Multifamily
175       Winchester Arms & Fox Chase Apartments                          Multifamily
176       Old Orchard II Apartments                                       Multifamily
177       55-65 Merrick Road                                              Retail                              Unanchored
178       5055 California Avenue                                          Office
179       Castle Store & Lock                                             Self Storage
180a      Monterey Apartments                                             Multifamily
180b      Sherbrooke Apartments                                           Multifamily
181       Arctic Office Building                                          Office
182       Lockheed Martin Building                                        Industrial
183       Renton Highlands Center                                         Retail                              Unanchored
184       Lansing Square Apartments                                       Multifamily
185       CVS #0742-01                                                    Retail                              Unanchored
186       Pinewood Village Apartments                                     Multifamily
187       Midway Commercial Building                                      Mixed Use                          Retail/Office
188       Jersey Street Apartments                                        Multifamily
189       Preston Office Park                                             Mixed Use                          Office/Retail
190       Fairmont Oaks Apartments                                        Multifamily
191       Premier Plaza Shopping Center                                   Retail                              Unanchored
192       4404-4418 Walnut Street                                         Multifamily
193       Cumberland Technical Center                                     Retail                              Unanchored
194       Orchard Park Apartments                                         Multifamily
195       Quarry Ridge Apartments                                         Multifamily
196       Stoney Creek Apartments                                         Multifamily
197       Plaza Apartments                                                Multifamily
198a      Mulberry Court Apartments                                       Multifamily
198b      6919 Walker Street                                              Multifamily
198c      5711 Erdrick Street                                             Multifamily
199       Warehouse I/Lock-It Lockers                                     Self Storage
200       Park City Plaza                                                 Retail                              Unanchored
201       Sunny Townhomes                                                 Multifamily
202       Town & Country Shopping Center                                  Retail                               Anchored
203       The Majestic Building                                           Mixed Use                          Retail/Office
204       Royal Park Apartments                                           Multifamily
205       Greensburg Plaza                                                Retail                            Shadow Anchored
206       Wilson Heights Apartments                                       Multifamily
207       Northway Court Shopping Center                                  Retail                              Unanchored
208       Goodwill Retail Center                                          Retail                              Unanchored
209       Warehouse IV/Lock-It Lockers                                    Self Storage
210       Warehouse IX/Lock-It Lockers                                    Self Storage
211       Morello Building                                                Industrial
212       Town North Villa Apartments                                     Multifamily
213       1137 North 13th Street Apartments  (2F)                         Multifamily
214       949-969 North 27th Street  (2F)                                 Multifamily
215       Summit Plaza                                                    Office
216       Turney Square Apartments                                        Multifamily
217       1735 Central Avenue                                             Office
218       Lake Street Apartments                                          Multifamily
219       Atwood & Barker Apartments                                      Multifamily
220       162 Myrtle Avenue                                               Multifamily
221       Summit Heights Apartments                                       Multifamily
222       40 Scitico Road                                                 Industrial
223       Sunnyvale Trailer Park                                          Manufactured Housing
224       Woodhaven Village Square                                        Retail                              Unanchored
225       North Gate Apartments  (2G)                                     Multifamily
226       Salem Apartments  (2G)                                          Multifamily
227       St. John's Office Building                                      Mixed Use                          Office/Retail
228       Southlake Center                                                Retail                              Unanchored
229       Country Villa Apartments                                        Multifamily
230       Coach Light Apartments                                          Multifamily
231       4425 South 87th Street                                          Mixed Use                        Office/Industrial
232       Cosmos Apartments                                               Multifamily

Total/
Weighted
Average:

Maximum:
Minimum:


                                            Units/
                                           Sq. Ft./
                      Hotel                 Rooms/       Fee Simple/                        Year          Occupancy
#                   Franchise                Pads         Leasehold        Year Built     Renovated    Rate at U/W (3)
-                   ---------                ----         ---------        ----------     ---------    ---------------
1                                            782,921      Leasehold           1967          1996             99%
2                                            528,019         Fee              1998           N/A             99%
3                                            532,974      Leasehold           1984           N/A             100%
4a                                             1,184         Fee              1965          1998             95%
4b                                               360         Fee              1979          1999             94%
5                                            214,080         Fee              1998           N/A             100%
6a                                             1,083         Fee              1974          1999             96%
6b                                               168         Fee              1969          1999             95%
7                                            193,397         Fee              1999           N/A             97%
8                                                903         Fee              1975          1999             100%
9                                            388,608         Fee              1985           N/A             94%
10                                           342,338         Fee              1990           N/A             94%
11                                           264,399      Leasehold           1999           N/A             96%
12                                           431,852         Fee              1993           N/A             100%
13                                           407,872         Fee              1995           N/A             100%
14a                                              288         Fee              1974          1993             94%
14b                                              206         Fee              1974          1992             96%
15                                               196         Fee              1999           N/A             90%
16                                               240         Fee              1975          1999             99%
17                                            82,726         Fee              1973          1998             96%
18                                               328         Fee              1990           N/A             99%
19                                           126,218         Fee              1999           N/A             96%
20                                               368         Fee              1966           N/A             100%
21                                           108,606         Fee              1905          1989             100%
22                                               192         Fee              1972          1999             95%
23          Radisson Hotels Worldwide            121         Fee              1994          1997             N/A
24          Radisson Hotels Worldwide            103         Fee              1990           N/A             N/A
25                                               270    Fee/Leasehold         1986           N/A             96%
26                                           344,000         Fee              2000           N/A             100%
27                                            92,163         Fee              2000           N/A             96%
28                 Holiday Inn                   390    Fee/Leasehold         1972          1998             N/A
29                                               240         Fee              1968           N/A             99%
30                                               220         Fee              1984           N/A             98%
31                                            93,119         Fee              1909          1999             100%
32                                               304         Fee              1984           N/A             97%
33                                           108,045         Fee              1987          2000             99%
34                                               208         Fee              1985           N/A             97%
35                                            99,433         Fee              1983           N/A             100%
36                                           157,247         Fee              1987          2000             89%
37                                            97,527         Fee              1994           N/A             100%
38                                           112,225         Fee              1986          1999             100%
39                                           199,193         Fee              1988           N/A             99%
40                                           109,441         Fee              1978          1998             100%
41                                            56,507         Fee              1997           N/A             100%
42                                            41,112         Fee              1998           N/A             100%
43               DoubleTree Hotel                149         Fee              1973          1998             N/A
44                                           105,529         Fee              1984          1994             100%
45                                           135,410         Fee              1997           N/A             93%
46                                               204         Fee              1985           N/A             97%
47                                           294,896         Fee              1978          1995             98%
48              Candlewood Suites                126         Fee              1998           N/A             N/A
49                                            92,630         Fee              1999           N/A             93%
50                                           153,935         Fee              1971          1997             100%
51                                               272         Fee              1973          1999             95%
52                                               192         Fee              1965          1998             96%
53                                           119,000         Fee              1999           N/A             100%
54                                           109,396         Fee              1988           N/A             87%
55                                           410,000         Fee              1999           N/A             100%
56                                               386         Fee              1974          1998             97%
57                                                64         Fee              2000           N/A             100%
58a                                           25,608         Fee              1974           N/A             100%
58b                                           19,010         Fee              1970           N/A             88%
58c                                            6,849         Fee              1971           N/A             100%
59                     None                      153    Fee/Leasehold         1982          1994             N/A
60                                            60,939         Fee              1989           N/A             100%
61                                           162,343         Fee              1980          1992             97%
62a                                           33,740         Fee              1987           N/A             89%
62b                                           13,334         Fee              1997           N/A             100%
62c                                           16,499         Fee              1985           N/A             88%
62d                                           12,540         Fee              1995           N/A             100%
63                                               280         Fee              1980          1998             96%
64                                            80,500         Fee              1998           N/A             100%
65                                           117,340         Fee              1990           N/A             100%
66                                               236         Fee              1973           N/A             95%
67                                            87,597         Fee              1926          1985             100%
68                                               176         Fee              1974          1999             92%
69                                            80,707         Fee              1999           N/A             94%
70              Marriott Courtyard                90         Fee              1998           N/A             N/A
71                                               326         Fee              1978          1994             99%
72                                           130,072         Fee              1970          1984             98%
73                                            64,134         Fee              1998           N/A             100%
74                                               168         Fee              1969          1998             91%
75                                               216         Fee              1972          2000             97%
76                                            84,344         Fee              1989           N/A             97%
77                                               281         Fee              1970          1998             76%
78                                            52,271         Fee              2000           N/A             100%
79                                           197,058         Fee              1971          1989             99%
80                                               120         Fee              1986           N/A             100%
81                                            22,015         Fee              1989           N/A             100%
82                                               168         Fee              1982          1999             98%
83                                               224         Fee              1978           N/A             92%
84                                            92,139         Fee              1990           N/A             99%
85                                               120         Fee              1993           N/A             96%
86                                               200         Fee              1979          1996             96%
87                                            51,473         Fee              1977          1998             85%
88                                            66,526         Fee              1972          1993             90%
89                                               372         Fee              1970           N/A             97%
90                                            61,400         Fee              1985          1992             97%
91                                            55,146         Fee              1915          2000             95%
92                                            36,194         Fee              1987           N/A             93%
93                                           150,456         Fee              1970          1999             99%
94                                            14,853         Fee              2000           N/A             100%
95                                               160         Fee              1965          1999             100%
96                                            25,713         Fee              1999           N/A             100%
97                                            53,600         Fee              1998           N/A             92%
98                                            50,239      Leasehold           1999           N/A             100%
99                                               116         Fee              1972          1995             100%
100                                           32,600         Fee              1998           N/A             100%
101                                              120         Fee              1974          2000             100%
102                                           36,928         Fee              1955           N/A             100%
103                                              106         Fee              1929          1984             83%
104                                              105         Fee              1959          2000             96%
105                                           68,331         Fee              1993           N/A             100%
106                                               24         Fee              2000           N/A             100%
107                                               94         Fee              1987           N/A             96%
108                Best Western                   53         Fee              1948          1997             N/A
109                                              200         Fee              1971           N/A             94%
110                                           69,917         Fee              1997           N/A             100%
111                                           30,177         Fee              1999           N/A             100%
112                                           19,125         Fee              1999           N/A             100%
113                                           25,008         Fee              1997           N/A             100%
114                                              737         Fee              1978           N/A             99%
115                                              182         Fee              1994           N/A             97%
116                                           36,184         Fee              1912          1985             100%
117                                           30,000         Fee              1999           N/A             100%
118                                              109         Fee              1975           N/A             100%
119                                               73         Fee              1988           N/A             100%
120                                           42,670         Fee              1988           N/A             97%
121                                               96         Fee              1973           N/A             93%
122                                           10,908         Fee              1999           N/A             100%
123                                           23,322         Fee              1999           N/A             100%
124                                           35,650         Fee              1998           N/A             96%
125                                           10,908         Fee              1999           N/A             100%
126                                           41,309         Fee              1966          1999             100%
127                                               88         Fee              1969           N/A             98%
128                                           55,908         Fee              1988          1995             100%
129                                              184         Fee              1973           N/A             94%
130                                           10,908         Fee              1999           N/A             100%
131                                           25,500         Fee              1980          1999             100%
132                                           57,902         Fee              1978          1988             92%
133                                           11,397         Fee              1998           N/A             100%
134                                              137         Fee              1976           N/A             95%
135                                               68         Fee              1964           N/A             96%
136                                           18,544         Fee              1968          2000             100%
137                                           19,332         Fee              1982           N/A             100%
138                                               80         Fee              1984           N/A             98%
139                                           25,560         Fee              1990           N/A             100%
140                                           44,400         Fee              1986           N/A             89%
141a                                              64         Fee              1970          1997             97%
141b                                              32         Fee              1970          1998             100%
142                                           23,500         Fee              1999           N/A             100%
143                                           23,500         Fee              1999           N/A             100%
144                                           55,018         Fee              1985           N/A             94%
145                                               78         Fee              1964           N/A             94%
146                                           20,002         Fee              1999           N/A             100%
147                                           20,566         Fee              1988           N/A             86%
148                                               72         Fee              1972          1995             99%
149                                           68,337         Fee              1981          1994             100%
150                                               79         Fee              1925          1999             96%
151                                              136         Fee              1969          1999             96%
152                                              405         Fee              1996           N/A             92%
153                                              208         Fee              1960          1985             88%
154                                               80         Fee              1962           N/A             100%
155                                           12,240         Fee              1999           N/A             100%
156                                              595         Fee              1974           N/A             77%
157                                               33         Fee              1965          1995             94%
158                                           38,525         Fee              1986           N/A             100%
159                                           13,692         Fee              1999           N/A             100%
160                                           37,438         Fee              1982           N/A             98%
161                                              599         Fee              1996           N/A             99%
162                                               52         Fee              1997           N/A             100%
163                                               54         Fee              1968          2000             98%
164                                               80         Fee              1984          1999             95%
165                                           14,133         Fee              1998           N/A             100%
166                                           29,463         Fee              1979           N/A             97%
167                                           15,600         Fee              1999           N/A             100%
168                                               80         Fee              1974           N/A             100%
169                                               50         Fee              1970          1996             92%
170                                               24         Fee              1989           N/A             100%
171                                           11,200         Fee              1920           N/A             89%
172                                           30,000         Fee              1968          2000             100%
173                                          113,550         Fee              1970          1995             97%
174                                              108         Fee              1974          1997             90%
175                                               60         Fee              1965          1985             98%
176                                               72         Fee              1967          1999             96%
177                                           14,319         Fee              1987           N/A             94%
178                                           26,639         Fee              1982           N/A             94%
179                                              473         Fee              1989          1996             91%
180a                                              52         Fee              1958          1997             92%
180b                                              38         Fee              1960          1997             97%
181                                           25,825         Fee              1984           N/A             89%
182                                           62,419      Leasehold           1999           N/A             100%
183                                           13,095         Fee              1964          1999             100%
184                                               55         Fee              1972           N/A             98%
185                                            9,400         Fee              1928          1984             100%
186                                               64         Fee              1983           N/A             95%
187                                           65,573         Fee              1915          1992             93%
188                                               42         Fee              1966          2000             98%
189                                           21,915         Fee              1983           N/A             97%
190                                               60         Fee              1984           N/A             100%
191                                           17,292         Fee              1984           N/A             91%
192                                               52         Fee              1920          1986             100%
193                                           22,885         Fee              1987           N/A             92%
194                                               58         Fee              1965          1995             95%
195                                               48         Fee              1973           N/A             100%
196                                               35         Fee              1965           N/A             100%
197                                               40         Fee              1969          1999             98%
198a                                              27         Fee              1973          1999             100%
198b                                              11         Fee              1960          1997             100%
198c                                              11         Fee              1960          1997             91%
199                                              478         Fee              1973           N/A             78%
200                                           20,335         Fee              1983          1998             100%
201                                               40         Fee              1984           N/A             100%
202                                           62,586         Fee              1966           N/A             100%
203                                           17,289         Fee              1900          1986             100%
204                                               32         Fee              1974           N/A             100%
205                                           17,600         Fee              1993           N/A             100%
206                                               36         Fee              1962          1998             100%
207                                           17,052         Fee              1983           N/A             100%
208                                           19,900         Fee              1965          2000             100%
209                                              503         Fee              1974           N/A             99%
210                                              463         Fee              1977           N/A             91%
211                                           16,030         Fee              1974          2000             100%
212                                               32         Fee              1983          1997             97%
213                                               27         Fee              1927          2000             100%
214                                               15         Fee              1920           N/A             100%
215                                           14,753         Fee              1985           N/A             100%
216                                               32         Fee              1950          1990             100%
217                                           11,824         Fee              1987           N/A             88%
218                                               22         Fee              1972          1987             100%
219                                               35         Fee              1959          1999             100%
220                                                8         Fee              1920          1989             100%
221                                               36         Fee              1920          1998             97%
222                                           48,000         Fee              1974          1997             100%
223                                               39         Fee              1957           N/A             100%
224                                            5,000         Fee              1999           N/A             100%
225                                               15         Fee              1976           N/A             100%
226                                               12         Fee              1970           N/A             92%
227                                            8,275         Fee              1910          1996             100%
228                                           13,059         Fee              1980          1997             91%
229                                               40         Fee              1985           N/A             88%
230                                               40         Fee              1966           N/A             100%
231                                           20,000         Fee              1969           N/A             100%
232                                               12         Fee              1967           N/A             92%

Total/

Weighted                                                                  --------------------------------------------------
Average:                                                                      1981          1997             97%
                                                                          ==================================================
Maximum:                                                                      2000          2000             100%
Minimum:                                                                      1900          1984             76%



                                                                Most Recent                  Most
                  Date of               Appraised           Operating Statement             Recent
#              Occupancy Rate (3)         Value                     Date                    Revenue
-              ------------------         -----                     ----                    -------
1                07/01/2000           $   198,000,000             10/31/99                 $  29,391,870
2                07/01/2000                71,000,000            06/30/2000                    7,705,490
3                07/01/2000               125,000,000               N/A                              N/A
4a               05/24/2000                38,500,000             6/30/00                      5,618,275
4b               08/25/2000                12,600,000             6/30/00                      2,043,924
5                06/07/2000                63,500,000            05/17/2000                    5,845,249
6a               05/24/2000                35,000,000             6/30/00                      6,228,296
6b               07/18/2000                 4,200,000             6/30/00                        751,607
7                08/01/2000                36,000,000            02/21/2000                    4,473,159
8                05/17/2000                58,500,000            12/31/1999                    8,999,044
9                08/01/2000                36,400,000             4/30/00                      5,913,894
10               08/08/2000                34,750,000            06/30/2000                    4,404,197
11               09/15/2000                32,500,000            06/30/2000                    3,745,188
12               06/30/2000                11,900,000            05/31/2000                    1,391,388
13               06/30/2000                11,300,000            05/31/2000                    1,146,720
14a              09/18/2000                14,100,000             7/31/00                      2,467,350
14b              06/25/2000                 8,200,000             2/29/00                      1,328,551
15               06/19/2000                18,300,000            06/30/2000                    2,099,004
16               08/31/2000                20,050,000            07/31/2000                    2,599,347
17               04/01/2000                18,700,000               N/A                              N/A
18               06/16/2000                18,500,000            03/31/2000                    2,610,188
19               07/01/2000                18,000,000               N/A                              N/A
20               05/17/2000                26,000,000            12/31/1999                    3,654,199
21               07/01/2000                20,400,000            06/30/2000                    2,286,869
22               06/30/2000                15,600,000            06/30/2000                    2,214,535
23                  N/A                    10,600,000            03/31/2000                    2,726,425
24                  N/A                     8,300,000            03/31/2000                    3,391,648
25               05/31/2000                16,250,000             3/31/00                      4,276,499
26               06/26/2000                15,500,000            05/25/2000                    2,035,160
27               08/01/2000                14,750,000               N/A                              N/A
28                  N/A                    28,300,000            05/24/2000                   10,718,954
29               08/03/2000                15,000,000            07/31/2000                    2,018,458
30               06/22/2000                13,750,000            05/31/2000                    1,728,266
31               06/08/2000                15,300,000               N/A                              N/A
32               06/22/2000                13,250,000            05/31/2000                    1,915,491
33               05/31/2000                14,600,000            05/31/2000                    1,765,553
34               07/05/2000                13,150,000            05/31/2000                    1,735,770
35               06/28/2000                12,700,000            03/31/2000                    1,302,621
36               06/30/2000                13,200,000            06/30/2000                    1,113,446
37               03/14/2000                12,500,000            03/31/2000                    1,235,277
38               05/01/2000                12,300,000            07/01/2000                    1,898,847
39               06/01/2000                13,000,000            06/30/2000                    1,594,824
40               06/09/2000                12,200,000            03/31/2000                    1,525,112
41               06/01/2000                 7,450,000             3/31/00                      1,015,743
42               05/31/2000                 5,300,000             3/30/00                        751,486
43                  N/A                    13,200,000            06/30/2000                    4,700,433
44               07/31/2000                11,400,000            07/31/2000                    1,497,453
45               06/30/2000                11,500,000            07/31/2000                    1,370,165
46               07/27/2000                11,000,000            06/30/2000                    1,485,834
47               04/01/2000                18,500,000             6/30/00                      3,280,264
48                  N/A                    11,900,000            04/30/2000                    2,757,741
49               06/30/2000                11,000,000               N/A                              N/A
50               02/29/2000                 9,435,000            12/31/1999                    1,064,508
51               04/10/2000                 9,300,000            03/31/2000                    1,596,252
52               06/30/2000                 8,700,000            06/30/2000                    1,286,268
53               08/09/2000                 9,650,000            07/13/2000                    1,256,193
54               06/20/2000                 9,200,000            05/31/2000                    1,063,411
55               04/30/2000                 8,650,000            03/31/2000                      961,968
56               07/31/2000                 9,650,000            06/30/2000                    2,477,512
57               08/21/2000                 8,800,000               N/A                              N/A
58a              06/09/2000                 4,270,000               N/A                              N/A
58b              08/21/2000                 3,520,000               N/A                              N/A
58c              09/10/2000                 1,300,000               N/A                              N/A
59                  N/A                    10,100,000             12/31/99                     3,684,838
60               06/13/2000                 8,950,000            05/31/2000                      810,307
61               07/01/2000                 7,200,000             7/31/00                      1,186,905
62a              08/02/2000                 3,550,000            04/30/2000                      401,622
62b              08/02/2000                 2,150,000            04/30/2000                      283,619
62c              08/02/2000                 2,000,000            04/30/2000                      241,184
62d              08/02/2000                 1,850,000            04/30/2000                      251,362
63               08/25/2000                 7,000,000            06/30/2000                    1,394,765
64               06/30/2000                 8,100,000            06/30/2000                      791,938
65               07/03/2000                 7,400,000               N/A                              N/A
66               05/31/2000                 7,200,000            12/31/1999                      916,385
67               01/01/2000                 7,500,000            03/08/2000                    1,345,996
68               09/25/2000                 6,700,000             12/31/99                     1,052,381
69               09/01/2000                 6,900,000            04/07/2000                    1,002,859
70                  N/A                     7,100,000             6/30/00                      2,206,080
71               05/12/2000                 6,750,000             4/30/00                      1,500,471
72               05/01/2000                 7,000,000             3/31/00                        743,562
73               03/31/2000                 9,100,000            02/29/2000                    1,240,277
74               08/31/2000                 6,250,000             6/30/00                      1,161,600
75               07/25/2000                 6,500,000             2/29/00                      1,412,118
76               08/30/2000                 7,150,000             12/31/99                       921,220
77               06/25/2000                 9,800,000            06/30/2000                    1,850,166
78               04/24/2000                 6,050,000            04/07/2000                      696,859
79               04/01/2000                 6,700,000             2/29/00                        836,992
80               03/08/2000                 6,000,000             2/29/00                        798,481
81               07/31/2000                 6,000,000            12/31/1999                      730,744
82               06/25/2000                 5,200,000            06/30/2000                      982,590
83               06/30/2000                 5,150,000            06/30/2000                    1,224,748
84               05/09/2000                 7,000,000            05/31/2000                      829,653
85               07/31/2000                 5,430,000            06/30/2000                    2,177,176
86               06/24/2000                 5,160,000             5/31/00                        955,027
87               04/01/2000                 5,000,000             2/29/00                        652,408
88               09/01/1999                 6,200,000             6/30/00                      1,101,834
89               06/13/2000                 5,100,000            05/31/2000                      940,438
90               05/15/2000                 5,600,000            04/07/2000                      910,681
91               04/01/2000                 6,000,000            04/17/2000                      769,846
92               06/30/2000                 5,450,000            06/30/2000                      851,718
93               06/01/2000                 5,700,000            06/30/2000                      693,282
94               08/16/2000                 4,775,000            06/30/2000                      469,874
95               03/01/2000                 4,700,000            02/25/2000                      906,888
96               02/21/2000                 4,885,000               N/A                              N/A
97               07/14/2000                 4,700,000            04/01/2000                      573,650
98               06/30/2000                 5,400,000            06/30/2000                      728,473
99               06/30/2000                 4,700,000            06/30/2000                      772,158
100              06/30/2000                 4,500,000            06/30/2000                      592,937
101              09/30/2000                 4,500,000             7/31/00                        779,647
102              08/01/2000                 4,650,000            07/31/2000                      523,730
103              07/24/2000                 4,650,000            06/30/2000                    1,786,572
104              04/18/2000                 3,960,000            02/29/2000                      702,982
105              08/31/1999                 5,650,000             12/31/99                       397,000
106              07/01/2000                 3,900,000            06/24/2000                      479,261
107              06/01/2000                 4,175,000             3/31/00                        969,170
108                 N/A                     5,900,000             12/31/99                     1,255,765
109              07/01/2000                 4,000,000             6/30/00                        930,748
110              06/30/2000                 5,100,000            06/30/2000                      578,569
111              07/01/2000                 3,600,000               N/A                              N/A
112              06/01/2000                 3,600,000               N/A                              N/A
113              06/01/2000                 3,650,000            06/30/2000                      409,211
114              06/07/2000                 5,200,000            04/30/2000                      707,817
115              06/26/2000                 3,700,000            12/31/1999                      449,086
116              01/01/2000                 3,650,000            03/08/2000                      580,221
117              08/01/2000                 3,600,000               N/A                              N/A
118              04/15/2000                 1,950,000             12/31/99                       276,146
119              07/27/2000                 1,420,000             12/31/99                       182,930
120              04/30/2000                 4,300,000            12/31/1999                      542,625
121              05/03/2000                 3,400,000             12/31/99                       499,145
122              05/31/2000                 3,190,000               N/A                              N/A
123              05/01/2000                 4,800,000            03/08/2000                      599,904
124              04/07/2000                 3,385,000            12/31/1999                      321,399
125              05/31/2000                 3,140,000               N/A                              N/A
126              07/21/2000                 3,400,000            04/30/2000                      460,623
127              06/21/2000                 3,100,000            05/31/2000                      478,117
128              05/31/2000                 3,570,000             12/31/99                       554,736
129              07/10/2000                 3,550,000            05/31/2000                      750,652
130              07/19/2000                 3,100,000               N/A                              N/A
131              08/17/2000                 3,700,000               N/A                              N/A
132              08/24/2000                 3,250,000             9/30/99                        393,540
133              06/30/2000                 2,915,000            03/23/2000                      262,422
134              06/01/2000                 3,625,000            04/06/2000                      705,014
135              07/31/2000                 2,960,000            07/31/2000                      516,116
136              08/07/2000                 3,150,000            06/30/2000                      409,644
137              05/04/2000                 3,160,000            02/28/2000                      441,716
138              07/31/2000                 2,750,000            07/31/2000                      529,181
139              04/01/2000                 3,800,000            12/31/1999                      500,490
140              06/27/2000                 2,915,000            06/30/2000                      403,597
141a             07/31/2000                 2,100,000             7/31/00                        348,088
141b             08/31/2000                   750,000             7/31/00                        138,430
142              06/30/2000                 2,700,000            06/30/2000                      344,634
143              06/30/2000                 3,070,000            06/30/2000                      378,926
144              02/01/2000                 3,400,000             6/30/00                        544,468
145              09/06/2000                 2,440,000            06/30/2000                      362,726
146              06/25/2000                 2,700,000            06/30/2000                      304,283
147              06/30/2000                 2,575,000            05/31/2000                      301,639
148              07/19/2000                 2,400,000             3/31/00                        425,852
149              06/30/2000                 3,240,000            06/30/2000                      347,961
150              06/30/2000                 2,400,000            06/30/2000                      480,527
151              07/30/2000                 2,560,000            07/31/2000                      601,942
152              07/17/2000                 2,450,000            06/30/2000                      450,433
153              06/30/2000                 2,450,000             4/30/00                        352,047
154              05/22/2000                 2,350,000             5/31/00                        442,454
155              06/30/2000                 2,500,000            06/30/2000                      323,144
156              06/07/2000                 2,500,000            04/30/2000                      422,612
157              05/17/2000                 2,540,000             3/31/00                        325,400
158              01/01/2000                 3,000,000             12/31/99                       413,076
159              05/31/2000                 3,000,000               N/A                              N/A
160              03/15/2000                 2,300,000             6/30/00                        391,062
161              06/30/2000                 2,755,000            06/30/2000                      533,071
162              08/17/2000                 2,150,000            06/30/2000                      335,926
163              05/01/2000                 2,140,000             12/31/99                       342,720
164              06/30/2000                 2,350,000            06/30/2000                      473,256
165              08/08/2000                 2,500,000            06/30/2000                      303,640
166              04/18/2000                 2,700,000             6/30/00                        415,828
167              06/30/2000                 2,300,000            07/31/2000                      263,186
168              05/31/2000                 1,575,000             6/30/00                        403,243
169              05/31/2000                   800,000             6/30/00                        192,471
170              06/30/2000                 2,335,000            06/30/2000                      723,217
171              05/31/2000                 3,732,000            05/31/2000                      597,207
172              07/14/2000                 2,000,000            06/30/2000                      260,730
173              01/01/1999                 3,340,000             7/31/00                        352,762
174              05/31/2000                 2,250,000             4/30/00                        506,299
175              05/02/2000                 2,000,000             5/31/00                        339,327
176              05/31/2000                 1,950,000            05/31/2000                      365,630
177              01/24/2000                 1,900,000             3/31/00                        316,366
178              03/23/2000                 1,900,000             6/30/00                        440,444
179              08/02/2000                 2,000,000            06/30/2000                      255,603
180a             06/30/2000                 1,150,000             6/30/00                        328,238
180b             06/30/2000                   900,000             6/30/00                        254,882
181              09/01/2000                 2,075,000            06/30/2000                      318,894
182              08/31/2000                 1,900,000            05/31/2000                      203,364
183              08/23/2000                 2,200,000            05/31/2000                      171,984
184              08/24/2000                 1,850,000            07/31/2000                      349,666
185              06/30/2000                 1,700,000            06/30/2000                      251,124
186              08/01/2000                 1,850,000            06/30/2000                      276,838
187              07/17/2000                 1,800,000             6/30/00                        368,934
188              07/01/2000                 1,550,000             7/31/00                        292,684
189              07/01/2000                 1,900,000             6/30/00                        295,030
190              03/01/2000                 1,600,000             3/31/00                        326,968
191              01/01/2000                 1,560,000             12/31/99                       214,868
192              09/01/1999                 1,550,000             6/30/00                        355,578
193              06/30/2000                 1,570,000            06/30/2000                      241,680
194              04/30/2000                 1,460,000             4/30/00                        271,131
195              07/01/2000                 1,450,000             5/31/00                        250,536
196              08/10/2000                 1,500,000            06/30/2000                      267,310
197              03/01/2000                 1,435,000             3/31/00                        232,998
198a             11/01/1999                   685,000             12/31/99                       138,520
198b             11/01/1999                   350,000             12/31/99                        49,260
198c             11/01/1999                   315,000             12/31/99                        48,291
199              06/07/2000                 2,025,000            04/30/2000                      333,776
200              05/11/2000                 1,500,000             4/30/00                        250,878
201              04/06/2000                 1,275,000             5/31/00                        240,300
202              06/30/2000                 2,200,000            06/30/2000                      263,216
203              04/26/2000                 1,325,000            03/31/2000                      171,252
204              06/06/2000                 1,185,000             6/30/00                        207,600
205              06/01/2000                 1,300,000             12/31/99                       151,290
206              02/07/2000                 1,150,000             4/30/00                        208,464
207              06/30/2000                 1,420,000            05/31/2000                      226,423
208              08/31/2000                 1,400,000            06/30/2000                      155,468
209              06/07/2000                 1,425,000            04/30/2000                      325,782
210              06/07/2000                 1,450,000            04/30/2000                      290,190
211              07/31/2000                 1,045,000            06/16/2000                      137,759
212              05/08/2000                   915,000             5/31/00                        186,492
213              06/24/2000                   460,000               N/A                              N/A
214              06/30/2000                   440,000            05/31/2000                       75,709
215              07/31/2000                 1,000,000            05/31/2000                      228,648
216              03/13/2000                   857,000             4/30/00                        151,348
217              08/08/2000                   900,000            07/31/2000                      156,858
218              07/01/2000                   835,000             6/30/00                        118,754
219              08/10/2000                   850,000             7/31/00                        211,885
220              01/20/2000                   760,000             12/31/99                       103,301
221              02/29/2000                   900,000             12/31/99                       153,673
222              04/05/2000                   815,000            03/29/2000                      219,207
223              06/01/2000                   800,000            05/31/2000                      136,440
224              08/01/2000                   840,000               N/A                              N/A
225              03/31/2000                   405,000               N/A                              N/A
226              06/30/2000                   355,000            06/30/2000                       55,575
227              06/30/2000                   750,000             12/31/99                       105,765
228              04/01/2000                   750,000             3/31/00                        102,503
229              06/01/2000                   780,000             6/30/00                        143,959
230              04/01/2000                   650,000             12/31/99                       212,118
231              05/01/2000                   540,000            06/30/2000                       88,704
232              08/10/2000                   500,000            07/31/2000                       97,846

Total/
Weighted      -------------------------------------------------------------------------------------------
Average:                              $ 1,967,294,000                                      $ 263,580,406
              ===========================================================================================

Maximum:                              $   198,000,000                                      $  29,391,870
Minimum:                              $       315,000                                      $      48,291



                   Most                 Most
                  Recent               Recent
#                Expenses                NOI                U/W NOI           U/W NCF (4)
-                --------                ---                -------           -----------
1                $ 14,679,651         $ 14,712,219         $ 15,593,901         $14,279,554
2                   2,132,728            5,572,762            5,670,040           5,447,558
3                         N/A                  N/A           11,284,500          11,284,500
4a                  2,150,254            3,468,021            3,743,078           3,447,078
4b                    933,447            1,110,477            1,172,113           1,082,113
5                   1,098,493            4,746,756            4,656,658           4,613,844
6a                  3,042,759            3,185,537            3,331,066           3,060,316
6b                    433,156              318,451              407,276             365,276
7                     950,900            3,522,259            3,265,478           3,110,655
8                   3,873,518            5,125,526            4,536,398           4,242,923
9                   1,884,160            4,029,734            4,036,626           3,495,697
10                  1,170,017            3,234,180            3,051,642           2,842,851
11                    789,117            2,956,071            3,022,063           2,867,711
12                    119,427            1,271,961            1,142,548           1,053,909
13                     13,801            1,132,919            1,037,473             957,603
14a                 1,125,707            1,341,643            1,333,593           1,261,593
14b                   646,733              681,818              794,290             742,790
15                    689,453            1,409,551            1,651,845           1,588,894
16                    897,625            1,701,722            1,655,685           1,612,965
17                        N/A                  N/A            1,619,481           1,575,803
18                  1,005,630            1,604,558            1,590,710           1,508,710
19                        N/A                  N/A            1,711,547           1,617,497
20                  1,385,802            2,268,397            2,149,505           2,029,905
21                    480,652            1,806,217            1,716,455           1,539,227
22                    704,540            1,509,995            1,389,391           1,341,391
23                  1,578,501            1,147,924            1,071,022             952,380
24                  2,288,230            1,103,418              884,474             737,244
25                  2,654,637            1,621,862            1,812,162           1,744,662
26                    525,455            1,509,705            1,487,846           1,350,470
27                        N/A                  N/A            1,397,768           1,362,485
28                  6,944,458            3,774,496            2,559,060           2,085,139
29                    467,995            1,550,463            1,326,267           1,266,267
30                    552,360            1,175,906            1,250,942           1,184,722
31                        N/A                  N/A            1,392,571           1,228,385
32                    728,257            1,187,234            1,231,959           1,165,991
33                    464,992            1,300,561            1,296,820           1,196,488
34                    537,008            1,198,762            1,194,152           1,135,288
35                     36,946            1,265,675            1,254,631           1,219,895
36                    199,087              914,359            1,163,078           1,086,335
37                        N/A            1,235,277            1,212,581           1,197,952
38                    566,465            1,332,382            1,328,842           1,193,506
39                    383,866            1,210,958            1,233,676           1,120,864
40                    323,288            1,201,824            1,189,435           1,162,075
41                    394,051              621,692              700,511             625,329
42                    354,281              397,205              469,011             423,060
43                  3,264,747            1,435,686            1,432,091           1,244,073
44                    353,640            1,143,813            1,054,305           1,000,456
45                    331,645            1,038,520            1,034,530             977,569
46                    366,441            1,119,393            1,005,465             941,817
47                  1,444,266            1,835,998            1,805,376           1,442,607
48                  1,271,299            1,486,442            1,297,510           1,182,528
49                        N/A                  N/A            1,022,413             926,832
50                    278,146              786,362              845,329             815,690
51                    787,721              808,531              883,010             815,010
52                    505,007              781,261              790,399             756,799
53                    388,175              868,018              860,941             843,023
54                    262,546              800,865              796,259             750,606
55                          -              961,968              846,501             786,062
56                  1,320,424            1,157,088              846,807             703,215
57                        N/A                  N/A              731,329             703,763
58a                       N/A                  N/A              423,030             381,388
58b                       N/A                  N/A              328,440             292,908
58c                       N/A                  N/A               77,825              61,901
59                  2,479,592            1,205,246            1,052,305             868,085
60                          -              810,307              765,037             724,727
61                    357,639              829,266              695,695             644,288
62a                   117,175              284,447              306,668             270,071
62b                    67,169              216,450              181,538             167,232
62c                    76,190              164,994              169,851             154,766
62d                    70,963              180,399              162,874             149,055
63                    696,827              697,938              694,215             624,215
64                    139,147              652,791              747,075             675,179
65                        N/A                  N/A              659,689             622,906
66                    364,306              552,079              629,446             607,734
67                    644,807              701,189              724,110             688,050
68                    384,886              667,495              689,139             645,139
69                    361,794              641,065              617,675             588,545
70                  1,321,781              884,299              811,949             726,389
71                    794,104              706,367              659,184             577,684
72                    166,918              576,644              647,434             584,694
73                    365,171              875,106              725,205             608,749
74                    548,529              613,071              694,424             652,424
75                    797,904              614,214              700,778             646,778
76                    297,812              623,408              656,145             588,248
77                    901,388              948,778              825,391             755,141
78                    124,200              572,659              548,490             514,660
79                    165,987              671,005              688,007             559,121
80                    332,428              466,053              489,210             459,090
81                    178,464              552,280              512,209             485,223
82                    447,747              534,843              491,652             453,852
83                    644,079              580,669              520,920             459,672
84                    343,769              485,884              652,328             578,116
85                  1,267,760              909,416              655,483             607,483
86                    450,937              504,090              530,156             480,156
87                    144,775              507,633              500,185             464,523
88                    573,373              528,461              528,245             462,245
89                    355,642              584,796              544,659             526,059
90                    388,755              521,926              513,802             436,457
91                    191,592              578,254              574,126             509,901
92                    272,577              579,141              534,363             472,973
93                    256,494              436,788              560,475             475,644
94                    100,033              369,841              417,542             415,650
95                    427,588              479,300              460,794             420,794
96                        N/A                  N/A              442,383             437,167
97                    208,320              365,330              467,163             393,245
98                    267,598              460,875              418,960             392,074
99                    257,490              514,668              419,622             388,882
100                   119,636              473,301              429,292             396,223
101                   390,465              389,182              391,530             361,530
102                    62,895              460,834              490,964             462,740
103                 1,277,282              509,290              477,660             451,160
104                   312,815              390,167              382,896             351,396
105                     1,081              395,919              397,000             379,847
106                   102,633              376,628              366,562             360,562
107                   624,881              344,289              370,014             346,514
108                   729,042              526,723              468,728             405,940
109                   517,666              413,082              392,244             342,244
110                   134,901              443,668              416,761             385,531
111                       N/A                  N/A              312,067             307,540
112                       N/A                  N/A              333,453             326,348
113                    89,204              320,007              322,452             310,273
114                   246,414              461,403              456,852             442,875
115                    82,892              366,194              312,765             303,665
116                   235,961              344,260              347,846             338,800
117                       N/A                  N/A              309,003             305,991
118                    72,715              203,431              198,534             193,020
119                    52,931              129,999              141,723             138,073
120                   135,597              407,028              407,197             358,585
121                   130,121              369,024              320,415             296,665
122                       N/A                  N/A              280,667             279,031
123                   197,243              402,661              402,473             342,534
124                    65,061              256,338              309,668             296,757
125                       N/A                  N/A              276,307             274,671
126                   101,609              359,014              298,850             268,215
127                   149,097              329,020              310,140             279,516
128                   165,459              389,277              350,861             297,913
129                   348,875              401,777              426,407             371,207
130                       N/A                  N/A              267,993             266,902
131                       N/A                  N/A              359,613             337,902
132                    84,254              309,286              300,330             264,011
133                       500              261,922              254,549             252,913
134                   307,229              397,785              389,309             341,359
135                   230,517              285,600              277,462             257,062
136                    82,330              327,314              298,931             269,058
137                   130,842              310,874              263,777             242,975
138                   259,034              270,147              260,547             240,547
139                   110,392              390,098              356,920             320,729
140                   110,636              292,961              337,862             267,789
141a                  138,981              209,107              211,389             195,389
141b                   59,241               79,189               83,377              75,377
142                    96,475              248,159              258,627             255,102
143                    91,616              287,310              261,439             257,914
144                   286,513              257,955              292,679             233,426
145                   138,186              224,540              246,503             227,003
146                    34,272              270,010              250,458             233,406
147                    66,580              235,059              259,298             241,731
148                   208,460              217,392              254,648             236,648
149                    16,783              331,177              280,407             245,058
150                   194,134              286,393              248,341             232,541
151                   344,804              257,138              251,310             216,766
152                   181,254              269,179              259,734             253,659
153                   135,629              216,418              218,177             207,777
154                   166,761              275,693              252,489             232,489
155                    63,802              259,342              237,451             222,574
156                   163,636              258,976              249,980             239,266
157                    59,855              265,545              210,465             200,570
158                   167,027              246,049              240,136             208,189
159                       N/A                  N/A              282,614             273,760
160                   154,169              236,893              233,454             209,133
161                   209,337              323,735              281,257             251,307
162                    93,289              242,637              236,482             223,482
163                   101,341              241,379              207,452             193,952
164                   241,067              232,189              228,780             205,130
165                    45,768              257,872              220,156             209,252
166                   164,104              251,724              256,037             219,208
167                    73,847              189,339              204,153             188,447
168                   289,412              113,831              155,252             135,252
169                   125,504               66,967               79,528              67,028
170                   491,541              231,676              205,127             199,127
171                    50,059              547,148              412,760             398,470
172                    66,310              194,420              198,618             181,910
173                   112,833              239,929              202,439             179,197
174                   296,535              209,764              203,517             176,517
175                   140,064              199,263              177,037             162,037
176                   131,254              234,377              189,693             170,829
177                    88,374              227,992              192,167             175,413
178                   155,546              284,898              204,659             173,185
179                    40,048              215,555              188,496             178,554
180a                  218,654              109,584              108,959              95,959
180b                  160,946               93,936               96,996              87,496
181                   143,045              175,849              196,722             167,881
182                    10,908              192,456              171,501             156,524
183                     5,410              166,574              187,849             178,570
184                   115,473              234,193              192,198             178,448
185                    84,346              166,778              154,350             153,390
186                   109,108              167,730              165,805             148,205
187                   165,870              203,064              200,252             156,874
188                   132,799              159,885              155,594             143,319
189                   114,235              180,795              165,371             142,907
190                   178,276              148,692              165,059             150,059
191                    64,853              150,015              158,213             144,379
192                   124,279              231,299              184,968             169,368
193                    76,741              164,939              170,607             149,398
194                   125,226              145,905              139,427             124,927
195                   107,588              142,948              138,945             126,945
196                    87,865              179,445              143,730             133,230
197                    76,115              156,883              130,560             120,560
198a                   45,651               92,869               78,409              71,659
198b                   11,616               37,644               34,967              31,198
198c                   12,973               35,318               34,412              30,628
199                   133,440              200,336              173,176             164,975
200                   116,739              134,139              142,087             123,427
201                    56,941              183,359              140,987             128,837
202                    85,962              177,254              186,204             144,182
203                    34,442              136,810              140,484             120,463
204                    66,104              141,496              118,506             107,287
205                    20,935              130,355              126,095             109,375
206                    92,741              115,723              119,414             110,414
207                    78,183              148,240              124,587             108,963
208                    24,045              131,423              127,884             110,179
209                   155,567              170,215              147,029             136,701
210                   150,403              139,787              140,803             132,177
211                    30,968              106,791              105,708              98,573
212                    79,984              106,508               96,654              88,654
213                       N/A                  N/A               64,196              57,446
214                    24,945               50,764               47,393              40,718
215                    80,101              148,548              111,529              95,289
216                    71,194               80,154               83,757              75,757
217                    78,426               78,432               93,047              75,753
218                    27,134               91,620               82,090              76,590
219                    80,156              131,729               95,291              86,541
220                    27,850               75,451               74,516              71,401
221                    33,800              119,873               92,916              83,916
222                   124,727               94,480              101,319              82,065
223                    50,188               86,252               75,208              72,205
224                       N/A                  N/A               73,720              73,720
225                       N/A                  N/A               41,651              37,901
226                     5,477               50,097               31,821              28,821
227                    28,100               77,665               71,752              61,822
228                    51,427               51,076               72,421              63,903
229                    65,557               78,402               68,621              58,621
230                    89,593              122,525               72,255              62,255
231                    22,789               65,915               67,905              56,737
232                    31,992               65,854               54,263              51,263

Total/
Weighted  ----------------------------------------------------------------------------------
Average:         $105,673,721         $157,906,686         $178,123,724        $165,279,776
          ==================================================================================

Maximum:         $ 14,679,651         $ 14,712,219         $ 15,593,901        $ 14,279,554
Minimum:         $          -         $     35,318         $     31,821        $     28,821



(2A) The Underlying Mortgage Loans secured by Poly Foam and Poly-Foam International, Inc. are cross-collateralized and cross-defaulted, respectively.

(2B) The Underlying Mortgage Loans secured by Radisson Inn Harbourwalk and Radisson Suite Hotel are cross-collateralized and cross-defaulted, respectively.

(2C) The Underlying Mortgage Loans secured by Crystal Mountain Office Park and Lake Pointe Center II are cross-collateralized and cross-defaulted, respectively.

(2D) The Underlying Mortgage Loans secured by Winder Village Manufactured Housing Community and Russell Village Manufactured Housing Community are cross-collateralized and cross-defaulted, respectively.

(2E) The Underlying Mortgage Loans secured by Lakedale Apartments and Liberty Apartments are cross-collateralized and cross-defaulted, respectively.

(2F) The Underlying Mortgage Loans secured by 1137 North 13th Street Apartments and 949-969 North 27th Street are cross-collateralized and cross-defaulted, respectively.

(2G) The Underlying Mortgage Loans secured by North Gate Apartments and Salem Apartments are cross-collateralized and cross-defaulted, respectively.

(3)      Does not include the hotel properties.

(4) Underwritten NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.


                                          Characteristics of the Underlying Mortgage Loans


                                                                                   Origination      Remaining     Original
                                     Original       Cut-off Date   Percentage of   Amortization   Amortization    Term to
                                     Principal       Principal       Mortgage          Term           Term       Maturity
#    Loan Name                        Balance         Balance      Pool Balance      (months)       (months)    (months)(4)
-    ---------                        -------         -------      ------------      --------       --------    -----------
1    437 Madison Avenue             $87,500,000     $87,301,842        6.8%            360            355          120
2    Valencia Marketplace,
       Power Center                  51,980,517      51,787,099        4.0%            336            332          156
3    Hercules Plaza  (1)             51,010,324      50,909,381        3.9%            152            151          152
4    Alliance GD FH F1               39,619,141      39,491,001        3.1%            360            353          120
5    McCandless Towers II            37,000,000      36,936,969        2.9%            360            356          120
6    Alliance GD FH F2               30,380,859      30,282,599        2.3%            360            353          120
7    Commons at Sugarhouse           28,400,000      28,387,855        2.2%            360            359          120
8    Gateway at Randolph
       Apartments                    28,000,000      27,870,175        2.2%            300            295          120
9    Metroplex                       27,500,000      27,441,129        2.1%            360            355          120
10   Palm Plaza Shopping Center      25,762,500      25,476,217        2.0%            360            343          120
11   Page Field Commons              25,400,000      25,325,706        2.0%            360            354          120
12   Poly Foam  (2A)                  9,350,000       9,332,630        0.7%            360            356          120
13   Poly-Foam International,
       Inc.  (2A)                     8,550,000       8,533,752        0.7%            360            356          120
14   The Genesis Loan                17,100,000      17,094,039        1.3%            360            359          120
15   Sterling University Crescent    14,640,000      14,640,000        1.1%            360            360          120
16   Oakbrook Apartments             14,385,000      14,385,000        1.1%            360            360          120
17   One Bulfinch Place              14,500,000      14,383,000        1.1%            334            334          120
18   Sandhurst Apartments            14,000,000      13,971,656        1.1%            360            356          120
19   Chandler Sunset Plaza           14,000,000      13,960,297        1.1%            360            354          123
20   Saddle Brook Apartments         13,000,000      12,939,724        1.0%            300            295          120
21   Railway Express Building        12,600,000      12,534,362        1.0%            300            294          120
22   Hillcroft Apartments            12,400,000      12,356,185        1.0%            360            353          120
23   Radisson Inn Harbourwalk
       (2B)                           6,900,000       6,888,821        0.5%            300            298          120
24   Radisson Suite Hotel
       (2B)                           5,350,000       5,341,332        0.4%            300            298          120
25   Highland Cove Retirement
       Community                     12,187,500      12,151,936        0.9%            300            296          120
26   Regency Warehouse               11,625,000      11,609,943        0.9%            360            357          120
27   Silverado Ranch Center          11,600,000      11,587,542        0.9%            360            358          120
28   Holiday Inn Orlando             12,000,000      11,555,033        0.9%            264            244          60
29   Carlton Village Apartments      11,500,000      11,487,650        0.9%            360            358          84
30   Glenridge Apartments            10,500,000      10,488,631        0.8%            360            358          120
31   2200 First Avenue South         10,500,000      10,482,959        0.8%            360            356          120
32   Windmill Apartments             10,453,000      10,437,167        0.8%            360            357          120
33   Kent Hill Plaza                 10,300,000      10,287,425        0.8%            360            358          120
34   Cheyenne Crest Apartments       10,237,000      10,221,494        0.8%            360            357          120
35   Big Kmart - Midwest City        10,000,000       9,984,394        0.8%            360            357          120
36   Westgate Crossing Shopping
       Center                         9,900,000       9,882,379        0.8%            360            356          120
37   Big Kmart - Edmond               9,790,000       9,770,974        0.8%            360            356          120
38   One Cameron Place                9,750,000       9,736,383        0.8%            360            356          120
39   Roseland Shopping Center         9,676,000       9,644,137        0.7%            360            353          120
40   Big Kmart - Chicago              9,540,000       9,521,460        0.7%            360            356          120
41   Crystal Mountain Office
       Park  (2C)                     5,550,000       5,547,872        0.4%            360            359          120
42   Lake Pointe Center II  (2C)      3,800,000       3,798,543        0.3%            360            359          120
43   DoubleTree Hotel                 9,200,000       9,154,171        0.7%            300            295          120
44   Twelve Oaks Shopping Center      9,100,000       9,100,000        0.7%            360            360          120
45   Streetsboro Market Square        8,951,000       8,856,454        0.7%            344            328          120
46   Ravenswood Apartments            8,800,000       8,790,158        0.7%            360            358          120
47   Pembroke Office Park             8,600,000       8,409,024        0.7%            360            330          90
48   Candlewood Hotel - Sacramento    8,415,000       8,401,451        0.7%            300            298          120
49   Royal Jetstar Tech Center        8,083,000       8,061,206        0.6%            360            354          120
50   North Reading Plaza              7,400,000       7,380,723        0.6%            360            355          120
51   Cypress Springs Apartments       7,300,000       7,300,000        0.6%            336            336          120
52   Sterling University Peaks        6,960,000       6,960,000        0.5%            360            360          120
53   Kmart - Allen                    6,750,000       6,743,159        0.5%            360            358          120
54   Hartville Center                 6,500,000       6,478,527        0.5%            300            296          120
55   Pony Express Building            6,485,000       6,451,145        0.5%            300            294          120
56   Willow Pond Apartments           6,450,000       6,447,095        0.5%            360            359          144
57   Standard Dairy Apartments        6,260,000       6,250,949        0.5%            324            322          120
58   Edward's Office Portfolio        6,000,000       5,991,636        0.5%            360            357          120
59   Garfield Suites Hotel            5,750,000       5,734,657        0.4%            300            296          120
60   Larry's Market                   5,700,000       5,692,227        0.4%            360            357          120
61   Big-K Plaza                      5,700,000       5,679,332        0.4%            360            353          120
62   Granite Retail Portfolio         5,640,000       5,633,625        0.4%            360            358          120
63   Walnut Creek Apartments          5,600,000       5,591,998        0.4%            330            328          120
64   Royal Freeport Tech Center       5,600,000       5,584,901        0.4%            360            354          120
65   100 Demarest Drive               5,550,000       5,541,644        0.4%            360            357          120
66   Indian Run Village               5,500,000       5,500,000        0.4%            360            360          120
67   210 Main Street                  5,500,000       5,486,446        0.4%            360            355          120
68   Clearbrook Village Apartments    5,238,272       5,223,417        0.4%            360            354          120
69   Brookdale Shopping Center        5,200,000       5,186,918        0.4%            360            355          120
70   Courtyard by Marriott Hotel      5,150,000       5,146,556        0.4%            300            299          120


                                                   Initial
                                      Remaining    Interest
                                       Term to       Only      Mortgage                   First
                                      Maturity     Period      Interest      Monthly     Payment    Maturity
#    Loan Name                       (months)(4)   (months)      Rate        Payment       Date       Date     ARD (5)
-    ---------                       -----------   --------      ----        -------       ----       ----     -------
1    437 Madison Avenue                 115                     8.630%     $680,877.32    7/1/00     6/1/10
2    Valencia Marketplace,
       Power Center                     152                     7.240%      361,534.76    8/1/00     7/1/28    7/1/13
3    Hercules Plaza  (1)                151                     6.810%      390,426.55   11/1/00     6/1/13
4    Alliance GD FH F1                  113                     8.640%      308,576.54    5/1/00     4/1/10
5    McCandless Towers II               116                     8.550%      285,810.13    8/1/00     7/1/25    7/1/10
6    Alliance GD FH F2                  113                     8.640%      236,623.51    5/1/00     4/1/10
7    Commons at Sugarhouse              119                     8.130%      210,968.62   11/1/00    10/1/10
8    Gateway at Randolph
       Apartments                       115                     8.020%      216,479.64    7/1/00     6/1/10
9    Metroplex                          115                     8.810%      217,522.13    7/1/00     6/1/10
10   Palm Plaza Shopping Center         103                     7.570%      181,371.61    7/1/99     6/1/29    6/1/09
11   Page Field Commons                 114                     8.290%      191,536.45    6/1/00     5/1/30   4/30/10
12   Poly Foam  (2A)                    116                     8.290%       70,506.33    8/1/00     7/1/10
13   Poly-Foam International,
       Inc.  (2A)                       116                     8.220%       64,053.06    8/1/00     7/1/10
14   The Genesis Loan                   119                     8.640%      133,184.58   11/1/00    10/1/10
15   Sterling University Crescent       113          24         8.180%      109,265.82    5/1/00     4/1/10
16   Oakbrook Apartments                112          24         8.625%      111,885.05    4/1/00     3/1/10
17   One Bulfinch Place                 116          30         8.380%      112,212.51    8/1/00     7/1/30    7/1/10
18   Sandhurst Apartments               116                     8.020%      102,922.30    8/1/00     7/1/10
19   Chandler Sunset Plaza              117                     8.390%      106,558.38    6/1/00    8/31/10
20   Saddle Brook Apartments            115                     8.020%      100,508.41    7/1/00     6/1/10
21   Railway Express Building           114                     8.270%       99,513.17    6/1/00     5/1/10
22   Hillcroft Apartments               113                     8.340%       93,942.78    5/1/00     4/1/10
23   Radisson Inn Harbourwalk
       (2B)                             118                     8.760%       56,774.80   10/1/00     9/1/10
24   Radisson Suite Hotel
       (2B)                             118                     8.760%       44,021.04   10/1/00     9/1/10
25   Highland Cove Retirement
       Community                        116                     8.900%      101,443.77    8/1/00     7/1/10
26   Regency Warehouse                  117                     8.640%       90,542.15    9/1/00     8/1/10
27   Silverado Ranch Center             118                     8.170%       86,495.40   10/1/00     9/1/10
28   Holiday Inn Orlando                40                      7.410%       91,991.97    4/1/99     3/1/04
29   Carlton Village Apartments         82                      8.170%       85,749.75   10/1/00     9/1/07
30   Glenridge Apartments               118                     8.140%       78,072.50   10/1/00     9/1/10
31   2200 First Avenue South            116                     8.690%       82,153.99    8/1/00     7/1/30    7/1/10
32   Windmill Apartments                117                     8.140%       77,723.03    9/1/00     8/1/10
33   Kent Hill Plaza                    118                     8.480%       79,052.14   10/1/00     9/1/10
34   Cheyenne Crest Apartments          117                     8.140%       76,116.97    9/1/00     8/1/10
35   Big Kmart - Midwest City           117                     8.040%       73,655.50    9/1/00     8/1/30    8/1/10
36   Westgate Crossing Shopping
       Center                           116                     8.420%       75,561.85    8/1/00     7/1/30    7/1/10
37   Big Kmart - Edmond                 116                     8.150%       72,861.89    8/1/00     7/1/30    7/1/10
38   One Cameron Place                  116                     9.100%       79,153.26    8/1/00     7/1/10
39   Roseland Shopping Center           113                     8.580%       74,949.35    5/1/00     4/1/30    4/1/10
40   Big Kmart - Chicago                116                     8.150%       71,001.27    8/1/00     7/1/30    7/1/10
41   Crystal Mountain Office
       Park  (2C)                       119                     8.410%       42,321.20   11/1/00    10/1/10
42   Lake Pointe Center II  (2C)        119                     8.410%       28,976.68   11/1/00    10/1/10
43   DoubleTree Hotel                   115                     8.416%       73,560.83    7/1/00     6/1/10
44   Twelve Oaks Shopping Center        118          12         8.190%       67,981.80   10/1/00     9/1/30    9/1/10
45   Streetsboro Market Square          104                     8.030%       66,634.46    8/1/99     7/1/09
46   Ravenswood Apartments              118                     8.020%       64,694.02   10/1/00     9/1/10
47   Pembroke Office Park               60                      8.000%       63,103.75   6/10/98   11/10/05
48   Candlewood Hotel - Sacramento      118                     8.790%       69,412.22   10/1/00     9/1/10
49   Royal Jetstar Tech Center          114                     8.550%       62,437.93    6/1/00     5/1/10
50   North Reading Plaza                115                     8.160%       55,126.22    7/1/00     6/1/30    6/1/10
51   Cypress Springs Apartments         114          24         8.430%       56,676.05    6/1/00     5/1/30    5/1/10
52   Sterling University Peaks          113          24         8.180%       51,946.05    5/1/00     4/1/10
53   Kmart - Allen                      118                     8.380%       51,328.70   10/1/00     9/1/10
54   Hartville Center                   116                     8.360%       51,727.95    8/1/00     7/1/10
55   Pony Express Building              114                     8.260%       51,174.33    6/1/00     5/1/10
56   Willow Pond Apartments             143                     7.990%       47,282.86   11/1/00    10/1/12
57   Standard Dairy Apartments          118                     8.270%       48,367.53   10/1/00     9/1/10
58   Edward's Office Portfolio          117                     8.410%       45,752.65    9/1/00     8/1/30    8/1/10
59   Garfield Suites Hotel              116                     9.270%       49,321.33    8/1/00     7/1/10
60   Larry's Market                     117                     8.480%       43,747.30    9/1/00     8/1/30    8/1/10
61   Big-K Plaza                        113                     8.250%       42,822.20    5/1/00     4/1/10
62   Granite Retail Portfolio           118                     7.980%       41,305.71   10/1/00     9/1/10
63   Walnut Creek Apartments            118                     8.090%       42,367.32   10/1/00     9/1/10
64   Royal Freeport Tech Center         114                     8.550%       43,257.75    6/1/00     5/1/10
65   100 Demarest Drive                 117                     8.160%       41,344.67    9/1/00     8/1/10
66   Indian Run Village                 116          12         8.510%       42,329.23    8/1/00     7/1/10
67   210 Main Street                    115                     8.350%       41,706.95    7/1/00     6/1/10
68   Clearbrook Village Apartments      114                     8.390%       39,870.13    6/1/00     5/1/10
69   Brookdale Shopping Center          115                     8.280%       39,175.59    7/1/00     6/1/10
70   Courtyard by Marriott Hotel        119                     8.850%       42,690.85   11/1/00    10/1/10



                                     Prepayment Provision                        Defeasance
#    Loan Name                       as of Origination (6)                       Option (7)
-    ---------                       ---------------------                       ----------
1    437 Madison Avenue              L (9.75), O (0.25)                              Yes
2    Valencia Marketplace,
       Power Center                  L (12.42), O (0.58)                             Yes
3    Hercules Plaza  (1)             YM 1% (12.58), O (0.08)                          No
4    Alliance GD FH F1               L (9.5), O (0.5)                                Yes
5    McCandless Towers II            L (9.5), O (0.5)                                Yes
6    Alliance GD FH F2               L (9.5), O (0.5)                                Yes
7    Commons at Sugarhouse           L (9.5), O (0.5)                                Yes
8    Gateway at Randolph
       Apartments                    L (9.58), O (0.42)                              Yes
9    Metroplex                       L (9.5), O (0.5)                                Yes
10   Palm Plaza Shopping Center      L (9.42), O (0.58)                              Yes
11   Page Field Commons              L (2.42), YM 1% (7.25), O (0.33)                 No
12   Poly Foam  (2A)                 L (7.92), YM 1% (1.75), O (0.33)                Yes
13   Poly-Foam International,
       Inc.  (2A)                    L (7.92), YM 1% (1.75), O (0.33)                Yes
14   The Genesis Loan                L (9.5), O (0.5)                                Yes
15   Sterling University Crescent    L (9.67), O (0.33)                              Yes
16   Oakbrook Apartments             L (9.42), O (0.58)                              Yes
17   One Bulfinch Place              L (9.67), O (0.33)                              Yes
18   Sandhurst Apartments            L (9.42), O (0.58)                              Yes
19   Chandler Sunset Plaza           L (10), O (0.25)                                Yes
20   Saddle Brook Apartments         L (9.58), O (0.42)                              Yes
21   Railway Express Building        L (9.67), O (0.33)                              Yes
22   Hillcroft Apartments            L (9.67), O (0.33)                              Yes
23   Radisson Inn Harbourwalk
       (2B)                          L (9.67), O (0.33)                              Yes
24   Radisson Suite Hotel
       (2B)                          L (9.67), O (0.33)                              Yes
25   Highland Cove Retirement
       Community                     L (9.5), O (0.5)                                Yes
26   Regency Warehouse               L (9.5), O (0.5)                                Yes
27   Silverado Ranch Center          L (9.75), O (0.25)                              Yes
28   Holiday Inn Orlando             3% (1.0), 2% (1.0), 1% (1.0), O (2.0)            No
29   Carlton Village Apartments      L (6.75), O (0.25)                              Yes
30   Glenridge Apartments            L (9.67), O (0.33)                              Yes
31   2200 First Avenue South         L (9.67), O (0.33)                              Yes
32   Windmill Apartments             L (9.67), O (0.33)                              Yes
33   Kent Hill Plaza                 L (9.67), O (0.33)                              Yes
34   Cheyenne Crest Apartments       L (9.67), O (0.33)                              Yes
35   Big Kmart - Midwest City        L (9.42), O (0.58)                              Yes
36   Westgate Crossing Shopping
       Center                        L (9.67), O (0.33)                              Yes
37   Big Kmart - Edmond              L (9.42), O (0.58)                              Yes
38   One Cameron Place               L (9.5), O (0.5)                                Yes
39   Roseland Shopping Center        L (2.92), YM 1% (6.5), O (0.58)                  No
40   Big Kmart - Chicago             L (9.42), O (0.58)                              Yes
41   Crystal Mountain Office
       Park  (2C)                    L (9.5), O (0.5)                                Yes
42   Lake Pointe Center II  (2C)     L (9.5), O (0.5)                                Yes
43   DoubleTree Hotel                L (9.67), O (0.33)                              Yes
44   Twelve Oaks Shopping Center     L (9.75), O (0.25)                              Yes
45   Streetsboro Market Square       L (9.75), O (0.25)                              Yes
46   Ravenswood Apartments           L (9.67), O (0.33)                              Yes
47   Pembroke Office Park                  L (4.0), YM 1% (3.17), O (0.33)            No
48   Candlewood Hotel - Sacramento   L (9.42), O (0.58)                              Yes
49   Royal Jetstar Tech Center       L (9.67), O (0.33)                              Yes
50   North Reading Plaza             L (9.67), O (0.33)                              Yes
51   Cypress Springs Apartments      L (9.67), O (0.33)                              Yes
52   Sterling University Peaks       L (9.67), O (0.33)                              Yes
53   Kmart - Allen                   L (9.5), O (0.5)                                Yes
54   Hartville Center                L (9.67), O (0.33)                              Yes
55   Pony Express Building           L (9.67), O (0.33)                              Yes
56   Willow Pond Apartments          L (11.67), O (0.33)                             Yes
57   Standard Dairy Apartments       L (9.67), O (0.33)                              Yes
58   Edward's Office Portfolio       L (9.67), O (0.33)                              Yes
59   Garfield Suites Hotel           L (9.5), O (0.5)                                Yes
60   Larry's Market                  L (9.75), O (0.25)                              Yes
61   Big-K Plaza                     L (9.5), O (0.5)                                Yes
62   Granite Retail Portfolio        L (9.67), O (0.33)                              Yes
63   Walnut Creek Apartments         L (9.42), O (0.58)                              Yes
64   Royal Freeport Tech Center      L (9.67), O (0.33)                              Yes
65   100 Demarest Drive              L (2.92), YM 1% (6.75), O (0.33)                 No
66   Indian Run Village              L (9.67), O (0.33)                              Yes
67   210 Main Street                 L (9.5), O (0.5)                                Yes
68   Clearbrook Village Apartments   L (9.5), O (0.5)                                Yes
69   Brookdale Shopping Center       L (9.5), O (0.5)                                Yes
70   Courtyard by Marriott Hotel     L (9.5), O (0.5)                                Yes




                                          Characteristics of the Underlying Mortgage Loans


                                                                                   Origination      Remaining     Original
                                     Original       Cut-off Date   Percentage of   Amortization   Amortization    Term to
                                     Principal       Principal       Mortgage          Term           Term       Maturity
#    Loan Name                        Balance         Balance      Pool Balance      (months)       (months)    (months)(4)
-    ---------                        -------         -------      ------------      --------       --------    -----------
71   Hamilton Park Apartments         5,125,000       5,117,675        0.4%            360            357          120
72   Brookwood Shopping Center        5,025,000       5,015,078        0.4%            360            355          120
73   6329 Glenwood Office Building    5,000,000       4,988,040        0.4%            360            355          120
74   Landmark Garden Apartments       5,000,000       4,966,737        0.4%            360            347          120
75   Applecreek Apartments            4,925,000       4,915,179        0.4%            360            355          120
76   Plaza At The Pointe Shopping
       Center                         4,920,000       4,909,199        0.4%            360            355          120
77   Ramblewood Apartments            4,600,000       4,495,042        0.3%            300            280          120
78   Scottsdale Airpark II            4,500,000       4,493,668        0.3%            360            357          120
79   New Market Square Shopping
       Center                         4,500,000       4,488,844        0.3%            360            355          120
80   Maple Leaf Apartments            4,205,000       4,194,729        0.3%            360            355          120
81   The Shops at Fair Lakes          4,200,000       4,187,640        0.3%            360            354          120
82   Sunpark Apartments               4,150,000       4,145,664        0.3%            360            358          120
83   Carol Oaks Apartments            4,120,000       4,106,698        0.3%            360            354          120
84   Florida Computer Center          4,100,000       4,089,866        0.3%            360            355          120
85   Tonawanda Manor                  4,072,000       4,061,927        0.3%            300            297          120
86   Woodridge Apartments             4,000,000       3,994,580        0.3%            360            357          120
87   Dunwoody Plaza                   4,000,000       3,993,801        0.3%            360            356          120
88   Schaumburg Plaza                 3,894,691       3,893,397        0.3%            360            359          111
89   Whispering Oaks Mobile Home
       Park                           3,825,000       3,814,844        0.3%            300            297          120
90   Harbor Technology Center         3,804,000       3,795,831        0.3%            360            355          120
91   Stove Works Office Building      3,800,000       3,795,609        0.3%            360            357          120
92   Holy Cross Professional  Center  3,800,000       3,793,962        0.3%            360            356          120
93   Augusta Plaza Shopping Center    3,790,000       3,769,547        0.3%            360            350          120
94   Banana Republic                  3,706,000       3,697,607        0.3%            360            355          120
95   Forest Hills Apartments          3,700,000       3,689,211        0.3%            360            354          120
96   West Marietta Retail Center      3,650,000       3,631,507        0.3%            300            294          120
97   Regency Centre Office Complex    3,500,000       3,495,482        0.3%            360            357          120
98   Southtowne Center                3,460,000       3,452,236        0.3%            360            355          120
99   Pinetree Village Apartments      3,450,000       3,444,402        0.3%            312            310          120
100  Weston Shoppes                   3,288,000       3,274,601        0.3%            360            351          144
101  Pine Trails Apartments           3,200,000       3,198,642        0.2%            360            359          120
102  Old County Road                  3,200,000       3,194,576        0.2%            300            298          120
103  Cambridge Court Retirement
       Community                      3,300,000       3,169,044        0.2%            300            266          120
104  Bryn Mawr Suites Apartments      3,150,000       3,141,216        0.2%            360            355          120
105  Bruno's Shopping Center          3,300,000       3,123,994        0.2%            264            229          180
106  Laddins Rock                     3,120,000       3,118,605        0.2%            360            359          120
107  Christine Place Apartments       3,115,000       3,110,793        0.2%            360            357          120
108  Best Western Siesta Beach
       Resort                         3,200,000       3,108,838        0.2%            300            274          120
109  Richland Hills Apartments        3,100,000       3,098,709        0.2%            360            359          120
110  Star Wholesale Florist, Inc.     2,985,000       2,908,942        0.2%            240            225          144
111  Office Depot                     2,912,000       2,907,902        0.2%            360            357          120
112  CVS Plaza - East Hartford        2,859,900       2,852,871        0.2%            346            341          120
113  CVS Plaza - Queensbury           2,860,000       2,851,609        0.2%            360            354          120
114  Warehouse X/Lock-It Lockers      2,800,000       2,793,488        0.2%            300            297          120
115  Lazy Acres Estates               2,755,000       2,755,000        0.2%            360            360          120
116  214 Main Street                  2,725,000       2,718,284        0.2%            360            355          120
117  Office Depot at Woodhaven
       Village Square                 2,700,000       2,695,000        0.2%            360            356          120
118  Winder Village Manufactured
       Housing Community  (2D)        1,560,000       1,556,390        0.1%            360            355          120
119  Russell Village Manufactured
       Housing Community  (2D)        1,120,000       1,117,409        0.1%            360            355          120
120  Northway Plaza Shopping Center   2,675,000       2,659,332        0.2%            240            236          120
121  Phoenix Park Apartments          2,611,000       2,606,244        0.2%            360            356          120
122  Eckerd's Drug Store - S. Main    2,552,000       2,545,673        0.2%            360            355          120
123  Chabot Office Plaza              2,550,000       2,543,376        0.2%            360            355          120
124  Middlefield Market Square
       Shopping Center                2,550,000       2,543,014        0.2%            360            354          120
125  Eckerd's Drug Store - N. Main    2,512,000       2,505,773        0.2%            360            355          120
126  Gentry Plaza                     2,470,000       2,466,426        0.2%            360            357          120
127  The Meadows Apartments           2,450,000       2,447,454        0.2%            360            358          120
128  Miggy's Mall Shopping Center     2,438,000       2,435,280        0.2%            360            357          120
129  Colony Square Apartments         2,400,000       2,396,728        0.2%            240            239          240
130  Eckerd's Drug Store - Kingston   2,400,000       2,395,898        0.2%            360            356          120
131  Pueblo Point Ace Hardware        2,312,000       2,308,168        0.2%            300            298          120
132  Five Star Business Park          2,300,000       2,291,190        0.2%            360            352          120
133  Eckerd's Drug Store - Half Moon  2,273,000       2,265,448        0.2%            360            353          120
134  Oaks Apartments                  2,268,000       2,261,675        0.2%            360            355          120
135  New England Place Apartments     2,250,000       2,238,943        0.2%            300            295          120
136  1025 East Maple Office Building  2,175,000       2,166,473        0.2%            300            295          240
137  Jaffe Eye Office Building        2,150,000       2,150,000        0.2%            324            324          120
138  Calder Square, Phase II
       Apartments                     2,145,000       2,142,752        0.2%            360            358          120
139  North Mall                       2,150,000       2,140,954        0.2%            300            295          120
140  Wekiva Executive Center  (3)     2,150,000       2,138,636        0.2%            276            271          120



                                                     Initial
                                        Remaining     Interest
                                         Term to       Only      Mortgage                   First
                                        Maturity     Period      Interest      Monthly     Payment    Maturity
#    Loan Name                         (months)(4)   (months)      Rate        Payment       Date       Date     ARD (5)
-    ---------                         -----------   --------      ----        -------       ----       ----     -------
71   Hamilton Park Apartments             117                     8.330%       38,791.03    9/1/00     8/1/10
72   Brookwood Shopping Center            115                     9.060%       40,649.41    7/1/00     6/1/10
73   6329 Glenwood Office Building        115                     8.450%       38,268.64    7/1/00     6/1/30    6/1/10
74   Landmark Garden Apartments           107                     8.420%       38,162.55   11/1/99    10/1/09
75   Applecreek Apartments                115                     9.030%       39,734.02    7/1/00     6/1/10
76   Plaza At The Pointe Shopping
       Center                             115                     8.730%       38,635.40    7/1/00     6/1/10
77   Ramblewood Apartments                100                     7.250%       33,249.12    4/1/99     3/1/11   2/28/09
78   Scottsdale Airpark II                117                     8.380%       34,219.13    9/1/00     8/1/10
79   New Market Square Shopping
       Center                             115                     8.330%       34,060.41    7/1/00     6/1/10
80   Maple Leaf Apartments                115                     8.380%       31,975.88    7/1/00     6/1/10
81   The Shops at Fair Lakes              114                     8.270%       31,612.27    6/1/00     5/1/30    5/1/10
82   Sunpark Apartments                   118                     8.270%       31,235.93   10/1/00     9/1/10
83   Carol Oaks Apartments                114                     7.960%       30,116.29    6/1/00     5/1/10
84   Florida Computer Center              115                     8.340%       31,061.72    7/1/00     6/1/30    6/1/10
85   Tonawanda Manor                      117                     8.460%       32,679.16    9/1/00     8/1/10
86   Woodridge Apartments                 117                     8.500%       30,756.54    9/1/00     8/1/10
87   Dunwoody Plaza                       116                     8.820%       31,668.21    8/1/00     7/1/10
88   Schaumburg Plaza                     110                     8.750%       30,639.55   11/1/00     1/1/10
89   Whispering Oaks Mobile Home
       Park                               117                     8.130%       29,852.13    9/1/00     8/1/10
90   Harbor Technology Center             115                     8.800%       30,062.03    7/1/00     6/1/10
91   Stove Works Office Building          117                     8.980%       30,520.99    9/1/00     8/1/10
92   Holy Cross Professional  Center      116                     8.750%       29,894.62    8/1/00     7/1/10
93   Augusta Plaza Shopping Center        110                     8.190%       28,322.18    2/1/00     1/1/30    1/1/10
94   Banana Republic                      115                     8.630%       28,838.08    7/1/00     6/1/10
95   Forest Hills Apartments              114                     8.300%       27,927.03    6/1/00     5/1/10
96   West Marietta Retail Center          114                     8.400%       29,145.23    6/1/00     5/1/25    5/1/10
97   Regency Centre Office Complex        117                     8.650%       27,284.92    9/1/00     8/1/10
98   Southtowne Center                    115                     8.660%       26,997.75    7/1/00     6/1/10
99   Pinetree Village Apartments          118                     8.230%       26,843.28   10/1/00     9/1/10
100  Weston Shoppes                       135                     8.980%       26,408.69    3/1/00     2/1/12
101  Pine Trails Apartments               119                     8.150%       23,815.94   11/1/00    10/1/10
102  Old County Road                      118                     8.540%       25,853.58   10/1/00     9/1/25    9/1/10
103  Cambridge Court Retirement
       Community                          86                      7.500%       24,386.71    2/1/98     1/1/08
104  Bryn Mawr Suites Apartments          115                     7.920%       22,938.15    7/1/00     6/1/30    6/1/10
105  Bruno's Shopping Center              145                     7.680%       25,932.88    1/1/98    12/1/12
106  Laddins Rock                         119                     8.010%       22,915.21   11/1/00    10/1/10
107  Christine Place Apartments           117                     8.510%       23,973.73    9/1/00     8/1/10
108  Best Western Siesta Beach
       Resort                             94                      7.690%       24,044.61   10/1/98     9/1/08
109  Richland Hills Apartments            119                     8.200%       23,180.39   11/1/00    10/1/10
110  Star Wholesale Florist, Inc.         129                     8.390%       25,697.08    9/1/99     8/1/11
111  Office Depot                         117                     8.380%       22,143.59    9/1/00     8/1/30    8/1/10
112  CVS Plaza - East Hartford            115                     8.830%       22,848.79    7/1/00     6/1/10
113  CVS Plaza - Queensbury               114                     8.280%       21,546.57    6/1/00     5/1/10
114  Warehouse X/Lock-It Lockers          117                     8.740%       23,001.00    9/1/00     8/1/10
115  Lazy Acres Estates                   116          12         8.430%       21,047.04    8/1/00     7/1/10
116  214 Main Street                      115                     8.350%       20,663.90    7/1/00     6/1/10
117  Office Depot at Woodhaven
       Village Square                     116                     8.300%       20,379.17    8/1/00     7/1/10
118  Winder Village Manufactured
       Housing Community  (2D)            115                     8.560%       12,061.45    7/1/00     6/1/10
119  Russell Village Manufactured
       Housing Community  (2D)            115                     8.560%        8,659.50    7/1/00     6/1/10
120  Northway Plaza Shopping Center       116                     8.360%       22,977.79    8/1/00     7/1/10
121  Phoenix Park Apartments              116                     8.350%       19,799.43    8/1/00     7/1/10
122  Eckerd's Drug Store - S. Main        115                     8.330%       19,316.04    7/1/00     6/1/30    6/1/10
123  Chabot Office Plaza                  115                     8.170%       19,014.07    7/1/00     6/1/10
124  Middlefield Market Square
       Shopping Center                    114                     8.500%       19,607.29    6/1/00     5/1/10
125  Eckerd's Drug Store - N. Main        115                     8.330%       19,013.28    7/1/00     6/1/30    6/1/10
126  Gentry Plaza                         117                     8.290%       18,625.79    9/1/00     8/1/30    8/1/10
127  The Meadows Apartments               118                     8.290%       18,474.97   10/1/00     9/1/10
128  Miggy's Mall Shopping Center         117                     9.080%       19,757.30    9/1/00     8/1/10
129  Colony Square Apartments             239                     8.480%       20,797.39   11/1/00    10/1/20
130  Eckerd's Drug Store - Kingston       116                     8.540%       18,522.00    8/1/00     7/1/30    7/1/10
131  Pueblo Point Ace Hardware            118                     8.650%       18,851.13   10/1/00     9/1/10
132  Five Star Business Park              112                     8.440%       17,587.30    4/1/00     3/1/10
133  Eckerd's Drug Store - Half Moon      113                     8.550%       17,558.01    5/1/00     4/1/10
134  Oaks Apartments                      115                     7.920%       16,515.47    7/1/00     6/1/10
135  New England Place Apartments         115                     7.730%       16,965.36    7/1/00     6/1/10
136  1025 East Maple Office Building      235                     8.820%       17,985.18    7/1/00     6/1/20
137  Jaffe Eye Office Building            115          36         8.300%       16,655.95    7/1/00     6/1/30    6/1/10
138  Calder Square, Phase II
       Apartments                         118                     8.260%       16,129.75   10/1/00     9/1/10
139  North Mall                           115                     8.490%       17,297.90    7/1/00     6/1/10
140  Wekiva Executive Center  (3)         115                     8.470%       17,718.43    7/1/00     6/1/10



                                        Prepayment Provision                        Defeasance
#    Loan Name                          as of Origination (6)                       Option (7)
-    ---------                          ---------------------                       ----------
71   Hamilton Park Apartments           L (9.5), O (0.5)                                Yes
72   Brookwood Shopping Center          L (9.5), O (0.5)                                Yes
73   6329 Glenwood Office Building      L (9.58), O (0.42)                              Yes
74   Landmark Garden Apartments         L (9.5), O (0.5)                                Yes
75   Applecreek Apartments              L (9.5), O (0.5)                                Yes
76   Plaza At The Pointe Shopping
       Center                           L (9.5), O (0.5)                                Yes
77   Ramblewood Apartments              L (4.92), YM 1% (4.75), O (0.33)                 No
78   Scottsdale Airpark II              L (9.5), O (0.5)                                Yes
79   New Market Square Shopping
       Center                           L (9.5), O (0.5)                                Yes
80   Maple Leaf Apartments              L (9.5), O (0.5)                                Yes
81   The Shops at Fair Lakes            L (9.67), O (0.33)                              Yes
82   Sunpark Apartments                 L (9.75), O (0.25)                              Yes
83   Carol Oaks Apartments              L (2.92), YM 1% (6.75), O (0.33)                 No
84   Florida Computer Center            L (9.67), O (0.33)                              Yes
85   Tonawanda Manor                    L (9.67), O (0.33)                              Yes
86   Woodridge Apartments               L (9.5), O (0.5)                                Yes
87   Dunwoody Plaza                     L (9.5), O (0.5)                                Yes
88   Schaumburg Plaza                   L (8.75), O (0.5)                               Yes
89   Whispering Oaks Mobile Home
       Park                             L (9.75), O (0.25)                              Yes
90   Harbor Technology Center           L (9.5), O (0.5)                                Yes
91   Stove Works Office Building        L (9.5), O (0.5)                                Yes
92   Holy Cross Professional  Center    L (9.75), O (0.25)                              Yes
93   Augusta Plaza Shopping Center      L (9.67), O (0.33)                              Yes
94   Banana Republic                    L (9.67), O (0.33)                              Yes
95   Forest Hills Apartments            L (9.5), O (0.5)                                Yes
96   West Marietta Retail Center        L (9.67), O (0.33)                              Yes
97   Regency Centre Office Complex      L (9.67), O (0.33)                              Yes
98   Southtowne Center                  L (9.67), O (0.33)                              Yes
99   Pinetree Village Apartments        L (2.92), YM 1% (6.75), O (0.33)                 No
100  Weston Shoppes                     L (11.75), O (0.25)                             Yes
101  Pine Trails Apartments             L (9.5), O (0.5)                                Yes
102  Old County Road                    L (9.75), O (0.25)                              Yes
103  Cambridge Court Retirement
       Community                        L (4.92), YM 1% (4.5), O (0.58)                  No
104  Bryn Mawr Suites Apartments        L (4), YM 1% (5.42), O (0.58)                    No
105  Bruno's Shopping Center            L (14.5), O (0.5)                               Yes
106  Laddins Rock                       L (9.5), O (0.5)                                Yes
107  Christine Place Apartments         L (9.5), O (0.5)                                Yes
108  Best Western Siesta Beach
       Resort                           L (4.92), YM (4.75), O (0.33)                    No
109  Richland Hills Apartments          L (9.5), O (0.5)                                Yes
110  Star Wholesale Florist, Inc.       L (11.75), O (0.25)                             Yes
111  Office Depot                       L (9.67), O (0.33)                              Yes
112  CVS Plaza - East Hartford          L (5), YM 1% (4.42), O (0.58)                    No
113  CVS Plaza - Queensbury             L (4.92), YM 1% (4.75), O (0.33)                 No
114  Warehouse X/Lock-It Lockers        L (9.67), O (0.33)                              Yes
115  Lazy Acres Estates                 L (9.67), O (0.33)                              Yes
116  214 Main Street                    L (9.5), O (0.5)                                Yes
117  Office Depot at Woodhaven
       Village Square                   L (9.67), O (0.33)                              Yes
118  Winder Village Manufactured
       Housing Community  (2D)          L (9.5), O (0.5)                                Yes
119  Russell Village Manufactured
       Housing Community  (2D)          L (9.5), O (0.5)                                Yes
120  Northway Plaza Shopping Center     L (9.67), O (0.33)                              Yes
121  Phoenix Park Apartments            L (9.5), O (0.5)                                Yes
122  Eckerd's Drug Store - S. Main      L (9.67), O (0.33)                              Yes
123  Chabot Office Plaza                L (9.5), O (0.5)                                Yes
124  Middlefield Market Square
       Shopping Center                  L (9.67), O (0.33)                              Yes
125  Eckerd's Drug Store - N. Main      L (9.67), O (0.33)                              Yes
126  Gentry Plaza                       L (9.67), O (0.33)                              Yes
127  The Meadows Apartments             L (9.67), O (0.33)                              Yes
128  Miggy's Mall Shopping Center       L (9.5), O (0.5)                                Yes
129  Colony Square Apartments           L (4.08), YM 1% (15.33), O (0.58)                No
130  Eckerd's Drug Store - Kingston     L(9.67), O (0.33)                               Yes
131  Pueblo Point Ace Hardware          L (9.75), O (0.25)                              Yes
132  Five Star Business Park            L (9.5), O (0.5)                                Yes
133  Eckerd's Drug Store - Half Moon    L(9.67), O (0.33)                               Yes
134  Oaks Apartments                    L (9.5), O (0.5)                                Yes
135  New England Place Apartments       L (9.75), O (0.25)                              Yes
136  1025 East Maple Office Building    L (19.67), O (0.33)                             Yes
137  Jaffe Eye Office Building          L (9.42), O (0.58)                              Yes
138  Calder Square, Phase II
       Apartments                       L (9.75), O (0.25)                              Yes
139  North Mall                         L (9.42), O (0.58)                              Yes
140  Wekiva Executive Center  (3)       YM 5% (9.67), O (0.33)                           No





                                          Characteristics of the Underlying Mortgage Loans


                                                                                   Origination      Remaining     Original
                                     Original       Cut-off Date   Percentage of   Amortization   Amortization    Term to
                                     Principal       Principal       Mortgage          Term           Term       Maturity
#    Loan Name                        Balance         Balance      Pool Balance      (months)       (months)    (months)(4)
-    ---------                        -------         -------      ------------      --------       --------    -----------

141  The Kirkland Loan                2,100,000       2,099,109        0.2%            360            359          120
142  Office Max - Northwood           2,025,000       1,982,013        0.2%            240            227          120
143  Office Max - Alexandria          1,997,000       1,971,098        0.2%            240            231          120
144  Foxpoint Commons                 1,965,000       1,962,338        0.2%            360            357          120
145  Continental Terrace Apartments   1,950,000       1,943,149        0.2%            360            353          120
146  Cheyenne Mountain Center         1,946,000       1,922,979        0.1%            300            287          120
147  Circle K Plaza                   1,921,000       1,917,257        0.1%            360            355          120
148  Flamingo West Apartments         1,920,000       1,916,763        0.1%            360            356          120
149  Big K Store                      1,916,000       1,903,501        0.1%            300            291          120
150  St. Agnes Apartments             1,885,000       1,878,870        0.1%            300            296          120
151  Richfield Court Apartments       1,845,000       1,833,914        0.1%            360            349          120
152  Peconic Mini Storage             1,837,500       1,833,004        0.1%            300            297          120
153  Heritage Estates Manufactured
       Housing Community              1,830,000       1,827,417        0.1%            360            357          120
154  Academy Apartments               1,827,500       1,824,450        0.1%            360            356          120
155  North By Northeast II Shoppes    1,810,000       1,805,197        0.1%            360            354          144
156  Warehouse II/Lock-It Lockers     1,809,000       1,805,034        0.1%            300            297          120
157  Mission Hill Apartments          1,800,000       1,797,623        0.1%            360            357          120
158  Boston Square Shopping Center    1,800,000       1,797,584        0.1%            360            357          120
159  Gaithersburg Shopping Center     1,800,000       1,795,202        0.1%            360            355          120
160  Iteq Building                    1,790,000       1,786,253        0.1%            360            355          120
161  Coliseum Self Storage            1,780,000       1,768,566        0.1%            240            236          120
162  Centre Square Apartments         1,720,000       1,716,093        0.1%            360            355          120
163  Emerald Lake Apartments          1,700,000       1,697,327        0.1%            360            356          120
164  The Sun Prairie Apartments       1,700,000       1,695,028        0.1%            360            354          120
165  7th Street Grocery               1,660,000       1,652,195        0.1%            360            350          120
166  Eagle's Nest Office Building     1,615,000       1,612,388        0.1%            360            356          120
167  New Augusta Shoppes              1,590,000       1,585,956        0.1%            360            354          144
168  Lakedale Apartments  (2E)        1,035,000       1,034,268        0.1%            300            299          120
169  Liberty Apartments  (2E)           525,000         524,629        0.0%            300            299          120
170  Sunshine Care Homes              1,579,000       1,553,012        0.1%            300            284          120
171  1-9 Flatbush Avenue              1,500,000       1,495,078        0.1%            300            296          120
172  Pathmark Store No. 550           1,486,000       1,479,970        0.1%            300            295          120
173  Kmart Plaza - Minot              1,500,000       1,477,856        0.1%            300            284          120
174  Villa Del Rio Apartments         1,480,000       1,477,748        0.1%            360            356          120
175  Winchester Arms & Fox Chase
       Apartments                     1,450,000       1,447,605        0.1%            360            356          120
176  Old Orchard II Apartments        1,430,000       1,425,202        0.1%            300            296          120
177  55-65 Merrick Road               1,400,000       1,398,250        0.1%            360            356          120
178  5055 California Avenue           1,400,000       1,396,974        0.1%            360            355          120
179  Castle Store & Lock              1,400,000       1,392,907        0.1%            300            294          120
180  The Monterey/Sherbrooke Lean     1,402,000       1,386,387        0.1%            300            286          120
181  Arctic Office Building           1,400,000       1,386,265        0.1%            300            288          120
182  Lockheed Martin Building         1,370,000       1,368,517        0.1%            360            358          120
183  Renton Highlands Center          1,360,000       1,357,940        0.1%            300            298          120
184  Lansing Square Apartments        1,360,000       1,357,566        0.1%            300            298          120
185  CVS #0742-01                     1,340,000       1,337,725        0.1%            360            356          84
186  Pinewood Village Apartments      1,257,500       1,252,888        0.1%            360            353          120
187  Midway Commercial Building       1,250,000       1,248,833        0.1%            360            358          120
188  Jersey Street Apartments         1,240,000       1,238,715        0.1%            360            358          120
189  Preston Office Park              1,200,000       1,198,928        0.1%            360            358          120
190  Fairmont Oaks Apartments         1,194,000       1,191,735        0.1%            360            355          120
191  Premier Plaza Shopping Center    1,170,000       1,167,848        0.1%            360            355          120
192  4404-4418 Walnut Street          1,150,000       1,149,012        0.1%            360            358          120
193  Cumberland Technical Center      1,150,000       1,141,935        0.1%            300            291          120
194  Orchard Park Apartments          1,110,000       1,109,611        0.1%            360            359          120
195  Quarry Ridge Apartments          1,100,000       1,099,578        0.1%            360            359          120
196  Stoney Creek Apartments          1,100,000       1,098,780        0.1%            360            358          120
197  Plaza Apartments                 1,050,000       1,048,302        0.1%            360            356          120
198  Gordon Portfolio                 1,050,000       1,045,877        0.1%            360            351          120
199  Warehouse I/Lock-It Lockers      1,045,000       1,042,570        0.1%            300            297          120
200  Park City Plaza                  1,023,000       1,022,042        0.1%            360            358          120
201  Sunny Townhomes                  1,020,000       1,018,666        0.1%            360            357          120
202  Town & Country Shopping Center   1,000,000         996,963        0.1%            300            296          120
203  The Majestic Building              989,000         984,234        0.1%            300            294          120
204  Royal Park Apartments              948,000         946,728        0.1%            360            357          120
205  Greensburg Plaza                   925,000         923,837        0.1%            360            357          120
206  Wilson Heights Apartments          920,000         919,178        0.1%            360            358          120
207  Northway Court Shopping Center     875,000         874,174        0.1%            360            358          120
208  Goodwill Retail Center             872,000         869,437        0.1%            300            296          120
209  Warehouse IV/Lock-It Lockers       855,000         853,012        0.1%            300            297          120
210  Warehouse IX/Lock-It Lockers       820,000         818,093        0.1%            300            297          120



                                                     Initial
                                        Remaining    Interest
                                         Term to       Only      Mortgage                   First
                                        Maturity     Period      Interest      Monthly     Payment    Maturity
#    Loan Name                         (months)(4)   (months)      Rate        Payment       Date       Date     ARD (5)
-    ---------                         -----------   --------      ----        -------       ----       ----     -------

141  The Kirkland Loan                    119                     8.150%       15,629.21   11/1/00    10/1/10
142  Office Max - Northwood               107                     8.050%       17,000.98   11/1/99    10/1/19   10/1/09
143  Office Max - Alexandria              111                     8.950%       17,903.36    3/1/00     2/1/20    2/1/10
144  Foxpoint Commons                     117                     8.500%       15,109.15    9/1/00     8/1/10
145  Continental Terrace Apartments       113                     8.360%       14,800.77    5/1/00     4/1/10
146  Cheyenne Mountain Center             107                     8.330%       15,447.41   11/1/99    10/1/09
147  Circle K Plaza                       115                     9.100%       15,595.22    7/1/00     6/1/10
148  Flamingo West Apartments             116                     8.580%       14,872.13    8/1/00     7/1/10
149  Big K Store                          111                     9.520%       16,766.67    3/1/00     2/1/25    2/1/10
150  St. Agnes Apartments                 116                     8.430%       15,089.71    8/1/00     7/1/10
151  Richfield Court Apartments           109                     8.150%       13,731.38    1/1/00    12/1/29   12/1/09
152  Peconic Mini Storage                 117                     8.510%       14,808.43    9/1/00     8/1/10
153  Heritage Estates Manufactured
       Housing Community                  117                     8.370%       13,902.86    9/1/00     8/1/10
154  Academy Apartments                   116                     8.610%       14,194.61    8/1/00     7/1/10
155  North By Northeast II Shoppes        138                     8.600%       14,045.81    6/1/00     5/1/12
156  Warehouse II/Lock-It Lockers         117                     9.000%       15,181.06    9/1/00     8/1/10
157  Mission Hill Apartments              117                     8.580%       13,942.63    9/1/00     8/1/10
158  Boston Square Shopping Center        117                     8.530%       13,878.73    9/1/00     8/1/10
159  Gaithersburg Shopping Center         115                     8.080%       13,308.29    7/1/00     6/1/30    6/1/10
160  Iteq Building                        115                     8.880%       14,248.46    7/1/00     6/1/10
161  Coliseum Self Storage                116                     8.530%       15,481.07    8/1/00     7/1/10
162  Centre Square Apartments             115                     8.620%       13,371.87    7/1/00     6/1/10
163  Emerald Lake Apartments              116                     8.780%       13,410.35    8/1/00     7/1/10
164  The Sun Prairie Apartments           114                     8.290%       12,819.37    6/1/00     5/1/10
165  7th Street Grocery                   110                     8.750%       13,059.23    2/1/00     1/1/10
166  Eagle's Nest Office Building         116                     8.700%       12,647.58    8/1/00     7/1/10
167  New Augusta Shoppes                  138                     8.730%       12,485.83    6/1/00     5/1/12
168  Lakedale Apartments  (2E)            119                     8.640%        8,431.97   11/1/00    10/1/10
169  Liberty Apartments  (2E)             119                     8.640%        4,277.09   11/1/00    10/1/10
170  Sunshine Care Homes                  104                     8.460%       12,672.00    8/1/99     7/1/09
171  1-9 Flatbush Avenue                  116                     8.390%       11,967.42    8/1/00     7/1/10
172  Pathmark Store No. 550               115                     8.660%       12,126.32    7/1/00     6/1/25    6/1/10
173  Kmart Plaza - Minot                  104                     8.280%       11,856.84    8/1/99     7/1/09
174  Villa Del Rio Apartments             116                     8.870%       11,770.24    8/1/00     7/1/10
175  Winchester Arms & Fox Chase
       Apartments                         116                     8.640%       11,293.43    8/1/00     7/1/10
176  Old Orchard II Apartments            116                     8.290%       11,313.09    8/1/00     7/1/10
177  55-65 Merrick Road                   116                     9.380%       11,649.58    8/1/00     7/1/10
178  5055 California Avenue               115                     8.780%       11,043.82    7/1/00     6/1/10
179  Castle Store & Lock                  114                     8.400%       11,178.99    6/1/00     5/1/10
180  The Monterey/Sherbrooke Lean         106                     9.070%       11,832.81   10/1/99     9/1/09
181  Arctic Office Building               108                     8.900%       11,653.06   12/1/99    11/1/09
182  Lockheed Martin Building             118                     8.140%       10,186.60   10/1/00     9/1/10
183  Renton Highlands Center              118                     9.080%       11,487.67   10/1/00     9/1/10
184  Lansing Square Apartments            118                     8.270%       10,741.10   10/1/00     9/1/10
185  CVS #0742-01                         80                      8.560%       10,360.47    8/1/00     7/1/07
186  Pinewood Village Apartments          113                     8.210%        9,411.84    5/1/00     4/1/30
187  Midway Commercial Building           118                     8.670%        9,762.42   10/1/00     9/1/10
188  Jersey Street Apartments             118                     8.300%        9,359.33   10/1/00     9/1/10
189  Preston Office Park                  118                     8.820%        9,500.46   10/1/00     9/1/10
190  Fairmont Oaks Apartments             115                     9.180%        9,762.24    7/1/00     6/1/10
191  Premier Plaza Shopping Center        115                     9.270%        9,642.26    7/1/00     6/1/10
192  4404-4418 Walnut Street              118                     8.950%        9,211.82   10/1/00     9/1/10
193  Cumberland Technical Center          111                     9.170%        9,784.85    3/1/00     2/1/10
194  Orchard Park Apartments              119                     8.630%        8,637.42   11/1/00    10/1/10
195  Quarry Ridge Apartments              119                     8.410%        8,387.99   11/1/00    10/1/10
196  Stoney Creek Apartments              118                     8.050%        8,109.79   10/1/00     9/1/10
197  Plaza Apartments                     116                     8.700%        8,222.89    8/1/00     7/1/10
198  Gordon Portfolio                     111                     9.110%        8,531.78    3/1/00     2/1/10
199  Warehouse I/Lock-It Lockers          117                     8.740%        8,584.30    9/1/00     8/1/10
200  Park City Plaza                      118                     8.660%        7,982.28   10/1/00     9/1/10
201  Sunny Townhomes                      117                     8.610%        7,922.57    9/1/00     8/1/10
202  Town & Country Shopping Center       116                     8.730%        8,207.85    8/1/00     7/1/10
203  The Majestic Building                114                     8.630%        8,050.52    6/1/00     5/1/10
204  Royal Park Apartments                117                     8.530%        7,309.47    9/1/00     8/1/10
205  Greensburg Plaza                     117                     8.730%        7,263.77    9/1/00     8/1/10
206  Wilson Heights Apartments            118                     8.820%        7,283.69   10/1/00     9/1/10
207  Northway Court Shopping Center       118                     8.630%        6,808.77   10/1/00     9/1/10
208  Goodwill Retail Center               116                     8.870%        7,240.32    8/1/00     7/1/10
209  Warehouse IV/Lock-It Lockers         117                     8.740%        7,023.52    9/1/00     8/1/10
210  Warehouse IX/Lock-It Lockers         117                     8.740%        6,736.01    9/1/00     8/1/10



                                        Prepayment Provision                        Defeasance
#    Loan Name                          as of Origination (6)                       Option (7)
-    ---------                          ---------------------                       ----------
141  The Kirkland Loan                  L (9.5), O (0.5)                                Yes
142  Office Max - Northwood             L (3.92), YM 3% (5), YM 1% (0.75), O (0.33)      No
143  Office Max - Alexandria            L (3.92), YM 3% (5), YM 1% (0.75), O (0.33)      No
144  Foxpoint Commons                   L (9.5), O (0.5)                                Yes
145  Continental Terrace Apartments     L (5.0), YM 1% (4.67), O (0.33)                  No
146  Cheyenne Mountain Center           L (9.67), O (0.33)                              Yes
147  Circle K Plaza                     L (9.75), O (0.25)                              Yes
148  Flamingo West Apartments           L (9.5), O (0.5)                                Yes
149  Big K Store                        L (2.92), YM 1% (6.75), O (0.33)                 No
150  St. Agnes Apartments               YM 5% (9.67), O (0.33)                           No
151  Richfield Court Apartments         L (9.67), O (0.33)                              Yes
152  Peconic Mini Storage               L(9.67), O (0.33)                               Yes
153  Heritage Estates Manufactured
       Housing Community                L (9.5), O (0.5)                                Yes
154  Academy Apartments                 L (9.5), O (0.5)                                Yes
155  North By Northeast II Shoppes      L (11.67), O (0.33)                             Yes
156  Warehouse II/Lock-It Lockers       L (9.67), O (0.33)                              Yes
157  Mission Hill Apartments            L (9.5), O (0.5)                                Yes
158  Boston Square Shopping Center      L (9.5), O (0.5)                                Yes
159  Gaithersburg Shopping Center       L (9.67), O (0.33)                              Yes
160  Iteq Building                      L (9.5), O (0.5)                                Yes
161  Coliseum Self Storage              YM 5% (9.67), O (0.33)                           No
162  Centre Square Apartments           L (5), YM 1% (4.67), O (0.33)                    No
163  Emerald Lake Apartments            L (9.5), O (0.5)                                Yes
164  The Sun Prairie Apartments         L (9.67), O (0.33)                              Yes
165  7th Street Grocery                 L (9.67), O (0.33)                              Yes
166  Eagle's Nest Office Building       L (9.5), O (0.5)                                Yes
167  New Augusta Shoppes                L (11.67), O (0.33)                             Yes
168  Lakedale Apartments  (2E)          L (9.5), O (0.5)                                Yes
169  Liberty Apartments  (2E)           L (9.5), O (0.5)                                Yes
170  Sunshine Care Homes                L (9.75), O (0.25)                              Yes
171  1-9 Flatbush Avenue                L (5), YM 1% (4.67), O (0.33)                    No
172  Pathmark Store No. 550             L (9.75), O (0.25)                              Yes
173  Kmart Plaza - Minot                L (9.5), O (0.5)                                Yes
174  Villa Del Rio Apartments           L (9.5), O (0.5)                                Yes
175  Winchester Arms & Fox Chase
       Apartments                       L (9.5), O (0.5)                                Yes
176  Old Orchard II Apartments          YM 5% (9.67), O (0.33)                           No
177  55-65 Merrick Road                 L (9.5), O (0.5)                                Yes
178  5055 California Avenue             L (9.5), O (0.5)                                Yes
179  Castle Store & Lock                L (9.67), O (0.33)                              Yes
180  The Monterey/Sherbrooke Lean       L (9.5), O (0.5)                                Yes
181  Arctic Office Building             L (5), YM 1% (4.67), O (0.33)                    No
182  Lockheed Martin Building           L (9.42), O (0.58)                              Yes
183  Renton Highlands Center            L (9.67), O (0.33)                              Yes
184  Lansing Square Apartments          L (2.92), YM 1% (6.75), O (0.33)                 No
185  CVS #0742-01                       L (5), YM 1% (1.67), O (0.33)                    No
186  Pinewood Village Apartments        L (9.42), O (0.58)                              Yes
187  Midway Commercial Building         L (9.5), O (0.5)                                Yes
188  Jersey Street Apartments           L (9.5), O (0.5)                                Yes
189  Preston Office Park                L (9.5), O (0.5)                                Yes
190  Fairmont Oaks Apartments           L (9.5), O (0.5)                                Yes
191  Premier Plaza Shopping Center      L (9.5), O (0.5)                                Yes
192  4404-4418 Walnut Street            L (9.5), O (0.5)                                Yes
193  Cumberland Technical Center        L (9.67), O (0.33)                              Yes
194  Orchard Park Apartments            L (9.5), O (0.5)                                Yes
195  Quarry Ridge Apartments            L (9.5), O (0.5)                                Yes
196  Stoney Creek Apartments            L (9.42), O (0.58)                              Yes
197  Plaza Apartments                   L (9.5), O (0.5)                                Yes
198  Gordon Portfolio                   L (9.5), O (0.5)                                Yes
199  Warehouse I/Lock-It Lockers        L (9.67), O (0.33)                              Yes
200  Park City Plaza                    L (9.5), O (0.5)                                Yes
201  Sunny Townhomes                    L (9.5), O (0.5)                                Yes
202  Town & Country Shopping Center     L (5), YM 1% (4.67), O (0.33)                    No
203  The Majestic Building              L (5), YM 1% (4.67), O (0.33)                    No
204  Royal Park Apartments              L (9.5), O (0.5)                                Yes
205  Greensburg Plaza                   L (9.5), O (0.5)                                Yes
206  Wilson Heights Apartments          L (9.5), O (0.5)                                Yes
207  Northway Court Shopping Center     L (9.67), O (0.33)                              Yes
208  Goodwill Retail Center             L (5), YM 1% (4.67), O (0.33)                    No
209  Warehouse IV/Lock-It Lockers       L (9.67), O (0.33)                              Yes
210  Warehouse IX/Lock-It Lockers       L (9.67), O (0.33)                              Yes





                                          Characteristics of the Underlying Mortgage Loans


                                                                                   Origination      Remaining     Original
                                     Original       Cut-off Date   Percentage of   Amortization   Amortization    Term to
                                     Principal       Principal       Mortgage          Term           Term       Maturity
#    Loan Name                        Balance         Balance      Pool Balance      (months)       (months)    (months)(4)
-    ---------                        -------         -------      ------------      --------       --------    -----------
211  Morello Building                   783,750         783,239        0.1%            300            299          120
212  Town North Villa Apartments        732,000         731,246        0.1%            360            357          120
213  1137 North 13th Street
       Apartments (2F)                  370,000         369,132        0.0%            300            297          120
214  949-969 North 27th Street (2F)     330,000         329,226        0.0%            300            297          120
215  Summit Plaza                       665,000         657,670        0.1%            300            287          120
216  Turney Square Apartments           650,000         649,039        0.1%            360            356          120
217  1735 Central Avenue                624,000         618,551        0.0%            324            311          120
218  Lake Street Apartments             610,000         609,300        0.0%            360            357          120
219  Atwood & Barker Apartments         600,000         599,405        0.0%            360            358          120
220  162 Myrtle Avenue                  600,000         599,255        0.0%            360            357          120
221  Summit Heights Apartments          600,000         599,140        0.0%            360            357          120
222  40 Scitico Road                    595,000         594,052        0.0%            300            298          120
223  Sunnyvale Trailer Park             574,000         572,289        0.0%            300            296          120
224  Woodhaven Village Square           556,000         554,393        0.0%            300            296          120
225  North Gate Apartments  (2G)        295,000         293,528        0.0%            300            294          120
226  Salem Apartments  (2G)             232,000         230,842        0.0%            300            294          120
227  St. John's Office Building         520,000         519,815        0.0%            360            359          120
228  Southlake Center                   510,000         509,125        0.0%            360            355          120
229  Country Villa Apartments           500,000         499,208        0.0%            360            356          120
230  Coach Light Apartments             500,000         499,042        0.0%            360            355          120
231  4425 South 87th Street             405,000         403,665        0.0%            300            295          120
232  Cosmos Apartments                  332,000         330,365        0.0%            300            294          120

Total/Weighted Average:          $1,295,324,953  $1,290,768,164      100.0%            338            333          122

Maximum:                         $   87,500,000  $   87,301,842        6.8%            360            360          240
Minimum:                         $      232,000  $      230,842        0.0%            152            151           60



                                                    Initial
                                       Remaining     Interest
                                        Term to       Only      Mortgage                   First
                                       Maturity     Period      Interest      Monthly     Payment    Maturity
#    Loan Name                        (months)(4)   (months)      Rate        Payment       Date       Date     ARD (5)
-    ---------                        -----------   --------      ----        -------       ----       ----     -------
211  Morello Building                    119                     8.940%        6,545.03   11/1/00    10/1/10
212  Town North Villa Apartments         117                     9.300%        6,048.53    9/1/00     8/1/10
213  1137 North 13th Street
       Apartments (2F)                   117                     8.700%        3,029.37    9/1/00     8/1/10
214  949-969 North 27th Street (2F)      117                     8.700%        2,701.87    9/1/00     8/1/10
215  Summit Plaza                        107                     8.680%        5,435.70   11/1/99    10/1/09
216  Turney Square Apartments            116                     8.950%        5,206.68    8/1/00     7/1/10
217  1735 Central Avenue                 107                     8.700%        5,005.96   11/1/99    10/1/09
218  Lake Street Apartments              117                     9.000%        4,908.20    9/1/00     8/1/10
219  Atwood & Barker Apartments          118                     8.460%        4,596.48   10/1/00     9/1/10
220  162 Myrtle Avenue                   117                     8.770%        4,728.78    9/1/00     8/1/10
221  Summit Heights Apartments           117                     8.320%        4,537.16    9/1/00     8/1/10
222  40 Scitico Road                     118                     8.840%        4,928.19   10/1/00     9/1/10
223  Sunnyvale Trailer Park              116                     8.810%        4,742.53    8/1/00     7/1/10
224  Woodhaven Village Square            116                     8.940%        4,643.11    8/1/00     7/1/10
225  North Gate Apartments  (2G)         114                     8.470%        2,369.46    6/1/00     5/1/10
226  Salem Apartments  (2G)              114                     8.470%        1,863.44    6/1/00     5/1/10
227  St. John's Office Building          119                     8.590%        4,031.56   11/1/00    10/1/10
228  Southlake Center                    115                     9.470%        4,277.20    7/1/00     6/1/10
229  Country Villa Apartments            116                     8.760%        3,937.07    8/1/00     7/1/10
230  Coach Light Apartments              115                     9.150%        4,077.19    7/1/00     6/1/10
231  4425 South 87th Street              115                     9.590%        3,563.84    7/1/00     6/1/10
232  Cosmos Apartments                   114                     8.530%        2,680.07    6/1/00     5/1/10

Total/Weighted Average:                  117                     8.297%   $9,947,086.10   6/24/00   11/21/14

Maximum:                                 239                     9.590%   $  680,877.32   11/1/00     9/1/30
Minimum:                                  40                     6.810%   $    1,863.44    1/1/98     3/1/04



                                       Prepayment Provision                        Defeasance
#    Loan Name                         as of Origination (6)                       Option (7)
-    ---------                         ---------------------                       ----------
211  Morello Building                  L (9.5), O (0.5)                                Yes
212  Town North Villa Apartments       L (9.5), O (0.5)                                Yes
213  1137 North 13th Street
       Apartments (2F)                 L (5), YM 1% (4.67), O (0.33)                    No
214  949-969 North 27th Street (2F)    L (5), YM 1% (4.67), O (0.33)                    No
215  Summit Plaza                      L (5), YM 1% (4.67), O (0.33)                    No
216  Turney Square Apartments          L (9.5), O (0.5)                                Yes
217  1735 Central Avenue               L (5), YM 1% (4.67), O (0.33)                    No
218  Lake Street Apartments            L (9.5), O (0.5)                                Yes
219  Atwood & Barker Apartments        L (9.5), O (0.5)                                Yes
220  162 Myrtle Avenue                 L (9.5), O (0.5)                                Yes
221  Summit Heights Apartments         L (9.5), O (0.5)                                Yes
222  40 Scitico Road                   L (9.5), O (0.5)                                Yes
223  Sunnyvale Trailer Park            L (5), YM 1% (4.67), O (0.33)                    No
224  Woodhaven Village Square          L (5), YM 1% (4.67), O (0.33)                    No
225  North Gate Apartments  (2G)       L (5), YM 1% (4.67), O (0.33)                    No
226  Salem Apartments  (2G)            L (5), YM 1% (4.67), O (0.33)                    No
227  St. John's Office Building        L (9.5), O (0.5)                                Yes
228  Southlake Center                  L (9.5), O (0.5)                                Yes
229  Country Villa Apartments          L (9.5), O (0.5)                                Yes
230  Coach Light Apartments            L (9.5), O (0.5)                                Yes
231  4425 South 87th Street            L (5.0), YM 1% (4.67), O (0.33)                  No
232  Cosmos Apartments                 L (5), YM 1% (4.67), O (0.33)                    No

Total/Weighted Average:

Maximum:
Minimum:





(1)  The Underlying Mortgage Loan secured by Hercules Plaza follows the following amortization schedule:
     Payments 1-92 are based on a 239-month amortization of principal
     Payments 93-152 are based on a 60-month amortization of principal
(2A) The Underlying Mortgage Loans secured by Poly Foam and Poly-Foam International, Inc. are cross-collateralized and cross-defaulted, respectively.
(2B) The Underlying Mortgage Loans secured by Radisson Inn Harbourwalk and Radisson Suite Hotel are cross-collateralized and cross-defaulted, respectively.
(2C) The Underlying Mortgage Loans secured by Crystal Mountain Office Park and Lake Pointe Center II are cross-collateralized and cross-defaulted, respectively.
(2D) The Underlying Mortgage Loans secured by Winder Village Manufactured Housing Community and Russell Village Manufactured Housing
     Community are cross-collateralized and cross-defaulted, respectively.
(2E) The Underlying Mortgage Loans secured by Lakedale Apartments and Liberty Apartments are cross-collateralized and cross-defaulted, respectively.
(2F) The Underlying Mortgage Loans secured by 1137 North 13th Street Apartments and 949-969 North 27th Street are
     cross-collateralized and cross-defaulted, respectively.
(2G) The Underlying Mortgage Loans secured by North Gate Apartments and Salem Apartments are cross-collateralized and cross-defaulted, respectively.
(3)  The Underlying Mortgage Loan secured by Wekiva Executive Center follows the following amortization schedule:
     Payments 1-59 are based on a 276-month amortization of principal
     Payments 60-120 are based on a 350-month amortization of principal
(4)  In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.
(5)  Anticipated Repayment Date.
(6)  Prepayment Provision as of Origination:
     L (x) = Lockout or Defeasance for x years
     YM A% (x) = Greater of Yield Maintenance Premium and A% Prepayment for x years
     A% (x) = A% Prepayment Penalty of Unpaid Principal Balance for x years
     O (x) = Prepayable at par for x years
(7)  "Yes" means that defeasance is permitted notwithstanding the Lockout Period.



                                                Additional Mortgage Loan Information




                                                         Cut-off Date
                                                           Principal      Appraised   Cut-off Date  Maturity/ARD    Maturity/ARD
#     Loan Name                                             Balance         Value     LTV Ratio(4)     Balance     LTV Ratio(4)(5)
-     ---------                                             -------         -----     ------------     -------     ---------------
1     437 Madison Avenue                                 $ 87,301,842   $198,000,000      44.1%     $ 79,388,956       40.1%
2     Valencia Marketplace, Power Center                   51,787,099     71,000,000      72.9%       39,623,638       55.8%
3     Hercules Plaza (1)                                   50,909,381    125,000,000      40.7%             --          0.0%
4     Alliance GD FH F1                                    39,491,001     51,100,000      77.3%       35,956,346       70.4%
5     McCandless Towers II                                 36,936,969     63,500,000      58.2%       33,515,681       52.8%
6     Alliance GD FH F2                                    30,282,599     39,200,000      77.3%       27,572,145       70.3%
7     Commons at Sugarhouse                                28,387,855     36,000,000      78.9%       25,471,681       70.8%
8     Gateway at Randolph Apartments                       27,870,175     58,500,000      47.6%       23,089,618       39.5%
9     Metroplex                                            27,441,129     36,400,000      75.4%       25,050,268       68.8%
10    Palm Plaza Shopping Center                           25,476,217     34,750,000      73.3%       22,806,772       65.6%
11    Page Field Commons                                   25,325,706     32,500,000      77.9%       22,872,878       70.4%
12    Poly Foam (2A)                                        9,332,630     11,900,000      77.0%        8,419,389       69.4%
13    Poly-Foam International, Inc. (2A)                    8,533,752     11,300,000      77.0%        7,686,467       69.4%
14    The Genesis Loan                                     17,094,039     22,300,000      76.7%       15,516,706       69.6%
15    Sterling University Crescent                         14,640,000     18,300,000      80.0%       13,554,570       74.1%
16    Oakbrook Apartments                                  14,385,000     20,050,000      71.7%       13,422,486       66.9%
17    One Bulfinch Place                                   14,383,000     18,700,000      76.9%       13,085,427       70.0%
18    Sandhurst Apartments                                 13,971,656     18,500,000      75.5%       12,526,842       67.7%
19    Chandler Sunset Plaza                                13,960,297     18,000,000      77.6%       12,587,094       69.9%
20    Saddle Brook Apartments                              12,939,724     26,000,000      49.8%       10,720,179       41.2%
21    Railway Express Building                             12,534,362     20,400,000      61.4%       10,466,904       51.3%
22    Hillcroft Apartments                                 12,356,185     15,600,000      79.2%       11,177,416       71.7%
23    Radisson Inn Harbourwalk (2B)                         6,888,821     10,600,000      64.7%        5,806,843       54.5%
24    Radisson Suite Hotel (2B)                             5,341,332      8,300,000      64.7%        4,502,407       54.5%
25    Highland Cove Retirement Community                   12,151,936     16,250,000      74.8%       10,300,820       63.4%
26    Regency Warehouse                                    11,609,943     15,500,000      74.9%       10,549,209       68.1%
27    Silverado Ranch Center                               11,587,542     14,750,000      78.6%       10,412,115       70.6%
28    Holiday Inn Orlando                                  11,555,033     28,300,000      40.8%       10,663,115       37.7%
29    Carlton Village Apartments                           11,487,650     15,000,000      76.6%       10,780,960       71.9%
30    Glenridge Apartments                                 10,488,631     13,750,000      76.3%        9,418,150       68.5%
31    2200 First Avenue South                              10,482,959     15,300,000      68.5%        9,541,045       62.4%
32    Windmill Apartments                                  10,437,167     13,250,000      78.8%        9,377,841       70.8%
33    Kent Hill Plaza                                      10,287,425     14,600,000      70.5%        9,122,547       62.5%
34    Cheyenne Crest Apartments                            10,221,494     13,150,000      77.7%        9,184,058       69.8%
35    Big Kmart - Midwest City                              9,984,394     12,700,000      78.6%        8,950,293       70.5%
36    Westgate Crossing Shopping Center                     9,882,379     13,200,000      74.9%        8,941,299       67.7%
37    Big Kmart - Edmond                                    9,770,974     12,500,000      78.2%        8,786,821       70.3%
38    One Cameron Place                                     9,736,383     12,300,000      79.2%        8,938,892       72.7%
39    Roseland Shopping Center                              9,644,137     13,000,000      74.2%        8,769,678       67.5%
40    Big Kmart - Chicago                                   9,521,460     12,200,000      78.0%        8,562,438       70.2%
41    Crystal Mountain Office Park (2C)                     5,547,872      7,450,000      73.3%        5,010,097       66.2%
42    Lake Pointe Center II (2C)                            3,798,543      5,300,000      73.3%        3,430,336       66.2%
43    DoubleTree Hotel                                      9,154,171     13,200,000      69.3%        7,507,573       56.9%
44    Twelve Oaks Shopping Center                           9,100,000     11,400,000      79.8%        8,303,767       72.8%
45    Streetsboro Market Square                             8,856,454     11,500,000      77.0%        7,873,166       68.5%
46    Ravenswood Apartments                                 8,790,158     11,000,000      79.9%        7,871,013       71.6%
47    Pembroke Office Park                                  8,409,024     18,500,000      45.5%        7,892,871       42.7%
48    Candlewood Hotel - Sacramento                         8,401,451     11,900,000      70.6%        7,087,563       59.6%
49    Royal Jetstar Tech Center                             8,061,206     11,000,000      73.3%        7,322,176       66.6%
50    North Reading Plaza                                   7,380,723      9,435,000      78.2%        6,642,275       70.4%
51    Cypress Springs Apartments                            7,300,000      9,300,000      78.5%        6,664,532       71.7%
52    Sterling University Peaks                             6,960,000      8,700,000      80.0%        6,443,976       74.1%
53    Kmart - Allen                                         6,743,159      9,650,000      69.9%        6,088,222       63.1%
54    Hartville Center                                      6,478,527      9,200,000      70.4%        5,412,991       58.8%
55    Pony Express Building                                 6,451,145      8,650,000      74.6%        5,385,613       62.3%
56    Willow Pond Apartments                                6,447,095      9,650,000      66.8%        5,550,123       57.5%
57    Standard Dairy Apartments                             6,250,949      8,800,000      71.0%        5,398,230       61.3%
58    Edward's Office Portfolio                             5,991,636      9,090,000      65.9%        5,416,598       59.6%
59    Garfield Suites Hotel                                 5,734,657     10,100,000      56.8%        4,907,712       48.6%
60    Larry's Market                                        5,692,227      8,950,000      63.6%        5,153,962       57.6%
61    Big-K Plaza                                           5,679,332      7,200,000      78.9%        5,127,329       71.2%
62    Granite Retail Portfolio                              5,633,625      9,550,000      59.0%        5,039,811       52.8%
63    Walnut Creek Apartments                               5,591,998      7,000,000      79.9%        4,845,977       69.2%
64    Royal Freeport Tech Center                            5,584,901      8,100,000      68.9%        5,072,893       62.6%
65    100 Demarest Drive                                    5,541,644      7,400,000      74.9%        4,981,481       67.3%
66    Indian Run Village                                    5,500,000      7,200,000      76.4%        5,052,749       70.2%
67    210 Main Street                                       5,486,446      7,500,000      73.2%        4,958,635       66.1%


                                                                                                                           Servicing
                                                                                                                              And
                                                         Most Recent   Most Recent     U/W           U/W          U/W       Trustee
#     Loan Name                                              NOI         DSCR(6)       NOI          NCF(7)      DSCR(6)      Fees
-     ---------                                              ---         -------       ---          ------      -------      ----
1     437 Madison Avenue                                 $14,712,219      1.80x    $15,593,901   $14,279,554     1.75x     0.051700%
2     Valencia Marketplace, Power Center                   5,572,762      1.28       5,670,040     5,447,558     1.26      0.059212%
3     Hercules Plaza (1)                                         N/A       N/A      11,284,500    11,284,500     2.41      0.051700%
4     Alliance GD FH F1                                    4,578,498      1.24       4,915,191     4,529,191     1.22      0.051700%
5     McCandless Towers II                                 4,746,756      1.38       4,656,658     4,613,844     1.35      0.051700%
6     Alliance GD FH F2                                    3,503,988      1.23       3,738,342     3,425,592     1.21      0.051700%
7     Commons at Sugarhouse                                3,522,259      1.39       3,265,478     3,110,655     1.23      0.051700%
8     Gateway at Randolph Apartments                       5,125,526      1.97       4,536,398     4,242,923     1.63      0.071700%
9     Metroplex                                            4,029,734      1.54       4,036,626     3,495,697     1.34      0.051700%
10    Palm Plaza Shopping Center                           3,234,180      1.49       3,051,642     2,842,851     1.31      0.051700%
11    Page Field Commons                                   2,956,071      1.29       3,022,063     2,867,711     1.25      0.051700%
12    Poly Foam (2A)                                       1,271,961      1.50       1,142,548     1,053,909     1.25      0.051700%
13    Poly-Foam International, Inc. (2A)                   1,132,919      1.47       1,037,473       957,603     1.25      0.051700%
14    The Genesis Loan                                     2,023,461      1.27       2,127,883     2,004,383     1.25      0.051700%
15    Sterling University Crescent                         1,409,551      1.08       1,651,845     1,588,894     1.21      0.051700%
16    Oakbrook Apartments                                  1,701,722      1.27       1,655,685     1,612,965     1.20      0.051700%
17    One Bulfinch Place                                         N/A       N/A       1,619,481     1,575,803     1.17      0.051700%
18    Sandhurst Apartments                                 1,604,558      1.30       1,590,710     1,508,710     1.22      0.101700%
19    Chandler Sunset Plaza                                      N/A       N/A       1,711,547     1,617,497     1.26      0.051700%
20    Saddle Brook Apartments                              2,268,397      1.88       2,149,505     2,029,905     1.68      0.071700%
21    Railway Express Building                             1,806,217      1.51       1,716,455     1,539,227     1.29      0.101700%
22    Hillcroft Apartments                                 1,509,994      1.34       1,389,391     1,341,391     1.19      0.051700%
23    Radisson Inn Harbourwalk (2B)                        1,147,924      1.68       1,071,022       952,380     1.40      0.051700%
24    Radisson Suite Hotel (2B)                            1,103,418      2.09         884,474       737,244     1.40      0.051700%
25    Highland Cove Retirement Community                   1,621,862      1.33       1,812,162     1,744,662     1.43      0.051700%
26    Regency Warehouse                                    1,509,705      1.39       1,487,846     1,350,470     1.24      0.151700%
27    Silverado Ranch Center                                     N/A       N/A       1,397,768     1,362,485     1.31      0.051700%
28    Holiday Inn Orlando                                  3,774,496      3.42       2,559,060     2,085,139     1.89      0.051700%
29    Carlton Village Apartments                           1,550,463      1.51       1,326,267     1,266,267     1.23      0.051700%
30    Glenridge Apartments                                 1,175,906      1.26       1,250,942     1,184,722     1.26      0.051700%
31    2200 First Avenue South                                    N/A       N/A       1,392,571     1,228,385     1.25      0.051700%
32    Windmill Apartments                                  1,187,234      1.27       1,231,959     1,165,991     1.25      0.051700%
33    Kent Hill Plaza                                      1,300,561      1.37       1,296,820     1,196,488     1.26      0.076700%
34    Cheyenne Crest Apartments                            1,198,762      1.31       1,194,152     1,135,288     1.24      0.051700%
35    Big Kmart - Midwest City                             1,265,675      1.43       1,254,631     1,219,895     1.38      0.051700%
36    Westgate Crossing Shopping Center                      914,359      1.01       1,163,078     1,086,335     1.20      0.051700%
37    Big Kmart - Edmond                                   1,235,277      1.41       1,212,581     1,197,952     1.37      0.051700%
38    One Cameron Place                                    1,332,382      1.40       1,328,842     1,193,506     1.26      0.051700%
39    Roseland Shopping Center                             1,210,958      1.35       1,233,676     1,120,864     1.25      0.051700%
40    Big Kmart - Chicago                                  1,201,824      1.41       1,189,435     1,162,075     1.36      0.051700%
41    Crystal Mountain Office Park (2C)                      621,692      1.22         700,511       625,329     1.23      0.051700%
42    Lake Pointe Center II (2C)                             397,205      1.14         469,011       423,060     1.23      0.051700%
43    DoubleTree Hotel                                     1,435,686      1.63       1,432,091     1,244,073     1.41      0.051700%
44    Twelve Oaks Shopping Center                          1,143,813      1.40       1,054,305     1,000,456     1.23      0.051700%
45    Streetsboro Market Square                            1,038,520      1.30       1,034,530       977,569     1.22      0.051700%
46    Ravenswood Apartments                                1,119,393      1.44       1,005,465       941,817     1.21      0.051700%
47    Pembroke Office Park                                 1,835,998      2.42       1,805,376     1,442,607     1.91      0.051700%
48    Candlewood Hotel - Sacramento                        1,486,442      1.78       1,297,510     1,182,528     1.42      0.101700%
49    Royal Jetstar Tech Center                                  N/A       N/A       1,022,413       926,832     1.24      0.051700%
50    North Reading Plaza                                    786,362      1.19         845,329       815,690     1.23      0.101700%
51    Cypress Springs Apartments                             808,531      1.19         883,010       815,010     1.20      0.101700%
52    Sterling University Peaks                              781,261      1.25         790,399       756,799     1.21      0.051700%
53    Kmart - Allen                                          868,018      1.41         860,941       843,023     1.37      0.051700%
54    Hartville Center                                       800,865      1.29         796,259       750,606     1.21      0.051700%
55    Pony Express Building                                  961,968      1.57         846,501       786,062     1.28      0.101700%
56    Willow Pond Apartments                               1,157,088      2.04         846,807       703,215     1.24      0.051700%
57    Standard Dairy Apartments                                  N/A       N/A         731,329       703,763     1.21      0.101700%
58    Edward's Office Portfolio                                  N/A       N/A         829,295       736,197     1.34      0.101700%
59    Garfield Suites Hotel                                1,205,246      2.04       1,052,305       868,085     1.47      0.051700%
60    Larry's Market                                         810,307      1.54         765,037       724,727     1.38      0.101700%
61    Big-K Plaza                                            829,266      1.61         695,695       644,288     1.25      0.051700%
62    Granite Retail Portfolio                               846,290      1.71         820,931       741,124     1.50      0.051700%
63    Walnut Creek Apartments                                697,938      1.37         694,215       624,215     1.23      0.051700%
64    Royal Freeport Tech Center                             652,791      1.26         747,075       675,179     1.30      0.051700%
65    100 Demarest Drive                                         N/A       N/A         659,689       622,906     1.26      0.051700%
66    Indian Run Village                                     552,079      1.09         629,446       607,734     1.20      0.051700%
67    210 Main Street                                        701,189      1.40         724,110       688,050     1.37      0.051700%





                                                Additional Mortgage Loan Information




                                                         Cut-off Date
                                                           Principal      Appraised   Cut-off Date  Maturity/ARD    Maturity/ARD
#     Loan Name                                             Balance         Value     LTV Ratio(4)     Balance     LTV Ratio(4)(5)
-     ---------                                             -------         -----     ------------     -------     ---------------
68    Clearbrook Village Apartments                         5,223,417      6,700,000      78.0%        4,727,983       70.6%
69    Brookdale Shopping Center                             5,186,918      6,900,000      75.2%        4,680,604       67.8%
70    Courtyard by Marriott Hotel                           5,146,556      7,100,000      72.5%        4,345,484       61.2%
71    Hamilton Park Apartments                              5,117,675      6,750,000      75.8%        4,618,204       68.4%
72    Brookwood Shopping Center                             5,015,078      7,000,000      71.6%        4,602,169       65.7%
73    6329 Glenwood Office Building                         4,988,040      9,100,000      54.8%        4,518,161       49.7%
74    Landmark Garden Apartments                            4,966,737      6,250,000      79.5%        4,516,962       72.3%
75    Applecreek Apartments                                 4,915,179      6,500,000      75.6%        4,507,692       69.3%
76    Plaza At The Pointe Shopping Center                   4,909,199      7,150,000      68.7%        4,473,845       62.6%
77    Ramblewood Apartments                                 4,495,042      9,800,000      45.9%        3,710,100       37.9%
78    Scottsdale Airpark II                                 4,493,668      6,050,000      74.3%        4,059,665       67.1%
79    New Market Square Shopping Center                     4,488,844      6,700,000      67.0%        4,055,200       60.5%
80    Maple Leaf Apartments                                 4,194,729      6,000,000      69.9%        3,793,711       63.2%
81    The Shops at Fair Lakes                               4,187,640      6,000,000      69.8%        3,780,376       63.0%
82    Sunpark Apartments                                    4,145,664      5,200,000      79.7%        3,733,685       71.8%
83    Carol Oaks Apartments                                 4,106,698      5,150,000      79.7%        3,681,347       71.5%
84    Florida Computer Center                               4,089,866      7,000,000      58.4%        3,695,588       52.8%
85    Tonawanda Manor                                       4,061,927      5,430,000      74.8%        3,399,690       62.6%
86    Woodridge Apartments                                  3,994,580      5,160,000      77.4%        3,618,452       70.1%
87    Dunwoody Plaza                                        3,993,801      5,000,000      79.9%        3,645,122       72.9%
88    Schaumburg Plaza                                      3,893,397      6,200,000      62.8%        3,581,954       57.8%
89    Whispering Oaks Mobile Home Park                      3,814,844      5,100,000      74.8%        3,163,988       62.0%
90    Harbor Technology Center                              3,795,831      5,600,000      67.8%        3,464,376       61.9%
91    Stove Works Office Building                           3,795,609      6,000,000      63.3%        3,474,096       57.9%
92    Holy Cross Professional Center                        3,793,962      5,450,000      69.6%        3,457,538       63.4%
93    Augusta Plaza Shopping Center                         3,769,547      5,700,000      66.1%        3,404,204       59.7%
94    Banana Republic                                       3,697,607      4,775,000      77.4%        3,362,461       70.4%
95    Forest Hills Apartments                               3,689,211      4,700,000      78.5%        3,332,647       70.9%
96    West Marietta Retail Center                           3,631,507      4,885,000      74.3%        3,043,169       62.3%
97    Regency Centre Office Complex                         3,495,482      4,700,000      74.4%        3,176,813       67.6%
98    Southtowne Center                                     3,452,236      5,400,000      63.9%        3,141,361       58.2%
99    Pinetree Village Apartments                           3,444,402      4,700,000      73.3%        2,919,483       62.1%
100   Weston Shoppes                                        3,274,601      4,500,000      72.8%        2,911,306       64.7%
101   Pine Trails Apartments                                3,198,642      4,500,000      71.1%        2,871,395       63.8%
102   Old County Road                                       3,194,576      4,650,000      68.7%        2,676,920       57.6%
103   Cambridge Court Retirement Community                  3,169,044      4,650,000      68.2%        2,679,377       57.6%
104   Bryn Mawr Suites Apartments                           3,141,216      3,960,000      79.3%        2,811,399       71.0%
105   Bruno's Shopping Center                               3,123,994      5,650,000      55.3%        1,769,106       31.3%
106   Laddins Rock                                          3,118,605      3,900,000      80.0%        2,790,373       71.5%
107   Christine Place Apartments                            3,110,793      4,175,000      74.5%        2,818,507       67.5%
108   Best Western Siesta Beach Resort                      3,108,838      5,900,000      52.7%        2,613,734       44.3%
109   Richland Hills Apartments                             3,098,709      4,000,000      77.5%        2,784,916       69.6%
110   Star Wholesale Florist, Inc.                          2,908,942      5,100,000      57.0%        1,792,524       35.1%
111   Office Depot                                          2,907,902      3,600,000      80.8%        2,627,052       73.0%
112   CVS Plaza - East Hartford                             2,852,871      3,600,000      79.2%        2,570,304       71.4%
113   CVS Plaza - Queensbury                                2,851,609      3,650,000      78.1%        2,574,854       70.5%
114   Warehouse X/Lock-It Lockers                           2,793,488      5,200,000      53.7%        2,355,733       45.3%
115   Lazy Acres Estates                                    2,755,000      3,700,000      74.5%        2,526,967       68.3%
116   214 Main Street                                       2,718,284      3,650,000      74.5%        2,456,778       67.3%
117   Office Depot at Woodhaven Village Square              2,695,000      3,600,000      74.9%        2,431,822       67.6%
118   Winder Village Manufactured Housing Community (2D)    1,556,390      1,950,000      79.3%        1,413,175       72.0%
119   Russell Village Manufactured Housing Community (2D)   1,117,409      1,420,000      79.3%        1,014,588       72.0%
120   Northway Plaza Shopping Center                        2,659,332      4,300,000      61.8%        1,910,132       44.4%
121   Phoenix Park Apartments                               2,606,244      3,400,000      76.7%        2,354,373       69.2%
122   Eckerd's Drug Store - S. Main                         2,545,673      3,190,000      79.8%        2,299,749       72.1%
123   Chabot Office Plaza                                   2,543,376      4,800,000      53.0%        2,289,429       47.7%
124   Middlefield Market Square Shopping Center             2,543,014      3,385,000      75.1%        2,307,369       68.2%
125   Eckerd's Drug Store - N. Main                         2,505,773      3,140,000      79.8%        2,263,702       72.1%
126   Gentry Plaza                                          2,466,426      3,400,000      72.5%        2,223,698       65.4%
127   The Meadows Apartments                                2,447,454      3,100,000      79.0%        2,205,241       71.1%
128   Miggy's Mall Shopping Center                          2,435,280      3,570,000      68.2%        2,233,660       62.6%
129   Colony Square Apartments                              2,396,728      3,550,000      67.5%          118,311        3.3%
130   Eckerd's Drug Store - Kingston                        2,395,898      3,100,000      77.3%        2,173,500       70.1%
131   Pueblo Point Ace Hardware                             2,308,168      3,700,000      62.4%        1,939,911       52.4%
132   Five Star Business Park                               2,291,190      3,250,000      70.5%        2,078,417       64.0%
133   Eckerd's Drug Store - Half Moon                       2,265,448      2,915,000      77.7%        2,058,707       70.6%
134   Oaks Apartments                                       2,261,675      3,625,000      62.4%        2,024,207       55.8%


                                                                                                                           Servicing
                                                                                                                              And
                                                         Most Recent   Most Recent     U/W           U/W          U/W       Trustee
#     Loan Name                                              NOI         DSCR(6)       NOI          NCF(7)      DSCR(6)      Fees
-     ---------                                              ---         -------       ---          ------      -------      ----
68    Clearbrook Village Apartments                          667,495      1.40         689,139       645,139     1.35      0.051700%
69    Brookdale Shopping Center                              641,065      1.36         617,675       588,545     1.25      0.121700%
70    Courtyard by Marriott Hotel                            884,299      1.73         811,949       726,389     1.42      0.051700%
71    Hamilton Park Apartments                               706,367      1.52         659,184       577,684     1.24      0.051700%
72    Brookwood Shopping Center                              576,644      1.18         647,434       584,694     1.20      0.051700%
73    6329 Glenwood Office Building                          875,106      1.91         725,205       608,749     1.33      0.051700%
74    Landmark Garden Apartments                             613,071      1.34         694,424       652,424     1.42      0.051700%
75    Applecreek Apartments                                  614,214      1.29         700,778       646,778     1.36      0.051700%
76    Plaza At The Pointe Shopping Center                    623,408      1.34         656,145       588,248     1.27      0.051700%
77    Ramblewood Apartments                                  948,778      2.38         825,391       755,141     1.89      0.051700%
78    Scottsdale Airpark II                                  572,659      1.39         548,490       514,660     1.25      0.051700%
79    New Market Square Shopping Center                      671,005      1.64         688,007       559,121     1.37      0.051700%
80    Maple Leaf Apartments                                  466,053      1.21         489,210       459,090     1.20      0.051700%
81    The Shops at Fair Lakes                                552,280      1.46         512,209       485,223     1.28      0.051700%
82    Sunpark Apartments                                     534,843      1.43         491,652       453,852     1.21      0.051700%
83    Carol Oaks Apartments                                  580,669      1.61         520,920       459,672     1.27      0.051700%
84    Florida Computer Center                                485,884      1.30         652,328       578,116     1.55      0.101700%
85    Tonawanda Manor                                        909,416      2.32         655,483       607,483     1.55      0.051700%
86    Woodridge Apartments                                   504,090      1.37         530,156       480,156     1.30      0.051700%
87    Dunwoody Plaza                                         507,633      1.34         500,185       464,523     1.22      0.051700%
88    Schaumburg Plaza                                       528,461      1.44         528,245       462,245     1.26      0.051700%
89    Whispering Oaks Mobile Home Park                       584,796      1.63         544,659       526,059     1.47      0.051700%
90    Harbor Technology Center                               521,926      1.45         513,802       436,457     1.21      0.051700%
91    Stove Works Office Building                            578,254      1.58         574,126       509,901     1.39      0.051700%
92    Holy Cross Professional Center                         579,141      1.61         534,363       472,973     1.32      0.071700%
93    Augusta Plaza Shopping Center                          436,788      1.29         560,475       475,644     1.40      0.051700%
94    Banana Republic                                        369,841      1.07         417,542       415,650     1.20      0.051700%
95    Forest Hills Apartments                                479,300      1.43         460,794       420,794     1.26      0.051700%
96    West Marietta Retail Center                                N/A       N/A         442,383       437,167     1.25      0.051700%
97    Regency Centre Office Complex                          365,330      1.12         467,163       393,245     1.20      0.101700%
98    Southtowne Center                                      460,875      1.42         418,960       392,074     1.21      0.051700%
99    Pinetree Village Apartments                            514,668      1.60         419,622       388,882     1.21      0.051700%
100   Weston Shoppes                                         473,301      1.49         429,292       396,223     1.25      0.051700%
101   Pine Trails Apartments                                 389,182      1.36         391,530       361,530     1.27      0.051700%
102   Old County Road                                        460,834      1.49         490,964       462,740     1.49      0.051700%
103   Cambridge Court Retirement Community                   509,290      1.74         477,660       451,160     1.54      0.051700%
104   Bryn Mawr Suites Apartments                            390,167      1.42         382,896       351,396     1.28      0.101700%
105   Bruno's Shopping Center                                395,919      1.27         397,000       379,847     1.22      0.051700%
106   Laddins Rock                                           376,628      1.37         366,562       360,562     1.31      0.051700%
107   Christine Place Apartments                             344,289      1.20         370,014       346,514     1.20      0.051700%
108   Best Western Siesta Beach Resort                       526,723      1.83         468,728       405,940     1.41      0.051700%
109   Richland Hills Apartments                              413,082      1.49         392,244       342,244     1.23      0.051700%
110   Star Wholesale Florist, Inc.                           443,668      1.44         416,761       385,531     1.25      0.051700%
111   Office Depot                                               N/A       N/A         312,067       307,540     1.16      0.051700%
112   CVS Plaza - East Hartford                                  N/A       N/A         333,453       326,348     1.19      0.051700%
113   CVS Plaza - Queensbury                                 320,007      1.24         322,452       310,273     1.20      0.051700%
114   Warehouse X/Lock-It Lockers                            461,403      1.67         456,852       442,875     1.60      0.051700%
115   Lazy Acres Estates                                     366,194      1.45         312,765       303,665     1.20      0.051700%
116   214 Main Street                                        344,260      1.39         347,846       338,800     1.37      0.051700%
117   Office Depot at Woodhaven Village Square                   N/A       N/A         309,003       305,991     1.25      0.051700%
118   Winder Village Manufactured Housing Community (2D)     203,431      1.41         198,534       193,020     1.33      0.051700%
119   Russell Village Manufactured Housing Community (2D)    129,999      1.25         141,723       138,073     1.33      0.051700%
120   Northway Plaza Shopping Center                         407,028      1.48         407,197       358,585     1.30      0.101700%
121   Phoenix Park Apartments                                369,024      1.55         320,415       296,665     1.25      0.051700%
122   Eckerd's Drug Store - S. Main                              N/A       N/A         280,667       279,031     1.20      0.051700%
123   Chabot Office Plaza                                    402,661      1.76         402,473       342,534     1.50      0.051700%
124   Middlefield Market Square Shopping Center              256,338      1.09         309,668       296,757     1.26      0.101700%
125   Eckerd's Drug Store - N. Main                              N/A       N/A         276,307       274,671     1.20      0.051700%
126   Gentry Plaza                                           359,014      1.61         298,850       268,215     1.20      0.051700%
127   The Meadows Apartments                                 329,020      1.48         310,140       279,516     1.26      0.101700%
128   Miggy's Mall Shopping Center                           389,277      1.64         350,861       297,913     1.26      0.051700%
129   Colony Square Apartments                               401,777      1.61         426,407       371,207     1.49      0.051700%
130   Eckerd's Drug Store - Kingston                             N/A       N/A         267,993       266,902     1.20      0.051700%
131   Pueblo Point Ace Hardware                                  N/A       N/A         359,613       337,902     1.49      0.051700%
132   Five Star Business Park                                309,286      1.47         300,330       264,011     1.25      0.051700%
133   Eckerd's Drug Store - Half Moon                        261,922      1.24         254,549       252,913     1.20      0.051700%
134   Oaks Apartments                                        397,785      2.01         389,309       341,359     1.72      0.051700%





                                                Additional Mortgage Loan Information




                                                         Cut-off Date
                                                           Principal      Appraised   Cut-off Date  Maturity/ARD    Maturity/ARD
#     Loan Name                                             Balance         Value     LTV Ratio(4)     Balance     LTV Ratio(4)(5)
-     ---------                                             -------         -----     ------------     -------     ---------------
135   New England Place Apartments                          2,238,943      2,960,000      75.6%        1,839,841       62.2%
136   1025 East Maple Office Building                       2,166,473      3,150,000      68.8%        1,002,955       31.8%
137   Jaffe Eye Office Building                             2,150,000      3,160,000      68.0%        1,971,757       62.4%
138   Calder Square, Phase II Apartments                    2,142,752      2,750,000      77.9%        1,929,374       70.2%
139   North Mall                                            2,140,954      3,800,000      56.3%        1,796,615       47.3%
140   Wekiva Executive Center (3)                           2,138,636      2,915,000      73.4%        1,896,452       65.1%
141   The Kirkland Loan                                     2,099,109      2,850,000      73.7%        1,884,353       66.1%
142   Office Max - Northwood                                1,982,013      2,700,000      73.4%        1,431,094       53.0%
143   Office Max - Alexandria                               1,971,098      3,070,000      64.2%        1,453,719       47.4%
144   Foxpoint Commons                                      1,962,338      3,400,000      57.7%        1,777,564       52.3%
145   Continental Terrace Apartments                        1,943,149      2,440,000      79.6%        1,758,546       72.1%
146   Cheyenne Mountain Center                              1,922,979      2,700,000      71.2%        1,619,618       60.0%
147   Circle K Plaza                                        1,917,257      2,575,000      74.5%        1,760,856       68.4%
148   Flamingo West Apartments                              1,916,763      2,400,000      79.9%        1,740,367       72.5%
149   Big K Store                                           1,903,501      3,240,000      58.8%        1,645,320       50.8%
150   St. Agnes Apartments                                  1,878,870      2,400,000      78.3%        1,572,841       65.5%
151   Richfield Court Apartments                            1,833,914      2,560,000      71.6%        1,656,283       64.7%
152   Peconic Mini Storage                                  1,833,004      2,450,000      74.8%        1,536,244       62.7%
153   Heritage Estates Manufactured Housing Community       1,827,417      2,450,000      74.6%        1,650,553       67.4%
154   Academy Apartments                                    1,824,450      2,350,000      77.6%        1,657,635       70.5%
155   North By Northeast II Shoppes                         1,805,197      2,500,000      72.2%        1,586,610       63.5%
156   Warehouse II/Lock-It Lockers                          1,805,034      2,500,000      72.2%        1,532,639       61.3%
157   Mission Hill Apartments                               1,797,623      2,540,000      70.8%        1,631,237       64.2%
158   Boston Square Shopping Center                         1,797,584      3,000,000      59.9%        1,629,406       54.3%
159   Gaithersburg Shopping Center                          1,795,202      3,000,000      59.8%        1,612,649       53.8%
160   Iteq Building                                         1,786,253      2,300,000      77.7%        1,633,037       71.0%
161   Coliseum Self Storage                                 1,768,566      2,755,000      64.2%        1,247,003       45.3%
162   Centre Square Apartments                              1,716,093      2,150,000      79.8%        1,560,211       72.6%
163   Emerald Lake Apartments                               1,697,327      2,140,000      79.3%        1,547,817       72.3%
164   The Sun Prairie Apartments                            1,695,028      2,350,000      72.1%        1,530,862       65.1%
165   7th Street Grocery                                    1,652,195      2,500,000      66.1%        1,510,388       60.4%
166   Eagle's Nest Office Building                          1,612,388      2,700,000      59.7%        1,467,830       54.4%
167   New Augusta Shoppes                                   1,585,956      2,300,000      69.0%        1,398,988       60.8%
168   Lakedale Apartments (2E)                              1,034,268      1,575,000      65.6%          868,358       55.1%
169   Liberty Apartments (2E)                                 524,629        800,000      65.6%          440,471       55.1%
170   Sunshine Care Homes                                   1,553,012      2,335,000      66.5%        1,289,907       55.2%
171   1-9 Flatbush Avenue                                   1,495,078      3,732,000      40.1%        1,250,200       33.5%
172   Pathmark Store No. 550                                1,479,970      2,000,000      74.0%        1,247,574       62.4%
173   Kmart Plaza - Minot                                   1,477,856      3,340,000      44.2%        1,247,004       37.3%
174   Villa Del Rio Apartments                              1,477,748      2,250,000      65.7%        1,350,170       60.0%
175   Winchester Arms & Fox Chase Apartments                1,447,605      2,000,000      72.4%        1,316,106       65.8%
176   Old Orchard II Apartments                             1,425,202      1,950,000      73.1%        1,188,518       60.9%
177   55-65 Merrick Road                                    1,398,250      1,900,000      73.6%        1,291,101       68.0%
178   5055 California Avenue                                1,396,974      1,900,000      73.5%        1,274,447       67.1%
179   Castle Store & Lock                                   1,392,907      2,000,000      69.6%        1,167,243       58.4%
180   The Monterey/Sherbrooke Lean                          1,386,387      2,050,000      67.6%        1,190,428       58.1%
181   Arctic Office Building                                1,386,265      2,075,000      66.8%        1,183,282       57.0%
182   Lockheed Martin Building                              1,368,517      1,900,000      72.0%        1,228,845       64.7%
183   Renton Highlands Center                               1,357,940      2,200,000      61.7%        1,154,356       52.5%
184   Lansing Square Apartments                             1,357,566      1,850,000      73.4%        1,129,182       61.0%
185   CVS #0742-01                                          1,337,725      1,700,000      78.7%        1,263,660       74.3%
186   Pinewood Village Apartments                           1,252,888      1,850,000      67.7%        1,130,108       61.1%
187   Midway Commercial Building                            1,248,833      1,800,000      69.4%        1,134,826       63.0%
188   Jersey Street Apartments                              1,238,715      1,550,000      79.9%        1,116,379       72.0%
189   Preston Office Park                                   1,198,928      1,900,000      63.1%        1,093,030       57.5%
190   Fairmont Oaks Apartments                              1,191,735      1,600,000      74.5%        1,096,316       68.5%
191   Premier Plaza Shopping Center                         1,167,848      1,560,000      74.9%        1,076,311       69.0%
192   4404-4418 Walnut Street                               1,149,012      1,550,000      74.1%        1,050,439       67.8%
193   Cumberland Technical Center                           1,141,935      1,570,000      72.7%          978,671       62.3%
194   Orchard Park Apartments                               1,109,611      1,460,000      76.0%        1,007,000       69.0%
195   Quarry Ridge Apartments                               1,099,578      1,450,000      75.8%          992,991       68.5%
196   Stoney Creek Apartments                               1,098,780      1,500,000      73.3%          984,575       65.6%
197   Plaza Apartments                                      1,048,302      1,435,000      73.1%          954,315       66.5%
198   Gordon Portfolio                                      1,045,877      1,350,000      77.5%          962,598       71.3%
199   Warehouse I/Lock-It Lockers                           1,042,570      2,025,000      51.5%          879,194       43.4%
200   Park City Plaza                                       1,022,042      1,500,000      68.1%          928,535       61.9%
201   Sunny Townhomes                                       1,018,666      1,275,000      79.9%          924,989       72.5%


                                                                                                                           Servicing
                                                                                                                              And
                                                         Most Recent   Most Recent     U/W           U/W          U/W       Trustee
#     Loan Name                                              NOI         DSCR(6)       NOI          NCF(7)      DSCR(6)      Fees
-     ---------                                              ---         -------       ---          ------      -------      ----
135   New England Place Apartments                           285,600      1.40         277,462       257,062     1.26      0.051700%
136   1025 East Maple Office Building                        327,314      1.52         298,931       269,058     1.25      0.101700%
137   Jaffe Eye Office Building                              310,874      1.56         263,777       242,975     1.22      0.051700%
138   Calder Square, Phase II Apartments                     270,147      1.40         260,547       240,547     1.24      0.051700%
139   North Mall                                             390,098      1.88         356,920       320,729     1.55      0.051700%
140   Wekiva Executive Center (3)                            292,961      1.38         337,862       267,789     1.26      0.051700%
141   The Kirkland Loan                                      288,296      1.54         294,766       270,766     1.44      0.051700%
142   Office Max - Northwood                                 248,159      1.22         258,627       255,102     1.25      0.101700%
143   Office Max - Alexandria                                287,310      1.34         261,439       257,914     1.20      0.101700%
144   Foxpoint Commons                                       257,955      1.42         292,679       233,426     1.29      0.051700%
145   Continental Terrace Apartments                         224,540      1.26         246,503       227,003     1.28      0.051700%
146   Cheyenne Mountain Center                               270,010      1.46         250,458       233,406     1.26      0.051700%
147   Circle K Plaza                                         235,059      1.26         259,298       241,731     1.29      0.101700%
148   Flamingo West Apartments                               217,392      1.22         254,648       236,648     1.33      0.051700%
149   Big K Store                                            331,177      1.65         280,407       245,058     1.22      0.051700%
150   St. Agnes Apartments                                   286,393      1.58         248,341       232,541     1.28      0.051700%
151   Richfield Court Apartments                             257,138      1.56         251,310       216,766     1.32      0.101700%
152   Peconic Mini Storage                                   269,179      1.51         259,734       253,659     1.43      0.051700%
153   Heritage Estates Manufactured Housing Community        216,418      1.30         218,177       207,777     1.25      0.051700%
154   Academy Apartments                                     275,693      1.62         252,489       232,489     1.36      0.051700%
155   North By Northeast II Shoppes                          259,342      1.54         237,451       222,574     1.32      0.051700%
156   Warehouse II/Lock-It Lockers                           258,976      1.42         249,980       239,266     1.31      0.051700%
157   Mission Hill Apartments                                265,545      1.59         210,465       200,570     1.20      0.051700%
158   Boston Square Shopping Center                          246,049      1.48         240,136       208,189     1.25      0.051700%
159   Gaithersburg Shopping Center                               N/A       N/A         282,614       273,760     1.71      0.101700%
160   Iteq Building                                          236,893      1.39         233,454       209,133     1.22      0.051700%
161   Coliseum Self Storage                                  323,735      1.74         281,257       251,307     1.35      0.051700%
162   Centre Square Apartments                               242,637      1.51         236,482       223,482     1.39      0.051700%
163   Emerald Lake Apartments                                241,379      1.50         207,452       193,952     1.21      0.051700%
164   The Sun Prairie Apartments                             232,189      1.51         228,780       205,130     1.33      0.051700%
165   7th Street Grocery                                     257,873      1.65         220,156       209,252     1.34      0.051700%
166   Eagle's Nest Office Building                           251,724      1.66         256,037       219,208     1.44      0.051700%
167   New Augusta Shoppes                                    189,339      1.26         204,153       188,447     1.26      0.051700%
168   Lakedale Apartments (2E)                               113,831      1.12         155,252       135,252     1.33      0.051700%
169   Liberty Apartments (2E)                                 66,967      1.30          79,528        67,028     1.33      0.051700%
170   Sunshine Care Homes                                    231,676      1.52         205,127       199,127     1.31      0.051700%
171   1-9 Flatbush Avenue                                    547,148      3.81         412,760       398,470     2.77      0.051700%
172   Pathmark Store No. 550                                 194,420      1.34         198,618       181,910     1.25      0.051700%
173   Kmart Plaza - Minot                                    239,929      1.69         202,439       179,197     1.26      0.051700%
174   Villa Del Rio Apartments                               209,764      1.49         203,517       176,517     1.25      0.051700%
175   Winchester Arms & Fox Chase Apartments                 199,263      1.47         177,037       162,037     1.20      0.051700%
176   Old Orchard II Apartments                              234,377      1.73         189,693       170,829     1.26      0.051700%
177   55-65 Merrick Road                                     227,992      1.63         192,167       175,413     1.25      0.051700%
178   5055 California Avenue                                 284,898      2.15         204,659       173,185     1.31      0.051700%
179   Castle Store & Lock                                    215,555      1.61         188,496       178,554     1.33      0.051700%
180   The Monterey/Sherbrooke Lean                           203,520      1.43         205,955       183,455     1.29      0.051700%
181   Arctic Office Building                                 175,849      1.26         196,722       167,881     1.20      0.051700%
182   Lockheed Martin Building                               192,456      1.57         171,501       156,524     1.28      0.051700%
183   Renton Highlands Center                                166,574      1.21         187,849       178,570     1.30      0.101700%
184   Lansing Square Apartments                              234,193      1.82         192,198       178,448     1.38      0.051700%
185   CVS #0742-01                                           166,778      1.34         154,350       153,390     1.23      0.051700%
186   Pinewood Village Apartments                            167,730      1.49         165,805       148,205     1.31      0.051700%
187   Midway Commercial Building                             203,064      1.73         200,252       156,874     1.34      0.051700%
188   Jersey Street Apartments                               159,885      1.42         155,594       143,319     1.28      0.051700%
189   Preston Office Park                                    180,795      1.59         165,371       142,907     1.25      0.051700%
190   Fairmont Oaks Apartments                               148,692      1.27         165,059       150,059     1.28      0.051700%
191   Premier Plaza Shopping Center                          150,015      1.30         158,213       144,379     1.25      0.051700%
192   4404-4418 Walnut Street                                231,299      2.09         184,968       169,368     1.53      0.051700%
193   Cumberland Technical Center                            164,939      1.40         170,607       149,398     1.27      0.051700%
194   Orchard Park Apartments                                145,905      1.41         139,427       124,927     1.21      0.051700%
195   Quarry Ridge Apartments                                142,948      1.42         138,945       126,945     1.26      0.051700%
196   Stoney Creek Apartments                                179,445      1.84         143,730       133,230     1.37      0.101700%
197   Plaza Apartments                                       156,883      1.59         130,560       120,560     1.22      0.051700%
198   Gordon Portfolio                                       165,831      1.62         147,788       133,485     1.30      0.051700%
199   Warehouse I/Lock-It Lockers                            200,336      1.94         173,176       164,975     1.60      0.051700%
200   Park City Plaza                                        134,139      1.40         142,087       123,427     1.29      0.051700%
201   Sunny Townhomes                                        183,359      1.93         140,987       128,837     1.36      0.051700%





                                                Additional Mortgage Loan Information




                                                         Cut-off Date
                                                           Principal      Appraised   Cut-off Date  Maturity/ARD    Maturity/ARD
#     Loan Name                                             Balance         Value     LTV Ratio(4)     Balance     LTV Ratio(4)(5)
-     ---------                                             -------         -----     ------------     -------     ---------------
202   Town & Country Shopping Center                          996,963      2,200,000      45.3%          841,320       38.2%
203   The Majestic Building                                   984,234      1,325,000      74.3%          829,843       62.6%
204   Royal Park Apartments                                   946,728      1,185,000      79.9%          858,153       72.4%
205   Greensburg Plaza                                        923,837      1,300,000      71.1%          841,076       64.7%
206   Wilson Heights Apartments                               919,178      1,150,000      79.9%          837,989       72.9%
207   Northway Court Shopping Center                          874,174      1,420,000      61.6%          793,674       55.9%
208   Goodwill Retail Center                                  869,437      1,400,000      62.1%          736,417       52.6%
209   Warehouse IV/Lock-It Lockers                            853,012      1,425,000      59.9%          719,340       50.5%
210   Warehouse IX/Lock-It Lockers                            818,093      1,450,000      56.4%          689,893       47.6%
211   Morello Building                                        783,239      1,045,000      75.0%          662,912       63.4%
212   Town North Villa Apartments                             731,246        915,000      79.9%          673,764       73.6%
213   1137 North 13th Street Apartments (2F)                  369,132        460,000      77.6%          310,956       65.4%
214   949-969 North 27th Street (2F)                          329,226        440,000      77.6%          277,339       65.4%
215   Summit Plaza                                            657,670      1,000,000      65.8%          558,858       55.9%
216   Turney Square Apartments                                649,039        857,000      75.7%          594,011       69.3%
217   1735 Central Avenue                                     618,551        900,000      68.7%          544,441       60.5%
218   Lake Street Apartments                                  609,300        835,000      73.0%          557,923       66.8%
219   Atwood & Barker Apartments                              599,405        850,000      70.5%          542,161       63.8%
220   162 Myrtle Avenue                                       599,255        760,000      78.8%          546,043       71.8%
221   Summit Heights Apartments                               599,140        900,000      66.6%          540,543       60.1%
222   40 Scitico Road                                         594,052        815,000      72.9%          501,816       61.6%
223   Sunnyvale Trailer Park                                  572,289        800,000      71.5%          483,966       60.5%
224   Woodhaven Village Square                                554,393        840,000      66.0%          470,433       56.0%
225   North Gate Apartments (2G)                              293,528        405,000      69.0%          246,435       57.9%
226   Salem Apartments (2G)                                   230,842        355,000      69.0%          193,806       57.9%
227   St. John's Office Building                              519,815        750,000      69.3%          471,328       62.8%
228   Southlake Center                                        509,125        750,000      67.9%          471,104       62.8%
229   Country Villa Apartments                                499,208        780,000      64.0%          455,041       58.3%
230   Coach Light Apartments                                  499,042        650,000      76.8%          458,804       70.6%
231   4425 South 87th Street                                  403,665        540,000      74.8%          348,454       64.5%
232   Cosmos Apartments                                       330,365        500,000      66.1%          277,805       55.6%
                                                       ---------------------------------------------------------------------
Total/Weighted Average (7):                            $1,290,768,164 $1,967,294,000      68.5%   $1,096,416,473       61.7%
                                                       =====================================================================
                Maximum:                               $   87,301,842 $  198,000,000      80.8%   $   79,388,956       74.3%
                Minimum:                               $      230,842 $      355,000      40.1%   $           -        31.3%


                                                                                                                           Servicing
                                                                                                                              And
                                                         Most Recent   Most Recent     U/W           U/W          U/W       Trustee
#     Loan Name                                              NOI         DSCR(6)       NOI          NCF(7)      DSCR(6)      Fees
-     ---------                                              ---         -------       ---          ------      -------      ----
202   Town & Country Shopping Center                         177,254      1.80         186,204       144,182     1.46      0.051700%
203   The Majestic Building                                  136,810      1.42         140,484       120,463     1.25      0.051700%
204   Royal Park Apartments                                  141,496      1.61         118,506       107,287     1.22      0.051700%
205   Greensburg Plaza                                       130,355      1.50         126,095       109,375     1.25      0.051700%
206   Wilson Heights Apartments                              115,723      1.32         119,414       110,414     1.26      0.051700%
207   Northway Court Shopping Center                         148,240      1.81         124,587       108,963     1.33      0.051700%
208   Goodwill Retail Center                                 131,423      1.51         127,884       110,179     1.27      0.051700%
209   Warehouse IV/Lock-It Lockers                           170,215      2.02         147,029       136,701     1.62      0.051700%
210   Warehouse IX/Lock-It Lockers                           139,787      1.73         140,803       132,177     1.64      0.051700%
211   Morello Building                                       106,791      1.36         105,708        98,573     1.26      0.051700%
212   Town North Villa Apartments                            106,508      1.47          96,654        88,654     1.22      0.051700%
213   1137 North 13th Street Apartments (2F)                     N/A       N/A          64,196        57,446     1.43      0.051700%
214   949-969 North 27th Street (2F)                          50,764      1.57          47,393        40,718     1.43      0.051700%
215   Summit Plaza                                           148,548      2.28         111,529        95,289     1.46      0.051700%
216   Turney Square Apartments                                80,154      1.28          83,757        75,757     1.21      0.051700%
217   1735 Central Avenue                                     78,432      1.31          93,047        75,753     1.26      0.051700%
218   Lake Street Apartments                                  91,620      1.56          82,090        76,590     1.30      0.051700%
219   Atwood & Barker Apartments                             131,729      2.39          95,291        86,541     1.57      0.051700%
220   162 Myrtle Avenue                                       75,451      1.33          74,516        71,401     1.26      0.051700%
221   Summit Heights Apartments                              119,873      2.20          92,916        83,916     1.54      0.051700%
222   40 Scitico Road                                         94,480      1.60         101,319        82,065     1.39      0.051700%
223   Sunnyvale Trailer Park                                  86,252      1.52          75,208        72,205     1.27      0.051700%
224   Woodhaven Village Square                                   N/A       N/A          73,720        73,720     1.32      0.051700%
225   North Gate Apartments (2G)                                 N/A       N/A          41,651        37,901     1.31      0.051700%
226   Salem Apartments (2G)                                   50,097      2.24          31,821        28,821     1.31      0.051700%
227   St. John's Office Building                              77,665      1.61          71,752        61,822     1.28      0.051700%
228   Southlake Center                                        51,076      1.00          72,421        63,903     1.25      0.051700%
229   Country Villa Apartments                                78,402      1.66          68,621        58,621     1.24      0.051700%
230   Coach Light Apartments                                 122,525      2.50          72,255        62,255     1.27      0.051700%
231   4425 South 87th Street                                  65,915      1.54          67,905        56,737     1.33      0.051700%
232   Cosmos Apartments                                       65,854      2.05          54,263        51,263     1.59      0.051700%
                                                        --------------------------------------------------------------
Total/Weighted Average (7):                             $157,906,686      1.50x   $178,123,724  $165,279,776     1.38x
                                                        ==============================================================
                Maximum:                                $ 14,712,219      3.81x   $ 15,593,901  $ 14,279,554     2.77x
                Minimum:                                $     50,097      1.00x   $     31,821  $     28,821     1.16x





(1)  The Underlying Mortgage Loan secured by Hercules Plaza follows the following amortization schedule:
     Payments 1-92 are based on a 239-month amortization of principal
     Payments 93-152 are based on a 60-month amortization of principal

(2A) The Underlying Mortgage Loans secured by Poly Foam and Poly-Foam International, Inc. are cross-collateralized and cross-defaulted, respectively.

(2B) The Underlying Mortgage Loans secured by Radisson Inn Harbourwalk and Radisson Suite Hotel are cross-collateralized and cross-defaulted, respectively.

(2C) The Underlying Mortgage Loans secured by Crystal Mountain Office Park and Lake Pointe Center II are cross-collateralized and cross-defaulted, respectively.

(2D) The Underlying Mortgage Loans secured by Winder Village Manufactured Housing Community and Russell Village Manufactured Housing
     Community are cross-collateralized and cross-defaulted, respectively.

(2E) The Underlying Mortgage Loans secured by Lakedale Apartments and Liberty Apartments are cross-collateralized and cross-defaulted, respectively.

(2F) The Underlying Mortgage Loans secured by 1137 North 13th Street Apartments and 949-969 North 27th Street are
     cross-collateralized and cross-defaulted, respectively.

(2G) The Underlying Mortgage Loans secured by North Gate Apartments and Salem Apartments are cross-collateralized and cross-defaulted, respectively.

(3)  The Underlying Mortgage Loan secured by Wekiva Executive Center follows the following amortization schedule:
     Payments 1-59 are based on a 276-month amortization of principal
     Payments 60-120 are based on a 350-month amortization of principal

(4)  In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans, the combined LTV is presented for each and every related Underlying Mortgage Loan.

(5)  At maturity with respect to Balloon Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Real Property will not have declined from the original appraisal value.

(6)  U/W DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted
     Underlying Mortgage Loans, the combined U/W DSCR is presented for each and every related Underlying Mortgage Loan.

(7)  Underwritten NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.





                                       ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                  Contractual        U/W
                                                  Engineering      Recurring      Recurring    Contractual                   Tax &
                                                   Reserve at     Replacement    Replacement    Recurring        U/W       Insurance
 #    Loan Name                                   Origination       Reserve        Reserve       LC & TI       LC & TI      Escrows
 -    ---------                                   -----------       -------        -------       -------       -------      -------
 1    437 Madison Avenue                            $49,783        $187,271       $187,271       $333,679    $1,127,076      Both
 2    Valencia Marketplace, Power Center              N/A             N/A          $72,452         N/A        $150,030       None
 3    Hercules Plaza                                  N/A             N/A            N/A           N/A           N/A         None
 4    Alliance GD FH F1                             $302,563       $386,000       $386,000         N/A           N/A         Both
 5    McCandless Towers II                            N/A             N/A          $42,814         N/A           N/A          Tax
 6    Alliance GD FH F2                             $135,688       $312,750       $312,750         N/A           N/A         Both
 7    Commons at Sugarhouse                           N/A             N/A          $29,010       $24,000      $125,813       Both
 8    Gateway at Randolph Apartments                  N/A             N/A         $293,475         N/A           N/A         None
 9    Metroplex                                       N/A             N/A          $58,557       $240,000     $482,372       Both
 10   Palm Plaza Shopping Center                      N/A           $30,000        $52,476         N/A        $156,315        Tax
 11   Page Field Commons                              N/A           $39,127        $39,127         N/A        $115,225       None
 12   POLY FOAM  (2A)                               $17,750           N/A          $43,185         N/A         $45,454        Tax
 13   POLY-FOAM INTERNATIONAL, INC.  (2A)           $10,000           N/A          $40,787         N/A         $39,083       None
 14   The Genesis Loan                              $67,250        $123,500       $123,500         N/A           N/A         Both
 15   Sterling University Crescent                    N/A           $49,000        $62,951         N/A           N/A          Tax
 16   Oakbrook Apartments                            $4,563         $60,000        $42,720         N/A           N/A         None
 17   One Bulfinch Place                            $151,788        $16,632        $16,633         N/A         $27,045       Both
 18   Sandhurst Apartments                            N/A             N/A          $82,000         N/A           N/A         None
 19   Chandler Sunset Plaza                           N/A           $18,933        $18,933         N/A         $75,117       Both
 20   Saddle Brook Apartments                       $15,063           N/A         $119,600         N/A           N/A         None
 21   Railway Express Building                      $42,469           N/A          $27,586         N/A        $149,642       Both
 22   Hillcroft Apartments                          $21,562         $47,808        $48,000         N/A           N/A         Both
 23   RADISSON INN HARBOURWALK  (2B)                  N/A            4.0%           5.0%           N/A           N/A         Both
 24   RADISSON SUITE HOTEL  (2B)                      N/A            4.0%           5.0%           N/A           N/A         Both
 25   Highland Cove Retirement Community             $6,250           N/A          $67,500         N/A           N/A         None
 26   Regency Warehouse                               N/A             N/A          $51,600       $51,600       $85,776       Both
 27   Silverado Ranch Center                          N/A           $2,778         $13,816         N/A         $21,467       Both
 28   Holiday Inn Orlando                             N/A            4.0%           5.0%           N/A           N/A         Both
 29   Carlton Village Apartments                      N/A           $60,000        $60,000         N/A           N/A         None
 30   Glenridge Apartments                          $265,937        $62,040        $66,220         N/A           N/A         Both
 31   2200 First Avenue South                         N/A           $3,336         $18,624       $77,040      $145,562       Both
 32   Windmill Apartments                           $201,500        $65,968        $65,968         N/A           N/A         Both
 33   Kent Hill Plaza                                 N/A           $16,212        $16,207         N/A         $84,125       Both
 34   Cheyenne Crest Apartments                     $320,000        $58,864        $58,864         N/A           N/A         Both
 35   Big Kmart - Midwest City                        N/A             N/A          $34,736         N/A           N/A         None
 36   Westgate Crossing Shopping Center               N/A             N/A          $15,764         N/A         $60,979       Both
 37   Big Kmart - Edmond                              N/A             N/A          $14,629         N/A           N/A         None
 38   One Cameron Place                             $29,763         $24,457        $24,457       $232,345     $110,879       Both
 39   Roseland Shopping Center                        N/A           $33,863        $33,863       $31,200       $78,949        Tax
 40   Big Kmart - Chicago                             N/A             N/A          $27,360         N/A           N/A         None
 41   CRYSTAL MOUNTAIN OFFICE PARK  (2C)              N/A             N/A          $11,301         N/A         $63,881        Tax
 42   LAKE POINTE CENTER II  (2C)                     N/A             N/A          $8,222          N/A         $37,729        Tax
 43   DoubleTree Hotel                                N/A            3.0%           4.0%           N/A           N/A         Both
 44   Twelve Oaks Shopping Center                     N/A           $16,713        $16,713         N/A         $47,277       Both
 45   Streetsboro Market Square                     $143,540          N/A          $13,541         N/A         $43,420        Tax
 46   Ravenswood Apartments                         $12,500         $63,654        $63,648         N/A           N/A         Both
 47   Pembroke Office Park                            N/A          $240,000        $67,692         N/A        $295,077       Both
 48   Candlewood Hotel - Sacramento                   N/A            4.5%           5.0%           N/A           N/A         Both
 49   Royal Jetstar Tech Center                       N/A             N/A          $13,895       $18,000       $81,686       Both
 50   North Reading Plaza                            $5,000         $23,136        $23,138       $26,400       $6,501        Both
 51   Cypress Springs Apartments                     $6,500         $68,000        $68,000         N/A           N/A         Both
 52   Sterling University Peaks                      $1,475         $48,000        $33,600         N/A           N/A          Tax



                                       ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                  Contractual        U/W
                                                  Engineering      Recurring      Recurring    Contractual                   Tax &
                                                   Reserve at     Replacement    Replacement    Recurring        U/W       Insurance
 #    Loan Name                                   Origination       Reserve        Reserve       LC & TI       LC & TI      Escrows
 -    ---------                                   -----------       -------        -------       -------       -------      -------
 53   Kmart - Allen                                   N/A             N/A          $17,918         N/A           N/A         None
 54   Hartville Center                                N/A             N/A          $16,409         N/A         $29,244       Both
 55   Pony Express Building                           N/A             N/A          $26,600         N/A         $33,839       Both
 56   Willow Pond Apartments                        $150,000       $108,080       $143,592         N/A           N/A         Both
 57   Standard Dairy Apartments                       N/A           $22,748        $18,073         N/A         $9,493        Both
 58   Edward's Office Portfolio                     $76,762         $12,867        $12,867       $36,000       $80,231       Both
 59   Garfield Suites Hotel                          $2,250          5.0%           5.0%           N/A           N/A         Both
 60   Larry's Market                                  N/A           $9,141         $9,141          N/A         $31,169       None
 61   Big-K Plaza                                   $11,875           N/A          $24,351         N/A         $27,056       Both
 62   Granite Retail Portfolio                       $1,150         $12,456        $12,455         N/A         $67,352       Both
 63   Walnut Creek Apartments                       $23,463         $69,996        $70,000         N/A           N/A         Both
 64   Royal Freeport Tech Center                      N/A             N/A          $12,075         N/A         $59,821       Both
 65   100 Demarest Drive                              N/A           $11,734        $11,734         N/A         $25,049        Tax
 66   Indian Run Village                            $30,250           N/A          $21,712         N/A           N/A         Both
 67   210 Main Street                                $1,813           N/A          $36,060         N/A           N/A         None
 68   Clearbrook Village Apartments                 $85,394         $44,000        $44,000         N/A           N/A         Both
 69   Brookdale Shopping Center                       N/A             N/A          $12,106        $5,200       $17,024       Both
 70   Courtyard by Marriott Hotel                     N/A            4.0%           4.0%           N/A           N/A         Both
 71   Hamilton Park Apartments                      $112,375        $81,500        $81,500         N/A           N/A         Both
 72   Brookwood Shopping Center                      $7,938           N/A          $19,511       $52,176       $43,229       Both
 73   6329 Glenwood Office Building                   N/A             N/A          $12,827       $74,988      $103,629       Both
 74   Landmark Garden Apartments                      N/A           $42,000        $42,000         N/A           N/A         Both
 75   Applecreek Apartments                         $291,250        $54,000        $54,000         N/A           N/A         Both
 76   Plaza At The Pointe Shopping Center           $12,875           N/A          $12,610         N/A         $55,287       Both
 77   Ramblewood Apartments                           N/A           $53,483        $70,250         N/A           N/A         Both
 78   Scottsdale Airpark II                           N/A             N/A          $5,227          N/A         $28,603       Both
 79   New Market Square Shopping Center             $146,875          N/A          $49,333       $24,000       $79,553       Both
 80   Maple Leaf Apartments                          $4,375         $30,120        $30,120         N/A           N/A         Both
 81   The Shops at Fair Lakes                         N/A           $6,605         $6,605        $24,000       $20,381        Tax
 82   Sunpark Apartments                              N/A           $37,800        $37,800         N/A           N/A         Both
 83   Carol Oaks Apartments                         $300,000          N/A          $61,248         N/A           N/A         Both
 84   Florida Computer Center                         N/A           $18,420        $18,428         N/A         $55,784       Both
 85   Tonawanda Manor                                 N/A           $16,044        $48,000         N/A           N/A         Both
 86   Woodridge Apartments                            N/A           $50,000        $50,000         N/A           N/A         Both
 87   Dunwoody Plaza                                 $4,500           N/A          $7,721        $22,800       $27,941       Both
 88   Schaumburg Plaza                              $144,188          N/A          $11,000         N/A         $55,000       Both
 89   Whispering Oaks Mobile Home Park                N/A             N/A          $18,600         N/A           N/A          Tax
 90   Harbor Technology Center                        N/A             N/A          $13,508       $60,000       $63,837       Both
 91   Stove Works Office Building                     N/A             N/A          $8,272        $28,080       $55,953       Both
 92   Holy Cross Professional  Center                 N/A           $9,048         $9,049          N/A         $52,341       Both
 93   Augusta Plaza Shopping Center                  $1,563         $37,596        $37,591         N/A         $47,240       Both
 94   Banana Republic                                 N/A             N/A          $1,485          N/A          $407         Both
 95   Forest Hills Apartments                       $19,713         $40,000        $40,000         N/A           N/A         Both
 96   West Marietta Retail Center                     N/A           $3,852         $3,857          N/A         $1,359        Both
 97   Regency Centre Office Complex                  $1,000         $11,796        $11,792       $45,000       $62,126       Both
 98   Southtowne Center                               N/A           $2,526         $7,536          N/A         $19,350        Tax
 99   Pinetree Village Apartments                     N/A           $30,740        $30,740         N/A           N/A         None
100   Weston Shoppes                                  N/A           $4,896         $4,890        $27,000       $28,179       Both
101   Pine Trails Apartments                         $4,500         $30,000        $30,000         N/A           N/A         Both
102   Old County Road                                 N/A           $5,479         $5,539          N/A         $22,685       Both
103   Cambridge Court Retirement Community            N/A           $13,583        $26,500         N/A           N/A         Both
104   Bryn Mawr Suites Apartments                    $6,250           N/A          $31,500         N/A           N/A         Both



                                       ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                  Contractual        U/W
                                                  Engineering      Recurring      Recurring    Contractual                   Tax &
                                                   Reserve at     Replacement    Replacement    Recurring        U/W       Insurance
 #    Loan Name                                   Origination       Reserve        Reserve       LC & TI       LC & TI      Escrows
 -    ---------                                   -----------       -------        -------       -------       -------      -------
105   Bruno's Shopping Center                         N/A             N/A          $10,260         N/A         $6,893        None
106   Laddins Rock                                    N/A           $6,000         $6,000          N/A           N/A         Both
107   Christine Place Apartments                      N/A           $23,500        $23,500         N/A           N/A         Both
108   Best Western Siesta Beach Resort                N/A            4.0%           5.0%           N/A           N/A         Both
109   Richland Hills Apartments                       N/A           $14,070        $50,000         N/A           N/A         Both
110   Star Wholesale Florist, Inc.                    N/A             N/A          $6,992          N/A         $24,238       Both
111   Office Depot                                    N/A             N/A          $4,527          N/A           N/A         None
112   CVS Plaza - East Hartford                       N/A           $1,427         $1,913          N/A         $5,192         Tax
113   CVS Plaza - Queensbury                          N/A           $1,900         $2,501          N/A         $9,678        Both
114   Warehouse X/Lock-It Lockers                   $57,138         $13,977        $13,977         N/A           N/A         Both
115   Lazy Acres Estates                            $16,812         $9,096         $9,100          N/A           N/A         Both
116   214 Main Street                                 N/A             N/A          $9,046          N/A           N/A         None
117   Office Depot at Woodhaven Village
        Square                                        N/A           $2,052         $3,012          N/A           N/A         Both
118   WINDER VILLAGE MANUFACTURED HOUSING
        COMMUNITY (2D)                              $23,373           N/A          $5,514          N/A           N/A         Both
119   RUSSELL VILLAGE MANUFACTURED HOUSING
        COMMUNITY (2D)                               $5,571           N/A          $3,650          N/A           N/A         Both
120   Northway Plaza Shopping Center                $13,175         $14,928        $14,935         N/A         $33,677       Both
121   Phoenix Park Apartments                       $31,063         $23,750        $23,750         N/A           N/A         Both
122   Eckerd's Drug Store - S. Main                   N/A            $663          $1,636          N/A           N/A         None
123   Chabot Office Plaza                             N/A             N/A          $4,709        $38,150       $55,230       Both
124   Middlefield Market Square Shopping
        Center                                        N/A             N/A          $3,565          N/A         $9,346        Both
125   Eckerd's Drug Store - N. Main                   N/A            $647          $1,636          N/A           N/A         None
126   Gentry Plaza                                    N/A           $4,542         $6,196          N/A         $24,439       Both
127   The Meadows Apartments                          $875          $30,636        $30,624         N/A           N/A         Both
128   Miggy's Mall Shopping Center                    N/A             N/A          $11,016         N/A         $41,932       Both
129   Colony Square Apartments                      $41,094         $49,140        $55,200         N/A           N/A         Both
130   Eckerd's Drug Store - Kingston                 $3,125          $550          $1,091          N/A           N/A         None
131   Pueblo Point Ace Hardware                       N/A             N/A          $3,825          N/A         $17,886        Tax
132   Five Star Business Park                       $17,750           N/A          $9,021          N/A         $27,298       Both
133   Eckerd's Drug Store - Half Moon                 N/A            $581          $1,636          N/A           N/A         None
134   Oaks Apartments                               $15,880         $41,100        $47,950         N/A           N/A         Both
135   New England Place Apartments                    N/A             N/A          $20,400         N/A           N/A         Both
136   1025 East Maple Office Building                 N/A           $4,080         $4,080        $21,000       $25,793       Both
137   Jaffe Eye Office Building                       N/A           $4,836         $4,833          N/A         $15,969       Both
138   Calder Square, Phase II Apartments              N/A           $18,837        $20,000         N/A           N/A         Both
139   North Mall                                     $2,250           N/A          $5,112          N/A         $31,079        Tax
140   Wekiva Executive Center                         N/A             N/A          $15,300       $18,000       $54,773       Both
141   The Kirkland Loan                               N/A           $24,000        $24,000         N/A           N/A         Both
142   Office Max - Northwood                          N/A             N/A          $3,525          N/A           N/A         Both
143   Office Max - Alexandria                         N/A             N/A          $3,525          N/A           N/A         Both
144   Foxpoint Commons                               $8,375           N/A          $8,253          N/A         $51,000       Both
145   Continental Terrace Apartments                 $1,875           N/A          $19,500         N/A           N/A         Both
146   Cheyenne Mountain Center                       $2,500         $1,005         $3,000          N/A         $14,052       Both
147   Circle K Plaza                                  N/A           $3,084         $3,085          N/A         $14,482       Both
148   Flamingo West Apartments                        $625            N/A          $18,000         N/A           N/A         Both
149   Big K Store                                   $14,000         $18,073        $17,768       $33,996       $17,581       None
150   St. Agnes Apartments                            N/A             N/A          $15,800         N/A           N/A         Both
151   Richfield Court Apartments                      N/A           $27,360        $34,544         N/A           N/A         Both
152   Peconic Mini Storage                            N/A            $744          $6,075          N/A           N/A         Both
153   Heritage Estates Manufactured Housing
        Community                                     N/A          $10,400        $10,400         N/A           N/A         Both
154   Academy Apartments                            $13,375         $20,000        $20,000         N/A           N/A         Both
155   North By Northeast II Shoppes                   N/A           $1,836         $1,836        $13,044       $13,041       Both
156   Warehouse II/Lock-It Lockers                  $39,544         $10,714        $10,714         N/A           N/A         Both



                                       ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                  Contractual        U/W
                                                  Engineering      Recurring      Recurring    Contractual                   Tax &
                                                   Reserve at     Replacement    Replacement    Recurring        U/W       Insurance
 #    Loan Name                                   Origination       Reserve        Reserve       LC & TI       LC & TI      Escrows
 -    ---------                                   -----------       -------        -------       -------       -------      -------
157   Mission Hill Apartments                       $24,125         $9,895         $9,895          N/A           N/A         Both
158   Boston Square Shopping Center                  $6,250           N/A          $5,779        $19,260       $26,168       Both
159   Gaithersburg Shopping Center                    N/A           $2,052         $2,054          N/A         $6,800        Both
160   Iteq Building                                   N/A             N/A          $5,602        $50,012       $18,719       Both
161   Coliseum Self Storage                           N/A             N/A          $29,950         N/A           N/A         Both
162   Centre Square Apartments                        N/A             N/A          $13,000         N/A           N/A         Both
163   Emerald Lake Apartments                       $176,643        $13,500        $13,500         N/A           N/A         Both
164   The Sun Prairie Apartments                      N/A           $23,652        $23,650         N/A           N/A         Both
165   7th Street Grocery                              N/A           $1,555         $2,120          N/A         $8,784        Both
166   Eagle's Nest Office Building                    N/A             N/A          $7,366          N/A         $29,463       Both
167   New Augusta Shoppes                             N/A           $2,340         $2,340        $12,276       $13,366       Both
168   LAKEDALE APARTMENTS  (2E)                     $108,850        $20,000        $20,000         N/A           N/A         Both
169   LIBERTY APARTMENTS  (2E)                      $13,038         $12,500        $12,500         N/A           N/A         Both
170   Sunshine Care Homes                             N/A             N/A          $6,000          N/A           N/A         Both
171   1-9 Flatbush Avenue                            $6,563           N/A          $2,240          N/A         $12,050       Both
172   Pathmark Store No. 550                          N/A             N/A          $4,500          N/A         $12,208        Tax
173   Kmart Plaza - Minot                           $13,750         $35,087        $20,792         N/A         $2,450        Both
174   Villa Del Rio Apartments                       $5,250         $27,000        $27,000         N/A           N/A         Both
175   Winchester Arms & Fox Chase Apartments          N/A           $15,000        $15,000         N/A           N/A         Both
176   Old Orchard II Apartments                       N/A             N/A          $18,864         N/A           N/A         Both
177   55-65 Merrick Road                              N/A             N/A          $2,434          N/A         $14,320       Both
178   5055 California Avenue                          N/A             N/A          $4,836        $33,299       $26,638       Both
179   Castle Store & Lock                           $16,250          $913          $9,942          N/A           N/A         Both
180   The Monterey/Sherbrooke Lean                  $15,909         $22,500        $22,500         N/A           N/A         Both
181   Arctic Office Building                          N/A             N/A          $4,912          N/A         $23,929       Both
182   Lockheed Martin Building                        N/A           $9,372         $9,363          N/A         $5,614        None
183   Renton Highlands Center                         N/A           $1,968         $1,964          N/A         $7,315        Both
184   Lansing Square Apartments                       N/A           $13,750        $13,750         N/A           N/A         Both
185   CVS #0742-01                                    $625            N/A           $960           N/A           N/A         Both
186   Pinewood Village Apartments                     N/A           $17,604        $17,600         N/A           N/A         Both
187   Midway Commercial Building                      N/A             N/A          $9,836          N/A         $33,542       Both
188   Jersey Street Apartments                      $82,875         $10,500        $12,275         N/A           N/A         Both
189   Preston Office Park                            $2,188           N/A          $4,713          N/A         $17,751       Both
190   Fairmont Oaks Apartments                      $15,281         $15,000        $15,000         N/A           N/A         Both
191   Premier Plaza Shopping Center                   N/A             N/A          $2,594          N/A         $11,240       Both
192   4404-4418 Walnut Street                       $23,750         $13,000        $15,600         N/A           N/A         Both
193   Cumberland Technical Center                     N/A           $8,605         $8,467        $15,360       $12,742       Both
194   Orchard Park Apartments                        $6,888         $14,500        $14,500         N/A           N/A         Both
195   Quarry Ridge Apartments                        $8,000         $12,000        $12,000         N/A           N/A         Both
196   Stoney Creek Apartments                         N/A           $7,464         $10,500         N/A           N/A         Both
197   Plaza Apartments                                N/A           $10,000        $10,000         N/A           N/A         Both
198   Gordon Portfolio                                N/A           $13,517        $14,303         N/A           N/A         Both
199   Warehouse I/Lock-It Lockers                   $54,294         $8,201         $8,201          N/A           N/A         Both
200   Park City Plaza                                $3,500           N/A          $5,442          N/A         $13,218       Both
201   Sunny Townhomes                               $31,250           N/A          $12,150         N/A           N/A         Both
202   Town & Country Shopping Center                 $5,888           N/A          $15,647         N/A         $26,375       Both
203   The Majestic Building                           N/A             N/A          $3,458          N/A         $16,563       Both
204   Royal Park Apartments                         $41,738         $11,219        $11,219         N/A           N/A         Both
205   Greensburg Plaza                               $1,000           N/A          $3,520        $18,000       $13,200       Both
206   Wilson Heights Apartments                      $5,938         $9,000         $9,000          N/A           N/A         Both
207   Northway Court Shopping Center                $36,300         $3,792         $3,782        $11,844       $11,842       Both
208   Goodwill Retail Center                          $250            N/A          $2,985          N/A         $14,720       Both



                                       ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                  Contractual        U/W
                                                  Engineering      Recurring      Recurring    Contractual                   Tax &
                                                   Reserve at     Replacement    Replacement    Recurring        U/W       Insurance
 #    Loan Name                                   Origination       Reserve        Reserve       LC & TI       LC & TI      Escrows
 -    ---------                                   -----------       -------        -------       -------       -------      -------
209   Warehouse IV/Lock-It Lockers                    N/A           $10,328        $10,328         N/A           N/A         Both
210   Warehouse IX/Lock-It Lockers                    N/A           $8,626         $8,626          N/A           N/A         Both
211   Morello Building                               $3,775           N/A          $2,325          N/A         $4,810        Both
212   Town North Villa Apartments                     N/A           $8,000         $8,000          N/A           N/A         Both
213   1137 NORTH 13TH STREET APARTMENTS  (2F)         N/A             N/A          $6,750          N/A           N/A         Both
214   949-969 NORTH 27TH STREET  (2F)                $1,265           N/A          $3,750          N/A           N/A         Both
215   Summit Plaza                                    N/A             N/A          $2,949          N/A         $13,291       Both
216   Turney Square Apartments                       $8,200         $8,000         $8,000          N/A           N/A         Both
217   1735 Central Avenue                             N/A             N/A          $2,365          N/A         $14,929       Both
218   Lake Street Apartments                          N/A           $5,500         $5,500          N/A           N/A         Both
219   Atwood & Barker Apartments                      $313          $8,750         $8,750          N/A           N/A         Both
220   162 Myrtle Avenue                             $12,681         $2,395         $3,115          N/A           N/A         Both
221   Summit Heights Apartments                     $24,375         $9,000         $9,000          N/A           N/A         Both
222   40 Scitico Road                                 N/A             N/A          $7,254        $15,652       $12,000       Both
223   Sunnyvale Trailer Park                          N/A             N/A          $3,003          N/A           N/A         Both
224   Woodhaven Village Square                        N/A             N/A            N/A           N/A           N/A         Both
225   NORTH GATE APARTMENTS  (2G)                     N/A             N/A          $3,750          N/A           N/A         Both
226   SALEM APARTMENTS  (2G)                          N/A             N/A          $3,000          N/A           N/A         Both
227   St. John's Office Building                    $11,625           N/A          $1,655          N/A         $8,275        Both
228   Southlake Center                                N/A             N/A          $1,988          N/A         $6,530        Both
229   Country Villa Apartments                       $1,250         $10,000        $10,000         N/A           N/A         Both
230   Coach Light Apartments                        $29,375         $10,000        $10,000         N/A           N/A         Both
231   4425 South 87th Street                          $625            N/A          $4,000          N/A         $7,168        Both
232   Cosmos Apartments                               N/A             N/A          $3,000          N/A           N/A         Both





(2A) THE UNDERLYING MORTGAGE LOANS SECURED BY POLY FOAM AND POLY-FOAM INTERNATIONAL, INC. ARE CROSS-COLLATERALIZED AND
CROSS-DEFAULTED, RESPECTIVELY.

(2B) The Underlying Mortgage Loans secured by Radisson Inn Harbourwalk and Radisson Suite Hotel are cross-collateralized and cross-defaulted, respectively.

(2C) The Underlying Mortgage Loans secured by Crystal Mountain Office Park and Lake Pointe Center II are cross-collateralized and cross-defaulted, respectively.

(2D) The Underlying Mortgage Loans secured by Winder Village Manufactured Housing Community and Russell Village Manufactured Housing
Community are cross-collateralized and cross-defaulted, respectively.

(2E) The Underlying Mortgage Loans secured by Lakedale Apartments and Liberty Apartments are cross-collateralized and cross-defaulted, respectively.

(2F) THE UNDERLYING MORTGAGE LOANS SECURED BY 1137 NORTH 13TH STREET APARTMENTS AND 949-969 NORTH 27TH STREET ARE
CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

(2G) THE UNDERLYING MORTGAGE LOANS SECURED BY NORTH GATE APARTMENTS AND SALEM APARTMENTS ARE CROSS-COLLATERALIZED AND
CROSS-DEFAULTED, RESPECTIVELY.


                 Major Tenants of the Commercial Properties (1)


                                                                                                    Major Tenant # 1
#    Property Name                                   Property Type      Sq. Ft.                         Name
--   -------------                                   -------------      -------                    ------------------
1    437 Madison Avenue                              Office             782,921                     Omnicom Group, Inc.
2    Valencia Marketplace, Power Center              Retail             528,019                          Wal-Mart
3    Hercules Plaza                                  Office             532,974                       Hercules, Inc.
5    McCandless Towers II                            Office             214,080                  Network Associates, Inc.
7    Commons at Sugarhouse                           Retail             193,397                       Barnes & Noble
9    Metroplex                                       Office             388,608                          L.A. Care
10   Palm Plaza Shopping Center                      Retail             342,338                    Kmart (Ground Lease)
11   Page Field Commons                              Retail             264,399                          Best Buy
12   Poly Foam  (2A)                                 Industrial         431,852                   Poly-Foam International
13   Poly-Foam International, Inc.  (2A)             Industrial         407,872                       GMH Enterprises
17   One Bulfinch Place                              Office             82,726                 Suffolk County Dist. Attorney
19   Chandler Sunset Plaza                           Retail             126,218                       Cort Furniture
21   Railway Express Building                        Office             108,606                           Amtrak
26   Regency Warehouse                               Industrial         344,000          Regency Warehousing & Distribution, Inc.
27   Silverado Ranch Center                          Retail              92,163                          Albertson's
31   2200 First Avenue South                         Office              93,119                         Cobalt Group
33   Kent Hill Plaza                                 Retail             108,045               Fabri-Centers of America, Inc.
35   Big Kmart - Midwest City                        Retail              99,433                             Kmart
36   Westgate Crossing Shopping Center               Retail             157,247                          Toys R Us
37   Big Kmart - Edmond                              Retail              97,527                             Kmart
38   One Cameron Place                               Office             112,225   Department of Protective Services - State of Texas
39   Roseland Shopping Center                        Retail             199,193                         AMES-#2217
40   Big Kmart - Chicago                             Retail             109,441                            Kmart
41   Crystal Mountain Office Park  (2C)              Office              56,507                  Collective Technologies/PSA
42   Lake Pointe Center II  (2C)                     Office              41,112                          EVSX, Inc.
44   Twelve Oaks Shopping Center                     Retail             105,529                   Publix Super Market #05
45   Streetsboro Market Square                       Retail             135,410                      Giant Eagle, Inc.
47   Pembroke Office Park                            Office             294,896                             N/A
49   Royal Jetstar Tech Center                       Office              92,630                      e-talk corporation
50   North Reading Plaza                             Retail             153,935                          Wal-Mart
53   Kmart - Allen                                   Retail             119,000                     Kmart of Texas L.P.
54   Hartville Center                                Retail             109,396                             GE
55   Pony Express Building                           Industrial         410,000                        Pony Express
58a  200 Newport Center Drive                        Office              25,608                  Edwards Theatres Management
58b  359 San Miguel Drive                            Office              19,010                  Vintage Senior Housing, LLC
58c  363 San Miguel Drive                            Office               6,849                        Gerald Phillips
60   Larry's Market                                  Retail              60,939                        Larry's Market
61   Big-K Plaza                                     Retail             162,343                         Kmart Corp.
62a  Campbell Park Shopping Center                   Retail              33,740                        Firestone Tire
62b  Frankford Crest Shopping Center                 Retail              13,334                        Fit Health Club
62c  Midway Village Shopping Center                  Retail              16,499                        Firestone Tire
62d  Campbell Square Shopping Center                 Retail              12,540                     Smokin Tom's Bar-B-Q
64   Royal Freeport Tech Center                      Mixed Use           80,500                     Flowserve Corporation
65   100 Demarest Drive                              Industrial         117,340                           Zanders
67   210 Main Street                                 Office              87,597                          Summit Bank
69   Brookdale Shopping Center                       Retail              80,707                          Nash Finch
72   Brookwood Shopping Center                       Retail             130,072                         Hobby Lobby
73   6329 Glenwood Office Building                   Office              64,134                  Employers Reinsurance Corp.
76   Plaza At The Pointe Shopping Center             Retail              84,344                        VG Supermarket
78   Scottsdale Airpark II                           Mixed Use           52,271                              N/A
79   New Market Square Shopping Center               Retail             197,058                            Kmart
81   The Shops at Fair Lakes                         Retail              22,015                        The Blue Iguana
84   Florida Computer Center                         Retail              92,139                    Florida Computer School
87   Dunwoody Plaza                                  Retail              51,473                    Harry's Farmers Market
88   Schaumburg Plaza                                Mixed Use           66,526                              N/A
90   Harbor Technology Center                        Office              61,400                      MGC Communications
91   Stove Works Office Building                     Office              55,146                          Xceed, Inc.
92   Holy Cross Professional  Center                 Office              36,194                  Sports & Orthopedic Therapy
93   Augusta Plaza Shopping Center                   Retail             150,456                            Kmart
94   Banana Republic                                 Retail              14,853                        Banana Republic
96   West Marietta Retail Center                     Retail              25,713                            Staples
97   Regency Centre Office Complex                   Office              53,600                              N/A
98   Southtowne Center                               Retail              50,239                           Petsmart
100  Weston Shoppes                                  Retail              32,600                    Health Clubs of America
102  Old County Road                                 Industrial          36,928                           B&H Eng.
105  Bruno's Shopping Center                         Retail              68,331                         Bruno's, Inc.
110  Star Wholesale Florist, Inc.                    Retail              69,917                     Michaels Stores, Inc.
111  Office Depot                                    Retail              30,177                         Office Depot
112  CVS Plaza - East Hartford                       Retail              19,125                           CVS #1089
113  CVS Plaza - Queensbury                          Retail              25,008                           CVS #419
116  214 Main Street                                 Office              36,184                          Summit Bank
117  Office Depot at Woodhaven Village Square        Retail              30,000                      Office Depot, Inc.
120  Northway Plaza Shopping Center                  Retail              42,670                 Murray's Discount Auto Stores
122  Eckerd's Drug Store - S. Main                   Retail              10,908                            Eckerds
123  Chabot Office Plaza                             Office              23,322                     Purple Tie.com, Inc.
124  Middlefield Market Square Shopping Center       Retail              35,650                    Tractor Supply Company
125  Eckerd's Drug Store - N. Main                   Retail              10,908                            Eckerds
126  Gentry Plaza                                    Retail              41,309                         Office Depot
128  Miggy's Mall Shopping Center                    Retail              55,908                          Great Valu
130  Eckerd's Drug Store - Kingston                  Retail              10,908                            Eckerd
131  Pueblo Point Ace Hardware                       Retail              25,500                         ACE Hardware
132  Five Star Business Park                         Industrial          57,902                  Morris Hall Mailing Service
133  Eckerd's Drug Store - Half Moon                 Retail              11,397                            Eckerds
136  1025 East Maple Office Building                 Office              18,544                      Coomes Dudek, Inc.
137  Jaffe Eye Office Building                       Office              19,332                      Jaffe Eye Institute
139  North Mall                                      Retail              25,560                       Stevens Appliance
140  Wekiva Executive Center                         Office              44,400                       State of Florida




       Major Tenant # 1           Major Tenant # 1                         Major Tenant # 1                   Major Tenant # 1
#          Sq. Ft.             Lease Expiration Date                            Name                              Sq. Ft.
--     ---------------         ---------------------                       ----------------                   ----------------
1         316,995                    12/31/10                                   N/A                                  N/A
2         149,429                    10/25/16                                   N/A                                  N/A
3         532,974                    5/31/13                                    N/A                                  N/A
5         208,368                    3/31/13                                    N/A                                  N/A
7         26,702                     11/1/13                                 Wild Oats                              23,570
9         100,966                     4/1/01                                    N/A                                  N/A
10        86,479                     11/30/17                               Food 4 Less                             52,640
11        45,745                     1/31/15                            Linens 'n Things 09                         36,009
12        143,400                    3/31/09                           American National Can                       139,703
13        181,350                    4/30/11                Polyfoam International, Inc. (Style Crest)             126,250
17        54,091                     12/6/13                                Town Sports                             17,531
19        37,052                     1/15/15                           Bally's Total Fitness                        25,106
21        22,704                     12/31/06                            ACS of D.C., Inc.                          9,650
26        258,096                    12/8/14                     Ryder Integrated Logistics, Inc.                   85,904
27         57,949                     4/24/20                                 Sav-On                                15,638
31         76,073                     12/31/05                               Starbucks                              17,046
33        18,067                     10/31/02                               Factory 2 U                             15,600
35         99,433                     1/31/24                                   N/A                                  N/A
36        48,770                     1/31/11                          Goody's Family Clothing                       40,000
37         97,527                     1/31/24                                   N/A                                  N/A
38        68,883                     8/31/03              Department of Human Resources - State of Texas            40,845
39        78,823                     10/31/08                          Penn Traffic Company                         37,915
40        109,441                    6/28/20                                    N/A                                  N/A
41         30,295                     6/13/05                               Edelman/GTT                             6,968
42         26,428                     8/31/03                            Profutures, Inc.                           6,445
44        47,955                     4/30/15                              S &S Cafeterias                           9,600
45        49,109                     9/30/15                                Fashion Bug                             9,600
47          N/A                        N/A                                      N/A                                  N/A
49         45,000                     2/28/05                          Entact Partners, LLC                         15,340
50        105,855                    9/30/07                                Marshall's                              32,000
53        119,000                     9/1/25                                    N/A                                  N/A
54        64,745                     2/28/20                                  Freda's                               8,450
55        230,000                    12/30/14                                 Verdant                              180,000
58a         8,812                     6/30/05                         Spa Gregories (Arbaji)                        5,207
58b         2,526                     12/31/01                                  N/A                                  N/A
58c         3,732                     8/31/05                           Pendleton & Neville                         1,217
60         60,939                     8/30/15                                   N/A                                  N/A
61        87,407                     3/31/05                           Shop Rite Supermarket                        33,072
62a         5,729                     1/31/03                         K-9 University Academy                        4,906
62b         6,903                     6/30/04                       Dr. Norton Animal Hospital                      2,831
62c         5,729                     2/28/08                           Polo Press Cleaners                         2,000
62d         3,700                     6/30/01                             Alpha Graphics                            2,470
64         24,188                     12/17/08                     Olsten Health Services, Inc.                     17,901
65        64,000                     5/31/05                                 Schindler                              53,340
67         87,597                     12/31/11                                  N/A                                  N/A
69         60,000                     5/25/19                                   N/A                                  N/A
72        66,416                     5/31/05                              Crafter's Mall                            14,250
73         28,737                     12/31/03                     First Excess and Reinsurance                     22,578
76         33,413                     11/1/09                               Fashion Bug                             10,125
78           N/A                        N/A                                     N/A                                  N/A
79        89,815                      1/1/07                               Harris Teeter                            29,280
81          3,977                      9/9/05                        Alliance Bank (Pad Site)                       3,818
84         30,000                      7/1/09                           Beverly's Pet Store                         14,752
87         20,281                      5/1/09                          David Long Interiors                         6,940
88           N/A                        N/A                                     N/A                                  N/A
90          9,784                     11/30/02                             Quantim Link                             8,043
91         15,200                      1/1/05                         Intellysis Group, Inc.                        6,523
92          3,689                     7/31/07                          Pediatric Associates                         2,757
93        85,808                     8/31/17                                    N/A                                  N/A
94         14,853                     7/31/14                                   N/A                                  N/A
96         24,049                     9/24/14                                   N/A                                  N/A
97           N/A                        N/A                                     N/A                                  N/A
98         25,239                     2/28/15                                 Staples                               25,000
100         7,200                     7/31/06                               Wooden Key                              6,000
102        13,564                     12/31/15                                  RHI                                 13,564
105        60,000                     12/21/14                                  N/A                                  N/A
110        69,917                     10/31/11                                  N/A                                  N/A
111        30,177                     3/31/15                                   N/A                                  N/A
112        10,125                     1/31/20                          Tommy K Video 1210 A                         4,500
113        10,125                     1/13/18                            Hollywood Videos                           7,500
116        36,184                     12/31/11                                  N/A                                  N/A
117        30,000                     12/31/14                                  N/A                                  N/A
120         8,000                     6/30/08                            Pet Supplies Plus                          7,530
122        10,908                     5/13/19                                   N/A                                  N/A
123        17,277                     9/30/02                       Northwestern Title Company                      3,600
124        19,050                     4/12/13                           Advanced Auto Parts                         7,200
125        10,908                     3/31/19                                   N/A                                  N/A
126        25,434                     6/30/14                         Women's Aerobic Center                        8,375
128        25,000                     12/31/17                                  CVS                                 8,775
130        10,908                     6/14/20                                   N/A                                  N/A
131        25,500                     12/31/15                                  N/A                                  N/A
132         7,091                       MTM                                Praise Chapel                            6,048
133        11,397                     3/31/09                                   N/A                                  N/A
136         7,089                     1/31/10                           Dietz Organization                          6,971
137         7,473                     4/30/12                              BankAtlantic                             3,525
139         5,448                     3/31/01                      Southampton Hospital (Sports)                    4,344
140        17,600                     3/31/02                            Rachael Internatl                          3,200




             Major Tenant # 2                       Major Tenant # 3                  Major Tenant # 3         Major Tenant # 3
#         Lease Expiration Date                          Name                            Sq. Ft.            Lease Expiration Date
--        ---------------------                     ----------------                  ----------------      ---------------------
1                  N/A                                     N/A                               N/A                    N/A
2                  N/A                                     N/A                               N/A                    N/A
3                  N/A                                     N/A                               N/A                    N/A
5                  N/A                                     N/A                               N/A                    N/A
7                 4/1/19                         Bed, Bath & Beyond, Inc.                   21,127                12/1/09
9                  N/A                                     N/A                               N/A                    N/A
10               12/31/10                                  N/A                               N/A                    N/A
11               1/31/15                              Petsmart, Inc.                        26,040                1/31/15
12               11/30/18              Poly-Foam International, Inc. (Style Crest)          76,464                4/30/14
13               4/30/14               Poly-Foam International, Inc. (Style Crest)         100,272                4/30/09
17               1/31/15                                   N/A                               N/A                    N/A
19               10/14/14                            Chandler Library                       21,475                1/31/20
21               5/14/09                         Cambrian Communications                    6,769                 5/7/10
26               6/30/05                                   N/A                               N/A                    N/A
27               4/24/20                               Blockbuster                          4,800                 7/31/10
31               12/31/06                                  N/A                               N/A                    N/A
33               12/4/08                                   N/A                               N/A                    N/A
35                 N/A                                     N/A                               N/A                    N/A
36               4/30/08                               The Gap Inc.                         25,000                5/31/05
37                 N/A                                     N/A                               N/A                    N/A
38               8/31/03                                   N/A                               N/A                    N/A
39               12/31/09                          J.C. Penney Company                      34,471                9/1/04
40                 N/A                                     N/A                               N/A                    N/A
41               8/31/04                                   N/A                               N/A                    N/A
42               9/30/03                                   N/A                               N/A                    N/A
44               6/30/10                        Pier 1  Imports Store #31                   9,550                12/31/04
45               9/30/05                                   CVS                              8,450                10/31/05
47                 N/A                                     N/A                               N/A                    N/A
49               3/31/05                          Rockwell Collins, Inc.                    13,000                2/28/05
50               11/30/08                                  N/A                               N/A                    N/A
53                 N/A                                     N/A                               N/A                    N/A
54               5/31/10                       United States Postal Service                 6,463                 2/13/19
55               11/15/04                                  N/A                               N/A                    N/A
58a              9/30/07                                   N/A                               N/A                    N/A
58b                N/A                                     N/A                               N/A                    N/A
58c                MTM                                Gary Hamilton                         1,067                 6/30/05
60                 N/A                                     N/A                               N/A                    N/A
61               3/31/05                                   N/A                               N/A                    N/A
62a              5/31/03                      Desperado's Mexican Restaurant                4,200                   MTM
62b              9/30/07                            Hill Park Cleaners                      2,200                 6/8/02
62c              1/31/03                               Uncle Chow's                         1,820                 6/30/01
62d              8/31/01                                 Quizno's                           2,080                 6/30/06
64               2/28/05                         Electronic Data Systems                    15,525                1/12/04
65               2/14/15                                   N/A                               N/A                    N/A
67                 N/A                                     N/A                               N/A                    N/A
69                 N/A                                     N/A                               N/A                    N/A
72               7/31/06                                   N/A                               N/A                    N/A
73               10/31/03                           Bates Turner, LLC                       12,819               10/31/03
76               10/1/10                            Blockbuster Video                       8,640                 1/1/06
78                 N/A                                     N/A                               N/A                    N/A
79                3/1/04                                   N/A                               N/A                    N/A
81               7/31/08                         Tosco Corp. (dba Mobil)                    2,273                 9/30/03
84               7/31/01                         New Life Assembly Church                   10,594                9/30/04
87               11/1/04                                   N/A                               N/A                    N/A
88                 N/A                                     N/A                               N/A                    N/A
90                2/1/03                                   N/A                               N/A                    N/A
91               11/1/04                           Restore Therapeutics                     6,270                 4/1/03
92               1/31/03                         Friedland & Singh, M.D.                    2,707                10/31/09
93                 N/A                                     N/A                               N/A                    N/A
94                 N/A                                     N/A                               N/A                    N/A
96                 N/A                                     N/A                               N/A                    N/A
97                 N/A                                     N/A                               N/A                    N/A
98               6/30/14                                   N/A                               N/A                    N/A
100              1/31/05                            Blockbuster Video                       5,000                 1/31/06
102              12/31/15                      SamTrans/Peninsula Corridor                  9,800                 5/23/01
105                N/A                                     N/A                               N/A                    N/A
110                N/A                                     N/A                               N/A                    N/A
111                N/A                                     N/A                               N/A                    N/A
112              11/15/04                            Soap Box 1210 C                        3,150                 2/27/10
113               6/9/07                                 Rentway                            3,135                 9/27/04
116                N/A                                     N/A                               N/A                    N/A
117                N/A                                     N/A                               N/A                    N/A
120              11/30/04                            World of Floors                        6,150                10/31/04
122                N/A                                     N/A                               N/A                    N/A
123              7/14/06                  Corporate America Family Credit Union             2,445                 7/31/04
124              4/19/05                             Sherwin Williams                       4,500                 7/26/03
125                N/A                                     N/A                               N/A                    N/A
126              8/31/02                             Arhaus Furniture                       7,500                11/30/03
128              1/31/06                                   N/A                               N/A                    N/A
130                N/A                                     N/A                               N/A                    N/A
131                N/A                                     N/A                               N/A                    N/A
132                MTM                                     N/A                               N/A                    N/A
133                N/A                                     N/A                               N/A                    N/A
136              12/31/11                                  N/A                               N/A                    N/A
137              7/31/02                          Jewish Family Services                    2,896                 2/28/01
139              3/31/05                      Southampton Hospital (Primary)                3,804                 3/31/01
140              8/31/00                             Secret Products                        3,000                 7/31/01



                 Major Tenants of the Commercial Properties (1)

                                                                                                 Major Tenant # 1
#    Property Name                             Property Type          Sq. Ft.                          Name
--   -------------                             -------------         -------                     ----------------
142  Office Max - Northwood                       Retail              23,500                     Office Max #1053
143  Office Max - Alexandria                      Retail              23,500                     Office Max #1152
144  Foxpoint Commons                             Mixed Use           55,018                           N/A
146  Cheyenne Mountain Center                     Retail              20,002               PetCo Animal Supplies Inc #9
147  Circle K Plaza                               Retail              20,566                   Smile Dental Center
149  Big K Store                                  Retail              68,337                       K-Mart #7517
155  North By Northeast II Shoppes                Retail              12,240                     Knead Bread, LLC
158  Boston Square Shopping Center                Retail              38,525                 Rego's Hunt Road Market
159  Gaithersburg Shopping Center                 Retail              13,692                     Merchant's Tire
160  Iteq Building                                Office              37,438                Iteq Storage Systems, Inc.
165  7th Street Grocery                           Retail              14,133                     Hollywood Video
166  Eagle's Nest Office Building                 Office              29,463                         Best MSO
167  New Augusta Shoppes                          Retail              15,600               Hollywood Entertainment Corp
171  1-9 Flatbush Avenue                          Retail              11,200                    Fulton Food Court
172  Pathmark Store No. 550                       Retail              30,000                         Pathmark
173  Kmart Plaza - Minot                          Retail              113,550                   Kmart Corporation
177  55-65 Merrick Road                           Retail              14,319                         Gymbore
178  5055 California Avenue                       Office              26,639              KAISER Foundation Health Plan
181  Arctic Office Building                       Office              25,825           Schlumberger Technology Corporation
182  Lockheed Martin Building                     Industrial          62,419                     Lockheed Martin
183  Renton Highlands Center                      Retail              13,095                        Food Mart
185  CVS #0742-01                                 Retail               9,400                    CVS #742 Scarsdale
187  Midway Commercial Building                   Mixed Use           65,573                           N/A
189  Preston Office Park                          Mixed Use           21,915                           N/A
191  Premier Plaza Shopping Center                Retail              17,292                     Rama Llama Comic
193  Cumberland Technical Center                  Retail              22,885                   Cumberland Casualty
200  Park City Plaza                              Retail              20,335                Southland Corp. (7-Eleven)
202  Town & Country Shopping Center               Retail              62,586                     Winn Dixie #133
203  The Majestic Building                        Mixed Use           17,289                   Partners in Housing
205  Greensburg Plaza                             Retail              17,600                       Fashion Bug
207  Northway Court Shopping Center               Retail              17,052                HealthEast Med Home, Ltd.
208  Goodwill Retail Center                       Retail              19,900                   Goodwill Industries
211  Morello Building                             Industrial          16,030                        Gator Fire
215  Summit Plaza                                 Office              14,753                        Dr. Brown
217  1735 Central Avenue                          Office              11,824                     The Howard Group
222  40 Scitico Road                              Industrial          48,000                     Carbon Products
224  Woodhaven Village Square                     Retail               5,000               Applebee's of Michigan, Inc.
227  St. John's Office Building                   Mixed Use            8,275                       HPI Printing
228  Southlake Center                             Retail              13,059                     Liberty Cleaners
231  4425 South 87th Street                       Mixed Use           20,000                    Intestate Electric




          Major Tenant # 1       Major Tenant # 1                     Major Tenant # 2                         Major Tenant # 2
#             Sq. Ft.         Lease Expiration Date                          Name                                  Sq. Ft.
--        ----------------    ----------------------                  ----------------                         ----------------
142            23,500                1/31/20                                 N/A                                    N/A
143            23,500                1/31/21                                 N/A                                    N/A
144             N/A                    N/A                                   N/A                                    N/A
146            15,000                4/30/14                          The Mattress Firm                            5,002
147            3,312                 1/31/05                              Circle K                                 3,024
149            68,337                3/31/07                                 N/A                                    N/A
155            3,960                 10/31/04                     Neighborhood Dry Cleaners                        2,160
158            15,000                2/28/10                                 N/A                                    N/A
159            6,264                 8/23/19                      Watkin's Mill Beer & Wine                        2,012
160            10,514                4/30/01                         Enerva Corporation                            4,041
165            6,000                 3/31/14                        Taylor Family Dentist                          2,863
166            11,657                9/30/02                                 N/A                                    N/A
167            4,800                 11/17/09                           Mango's Inc.                               3,600
171            2,400                  5/7/09                     Atlantic Professional Mgt.                        1,600
172            30,000                2/28/12                                 N/A                                    N/A
173           108,000                 7/1/02                                 N/A                                    N/A
177            3,143                  8/1/08                                 N/A                                    N/A
178            13,955                3/31/02                   National Mentor Healthcare Inc                      3,154
181            14,162                 1/1/04                     Appraisal Company of Alaska                       2,389
182            62,419                3/31/06                                 N/A                                    N/A
183            3,240                  5/8/07                        Hot Pho (Minh Chung)                           2,350
185            9,400                  1/1/20                                 N/A                                    N/A
187             N/A                    N/A                                   N/A                                    N/A
189             N/A                    N/A                                   N/A                                    N/A
191            3,142                 9/30/04                          Dry Clean Express                            2,000
193            8,775                 5/31/09                               Qualex                                  2,450
200            2,738                 5/31/02                            Dry Clean USA                              2,190
202            29,371                10/28/07                         B.C. Moore & Sons                           14,605
203            2,125                 10/30/01                       Comstock & Associates                          1,950
205            9,600                  1/1/04                           American Rental                             4,000
207            5,834                 7/14/01                              Tom Thumb                                3,750
208            10,000                5/31/04                           Shape Up Shack                              8,700
211            8,000                 9/30/04                       Courtesy Collision, Inc                         5,285
215            5,255                 9/30/00                                 ITE                                   1,834
217            3,000                 4/30/01                           White Mtn Ins.                              2,962
222            18,000                10/31/02                           H.A. Denunzio                             18,000
224            5,000                 11/30/19                                N/A                                    N/A
227            2,675                 3/31/05                         Lotus International                           1,900
228            2,379                  6/8/06                              Chanell's                                2,084
231            12,800                6/30/02                          Auto Kleen, Inc.                             4,800




         Major Tenant # 2                       Major Tenant # 3                   Major Tenant # 3      Major Tenant # 3
#      Lease Expiration Date                         Name                              Sq. Ft.         Lease Expiration Date
--     ---------------------                    ----------------                   ----------------    ---------------------
142             N/A                                   N/A                                N/A                   N/A
143             N/A                                   N/A                                N/A                   N/A
144             N/A                                   N/A                                N/A                   N/A
146           3/31/04                                 N/A                                N/A                   N/A
147           6/30/03                          Orthodonic Center                        2,270               12/31/02
149             N/A                                   N/A                                N/A                   N/A
155           12/31/04                      Omnipoint Communication                     1,800               10/31/04
158             N/A                                   N/A                                N/A                   N/A
159           12/31/09                           CitiFinancial                          1,555                9/30/04
160           10/31/04                                N/A                                N/A                   N/A
165           9/30/06                            Country Wide                           2,416                7/31/04
166             N/A                                   N/A                                N/A                   N/A
167           1/31/05                    Neighborhood Dry Cleaning Co                   3,000                9/30/04
171           4/30/03                            Dr. Niderman                           1,100                3/19/01
172             N/A                                   N/A                                N/A                   N/A
173             N/A                                   N/A                                N/A                   N/A
177             N/A                                   N/A                                N/A                   N/A
178           8/31/01                       Washington Mutual Bank                      2,978                9/23/03
181            2/1/04                      Meridian Management, Inc.                    1,721                12/1/04
182             N/A                                   N/A                                N/A                   N/A
183           5/31/02                    No Bull Saloon (Flight's Pub)                  2,343                2/21/06
185             N/A                                   N/A                                N/A                   N/A
187             N/A                                   N/A                                N/A                   N/A
189             N/A                                   N/A                                N/A                   N/A
191           4/30/02                          Accident & Injury                        1,900                6/30/01
193           5/31/09                           Cumberland Mgt                          1,575                5/31/09
200           10/31/03                  American TKA Martial Arts, Inc.                 2,182                9/30/04
202           9/16/05                        CVS #7294-01 (REVCO)                       8,450                8/31/04
203           10/14/00                              Zeeso's                             1,750                7/31/03
205            6/1/01                            Cellular One                           2,800                7/1/04
207           10/31/01                  Prometheus Communications, Inc                  2,392                3/31/01
208           7/31/04                              Mt. Moka                             1,200                5/31/05
211            1/1/08                         Extreme Hummer, LLC                       2,745                8/8/02
215           12/14/00                            Dr. Nelson                            1,710                6/30/04
217           4/30/01                         Interim Health Care                       1,962               12/31/00
222           9/30/03                             Star Steel                           12,000                8/30/02
224             N/A                                   N/A                                N/A                   N/A
227           9/30/04                         Midwest Diversified                       1,225                4/30/02
228           4/30/01                           Chateau Le Pat                          2,049               10/31/00
231           6/30/02                                 J10                               2,400                3/31/03



(1)  Only those tenants which occupy 10% or more of the property area.

(2A) The Underlying Mortgage Loans secured by Poly Foam and Poly-Foam International, Inc. are cross-collateralized and cross-defaulted, respectively.

(2C) The Underlying Mortgage Loans secured by Crystal Mountain Office Park and Lake Pointe Center II are cross-collateralized and cross-defaulted, respectively.

                              Multifamily Schedule



                                                                  Utilities                    Subject  Subject    Subject  Subject
                                                                   Tenant                #      Studio   Studio    Studio     1 BR
#    Property Name                                                  Pays             Elevators  Units  Avg. Rent  Max. Rent  Units
--   -------------                                                ---------          --------- ------- ---------  --------- --------
4a   Seven Gables Apartments                                      Electric               0       N/A      N/A        N/A      N/A
4b   High Ridge Apartments                                        Electric               0       N/A      N/A        N/A      312
6a   Timbercreek Apartments                                       Electric               0       125     $385       $460      763
6b   Deering Manor Apartments                                     Electric               0       N/A      N/A        N/A      N/A
8    Gateway at Randolph Apartments                               Electric               0       N/A      N/A        N/A      787
14a  Autumn Ridge Apartments                              Electric/Gas/Water/Sewer       0       N/A      N/A        N/A       80
14b  Summer Glen Apartments                                       Electric               0        40     $414       $415       72
15   Sterling University Crescent                                 Electric               0       N/A      N/A        N/A      N/A
16   Oakbrook Apartments                                          Electric               0        30     $552       $610       60
18   Sandhurst Apartments                                       Electric/Gas             0       N/A      N/A        N/A      128
20   Saddle Brook Apartments                                      Electric               0       N/A      N/A        N/A      294
22   Hillcroft Apartments                                         Electric               0        4      $735       $745       94
29   Carlton Village Apartments                             Electric/Water/Sewer         0        64     $594       $665      115
30   Glenridge Apartments                                       Electric/Gas             0       N/A      N/A        N/A       93
32   Windmill Apartments                                        Electric/Gas             0       N/A      N/A        N/A      240
34   Cheyenne Crest Apartments                                  Electric/Gas             0       N/A      N/A        N/A       88
46   Ravenswood Apartments                                     Electric/Sewer            0       N/A      N/A        N/A      120
51   Cypress Springs Apartments                                 Electric/Gas             0        92     $474       $535       96
52   Sterling University Peaks                                    Electric               0       N/A      N/A        N/A      N/A
56   Willow Pond Apartments                                         None                 0        72     $394       $675      174
57   Standard Dairy Apartments                                    Electric               1        9      $739      $1,250      3
63   Walnut Creek Apartments                                    Electric/Gas             0       N/A      N/A        N/A      224
68   Clearbrook Village Apartments                                Electric               0       N/A      N/A        N/A       48
71   Hamilton Park Apartments                                     Electric               0       N/A      N/A        N/A      266
74   Landmark Garden Apartments                                   Electric               0       N/A      N/A        N/A      100
75   Applecreek Apartments                                          None                 0       N/A      N/A        N/A       90
77   Ramblewood Apartments                                          None                 0       N/A      N/A        N/A       66
80   Maple Leaf Apartments                                      Electric/Gas             0       N/A      N/A        N/A       12
82   Sunpark Apartments                                           Electric               0       N/A      N/A        N/A      N/A
83   Carol Oaks Apartments                                        Electric               0        36     $365       $365      128
86   Woodridge Apartments                                         Electric               0       N/A      N/A        N/A      120
95   Forest Hills Apartments                                      Electric               0        80     $432       $465       80
99   Pinetree Village Apartments                                  Electric               0       N/A      N/A        N/A      116
101  Pine Trails Apartments                                       Electric               0       N/A      N/A        N/A       16
104  Bryn Mawr Suites Apartments                                  Electric               2        22     $414       $440       40
106  Laddins Rock                                               Electric, Gas            1       N/A      N/A        N/A       2
107  Christine Place Apartments                           Electric/Gas/ Water/Sewer      2       N/A      N/A        N/A       86
109  Richland Hills Apartments                                    Electric               0       N/A      N/A        N/A       40
121  Phoenix Park Apartments                                      Electric               0       N/A      N/A        N/A       96
127  The Meadows Apartments                                       Electric               0       N/A      N/A        N/A       8
129  Colony Square Apartments                                   Electric/Gas             0       N/A      N/A        N/A       96
134  Oaks Apartments                                              Electric               0       N/A      N/A        N/A       66
135  New England Place Apartments                                 Electric               0       N/A      N/A        N/A      N/A
138  Calder Square, Phase II Apartments                           Electric               0       N/A      N/A        N/A       38
141a Lakeview Arms Apartments                                     Electric               0       N/A      N/A        N/A       8
141b Jackson Square Apartments                                    Electric               0       N/A      N/A        N/A       16
145  Continental Terrace Apartments                               Electric               0       N/A      N/A        N/A      N/A
148  Flamingo West Apartments                                       None                 0       N/A      N/A        N/A       7
150  St. Agnes Apartments                                         Electric               1        22     $414       $520       56
151  Richfield Court Apartments                                 Electric/Gas             0        8      $298       $320       16
154  Academy Apartments                                           Electric               0        16     $373       $400       40
157  Mission Hill Apartments                                      Electric               0        3      $550       $625      N/A
162  Centre Square Apartments                               Electric/Water/Sewer         0       N/A      N/A        N/A      N/A
163  Emerald Lake Apartments                                      Electric               1        2      $375       $400       39
164  The Sun Prairie Apartments                             Electric/Water/Sewer         0       N/A      N/A        N/A      N/A
168  Lakedale Apartments  (2E)                                    Electric               0        8      $365       $370       48
169  Liberty Apartments  (2E)                                     Electric               0        10     $331       $350       38
174  Villa Del Rio Apartments                                     Electric               0       N/A      N/A        N/A       68
175  Winchester Arms & Fox Chase Apartments                       Electric               1        2      $455       $515       43
176  Old Orchard II Apartments                              Electric/Water/Sewer         0       N/A      N/A        N/A       6
180a Monterey Apartments                                          Electric               0       N/A      N/A        N/A      N/A
180b Sherbrooke Apartments                                        Electric               0       N/A      N/A        N/A       17
184  Lansing Square Apartments                                    Electric               0       N/A      N/A        N/A       37
186  Pinewood Village Apartments                                Electric/Gas             0        5      $349       $399       47
188  Jersey Street Apartments                                     Electric               0       N/A      N/A        N/A      N/A
190  Fairmont Oaks Apartments                                     Electric               0       N/A      N/A        N/A       29
192  4404-4418 Walnut Street                                    Electric/Gas             0       N/A      N/A        N/A       2
194  Orchard Park Apartments                                      Electric               0       N/A      N/A        N/A       29
195  Quarry Ridge Apartments                                    Electric/Gas             0       N/A      N/A        N/A      N/A
196  Stoney Creek Apartments  (3)                                 Electric               0        1      $450       $450       11




      Subject    Subject  Subject  Subject    Subject   Subject   Subject   Subject  Subject  Subject    Subject
        1 BR      1 BR      2 BR     2 BR       2 BR      3 BR     3 BR       3 BR    4 BR     4 BR       4 BR
#    Avg. Rent  Max. Rent  Units  Avg. Rent  Max. Rent   Units   Avg. Rent Max. Rent  Units  Avg. Rent  Max. Rent
--   ---------  --------- ------- ---------  ---------  -------  --------- ---------  ------ ---------  ---------
4a      N/A        N/A      1184    $426       $515       N/A       N/A       N/A      N/A     N/A        N/A
4b     $469       $610       48     $716       $760       N/A       N/A       N/A      N/A     N/A        N/A
6a     $489       $655      195     $653       $850       N/A       N/A       N/A      N/A     N/A        N/A
6b      N/A        N/A      168     $417       $475       N/A       N/A       N/A      N/A     N/A        N/A
8      $807       $995      116     $997      $1,410      N/A       N/A       N/A      N/A     N/A        N/A
14a    $596       $600      144     $688       $720        64      $800      $875      N/A     N/A        N/A
14b    $545       $573       74     $643       $691        20      $754      $770      N/A     N/A        N/A
15      N/A        N/A       53     $761      $1,080       80     $1,056    $1,185     60    $1,177     $1,350
16     $636       $725       96     $948      $1,180       36     $1,520    $1,650     18    $1,861     $2,080
18     $683       $715      200     $823       $850       N/A       N/A       N/A      N/A     N/A        N/A
20     $806       $930       74     $974       $980       N/A       N/A       N/A      N/A     N/A        N/A
22     $851       $875       82     $971      $1,100       12     $1,137    $1,165     N/A     N/A        N/A
29     $655       $670       61     $783       $810       N/A       N/A       N/A      N/A     N/A        N/A
30     $636       $702      127     $751       $801       N/A       N/A       N/A      N/A     N/A        N/A
32     $473       $575       64     $637       $715       N/A       N/A       N/A      N/A     N/A        N/A
34     $573       $650      120     $734       $795       N/A       N/A       N/A      N/A     N/A        N/A
46     $594       $633       84     $687       $725       N/A       N/A       N/A      N/A     N/A        N/A
51     $515       $590       84     $644       $720       N/A       N/A       N/A      N/A     N/A        N/A
52      N/A        N/A      192     $558       $620       N/A       N/A       N/A      N/A     N/A        N/A
56     $481       $650       95     $671       $800        45      $830      $950      N/A     N/A        N/A
57     $867      $1,100      40     $851      $2,100       10     $1,074    $1,150      2     $963       $975
63     $390       $500       56     $519       $555       N/A       N/A       N/A      N/A     N/A        N/A
68     $462       $469      128     $567       $694       N/A       N/A       N/A      N/A     N/A        N/A
71     $370       $530       60     $505       $565       N/A       N/A       N/A      N/A     N/A        N/A
74     $567       $639       52     $673       $739        16      $830      $875      N/A     N/A        N/A
75     $499       $565      116     $654       $685        10      $803      $815      N/A     N/A        N/A
77     $424       $475       66     $583       $630       149      $631      $693      N/A     N/A        N/A
80     $515       $530      108     $582       $630       N/A       N/A       N/A      N/A     N/A        N/A
82      N/A        N/A      168     $540       $540       N/A       N/A       N/A      N/A     N/A        N/A
83     $436       $525       48     $589       $630        12      $755      $755      N/A     N/A        N/A
86     $386       $410       80     $490       $545       N/A       N/A       N/A      N/A     N/A        N/A
95     $526       $550      N/A      N/A        N/A       N/A       N/A       N/A      N/A     N/A        N/A
99     $512       $530      N/A      N/A        N/A       N/A       N/A       N/A      N/A     N/A        N/A
101    $479       $479       72     $539       $539        32      $598      $598      N/A     N/A        N/A
104    $531       $550       37     $629       $650        6       $862     $1,050     N/A     N/A        N/A
106   $1,400     $1,400      22    $1,749     $1,800      N/A       N/A       N/A      N/A     N/A        N/A
107    $729       $825       8      $928       $935       N/A       N/A       N/A      N/A     N/A        N/A
109    $386       $410      128     $414       $445        32      $445      $490      N/A     N/A        N/A
121    $538       $695      N/A      N/A        N/A       N/A       N/A       N/A      N/A     N/A        N/A
127    $375       $375       32     $463       $485        48      $519      $553      N/A     N/A        N/A
129    $377       $435       80     $418       $535        8       $454      $535      N/A     N/A        N/A
134    $388       $510       71     $498       $600       N/A       N/A       N/A      N/A     N/A        N/A
135     N/A        N/A       65     $654       $700        3       $755      $775      N/A     N/A        N/A
138    $553       $575       42     $672       $700       N/A       N/A       N/A      N/A     N/A        N/A
141a   $425       $425       48     $475       $475        8       $550      $550      N/A     N/A        N/A
141b   $375       $375       16     $425       $425       N/A       N/A       N/A      N/A     N/A        N/A
145     N/A        N/A       78     $463       $575       N/A       N/A       N/A      N/A     N/A        N/A
148    $403       $450       58     $541       $600        7       $646      $685      N/A     N/A        N/A
150    $539       $695       1      $695       $695       N/A       N/A       N/A      N/A     N/A        N/A
151    $357       $380      112     $401       $440       N/A       N/A       N/A      N/A     N/A        N/A
154    $459       $470       24     $548       $600       N/A       N/A       N/A      N/A     N/A        N/A
157     N/A        N/A       30     $888      $1,000      N/A       N/A       N/A      N/A     N/A        N/A
162     N/A        N/A       52     $520       $560       N/A       N/A       N/A      N/A     N/A        N/A
163    $508       $560       13     $657       $695       N/A       N/A       N/A      N/A     N/A        N/A
164     N/A        N/A       80     $544       $560       N/A       N/A       N/A      N/A     N/A        N/A
168    $431       $490       24     $506       $600       N/A       N/A       N/A      N/A     N/A        N/A
169    $366       $400       2      $400       $420       N/A       N/A       N/A      N/A     N/A        N/A
174    $387       $495       40     $493       $550       N/A       N/A       N/A      N/A     N/A        N/A
175    $480       $570       15     $640       $695       N/A       N/A       N/A      N/A     N/A        N/A
176    $393       $400       66     $485       $500       N/A       N/A       N/A      N/A     N/A        N/A
180a    N/A        N/A       52     $603       $650       N/A       N/A       N/A      N/A     N/A        N/A
180b   $462       $500       15     $656       $745        6       $749      $827      N/A     N/A        N/A
184    $494       $535       18     $633       $675       N/A       N/A       N/A      N/A     N/A        N/A
186    $347       $449       12     $452       $469       N/A       N/A       N/A      N/A     N/A        N/A
188     N/A        N/A       42     $647       $675       N/A       N/A       N/A      N/A     N/A        N/A
190    $445       $475       31     $541       $575       N/A       N/A       N/A      N/A     N/A        N/A
192    $518       $550       46     $544       $625        4       $625      $625      N/A     N/A        N/A
194    $347       $375       29     $439       $500       N/A       N/A       N/A      N/A     N/A        N/A
195     N/A        N/A       48     $432       $450       N/A       N/A       N/A      N/A     N/A        N/A
196    $585       $605       17     $703       $785        5       $787      $830      N/A     N/A        N/A


                                                                  Utilities                    Subject  Subject    Subject  Subject
                                                                   Tenant                #      Studio   Studio    Studio     1 BR
#    Property Name                                                  Pays             Elevators  Units  Avg. Rent  Max. Rent  Units
--   -------------                                                ---------          --------- ------- ---------  --------- --------
197  Plaza Apartments                                             Electric               0        3      $476       $519       27
198a Mulberry Court Apartments                               Electric/Gas/Sewer          0       N/A      N/A        N/A       17
198b 6919 Walker Street                                   Electric/Gas/Water/Sewer       0       N/A      N/A        N/A       11
198c 5711 Erdrick Street                                  Electric/Gas/Water/Sewer       0       N/A      N/A        N/A       11
201  Sunny Townhomes                                              Electric               0       N/A      N/A        N/A      N/A
204  Royal Park Apartments                                        Electric               0       N/A      N/A        N/A       8
206  Wilson Heights Apartments                                    Electric               0       N/A      N/A        N/A      N/A
212  Town North Villa Apartments                                  Electric               0       N/A      N/A        N/A      N/A
213  1137 North 13th Street Apartments  (2F)                      Electric               0        18     $292       $315       9
214  949-969 North 27th Street  (2F)                              Electric               0        2      $275       $280       9
216  Turney Square Apartments                                     Electric               0       N/A      N/A        N/A       16
218  Lake Street Apartments                                     Electric/Gas             0       N/A      N/A        N/A       22
219  Atwood & Barker Apartments                                   Electric               0        7      $417       $450       25
220  162 Myrtle Avenue                                          Electric/Gas             0       N/A      N/A        N/A      N/A
221  Summit Heights Apartments                                    Electric               0       N/A      N/A        N/A       36
225  North Gate Apartments  (2G)                                  Electric               0       N/A      N/A        N/A       15
226  Salem Apartments  (2G)                                         None                 0       N/A      N/A        N/A       12
229  Country Villa Apartments                                     Electric               0       N/A      N/A        N/A       16
230  Coach Light Apartments                                         None                 0       N/A      N/A        N/A       12
232  Cosmos Apartments                                      Electric/Water/Sewer         0       N/A      N/A        N/A      N/A




       Subject    Subject  Subject  Subject    Subject   Subject   Subject   Subject  Subject Subject    Subject
         1 BR      1 BR      2 BR     2 BR       2 BR      3 BR     3 BR       3 BR    4 BR     4 BR      4 BR
#     Avg. Rent  Max. Rent  Units  Avg. Rent  Max. Rent   Units   Avg. Rent Max. Rent  Units Avg. Rent  Max. Rent
--   ---------  --------- ------- ---------  ---------  -------  --------- ---------  ------ ---------  ---------

197     $477       $525       10     $595       $600       N/A       N/A       N/A      N/A     N/A        N/A
198a    $405       $465       10     $474       $490       N/A       N/A       N/A      N/A     N/A        N/A
198b    $373       $390      N/A      N/A        N/A       N/A       N/A       N/A      N/A     N/A        N/A
198c    $385       $425      N/A      N/A        N/A       N/A       N/A       N/A      N/A     N/A        N/A
201      N/A        N/A       40     $490       $525       N/A       N/A       N/A      N/A     N/A        N/A
204     $471       $480       24     $565       $580       N/A       N/A       N/A      N/A     N/A        N/A
206      N/A        N/A       28     $474       $485        8       $595      $610      N/A     N/A        N/A
212      N/A        N/A       32     $500       $550       N/A       N/A       N/A      N/A     N/A        N/A
213     $359       $395      N/A      N/A        N/A       N/A       N/A       N/A      N/A     N/A        N/A
214     $324       $350       4      $431       $450       N/A       N/A       N/A      N/A     N/A        N/A
216     $379       $381       16     $456       $456       N/A       N/A       N/A      N/A     N/A        N/A
218     $499       $508      N/A      N/A        N/A       N/A       N/A       N/A      N/A     N/A        N/A
219     $509       $550       3      $663       $675       N/A       N/A       N/A      N/A     N/A        N/A
220      N/A        N/A      N/A      N/A        N/A        8      $1,158    $1,200     N/A     N/A        N/A
221     $405       $450      N/A      N/A        N/A       N/A       N/A       N/A      N/A     N/A        N/A
225     $334       $350      N/A      N/A        N/A       N/A       N/A       N/A      N/A     N/A        N/A
226     $435       $475      N/A      N/A        N/A       N/A       N/A       N/A      N/A     N/A        N/A
229     $291       $300       24     $380       $515       N/A       N/A       N/A      N/A     N/A        N/A
230     $376       $380       28     $479       $480       N/A       N/A       N/A      N/A     N/A        N/A
232      N/A        N/A       12     $604       $640       N/A       N/A       N/A      N/A     N/A        N/A




(2E) The Underlying Mortgage Loans secured by Lakedale Apartments and Liberty Apartments are cross-collateralized and cross-defaulted, respectively.

(2F) The Underlying Mortgage Loans secured by 1137 North 13th Street Apartments and 949-969 North 27th Street are cross-collateralized and cross-defaulted, respectively.

(2G) The Underlying Mortgage Loans secured by North Gate Apartments and Salem Apartments are cross-collateralized and cross-defaulted, respectively.

(3) Stoney Creek Apartments includes one 6BR unit with monthly rent equal to $1,095.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       See this Exhibit for tables titled:

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Year Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile


                                                       MORTGAGE INTEREST RATES


                                                                                          WEIGHTED
                                         NUMBER OF                      PERCENTAGE OF     AVERAGE                    WEIGHTED
                                        UNDERLYING        CUT-OFF DATE     INITIAL       MORTGAGE     WEIGHTED        AVERAGE
               RANGE OF                  MORTGAGE          PRINCIPAL     MORTGAGE POOL    INTEREST      AVERAGE     CUT-OFF DATE
        MORTGAGE INTEREST RATES           LOANS             BALANCE        BALANCE         RATES      U/W DSCR       LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
       6.810%    -     7.750%               9          $  155,863,591       12.1%         7.197%        1.72x          58.5%
       7.751%    -     8.000%               6              29,999,333        2.3%         7.974%        1.52           62.1%
       8.001%    -     8.250%              36             282,161,329       21.9%         8.118%        1.32           73.0%
       8.251%    -     8.500%              71             315,280,601       24.4%         8.364%        1.28           72.7%
       8.501%    -     8.750%              61             359,204,486       27.8%         8.622%        1.39           64.6%
       8.751%    -     9.000%              31             105,768,440        8.2%         8.841%        1.34           72.1%
       9.001%    -     9.590%              18              42,490,383        3.3%         9.158%        1.30           71.3%
                                   -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   232          $1,290,768,164      100.0%         8.297%        1.38x          68.5%
                                   ===========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                               9.590%
MINIMUM MORTGAGE INTEREST RATE:                               6.810%
WTD. AVG. MORTGAGE INTEREST RATE:                             8.297%






                                                   CUT-OFF DATE PRINCIPAL BALANCES

                                                                                               WEIGHTED
                                            NUMBER OF                         PERCENTAGE OF     AVERAGE                   WEIGHTED
                                           UNDERLYING       CUT-OFF DATE         INITIAL       MORTGAGE     WEIGHTED       AVERAGE
         RANGE OF CUT-OFF DATE              MORTGAGE          PRINCIPAL       MORTGAGE POOL    INTEREST      AVERAGE    CUT-OFF DATE
           PRINCIPAL BALANCES                 LOANS            BALANCE           BALANCE         RATES      U/W DSCR      LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

       $     230,842   -       500,000          8        $    2,955,007           0.2%          8.848%        1.35x         72.0%
             500,001   -       750,000         14             8,337,909           0.6%          8.823%        1.33          71.1%
             750,001   -     1,000,000         10             8,968,894           0.7%          8.731%        1.35          66.6%
           1,000,001   -     1,250,000         17            18,974,109           1.5%          8.736%        1.32          72.4%
           1,250,001   -     1,500,000         16            22,438,876           1.7%          8.621%        1.37          66.9%
           1,500,001   -     1,750,000          8            13,068,391           1.0%          8.612%        1.33          71.6%
           1,750,001   -     2,000,000         20            37,272,210           2.9%          8.583%        1.30          70.7%
           2,000,001   -     3,000,000         30            74,231,642           5.8%          8.411%        1.30          71.0%
           3,000,001   -     4,000,000         25            87,599,577           6.8%          8.396%        1.29          71.2%
           4,000,001   -     5,000,000         13            58,043,231           4.5%          8.340%        1.38          69.0%
           5,000,001   -     6,000,000         17            93,015,314           7.2%          8.475%        1.32          71.0%
           6,000,001   -     8,500,000         12            85,772,101           6.6%          8.351%        1.34          70.0%
           8,500,001   -     9,500,000          6            53,767,165           4.2%          8.196%        1.26          76.6%
           9,500,001   -    10,000,000          6            58,539,725           4.5%          8.406%        1.30          77.2%
          10,000,001   -    11,250,000          5            51,917,676           4.0%          8.318%        1.25          74.4%
          11,250,001   -    12,000,000          4            46,240,167           3.6%          8.098%        1.42          67.7%
          12,000,001   -    19,500,000         10           138,416,199          10.7%          8.380%        1.28          72.7%
          19,500,001   -    34,500,000          6           164,783,680          12.8%          8.256%        1.33          71.7%
          34,500,001   -   $87,301,842          5           266,426,293          20.6%          8.002%        1.65          55.9%
                                            ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       232        $1,290,768,164         100.0%          8.297%        1.38x         68.5%
                                            ========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE:                      $87,301,843
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE:                      $   230,842
WTD. AVG. CUT-OFF DATE PRINCIPAL BALANCE:                    $ 5,563,656



                                                     ORIGINAL AMORTIZATION TERMS

                                                                                               WEIGHTED
                                                 NUMBER OF                   PERCENTAGE OF      AVERAGE                  WEIGHTED
           RANGE OF                             UNDERLYING    CUT-OFF DATE      INITIAL        MORTGAGE    WEIGHTED      AVERAGE
     ORIGINAL AMORTIZATION                       MORTGAGE       PRINCIPAL    MORTGAGE POOL     INTEREST    AVERAGE     CUT-OFF DATE
         TERMS (MONTHS)                            LOANS         BALANCE       BALANCE          RATES      U/W DSCR     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

        152    -    290                             10       $   81,413,722       6.3%          7.248%      2.07x         46.1%

        291    -    300                             59          193,255,770      15.0%          8.424%      1.46          62.9%

        301    -    360                            163        1,016,098,671      78.7%          8.357%      1.31          71.3%

                                                ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            232       $1,290,768,164     100.0%          8.297%      1.38X         68.5%
                                                ====================================================================================


MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS):                                360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS):                                152
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS):                              338








                                                ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                          WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                      WEIGHTED
           RANGE OF                      UNDERLYING    CUT-OFF DATE       INITIAL         MORTGAGE      WEIGHTED        AVERAGE
        ORIGINAL TERMS                    MORTGAGE      PRINCIPAL      MORTGAGE POOL      INTEREST       AVERAGE     CUT-OFF DATE
   TO STATED MATURITY (MONTHS)              LOANS        BALANCE          BALANCE          RATES        U/W DSCR       LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
         60    -    100                       4       $   32,789,432         2.5%           7.874%          1.64x        56.1%
        101    -    120                     217        1,117,612,969        86.6%           8.424%          1.34         69.8%
        121    -    240                      11          140,365,764        10.9%           7.387%          1.68         60.5%

                                      ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     232       $1,290,768,164       100.0%           8.297%          1.38X        68.5%
                                      ==============================================================================================


MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):                240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):                 60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS):              122

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.


                                                    REMAINING AMORTIZATION TERMS

                                                                                        WEIGHTED
                                   NUMBER OF                          PERCENTAGE OF      AVERAGE                     WEIGHTED
             RANGE OF              UNDERLYING         CUT-OFF DATE       INITIAL        MORTGAGE    WEIGHTED          AVERAGE
      REMAINING AMORTIZATION        MORTGAGE            PRINCIPAL     MORTGAGE POOL     INTEREST     AVERAGE       CUT-OFF DATE
          TERMS (MONTHS)             LOANS              BALANCE          BALANCE          RATES     U/W DSCR         LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
        151      -    290              19           $  100,570,815         7.8%           7.381%       1.96x            48.4%
        291      -    350              66              323,441,636        25.1%           8.161%       1.38             67.6%
        351      -    360             147              866,755,713        67.2%           8.454%       1.32             71.1%

                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               232           $1,290,768,164       100.0%           8.297%       1.38X            68.5%
                                  ==================================================================================================


MAXIMUM REMAINING AMORTIZATION TERM (MONTHS):                   360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS):                   151
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS):                 333





                                               REMAINING TERMS TO STATED MATURITY (1)



                                                                                       WEIGHTED
                                    NUMBER OF                         PERCENTAGE OF    AVERAGE                   WEIGHTED
            RANGE OF               UNDERLYING      CUT-OFF DATE         INITIAL        MORTGAGE     WEIGHTED      AVERAGE
        REMAINING TERMS             MORTGAGE        PRINCIPAL         MORTGAGE POOL    INTEREST      AVERAGE   CUT-OFF DATE
  TO STATED MATURITY (MONTHS)         LOANS          BALANCE             BALANCE        RATES       U/W DSCR     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------

         40    -     99                  6        $   39,067,314           3.0%         7.829%        1.61x        56.8%
        100    -    120                216         1,125,295,384          87.2%         8.428%        1.34         70.0%
        121    -    239                 10           126,405,467           9.8%         7.276%        1.73         58.6%

                                   -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                232        $1,290,768,164         100.0%         8.297%        1.38x        68.5%
                                   =================================================================================================


MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS):          239
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS):           40
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS):        117

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.




                                              YEARS BUILT/YEARS RENOVATED (1)

                                                                             WEIGHTED
                             NUMBER OF                      PERCENTAGE OF     AVERAGE                              WEIGHTED
                             MORTGAGED    CUT-OFF DATE         INITIAL       MORTGAGE           WEIGHTED            AVERAGE
   RANGE OF YEARS              REAL         PRINCIPAL       MORTGAGE POOL    INTEREST            AVERAGE         CUT-OFF DATE
  BUILT/RENOVATED           PROPERTIES       BALANCE           BALANCE         RATES            U/W DSCR           LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
   1920   -   1970              18      $   48,167,234           3.7%          8.225%              1.46x              66.4%
   1971   -   1980              20          38,854,139           3.0%          8.428%              1.37               70.3%
   1981   -   1990              62         319,605,662          24.8%          8.113%              1.48               67.3%
   1991   -   2000             144         884,141,129          68.5%          8.362%              1.35               68.9%

                         -----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        244      $1,290,768,164         100.0%          8.297%              1.38x              68.5%
                         ===========================================================================================================


MOST RECENT YEAR BUILT/RENOVATED:      2000
OLDEST YEAR BUILT/RENOVATED:           1920
WTD. AVG. YEAR BUILT/RENOVATED:        1993

(1) YEAR BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED.




                                                 OCCUPANCY RATES AT UNDERWRITING (1)


                                                                                    WEIGHTED
                             NUMBER OF                          PERCENTAGE OF        AVERAGE                       WEIGHTED
                             MORTGAGED       CUT-OFF DATE          INITIAL          MORTGAGE      WEIGHTED          AVERAGE
         RANGE OF              REAL            PRINCIPAL        MORTGAGE POOL       INTEREST       AVERAGE       CUT-OFF DATE
  OCCUPANCY RATES AT U/W    PROPERTIES          BALANCE            BALANCE            RATES       U/W DSCR         LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------
      76.0%    -    84.9%       4          $   10,511,689         0.8%              7.774%         1.66x            57.7%
      85.0%    -    89.9%      13              35,831,304         2.8%              8.477%         1.32             70.5%
      90.0%    -    94.9%      36             165,976,871        12.9%              8.385%         1.29             74.7%
      95.0%    -    97.4%      47             316,675,639        24.5%              8.395%         1.26             76.3%
      97.5%    -   100.0%     136             706,441,802        54.7%              8.221%         1.45             64.1%
                         ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       236          $1,235,437,305        95.7%              8.291%         1.38x            68.8%
                         ====================================================================================================


MAXIMUM OCCUPANCY RATE AT U/W:             100.0%
MINIMUM OCCUPANCY RATE AT U/W:              76.0%
WTD. AVG. OCCUPANCY RATE AT U/W:            97.3%

(1) DOES NOT INCLUDE THE HOTEL PROPERTIES.


                                              UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS


                                                                                          WEIGHTED
                                      NUMBER OF                           PERCENTAGE OF    AVERAGE                  WEIGHTED
                                      UNDERLYING         CUT-OFF DATE        INITIAL       MORTGAGE   WEIGHTED      AVERAGE
               RANGE OF                MORTGAGE            PRINCIPAL      MORTGAGE POOL    INTEREST    AVERAGE    CUT-OFF DATE
              U/W DSCRS                 LOANS              BALANCE           BALANCE        RATES     U/W DSCR     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
        1.16x     -      1.19              4          $   32,499,958            2.5%        8.404%      1.18x        78.3%
        1.20      -      1.22             44             250,668,765           19.4%        8.466%      1.21         75.4%
        1.23      -      1.25             44             260,361,664           20.2%        8.356%      1.24         75.6%
        1.26      -      1.29             43             187,659,636           14.5%        8.110%      1.27         72.7%
        1.30      -      1.39             52             236,446,236           18.3%        8.392%      1.34         70.7%
        1.40      -      1.49             21              84,275,854            6.5%        8.630%      1.43         68.5%
        1.50      -      1.70             16              70,633,774            5.5%        8.137%      1.60         53.9%
        1.71      -      2.77x             8             168,222,277           13.0%        7.909%      1.98         43.3%

                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  232          $1,290,768,164          100.0%        8.297%      1.38x        68.5%
                                    ================================================================================================


MAXIMUM U/W DSCR:                      2.77x
MINIMUM U/W DSCR:                      1.16x
WTD. AVG. U/W DSCR:                    1.38x









                                                  CUT-OFF DATE LOAN-TO-VALUE RATIOS


                                                                                       WEIGHTED
                                    NUMBER OF                         PERCENTAGE OF     AVERAGE                   WEIGHTED
                                   UNDERLYING        CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
         RANGE OF CUT-OFF DATE      MORTGAGE           PRINCIPAL      MORTGAGE POOL    INTEREST      AVERAGE    CUT-OFF DATE
          LOAN-TO-VALUE RATIOS        LOANS             BALANCE          BALANCE         RATES      U/W DSCR      LTV RATIO
----------------------------------------------------------------------------------------------------------------------------
       40.10%     -    55.00%         15            $ 221,926,430        17.2%         7.961%        1.88x         44.6%
       55.10%     -    65.00%         31              128,677,636        10.0%         8.551%        1.37          60.3%
       65.10%     -    67.50%         15               32,863,535         2.5%         8.382%        1.34          66.4%
       67.60%     -    70.00%         25               76,022,795         5.9%         8.536%        1.31          68.9%
       70.10%     -    72.50%         21               79,692,672         6.2%         8.556%        1.27          71.3%
       72.60%     -    75.00%         45              221,961,570        17.2%         8.117%        1.29          73.8%
       75.10%     -    77.50%         27              237,060,456        18.4%         8.482%        1.24          76.6%
       77.60%     -    78.50%         17              105,841,020         8.2%         8.294%        1.27          78.0%
       78.60%     -    79.50%         16              107,885,241         8.4%         8.304%        1.27          79.0%
       79.60%     -    80.00%         19               75,928,908         5.9%         8.241%        1.23          79.9%
       80.10%     -    80.80%          1                2,907,902         0.2%         8.380%        1.16          80.8%

                                --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              232           $1,290,768,164       100.0%         8.297%        1.38x         68.5%
                                ============================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO:       80.8%
MINIMUM CUT-OFF DATE LTV RATIO:       40.1%
WTD. AVG. CUT-OFF DATE LTV RATIO:     68.5%

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                     WEIGHTED
                      NUMBER OF                              PERCENTAGE OF            AVERAGE                        WEIGHTED
                      MORTGAGED              CUT-OFF DATE       INITIAL              MORTGAGE       WEIGHTED           AVERAGE
                         REAL                  PRINCIPAL     MORTGAGE POOL           INTEREST       AVERAGE         CUT-OFF DATE
STATE                 PROPERTIES                BALANCE         BALANCE                RATES        U/W DSCR          LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
California               18               $   188,200,224        14.6%                 8.076%         1.32x             69.4%
Texas                    40                   159,932,981        12.4%                 8.526%         1.27              74.3%
New York                 15                   122,968,157         9.5%                 8.599%         1.64              52.6%
Florida                  16                    67,146,580         5.2%                 8.233%         1.38              68.0%
New Jersey                6                    66,043,922         5.1%                 8.099%         1.51              58.6%
Colorado                 10                    52,273,853         4.0%                 8.108%         1.30              73.8%
Ohio                     13                    52,089,788         4.0%                 8.365%         1.27              72.7%
Delaware                  1                    50,909,381         3.9%                 6.810%         2.41              40.7%
Utah                      5                    46,253,523         3.6%                 8.405%         1.29              76.2%
Virginia                  4                    45,907,613         3.6%                 8.489%         1.35              70.8%
Michigan                 10                    35,362,012         2.7%                 8.258%         1.24              73.1%
Massachusetts             4                    35,171,289         2.7%                 8.430%         1.21              76.2%
Louisiana                 3                    31,421,728         2.4%                 8.407%         1.23              75.2%
Connecticut              11                    31,031,050         2.4%                 8.387%         1.24              78.2%
Arizona                  10                    30,957,930         2.4%                 8.542%         1.30              73.2%
Washington                4                    27,820,551         2.2%                 8.588%         1.28              67.9%
Oklahoma                  4                    25,880,057         2.0%                 8.304%         1.33              77.0%
Georgia                   8                    25,444,568         2.0%                 8.498%         1.28              74.6%
Pennsylvania             12                    22,819,796         1.8%                 8.563%         1.26              75.6%
Illinois                  5                    19,451,298         1.5%                 8.331%         1.31              74.5%
Indiana                   8                    16,675,658         1.3%                 8.650%         1.27              73.1%
Minnesota                 5                    14,622,356         1.1%                 8.600%         1.31              68.6%
Maine                     2                    12,923,718         1.0%                 8.350%         1.41              68.4%
District of Columbia      1                    12,534,362         1.0%                 8.270%         1.29              61.4%
Nevada                    1                    11,587,542         0.9%                 8.170%         1.31              78.6%
Wisconsin                 5                    11,261,357         0.9%                 8.680%         1.34              69.1%
South Carolina            1                     9,882,379         0.8%                 8.420%         1.20              74.9%
North Carolina            2                     9,635,401         0.7%                 8.608%         1.40              69.9%
Tennessee                 2                     8,322,126         0.6%                 8.319%         1.31              77.8%
Missouri                  3                     8,149,863         0.6%                 8.285%         1.30              74.2%
Oregon                    2                     7,120,387         0.6%                 8.343%         1.22              69.9%
Maryland                  2                     5,589,164         0.4%                 8.535%         1.45              66.5%
Mississippi               3                     5,297,751         0.4%                 8.150%         1.34              72.1%
Kansas                    1                     4,988,040         0.4%                 8.450%         1.33              54.8%
Kentucky                  1                     3,814,844         0.3%                 8.130%         1.47              74.8%
Montana                   1                     3,169,044         0.2%                 7.500%         1.54              68.2%
Alabama                   1                     3,123,994         0.2%                 7.680%         1.22              55.3%
New Mexico                1                     1,716,093         0.1%                 8.620%         1.39              79.8%
North Dakota              1                     1,477,856         0.1%                 8.280%         1.26              44.2%
Alaska                    1                     1,386,265         0.1%                 8.900%         1.20              66.8%
Nebraska                  1                       403,665         0.0%                 9.590%         1.33              74.8%
                   -----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AV       244                $1,290,768,164       100.0%                 8.297%        1.38X              68.5%
                   =================================================================================================================




                                           UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                         WEIGHTED
                                 NUMBER OF                           PERCENTAGE OF       AVERAGE                       WEIGHTED
                                 UNDERLYING        CUT-OFF DATE         INITIAL          MORTGAGE        WEIGHTED      AVERAGE
                                  MORTGAGE           PRINCIPAL       MORTGAGE POOL       INTEREST         AVERAGE    CUT-OFF DATE
LOAN TYPE                          LOANS              BALANCE           BALANCE           RATES          U/W DSCR     LTV RATIO
--------------------------------------------------------------------------------------------------------------------------------
Balloon                             193         $   930,114,487          72.1%            8.443%           1.36x        69.0%
ARD                                  37             307,347,568          23.8%            8.102%           1.30         71.4%
Fully Amortizing                      2              53,306,109           4.1%            6.885%           2.37         41.9%

                            ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             232         $ 1,290,768,164         100.0%            8.297%           1.38x        68.5%
                            ====================================================================================================




                                             MORTGAGED REAL PROPERTIES BY PROPERTY TYPE


                                                                                       WEIGHTED
                              NUMBER OF                           PERCENTAGE OF         AVERAGE                        WEIGHTED
                              MORTGAGED        CUT-OFF DATE          INITIAL           MORTGAGE      WEIGHTED           AVERAGE
                                REAL             PRINCIPAL        MORTGAGE POOL        INTEREST       AVERAGE        CUT-OFF DATE
PROPERTY TYPE                PROPERTIES           BALANCE            BALANCE             RATES       U/W DSCR          LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
Retail                           76          $  397,422,214           30.8%             8.174%         1.28x             73.3%
Multifamily                      90             391,574,144           30.3%             8.335%         1.30              73.1%
Office                           32             326,064,543           25.3%             8.311%         1.61              56.9%
Hotel                             8              55,330,859            4.3%             8.427%         1.52              60.6%
Industrial                       10              49,700,687            3.9%             8.377%         1.27              74.9%
Mixed Use                         9              20,289,777            1.6%             8.595%         1.28              67.9%
Manufactured Housing              7              17,143,349            1.3%             8.415%         1.29              75.8%
Self Storage                      8              12,306,673            1.0%             8.675%         1.47              63.3%
Independent/Assisted Living       1              12,151,936            0.9%             8.900%         1.43              74.8%
Health Care                       3               8,783,983            0.7%             8.114%         1.50              71.0%
                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         244          $1,290,768,164          100.0%             8.297%         1.38X             68.5%
                           =========================================================================================================



                                           MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                          Weighted
                                        Number of                     Percentage of       Average                   Weighted
                                        Mortgaged     Cut-off Date       Initial          Mortgage    Weighted       Average
                                          Real          Principal     Mortgage Pool       Interest     Average    Cut-off Date
Property Type      Property Sub-Type   Properties        Balance         Balance           Rates      U/W DSCR      LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
Retail
                     Anchored    (1)       48         $ 350,202,326       27.1%            8.120%       1.27x         74.1%
                     Unanchored            27            47,219,888        3.6%            8.577%       1.35          67.4%

                                       ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    76         $ 397,422,214       30.8%            8.174%       1.28x         73.3%
                                       =============================================================================================


(1) Includes shadow anchored properties.

                                               PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                          WEIGHTED       WEIGHTED        WEIGHTED
                                                                           AVERAGE        AVERAGE         AVERAGE
                                                        PERCENTAGE OF     REMAINING      REMAINING        REMAINING       WEIGHTED
         RANGE OF          NUMBER OF     CUT-OFF DATE      INITIAL          LOCKOUT       LOCKOUT       LOCKOUT PLUS       AVERAGE
    REMAINING TERMS TO      MORTGAGE       PRINCIPAL     MORTGAGE POOL      PERIOD     PLUS YM PERIOD   PREMIUM PERIOD    MATURITY
   STATED MATURITY (YEARS)   LOANS          BALANCE        BALANCE         (YEARS)        (YEARS)          (YEARS)       (YEARS) (1)
 -----------------------------------------------------------------------------------------------------------------------------------

    3.00    -    3.99           1       $   11,555,033        0.9%            0.0            0.0              1.3             3.3
    5.00    -    5.99           1            8,409,024        0.7%            1.5            4.7              4.7             5.0
    6.00    -    6.99           2           12,825,375        1.0%            6.4            6.6              6.6             6.8
    7.00    -    7.99           2            6,277,882        0.5%            2.4            7.0              7.0             7.5
    8.00    -    8.99          11           53,392,916        4.1%            7.5            8.2              8.2             8.7
    9.00    -    9.49          21          159,788,658       12.4%            8.3            8.9              8.9             9.4
    9.50    -    9.99         184          912,113,811       70.7%            8.8            9.3              9.3             9.7
   10.00    -   10.99           1            2,908,942        0.2%           10.5           10.5             10.5            10.8
   11.00    -   14.99           7          118,933,324        9.2%            6.8           12.2             12.2            12.5
   15.00    -   30.00           2            4,563,201        0.4%           11.2           19.3             19.3            19.8

                           ---------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:      232       $1,290,768,164      100.0%            8.3            9.3              9.4             9.8
                           =========================================================================================================

  (1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE
IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.



                                                          PREPAYMENT OPTION

                                                                               WEIGHTED      WEIGHTED        WEIGHTED
                                                                                AVERAGE       AVERAGE         AVERAGE
                                                              PERCENTAGE OF    REMAINING     REMAINING       REMAINING     WEIGHTED
                               NUMBER OF      CUT-OFF DATE       INITIAL        LOCKOUT       LOCKOUT      LOCKOUT PLUS     AVERAGE
                                MORTGAGE        PRINCIPAL     MORTGAGE POOL     PERIOD    PLUS YM PERIOD  PREMIUM PERIOD   MATURITY
     PREPAYMENT OPTION           LOANS           BALANCE         BALANCE        (YEARS)       (YEARS)         (YEARS)     (YEARS)(1)
 -----------------------------------------------------------------------------------------------------------------------------------
 Lockout / Defeasance             189       $ 1,102,436,356       85.4%           9.3           9.3             9.3           9.8
 Lockout / Yield Maintenance       35           100,789,740        7.8%           2.8           8.8             8.8           9.2
 Yield Maintenance                  5            58,120,654        4.5%           0.0          12.1            12.1          12.2
 Lockout / Defeasance /
   Yield Maintenance                2            17,866,382        1.4%           7.6           9.3             9.3           9.7
 Prepayment Premium                 1            11,555,033        0.9%           0.0           0.0             1.3           3.3

                              ------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          232        $1,290,768,164      100.0%           8.3           9.3             9.4           9.8
                              ======================================================================================================


  (1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                                MORTGAGE POOL PREPAYMENT PROFILE (1)


                                   NUMBER OF
                  MONTHS SINCE      MORTGAGE      OUTSTANDING   % OF POOL         YIELD        PREPAYMENT    % OF POOL
      DATE        CUT-OFF DATE       LOANS       BALANCE (MM)    LOCKOUT       MAINTENANCE       PREMIUM       OPEN        TOTAL
 -----------------------------------------------------------------------------------------------------------------------------------
     NOV-00              0            232          $1,290.8      94.60%           4.50%           0.90%        0.00%      100.0%
     NOV-01             12            232          $1,279.9      94.68%           4.43%           0.88%        0.00%      100.0%
     NOV-02             24            232          $1,268.0      92.15%           6.98%           0.00%        0.87%      100.0%
     NOV-03             36            232          $1,254.7      89.60%           9.54%           0.00%        0.86%      100.0%
     NOV-04             48            231          $1,230.1      89.63%          10.37%           0.00%        0.00%      100.0%
     NOV-05             60            230          $1,206.9      88.61%          11.39%           0.00%        0.00%      100.0%
     NOV-06             72            230          $1,190.4      88.73%          11.27%           0.00%        0.00%      100.0%
     NOV-07             84            228          $1,160.5      88.85%          10.92%           0.00%        0.23%      100.0%
     NOV-08             96             15          $1,134.3      89.55%          10.45%           0.00%        0.00%      100.0%
     NOV-09            108            214          $1,061.1      81.11%           8.53%           0.00%       10.36%      100.0%
     NOV-10            120             10          $   84.2      72.18%          27.82%           0.00%        0.00%      100.0%
     NOV-11            132              9          $   72.6      78.83%          21.17%           0.00%        0.00%      100.0%
     NOV-12            144              5          $   50.8      83.23%          13.25%           0.00%        3.51%      100.0%
     NOV-13            156              2          $    3.0      54.44%          45.56%           0.00%        0.00%      100.0%
     NOV-14            168              2          $    2.8      55.94%          44.06%           0.00%        0.00%      100.0%
     NOV-15            180              2          $    2.6      57.85%          42.15%           0.00%        0.00%      100.0%
     NOV-16            192              2          $    2.3      60.35%          39.65%           0.00%        0.00%      100.0%
     NOV-17            204              2          $    2.0      63.79%          36.21%           0.00%        0.00%      100.0%
     NOV-18            216              2          $    1.7      68.76%          31.24%           0.00%        0.00%      100.0%
     NOV-19            228              2          $    1.4      76.58%          23.42%           0.00%        0.00%      100.0%

 -----------------------------------------------------------------------------------------------------------------------------------


 (1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED
 REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY
 ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

                                   EXHIBIT B

                             FORM OF TRUSTEE REPORT

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

STATEMENT SECTIONS                                                   PAGE(S)
------------------                                                   -------

Certificate Distribution Detail                                        2
Certificate Factor Detail                                              3
Reconciliation Detail                                                  4
Other Required Information                                             5
Ratings Detail                                                         6
Current Mortgage Loan and Property Stratification Tables              7-9
Mortgage Loan Detail                                                   10
Principal Prepayment Detail                                            11
Historical Detail                                                      12
Delinquency Loan Detail                                                13
Specially Serviced Loan Detail                                       14-15
Modified Loan Detail                                                   16
Liquidated Loan Detail                                                 17

--------------------------------------------------------------------------------

                                    DEPOSITOR

--------------------------------------------------------------------------------
Donaldson, Lufkin & Jenrette Securities
277 Park Avenue
New York, NY 10172

Contact: N. Dante LaRocca
Phone Number: (212) 892-3000
--------------------------------------------------------------------------------

                                MASTER SERVICER

--------------------------------------------------------------------------------
Key Corporate Capital Inc.
911 Main Street
Suite 1500
Kansas City, MO 64105

Contact: Marty O'Connor
Phone Number: (816) 221-8800
--------------------------------------------------------------------------------

                              SPECIAL SUB-SERVICER

--------------------------------------------------------------------------------
Key Corporate Capital Inc.
911 Main Street
Suite 1500
Kansas City, MO 64105

Contact: Marty O'Connor
Phone Number: (816) 221-8800
--------------------------------------------------------------------------------


                                SPECIAL SERVICER

--------------------------------------------------------------------------------
Midland Loan Services, Inc.
210 West 10th Street
Kansas City, MO 64105

Contact: Brad Hauger
Phone Number: (816) 292-8629
--------------------------------------------------------------------------------

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                         CERTIFICATE DISTRIBUTION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                             Interest
                Pass-Through Original Beginning  Principal   Distri-  Prepayment  Realized Loss/     Total     Ending     Current
Class/    CUSIP     Rate     Balance   Balance  Distribution bution   Penalties  Additional Trust Distribution Balance Subordination
Component                                                                         Fund Expenses                           Level (1)
------------------------------------------------------------------------------------------------------------------------------------
A-1A              0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-1B              0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-2               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-3               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-4               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-1               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-2               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-3               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-4               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-5               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-6               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-7               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-8               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B-9               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
C                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
D                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
R                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                         0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                           Original  Beginning Interest                             Ending
             Pass-Through  Notional  Notional   Distri-  Prepayment     Total      Notional
Class  CUSIP     Rate       Amount    Amount    bution   Penalties   Distribution   Amount
-------------------------------------------------------------------------------------------
S              0.000000%     0.00      0.00     0.00       0.00        0.00          0.00
-------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                            CERTIFICATE FACTOR DETAIL

---------------------------------------------------------------------------------------------------------------------------
                         Beginning        Principal        Interest         Prepayment      Realized Loss /        Ending
  Class/     CUSIP       Balance          Distribution     Distribution     Penalties      Additional Trust        Balance
Component                                                                                    Fund Expenses
---------------------------------------------------------------------------------------------------------------------------
A-1A                     0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
A-1B                     0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
A-2                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
A-3                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
A-4                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-1                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-2                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-3                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-4                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-5                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-6                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-7                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-8                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
B-9                      0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
C                        0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
D                        0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
R                        0.000000        0.000000         0.000000         0.000000         0.000000              0.000000
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                Beginning              Interest        Prepayment          Ending
Class            CUSIP          Notional             Distribution      Penalties          Notional
                                 Amount                                                    Amount
----------------------------------------------------------------------------------------------------
S                               0.00000000           0.00000000        0.00000000         0.00000000
----------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                             RECONCILIATION DETAIL

                                ADVANCE SUMMARY

P & I Advances Outstanding                                           0.00
Servicing Advances Outstanding                                       0.00

Reimbursements for Interest on P&I                                   0.00
Advances paid from general collections

Reimbursements for Interest on Servicing                             0.00
Advances paid from general collections

                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                         0.00
Less Master Servicing Fees on Delinquent Payments                    0.00
Less Reductions to Master Servicing Fees                             0.00
Plus Master Servicing Fees on Delinquent Payments Received           0.00
Plus Adjustments for Prior Master Servicing Calculation              0.00
Total Master Servicing Fees Collected                                0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                              Distributable
             Accrued         Net Aggregate    Distributable   Certificate         Additional                    Remaining Unpaid
           Certificate        Prepayment       Certificate      Interest          Trust Fund       Interest       Distributable
Class       Interest      Interest Shortfall    Interest       Adjustment          Expenses      Distribution  Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
A-1A          0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-1B          0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-2           0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-3           0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-4           0.00              0.00             0.00             0.00               0.00            0.00            0.00
S             0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-1           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-2           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-3           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-4           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-5           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-6           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-7           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-8           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B-9           0.00              0.00             0.00             0.00               0.00            0.00            0.00
C             0.00              0.00             0.00             0.00               0.00            0.00            0.00
D             0.00              0.00             0.00             0.00               0.00            0.00            0.00
R             0.00              0.00             0.00             0.00               0.00            0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------
Total         0.00              0.00             0.00             0.00               0.00            0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                           OTHER REQUIRED INFORMATION

--------------------------------------------------------------------------------

Available Distribution Amount                                 0.00


Aggregate Number of Outstanding Loans                            0

Aggregate Unpaid Principal Balance of Loans                   0.00

Aggregate Stated Principal Balance of Loans                   0.00


Aggregate Amount of Servicing Fee                             0.00

Aggregate Amount of Special Servicing Fee                     0.00

Aggregate Amount of Trustee Fee                               0.00

Aggregate Stand-by Fee                                        0.00

Aggregate Trust Fund Expenses                                 0.00


Specially Serviced Loans not Delinquent

     Number of Outstanding Loans                                 0

     Aggregate Unpaid Principal Balance                       0.00

--------------------------------------------------------------------------------

Appraisal Reduction Amount

--------------------------------------------------------------------------------
                       Appraisal            Cumulative             Most Recent
Loan                   Reduction               ASER                 App. Red.
Number                  Amount                Amount                  Date
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
TOTAL
================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                                 RATINGS DETAIL

-----------------------------------------------------------------------------------------------------------------
                                         Original Ratings                     Current Ratings (1)
Class        CUSIP          -------------------------------------------------------------------------------------
                              DCR      Fitch       Moody's    S & P        DCR       Fitch       Moody's    S & P
-----------------------------------------------------------------------------------------------------------------
A-1A
A-1B
A-2
A-3
A-4
S
B-1
B-2
B-3
B-4
B-5
B-6
B-7
B-8
B-9
C
D
R
-----------------------------------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
Scheduled   # of        Scheduled         Agg.      WAM              Weighted
Balance     Loans       Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------


                                    STATE (3)

--------------------------------------------------------------------------------
                                          % of
            # of        Scheduled         Agg.      WAM              Weighted
 State      Props.       Balance          Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                           DEBT SERVICE COVERAGE RATIO

--------------------------------------------------------------------------------
Debt Service                              % of
 Coverage     # of       Scheduled         Agg.      WAM              Weighted
   Ratio      Loans       Balance          Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

--------------------------------------------------------------------------------
                                          % of
Property    # of        Scheduled         Agg.      WAM              Weighted
 Type       Props.       Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                    NOTE RATE

--------------------------------------------------------------------------------
                                          % of
   Note        # of     Scheduled         Agg.      WAM              Weighted
   Rate        Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                    SEASONING

--------------------------------------------------------------------------------
                                          % of
               # of     Scheduled         Agg.      WAM              Weighted
Seasoning      Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
Anticipated                                % of
 Remaining    # of      Scheduled          Agg.      WAM              Weighted
 Term (2)    Loans       Balance           Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

--------------------------------------------------------------------------------
Remaining                                 % of
 Stated     # of        Scheduled         Agg.      WAM              Weighted
  Term      Loans        Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
 Remaining                                % of
Amortization   # of     Scheduled         Agg.      WAM              Weighted
   Term        Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

--------------------------------------------------------------------------------
 Age of Most                              % of
   Recent      # of     Scheduled         Agg.      WAM              Weighted
    NOI        Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                              MORTGAGE LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                                                                Anticipated                  Neg.    Beginning
Loan             Property                      Interest    Principal     Gross    Repayment    Maturity     Amort    Scheduled
Number   ODCR    Type (1)    City     State    Payment     Payment       Coupon     Date         Date       (Y/N)     Balance
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
         Ending     Paid      Appraisal    Appraisal      Res.    Mod.
        Scheduled   Thru      Reduction    Reduction     Strat.  Code
         Balance    Date         Date        Amount       (2)     (3)
----------------------------------------------------------------------


----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                             (1) Property Type Code

MF  - Multi-Family          OF - Office
RT  - Retail                MU - Mixed Use
HC  - Health Care           LO - Lodging
IN  - Industrial            SS - Self Storage
WH  - Warehouse             OT - Other
MH  - Mobile Home Park

                          (2) Resolution Strategy Code

1 - Modification         6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                             Foreclosure
3 - Bankruptcy           8 - Resolved                   11 - Full Payoff
4 - Extension            9 - Pending Return             12 - Reps and Warranties
5 - Note Sale                to Master Servicer         13 - Other or TBD


                             (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                           PRINCIPAL PREPAYMENT DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                             Principal Prepayment Amount                      Prepayment Penalties
                Offering Document      -------------------------------------------------------------------------------------------
Loan Number      Cross-Reference       Payoff Amount       Curtailment Amount     Percentage Premium     Yield Maintenance Charge
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                                HISTORICAL DETAIL

-------------------------------------------------------------------------------------------------------------------------
                                      Delinquencies                                                  Prepayments
-------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or More   Foreclosure    REO      Modifications    Curtailments   Payoff
Date          # Balance   # Balance   # Balance         # Balance    # Balance  # Balance        # Balance      # Balance
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

--------------------------------------
                Rate and Maturities
--------------------------------------
Distribution  Next Weighted Avg.
Date          Coupon       Remit   WAM
--------------------------------------

--------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                             DELINQUENCY LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------
                 Offering         # of                    Current    Outstanding   Status of  Resolution
                 Document         Months   Paid Through    P & I        P & I       Mortgage   Strategy    Servicing
Loan Number   Cross-Reference     Delinq.      Date       Advances   Advances **    Loan (1)   Code (2)   Transfer Date
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                  Current       Outstanding
                 Foreclosure     Servicing       Servicing       Bankruptcy Date     REO
Loan Number          Date         Advances        Advances                           Date
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------

                           (1) Status of Mortgage Loan

A - Payment Not Received          2 - Two Months Delinquent
    But Still in Grace Period     3 - Three Or More Months Delinquent
B - Late Payment But Less         4 - Assumed Scheduled Payment
    Than 1 Month Delinquent           (Performing Matured Loan)
0 - Current                       7 - Foreclosure
1 - One Month Delinquent          9 - REO


                          (2) Resolution Strategy Code

1 - Modification             9 - Pending Return
2 - Foreclosure                  to Master Servicer
3 - Bankruptcy              10 - Deed In Lieu Of
4 - Extension                    Master Servicer
5 - Note Sale               11 - Full Payoff
6 - DPO                     12 - Reps and Warranties
7 - REO                     13 - Other or TBD
8 - Resolved


** Outstanding P & I Advances include the current period advance

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

----------------------------------------------------------------------------------------------------------------------
                                 Offering          Servicing   Resolution
Distribution       Loan          Document          Transfer     Strategy     Scheduled     Property           Interest
   Date            Number     Cross-Reference        Date       Code (1)      Balance      Type (2)    State    Rate
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                Net                                          Remaining
Distribution       Actual    Operating   NOI             Note    Maturity  Amortization
   Date           Balance      Income    Date    DSCR    Date      Date        Term
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification             8 - Resolved
2 - Foreclosure              9 - Pending Return
3 - Bankruptcy                   to Master Servicer
4 - Extension               10 - Deed In Lieu Of
5 - Note Sale                    Foreclosure
6 - DPO                     11 - Full Payoff
7 - REO                     12 - Reps and Warranties
                            13 - Other or TBD


                             (2) Property Type Code

MF - Multi-Family          OF - Office
RT - Retail                MU - Mixed Use
HC - Health Care           LO - Lodging
IN - Industrial            SS - Self Storage
WH - Warehouse             OT - Other
MH - Mobile Home Park

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                                 Offering       Resolution    Site
Distribution        Loan         Document        Strategy  Inspection    Phase 1   Appraisal   Appraisal    Other REO
   Date            Number     Cross-Reference    Code (1)     Date        Date       Date       Value    Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification            6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure             7 - REO                       Foreclosure
3 - Bankruptcy              8 - Resolved             11 - Full Payoff
4 - Extension               9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                   to Master Servicer   13 - Other or TBD

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                              MODIFIED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------
                      Offering
Loan                  Document      Pre-Modification
Number            Cross-Reference       Balance             Modification Date      Modification Description
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 17

                          DLJ COMMERCIAL MORTGAGE CORP.
                       MORTGAGE PASS THROUGH CERTIFICATES
                                 SERIES 2000-CKP1

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide Web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 01/01/2000
                                               RECORD DATE:  01/01/2000
================================================================================

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                     Final
                   Recovery         Offering                                                       Gross Proceeds    Aggregate
Loan             Determination      Document      Appraisal  Appraisal     Actual      Gross          as a % of     Liquidation
Number               Date       Cross-Reference     Date       Value       Balance     Proceeds    Actual Balance    Expenses *
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Net         Net Proceeds                 Repurchased
Loan                    Liquidation      as a % of       Realized     by Seller
Number                    Proceeds     Actual Balance      Loss         (Y/N)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 17

                                    Exhibit C

                Decrement Tables for the Class A-1A, Class A-1B,
Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 and Class B-3 Certificates

         Percentage of Initial Total Principal Balance Outstanding For:

                             Class A-1A Certificates






Following Payment      0% CPR     25% CPR     50% CPR      75% CPR    100% CPR
Date in--              ------     -------     -------      -------    ---------














                                                  Class A-1B Certificates

Following Payment      0% CPR     25% CPR     50% CPR      75% CPR    100% CPR
Date in--              ------     -------     -------      -------    --------

         Percentage of Initial Total Principal Balance Outstanding For:

                             Class A-2 Certificates

Following Payment      0% CPR     25% CPR     50% CPR      75% CPR    100% CPR
Date in--              ------     -------     -------      -------    --------











                             Class A-3 Certificates

Following Payment      0% CPR     25% CPR     50% CPR      75% CPR    100% CPR
Date in--              ------     -------     -------      -------    --------

         Percentage of Initial Total Principal Balance Outstanding For:

                             Class A-4 Certificates

Following Payment      0% CPR     25% CPR     50% CPR      75% CPR    100% CPR
Date in--              ------     -------     -------      -------    --------













                             Class B-1 Certificates

Following Payment      0% CPR     25% CPR     50% CPR      75% CPR    100% CPR
Date in--              ------     -------     -------      -------    --------

         Percentage of Initial Total Principal Balance Outstanding For:




                             Class B-2 Certificates



Following Payment      0% CPR     25% CPR     50% CPR      75% CPR    100% CPR
Date in--              ------     -------     -------      -------    --------













         Percentage of Initial Total Principal Balance Outstanding For:

                             Class B-3 Certificates




Following Payment      0% CPR     25% CPR     50% CPR      75% CPR    100% CPR
Date in--              ------     -------     -------      -------    --------

                                    Exhibit D

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-CKP1, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 and Class B-3, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 ("United States person") holding a Class X, Class H or Class J Certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. Before January 1, 2001, a holder that is not a United States person may be subject to 30% withholding unless:

     o    the Trustee or the U.S. withholding agent receives a statement--

          1. from the holder on Internal Revenue Service ("IRS") Form W-8 (or any successor or substitute form) that--

     o    is signed by the certificateholder under penalty of perjury,

     o    certifies that such owner is not a United States person, and

     o    provides the name and address of the certificateholder, or

          2. from a securities clearing organization, a bank or another financial institution that holds customers' securities in the ordinary course of its trade or business that--

     o is signed under penalties of perjury by an authorized representative of the financial institution,

     o states that the financial institution has received an IRS Form W-8 (or any successor or substitute form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8 (or any successor or substitute form),

     o    provides the name and address of the certificateholder, and

     o attaches the IRS Form W-8 (or any successor or substitute form) provided by the certificateholder;

o the holder provides a properly executed IRS Form 1001 (or any successor or substitute form) to the Trustee or the U.S. withholding agent;

o the holder provides a properly executed IRS Form 4224 (or any successor or substitute form) to the Trustee or the U.S. withholding agent;

o interest is paid or collected on behalf of the holder at an address inside the United States and the holder is a U.S. person, that is exempt from withholding and complies with the appropriate certification requirements, if any; or

o interest is paid at an address inside the United States and backup withholding is required.

     A holder holding book-entry certificates through Clearstream or Euroclear, or in the case of an IRS Form 1001 or an IRS Form 4224, the holder's agent, provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Existing forms and statements will remain valid only for the following periods:

          1. a withholding agent holding an existing form or statement that is valid on or after January 1, 1999, may treat that form or statement as valid until the earlier of its expiration or December 31, 2000;

          2. no existing forms or statements will be effective after December 31, 2000; and

          3. existing forms and statements that expire in 2000 will not be effective after expiration.

     The Treasury has promulgated new regulations governing withholding that are generally effective for payments after December 31, 2000. The new regulations affect the documentation required from certificateholders that are not United States persons. The new regulations replace a number of current tax certification forms (including IRS Forms W-8, 1001 and 4224, as discussed above) with a new series of IRS Forms W-8 and generally standardize the period of time for which withholding agents can rely on those forms, although certain of the new forms may remain valid indefinitely if the certificateholder provides a United States taxpayer identification number and the information on the form does not change.

     Holders that are not United States persons will be required to provide updated documentation valid under the new regulations (i.e., an IRS Form W-8BEN or Form W-8ECI) to the Trustee or the U.S. withholding agent prior to December 31, 2000 to maintain such withholding exemption. Alternatively, holders that are not United States persons may establish such exemption from withholding at the time of purchase by providing the Trustee or the U.S. withholding agent with documentation valid under the new regulations that will remain valid after December 31, 2000 (i.e., an IRS Form W-8BEN or Form W-8ECI). Prospective investors are urged to consult their tax advisors with respect to the effect of the new regulations.

     In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder:

     1. provides a properly executed IRS Form W-8 (or any successor or substitute form, subject to the same updating requirements before December 31, 2000 listed above in the discussion regarding 30% withholding) if that person is a not a United States person;

     2. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     3. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "U.S. persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

                                   PROSPECTUS

                  DLJ COMMERCIAL MORTGAGE CORP., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

     Our name is DLJ Commercial Mortgage Corp. We intend to offer commercial mortgage pass-through certificates from time to time. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution".

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THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation,

o    consist of one or more classes with various payment characteristics,

o    evidence beneficial ownership interests in a trust established by us, and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

THE TRUST ASSETS:

The assets of each of our trusts will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, such types of mortgage loans, or

o some combination of such types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other similar instruments and agreements.

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     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In addition, in that document, we will identify the applicable lead or managing underwriter(s), if any, and the relevant underwriting arrangements. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

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YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                The date of this prospectus is October 17, 2000.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Important Notice About the Information Presented in this Prospectus..........3

Available Information; Incorporation by Reference............................3

Summary of Prospectus........................................................4

Risk Factors................................................................11

Description of the Trust Assets.............................................27

Yield and Maturity Considerations...........................................48

DLJ Commercial Mortgage Corp................................................53

Description of the Certificates.............................................53

Description of the Governing Documents......................................61

Description of Credit Support...............................................69

Certain Legal Aspects of Mortgage Loans.....................................71

Federal Income Tax Consequences.............................................81

State and Other Tax Consequences...........................................112

ERISA Considerations.......................................................113

Legal Investment...........................................................116

Use of Proceeds............................................................118

Method of Distribution.....................................................118

Legal Matters..............................................................119

Financial Information......................................................119

Rating.....................................................................119

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of such materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 277 Park Avenue, 9th Floor, New York, New York 10172, attention: N. Dante LaRocca, or by telephone at (212) 892-3000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE...........................   Our name is DLJ Commercial Mortgage
                                        Corp. We are a Delaware corporation. Our principal offices are located at 277
                                        Park Avenue, New York, New York 10172.
                                        Our main telephone number is (212)
                                        892-3000. See "DLJ Commercial Mortgage
                                        Corp".

THE SECURITIES BEING OFFERED.........   The securities that will be offered
                                        pursuant to this prospectus and the
                                        related prospectus supplements consist
                                        of mortgage pass-through certificates.
                                        These certificates will be issued in
                                        series, and each series will, in turn,
                                        consist of one or more classes. Each
                                        class of offered certificates must, at
                                        the time of issuance, be assigned an
                                        investment grade rating by at least one
                                        nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See
                                        "Rating".

                                        Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
  ISSUED WITH OTHER CERTIFICATES.....   We may not publicly offer all the
                                        mortgage pass-through certificates
                                        evidencing interests in one of our
                                        trusts. We may elect to retain some of
                                        those certificates, to place some
                                        privately with institutional investors
                                        or to deliver some to the applicable
                                        seller as partial consideration for the
                                        related mortgage assets. In addition,
                                        some of those certificates may not
                                        satisfy the rating requirement described above for offered certificates.

THE GOVERNING DOCUMENTS..............   In general, a pooling and servicing
                                        agreement or other similar agreement or
                                        collection of agreements will govern,
                                        among other things--

                                        o    the issuance of the related
                                             series of offered certificates,

                                        o    the creation of and transfer of
                                             assets to the related trust, and

                                        o    the servicing and administration
                                             of those assets.

                                        The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating certain reports to the holders of those offered certificates.

                                        If the trust assets for a series of
                                        offered certificates include mortgage
                                        loans, the parties to the governing
                                        document(s) will also include--

                                        o    a master servicer that will
                                             generally be responsible for
                                             performing customary servicing
                                             duties with respect to those
                                             mortgage loans that are not
                                             defaulted, nonperforming or
                                             otherwise problematic in any
                                             material respect, and

                                        o    a special servicer that will
                                             generally be responsible for
                                             servicing and administering such of
                                             those mortgage loans that are
                                             defaulted, nonperforming or
                                             otherwise problematic in any
                                             material respect and real estate
                                             assets acquired as part of the
                                             related trust in respect of
                                             defaulted mortgage loans.

                                        The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                        If the trust assets for a series of
                                        offered certificates include
                                        mortgage-backed securities, the parties
                                        to the governing document(s) may also
                                        include a manager that will be
                                        responsible for performing various
                                        administrative duties with respect to
                                        those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                        In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See
                                        "Description of the Governing
                                        Documents".

CERTAIN CHARACTERISTICS OF
  THE MORTGAGE ASSETS................   The trust assets with respect to any
                                        series of offered certificates will, in
                                        general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt, and the performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, the those properties may include:

                                        o    rental or cooperatively-owned
                                             buildings with multiple dwelling
                                             units;

                                        o    retail properties related to the
                                             sale of consumer goods and other
                                             products, or related to providing
                                             entertainment, recreational or
                                             personal services, to the general
                                             public;

                                        o    office buildings;

                                        o    hospitality properties;

                                        o    casino properties;

                                        o    health care-related facilities;

                                        o    industrial facilities;

                                        o    warehouse facilities,
                                             mini-warehouse facilities and
                                             self-storage facilities;

                                        o    restaurants, taverns and other
                                             establishments involved in the food
                                             and beverage industry;

                                        o    manufactured housing communities,
                                             mobile home parks and recreational
                                             vehicle parks;

                                        o    recreational and resort
                                             properties;

                                        o    arenas and stadiums;

                                        o    churches and other religious
                                             facilities;

                                        o    parking lots and garages;

                                        o    mixed use properties;

                                        o    other income-producing
                                             properties; and

                                        o    unimproved land that is zoned for
                                             multifamily residential or
                                             commercial use.

                                        The mortgage loans underlying a series
                                        of offered certificates may have a
                                        variety of payment terms. For example,
                                        any of those mortgage loans:

                                        o    may provide for the accrual of
                                             interest at a mortgage interest
                                             rate that is fixed over its term,
                                             that resets on one or more
                                             specified dates or that otherwise
                                             adjusts from time to time;

                                        o    may provide for the accrual of
                                             interest at a mortgage interest
                                             rate that may be converted at the
                                             borrower's election from an
                                             adjustable to a fixed interest rate
                                             or from a fixed to an adjustable
                                             interest rate;

                                        o    may provide for no accrual of
                                             interest;

                                        o    may provide for level payments to
                                             stated maturity, for payments that
                                             reset in amount on one or more
                                             specified dates or for payments
                                             that otherwise adjust from time to
                                             time to accommodate changes in the
                                             mortgage interest rate or to
                                             reflect the occurrence of certain
                                             events;

                                        o    may be fully amortizing or,
                                             alternatively, may be partially
                                             amortizing or nonamortizing, with a
                                             substantial payment of principal
                                             due on its stated maturity date;

                                        o    may permit the negative
                                             amortization or deferral of accrued
                                             interest;

                                        o    may prohibit some or all
                                             voluntary prepayments or require
                                             payment of a premium, fee or charge
                                             in connection with those
                                             prepayments;

                                        o    may provide for payments of
                                             principal, interest or both, on due
                                             dates that occur monthly,
                                             bi-monthly, quarterly,
                                             semi-annually, annually or at some
                                             other interval; and/or

                                        o    may have two or more component
                                             parts, each having characteristics
                                             that are otherwise described in
                                             this prospectus as being
                                             attributable to separate and
                                             distinct mortgage loans.

                                        We do not originate mortgage loans.
                                        However, some or all of the mortgage
                                        loans included in one of our trusts may
                                        be originated by our affiliates.

                                        Neither we nor any of our affiliates
                                        will guarantee or insure repayment of
                                        any of the mortgage loans underlying a
                                        series of offered certificates. Unless
                                        we expressly state otherwise in the
                                        related prospectus supplement, no
                                        governmental agency or instrumentality
                                        will guarantee or insure repayment of
                                        any of the mortgage loans underlying a
                                        series of offered certificates. See
                                        "Description of the Trust
                                        Assets--Mortgage Loans".

                                        The trust assets with respect to any
                                        series of offered certificates may also
                                        include mortgage participations,
                                        mortgage pass-through certificates,
                                        collateralized mortgage obligations and
                                        other mortgage-backed securities, that
                                        evidence an interest in, or are secured
                                        by a pledge of, one or more mortgage
                                        loans of the type described above. We
                                        will not include a mortgage-backed
                                        security among the trust assets with
                                        respect to any series of offered
                                        certificates unless--

                                        o    the security has been registered
                                             under the Securities Act of 1933,
                                             as amended, or

                                        o    we would be free to publicly
                                             resell the security without
                                             registration.

                                        See "Description of the Trust
                                        Assets--Mortgage-Backed Securities".

                                        We will describe the specific
                                        characteristics of the mortgage assets
                                        underlying a series of offered
                                        certificates in the related prospectus
                                        supplement.

                                        In general, the aggregate outstanding
                                        principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial aggregate outstanding principal balance of the related series of certificates. In the event that the aggregate outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial aggregate outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the aggregate principal balance of the related series of certificates, as described in the related prospectus supplement.

CERTAIN CHARACTERISTICS OF
  THE OFFERED CERTIFICATES...........   An offered certificate may entitle the
                                        holder to receive:

                                        o    a stated principal amount;

                                        o    interest on a principal balance
                                             or notional amount, at a fixed,
                                             variable or adjustable pass-through
                                             rate;

                                        o    specified, fixed or variable
                                             portions of the interest, principal
                                             or other amounts received on the
                                             related mortgage assets;

                                        o    payments of principal, with
                                             disproportionate, nominal or no
                                             payments of interest;

                                        o    payments of interest, with
                                             disproportionate, nominal or no
                                             payments of principal;

                                        o    payments of interest or principal
                                             that commence only as of a
                                             specified date or only after the
                                             occurrence of certain events, such
                                             as the payment in full of the
                                             interest and principal outstanding
                                             on one or more other classes of
                                             certificates of the same series;

                                        o    payments of principal to be made,
                                             from time to time or for designated
                                             periods, at a rate that is--

                                             1. faster and, in some cases,
                                                substantially faster, or

                                             2. slower and, in some cases,
                                                substantially slower,

                                             than the rate at which payments or
                                             other collections of principal are
                                             received on the related mortgage
                                             assets;

                                        o    payments of principal to be made,
                                             subject to available funds, based
                                             on a specified principal payment
                                             schedule or other methodology; or

                                        o    payments of all or part of the
                                             prepayment or repayment premiums,
                                             fees and charges, equity
                                             participations payments or other
                                             similar items received on the
                                             related mortgage assets.

                                        Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                        A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                        We will describe the specific
                                        characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates".

CREDIT SUPPORT AND
  INTEREST RATE PROTECTION FOR
  THE OFFERED CERTIFICATES...........   Some classes of offered certificates may
                                        be protected in full or in part against
                                        certain defaults and losses on the
                                        related mortgage assets through the
                                        subordination of one or more other
                                        classes of certificates of the same
                                        series or by other types of credit
                                        support. The other types of credit
                                        support may include a letter of credit,
                                        a surety bond, an insurance policy, a
                                        guarantee or a reserve fund. We will
                                        describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                        The trust assets with respect to any
                                        series of offered certificates may also
                                        include any of the following agreements:

                                        o    guaranteed investment contracts
                                             pursuant to which moneys held in
                                             the funds and accounts established
                                             with respect to those offered
                                             certificates will be invested at a
                                             specified rate; or

                                        o    interest rate exchange
                                             agreements, interest rate cap or
                                             floor agreements, or other
                                             agreements and arrangements
                                             designed to reduce the effects of
                                             interest rate fluctuations on the
                                             related mortgage assets or on one
                                             or more classes of those offered
                                             certificates.

                                        We will describe the types of
                                        reinvestment and interest rate
                                        protection, if any, for each class of
                                        offered certificates in the related
                                        prospectus supplement.

                                        See "Risk Factors", "Description of the
                                        Trust Assets" and "Description of Credit
                                        Support".

ADVANCES TO COVER DELINQUENT
  PAYMENTS OF PRINCIPAL AND
  INTEREST ON THE MORTGAGE ASSETS....   If the trust assets for a series of
                                        offered certificates include mortgage
                                        loans, then, as and to the extent
                                        described in the related prospectus
                                        supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans.

                                        Any party making advances will be
                                        entitled to reimbursement from
                                        subsequent recoveries on the related
                                        mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the
                                        Certificates--Advances in Respect of
                                        Delinquencies".

                                        If the trust assets for a series of
                                        offered certificates include
                                        mortgage-backed securities, we will
                                        describe in the related prospectus
                                        supplement any comparable advancing
                                        obligations in respect of those
                                        mortgage-backed securities or the
                                        underlying mortgage loans.

OPTIONAL TERMINATION.................   We will describe in the related
                                        prospectus supplement any circumstances
                                        in which a specified party is permitted
                                        or obligated to purchase or sell any of
                                        the mortgage assets underlying a series
                                        of offered certificates. In particular,
                                        a master servicer, special servicer or
                                        other designated party may be permitted
                                        or obligated to purchase or sell--


                                        o    all the mortgage assets in any
                                             particular trust, thereby resulting
                                             in a termination of the trust, or

                                        o    that portion of the mortgage
                                             assets in any particular trust as
                                             is necessary or sufficient to
                                             retire one or more classes of
                                             offered certificates of the related
                                             series.

                                        See "Description of the
                                        Certificates--Termination".

FEDERAL INCOME TAX CONSEQUENCES......   Any class of offered certificates will
                                        constitute or evidence ownership of
                                        either--

                                        o    "regular interests" or "residual
                                             interests" in a "real estate
                                             mortgage investment conduit" under
                                             Sections 860A through 860G of the
                                             Internal Revenue Code of 1986, or

                                        o    interests in a grantor trust
                                             under Subpart E of Part I of
                                             Subchapter J of the Internal
                                             Revenue Code of 1986.

                                        See "Federal Income Tax Consequences".

ERISA CONSIDERATIONS.................   If you are a fiduciary of an employee
                                        benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See
                                        "ERISA Considerations".

LEGAL INVESTMENT.....................   If your investment authority is subject
                                        to legal restrictions, you should
                                        consult your legal advisor to determine
                                        whether and to what extent the offered
                                        certificates constitute a legal
                                        investment for you. We will specify in
                                        the related prospectus supplement which
                                        classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984, as
                                        amended. See "Legal Investment".

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your certificates. The limited nature of such information may adversely affect the liquidity of your certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your certificates. We do not expect that you will have any redemption rights with respect to your certificates.

     If you decide to sell your certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your certificates.

ANY CREDIT SUPPORT FOR YOUR CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your certificates will establish the amount of credit support, if any, for your certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support". If actual losses on the underlying mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your certificates may not cover all of your potential losses. For example, certain forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of certain uninsured casualties at the real properties securing the related mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits to Certain Classes and Series. If a form of credit support covers multiple classes or series and losses exceed the amount of such credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by such credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

     In many cases, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     Notwithstanding the terms of the mortgage loans backing your certificates, the amount, rate and timing of payments and other collections thereon will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates. Payments of principal and/or interest on your certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your certificates, thereby resulting in a shorter average life for your certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates. As a result, repayment of your certificates could occur significantly earlier or later, and the average life of your certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your certificates depends on the terms and provisions of your certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or

     o be subject to certain contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Certificates. If you purchase your certificates at a discount or premium, the yield on your certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large, as compared to the amount of principal payable on your certificates, you may fail to recover your original investment under some prepayment scenarios.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Certificates. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

     There is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest (that is, balloon payments) on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your certificates.

     The related master servicer or special servicer may (within prescribed limits) extend and modify mortgage loans underlying your certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY

     Most of the Mortgage Loans Underlying Your Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of such borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your certificates will depend on one or more of the following:

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property; and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any such tenant can have particularly significant effects on the net operating income generated by the property. If any such tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of such properties.

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o Hospitality and restaurant properties are often operated pursuant to franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o Recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o Certain recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates".

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either--

     o prohibit the related borrower from encumbering the related real property with additional secured debt, or

     o require the consent of the holder of the mortgage loan prior to so encumbering such property.

However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing".

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. Such an action would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     If one of our trusts is designated, in whole or in part, as a "real estate mortgage investment conduit", and if that trust acquires a real property pursuant to a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate. This would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance:

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your certificates could be adversely affected by tenants, such as gasoline stations or dry cleaners, or by the conditions or operations in the vicinity of the properties, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some of those states, this lien has priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, commonly referred to as "CERCLA", together with certain other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o under certain conditions, the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o any condition on the property that causes exposure to lead-based paint, and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that:

     o the bankrupt party was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

     If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made pursuant to the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

All of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     o    the default is deemed to be immaterial,

     o    the exercise of such remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Pursuant to that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the borrower will adversely affect the lender's ability to collect the rents. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws".

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during specified periods and subject to certain conditions, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.

There can be no assurance that a court would not interpret that excess amount as a form of prepayment premium or would not take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR CERTAIN SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from--

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin,

     o    domestic animals, and

     o    certain other kinds of risks.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a "permitted non-conforming structure" or the operation of the property may be a "permitted non-conforming use". This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises as is in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner thereof may be required to incur significant costs in order to effect such compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     o    breach of contract involving a tenant, a supplier or other party,

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. Moreover, your certificate may produce phantom income early in the term of the REMIC. That is, the taxable income from the certificate may exceed the amount of economic income, if any, attributable to it. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the early phantom income may significantly exceed the present value of the later tax losses. Therefore, the after-tax yield on any residual interest certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates which are residual interests may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs".

     Some Taxable Income from a Residual Interest is Always Taxed Under the Internal Revenue Code of 1986. A portion of the taxable income from a residual interest certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusions--

     o    generally will not be reduced by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in Certificates that are Residual Interests. Gross income in an amount equal to the fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. While those expenses are in theory deductible and, if so, offset that gross income, individuals will only be able to claim these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     Transfer Limitations. In addition, the residual interest certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a residual interest certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a residual interest certificate to a foreign person as defined in
Section 7701 of the Internal Revenue Code of 1986, or to a United States partnership that includes foreign persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result:

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your certificates;

     o    you may suffer delays in the receipt of payments on your certificates;
          and

     o your ability to pledge or otherwise take action with respect to your certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration--Issuance of Definitive Certificates".

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE TRANSITION FROM THE YEAR 1999 TO THE YEAR 2000 MAY DISRUPT THE ABILITY OF COMPUTERIZED SYSTEMS TO PROCESS INFORMATION

     The collection of payments on the mortgage assets backing your certificates, the servicing and administration of those mortgage assets and the payments on your certificates are highly dependent upon computer systems of the related master servicer, special servicer, trustee, manager, borrowers and other third parties.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     We will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land zoned for multifamily residential or commercial use.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o an estate for years, which consists of ownership of the property for a specified period of years,

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

     Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied first to the payment of court costs and fees in connection with the foreclosure, second to the payment of real estate taxes, and third to the payment of all principal, interest, prepayment or acceleration penalties, if any, and all other amounts owing to the holder of the senior loans. The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments in respect of the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement the period of the delinquency, any forbearance arrangement then in effect, the condition of the related real property and the ability of the related real property to generate income to service the mortgage debt. We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent in respect of any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans", the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Certain states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may:

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by the related borrower's interest in multiple units in a residential condominium project and the related voting rights in the owners' association for such project. Due to the nature of condominiums, a default on any of those mortgage loans will not allow the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit pursuant to a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's mortgage loan payments, real property taxes, maintenance expenses and other capital and ordinary expenses of the property. These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required:

     o    to lower rents;

     o    to grant a potential tenant free rent or a reduced rent period;

     o    to improve the condition of the property generally; or

     o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting
                                      -32-
concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, and entertainment sources could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of certain hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated pursuant to franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o location, including proximity to or easy access from major population centers;

     o    appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by providing alternate forms of entertainment, such as performers and sporting events, and offering low-priced or free food and lodging. In addition, casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property and/or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

     All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     o location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on:

     o    building design;

     o    location and visibility;

     o    tenant privacy;

     o    efficient access to the property;

     o proximity to potential users, including apartment complexes or commercial users;

     o    services provided at the property, such as security;

     o    age and appearance of the improvements; and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness

     o    the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to a certain extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o actions and omissions of any franchisor, including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements, and such agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon such termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of such site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Certain states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in certain states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events; o musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on such factors as:

     o    the appeal of the particular event;

     o    the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to such a tenant, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of such donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of the property and its ability to generate income sufficient to make payments on the loan. This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the "debt service coverage ratio" of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to revenues and expenses in respect of the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make the loan payments on the related mortgage loan, cover operating expenses and fund capital improvements at any given time. Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at such date;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example,

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; a

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property".

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features

     o    an original term to maturity of not more than approximately 40 years;
          and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of certain events

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;
          and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range thereof, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range thereof, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range thereof, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range thereof, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of the certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

     If and to the extent available and relevant to an investment decision in a series of offered certificates, we will include in the related prospectus supplement information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio. However, many servicers do not maintain records regarding prepayment experience or, at least, do not maintain those records in a format that can be readily aggregated. In addition, if the relevant characteristics of a master servicer's servicing portfolio are materially different from those of the mortgage loans included in one of our trusts, the master servicer's prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms, such as mortgage interest rates, terms to maturity and/or prepayment restrictions, between the two pools of loans may render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, we will not include comparable prepayment information in the related prospectus supplement with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA"), the Federal Agricultural Mortgage Corporation ("FAMC") or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     We will acquire each mortgage-backed security included in one of our trusts, directly or through an affiliate, in a bona fide secondary market transaction. In addition, each security --

     o will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or

     o    will be exempt from the registration requirements of the Securities
          Act, or

     o will have been held for at least the holding period specified in Rule 144(k) under the Securities Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining such rate(s);

     o    the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act of 1934, as amended (the "Exchange Act") the same information regarding the security as is provided by the issuer of the security in its own reports filed under the Exchange Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

UNDELIVERED MORTGAGE ASSETS

     In general, the aggregate outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial aggregate outstanding principal balance of the related series of certificates. In the event that the aggregate outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial aggregate outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the aggregate principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING INTEREST RATE PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate fluctuations with respect to the related mortgage assets on one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your certificates will depend on--

     o    the price you paid for your certificates,

     o    the pass-through rate on your certificates, and

     o    the amount and timing of payments on your certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your certificates.

     If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o equal the aggregate principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which payments and other collections of principal are received on the mortgage assets or referred to in the first bullet point of the prior sentence or payments are made in reduction of the aggregate principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase the attractiveness of selling or refinancing a commercial or multifamily property, as well as those factors that increase the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your certificates may also be affected by the existence and enforceability of prepayment restrictions, such as prepayment lock-out periods and requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges. If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     o    to convert to a fixed rate loan and thereby "lock in" that rate, or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs, or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits. We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of scheduled amortization or prepayments, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth the projected weighted average life of each class of those offered certificates with an aggregate principal balance, and the percentage of the initial aggregate principal balance of each such class that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your certificates and extend the weighted average life of your certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs in respect of an adjustable rate mortgage loan that:

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization in respect of the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the aggregate principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your certificates will be affected by:

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your certificates

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o a reduction in the entitlements to interest and/or the aggregate principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal;

     o    any other amounts described in the related prospectus supplement.

     The amortization of your certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your certificates were purchased at a premium, reduce their yield to maturity.

                          DLJ COMMERCIAL MORTGAGE CORP.

     We were incorporated in Delaware on July 10, 1997. We were organized, among other things, for the purposes of:

     o acquiring mortgage loans secured by first or junior liens on commercial and multifamily real properties;

     o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o    forming pools of mortgage loans and mortgage-backed securities; and

     o acting as settler or depositor of trusts formed to issue bonds, notes or other evidences of indebtedness or to issue shares, participation certificates or like instruments, that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

     We are a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation. Our principal executive offices are located at 277 Park Avenue, 9th Floor, New York, New York 10172. Our telephone number is (212) 892-3000. We do not have, and we do not expect to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A "series" of certificates are all those certificates that:

     o    have the same series designation;

     o    were issued pursuant to the same governing documents; and

     o    represent beneficial ownership interests in the same trust.

     A "class" of certificates are all those certificates of a particular series that:

     o    have the same class designation; and

     o    have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of certain events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have an aggregate principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on an aggregate notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its aggregate principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its aggregate principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company ("DTC"). Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     o    the periodic payment date for that series, and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the aggregate outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     o    a 360-day year consisting of twelve 30-day months,

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    such other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest in respect of each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, which we will refer to as "compound interest certificates", payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its aggregate principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on an aggregate notional amount, that aggregate notional amount, in general, will be either:

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the aggregate principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making certain calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the aggregate principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. A class of offered certificates may or may not have an aggregate principal balance. If it does, that aggregate principal balance outstanding from time to time will represent the maximum amount that the holders of that class will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets. The aggregate outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     If a class of offered certificates are compound interest certificates, then the aggregate outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class. We will describe in the related prospectus supplement any other adjustments to the aggregate outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial aggregate principal balance of all classes of a series will not be greater than the aggregate outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial aggregate principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o by reducing the entitlements to interest and/or the aggregate principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

         See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If any trust established by us includes mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to advance, or may have the option of advancing, delinquent payments of principal and interest due on those mortgage loans, other than balloon payments.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and out of any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or at such other times and from such sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations in respect of those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for that calendar year or the applicable portion thereof during which the person was a certificateholder. The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except with respect to certain amendments to the governing documents or as otherwise specified in this prospectus or in the related prospectus supplement. See "Description of the Governing Documents--Amendment".

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, any such removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder, and the final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the aggregate principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the aggregate certificate principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is--

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     o a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream was incorporated in 1970 as "Cedel S.A.", a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse

Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 100,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 35 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation ("ECS"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Euroclear Terms and Conditions"). The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness thereof.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. Such cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not such a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization thereof to a DTC participant that is not such a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of such payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and

     o the sole responsibility of each such DTC participant, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only certificateholder of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as certificateholders. The beneficial owners of book-entry certificates will be permitted to exercise the rights of certificateholders only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and certain beneficial owners, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates, and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described above, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The offered certificates of each series will be issued pursuant to a pooling and servicing agreement or other similar agreement or collection of agreements (individually and collectively, as to that series, the "Governing Document"). In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliate, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to certain amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe certain provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your certificates, without charge, upon written request addressed to our principal executive offices specified under "DLJ Commercial Mortgage Corp".

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets to be included in the related trust, together with certain related assets. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets, in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. in the case of a balloon loan, the remaining amortization term, and

          5.   the outstanding principal balance; an

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, certain representations and warranties, covering, by way of example:

     o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

     o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o in the case of a mortgage loan, the enforceability of the related mortgage note and mortgage, the existence of title insurance insuring the lien priority of the related mortgage and the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services and, in general, will be obligated to follow the same collection procedures as are consistent with the general servicing standard provided for under the related Governing Document and described in the related prospectus supplement. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust in respect of defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which a special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws".

     A special servicer for one of our trusts may also perform certain limited duties in respect of mortgage loans in that trust for which the related master servicer is primarily responsible, such as performing property inspections and collecting and evaluating financial statements. A master servicer for one of our trusts may perform certain limited duties in respect of any mortgage loan in that trust for which the related special servicer is primarily responsible, such as continuing to receive payments on the mortgage loan, making certain calculations with respect to the mortgage loan and making remittances and preparing certain reports to the related trustee and/or certificateholders with respect to the mortgage loan. The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims in respect of particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation pursuant to the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for certain expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then:

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies in respect of that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     Each master servicer, special servicer and, if it receives distributions on mortgage-backed securities, manager for one of our trusts will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to such limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions as may be permitted by the rating agencies assigning ratings to the related series of certificates.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith pursuant to the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates or by reason of reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     o specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of that Governing Document,

     o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document, or

     o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     We will describe in the related prospectus supplement the compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with then existing provisions of that document;

     4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs, if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act, if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6. to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7. to the extent applicable, to modify, add to or eliminate certain transfer restrictions relating to the certificates which are residual interests in a REMIC; or

     8. to otherwise modify or delete existing provisions of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates, other than an amendment for any of the specific purposes described in clauses 6. and 7. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no amendment of the Governing Document for any series of offered certificates covered solely by clause 8. above may result in a downgrade or withdrawal of any then current rating assigned to any class of certificates of the related series, as evidenced by written confirmation to that effect from each applicable rating agency obtained by or delivered to the related trustee.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates of that series representing, in the aggregate, not less than 66-2/3%, or such other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to:

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series, without the consent of the holder of that certificate; or

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner, without the consent of the holders of all certificates of that class; or

     o modify the provisions of the Governing Document relating to amendments thereof, without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates--

     o will make no representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, and

     o will not be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts, the exercise of its powers or the performance of its duties, under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if--

     o that trustee ceases to be eligible to continue as such under the related Governing Document, or

     o that trustee becomes incapable of acting or is adjudged bankrupt or insolvent.

     Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing greater than 50%, or such other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.



                          DESCRIPTION OF CREDIT SUPPORT


GENERAL


     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement certain information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may apply only in the event of certain types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for certain default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial aggregate principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each such form of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans".

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Pursuant to a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    certain federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (the "UCC"). Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute "cash collateral" and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o unless the lender's interest in the room rates is given adequate protection.

     Such adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Certain types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property, and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may:

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become the owner thereof, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale pursuant to a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Therefore, recourse in the case of default on such a mortgage loan will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o contains certain other protective provisions typically included in a mortgageable ground leas

     Certain mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things:

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     o assume the lease and either retain it or assign it to a third party, or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past owners and operators of contaminated real property for the costs of clean-up. A secured lender may be liable as an owner or operator of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of owner or operator, however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans underlying a series of offered certificates may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     The terms of certain mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily, first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent readily achievable. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The readily achievable standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the readily achievable standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.


     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Sidley & Austin.

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     o    banks,

     o    insurance companies, and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types:

     o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; an

     o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Interest Rate Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o those offered certificates of that series will be considered to evidence ownership of--

          1.  REMIC "regular interests", or

          2.  REMIC "residual interests".


     We refer in this discussion to--

     o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates", and

     o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, offered certificates that are REMIC regular certificates will be:

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     o "permitted assets" under Section 860L(c)(1)(G) for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate and therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o    a single fixed rate,

     o    a qualified floating rate,

     o    an objective rate,

     o a combination of a single fixed rate and one or more qualified floating rates,

     o a combination of a single fixed rate and one qualified inverse floating rate, or

     o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a deminimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

          o    the total amount of the de minimis original issue discount, and

          o    a fraction--

               1. the numerator of which is the amount of the principal payment, and

               2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     o    the issue price of the certificate, increased by

     o the aggregate amount of original issue discount previously accrued on the certificate, reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated:

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that such excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and


     o the daily portions of original issue discount for all days during such accrual period prior to that date of determination.


     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See

"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     o    on the basis of a constant yield method,

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your certificate, and

     o the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any such amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    "excess inclusions",

     o    residual interests without "significant value", and

     o    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences".

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     o    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC

Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Payments. The adjusted basis of a REMIC residual certificate will be equal to--

     o    the amount paid for that REMIC residual certificate,

     o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

     o decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any payment on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a payment on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o the daily portions of REMIC taxable income allocable to that certificate, over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o    the issue price of the certificate, increased by

     o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o    regulated investment companies,

     o    common trust funds, and

     o    certain cooperatives.

     The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o from the prospective transferee, providing certain representations as to its financial condition, and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury recently issued proposed regulations that would revise this safe harbor. The proposed regulation would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest was less than or equal to the sum of--

     o the present value of any consideration given to the transferee to acquire the interest,

     o the present value of the expected future distributions on the interest, and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     It is not clear when those regulations would be effective. Although the text of the proposed regulations states that they would be effective on February 4, 2000, the preamble to the proposed regulations says that these regulations will apply to transfers of REMIC residual interests made after the date the final regulations are published in the Federal Register. The Treasury Department is anticipated to issue clarification with regard to these conflicting statements regarding the effective date of the proposed regulations.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that include foreign persons as partners.

     Mark-to-Market Rules. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that include foreign persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o    an individual,

     o    an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over the specified amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o    an individual,

     o    an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that such prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     o    the cost of the certificate to that certificateholder, increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder and by any amortized premium.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate--

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     o    the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     o    the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

     o a statement under penalties of perjury that the record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     o    the United States,

     o    any State or political subdivision thereof,

     o    any foreign government,

     o    any international organization,

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC,

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     o the residual interests in the entity are not held by disqualified organizations, and

     o the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the

REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o 30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of these payments--

     o fail to furnish to the payor certain information, including their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

     o    a foreign person, and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name and address of the certificateholder.

     On October 6, 1997, the Treasury Department issued new regulations that modify the withholding, backup withholding and information reporting rules described above. These regulations, as modified, will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding these regulations.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof,

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o    foreign persons, or

     o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate".

     o A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               o    normal administration fees, and

               o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code,

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be:

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code, and

     o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over that amount, and

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o a class of grantor trust strip certificates is issued as part of the same series, or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     o    the treatment of certain stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     o    the sum of all payments to be made on that certificate,

     o    other than qualified stated interest, if any, and

     o the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of such income that accrues in any month would equal the product of--

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trust Funds--Sales of Grantor Trust Certificates", and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o there is no original issue discount or only a de minimis amount of original issue discount, or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Under legislation enacted in 1997, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that such excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o    the issue price of the mortgage loan, increased by

     o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option--

     o    on the basis of a constant yield method,

     o in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

     o in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

     Under legislation enacted in 1997, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool of debt instruments described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in those pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     o be allocated among the payments of stated redemption price on the mortgage loan, and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" above.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o    the price paid for that grantor trust strip certificate by you, and

     o the projected payments remaining to be made thereon at the time of the purchase, plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments. The Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on--

     o conditions at the time of the first sale of the grantor trust strip certificate or,

     o with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Certificates Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     o the prepayment assumption we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     o the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     o    its cost, increased by

     o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986 impose various requirements on--

     o employee benefit plans, and on certain other retirement plans, arrangements and accounts, that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986 ("ERISA Plans"), and

     o persons that are fiduciaries with respect to ERISA Plans ("Plan Fiduciaries"),

in connection with the investment of the assets of an ERISA Plan ("Plan Assets"). For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in Section 503 of that Code.

     ERISA imposes certain general fiduciary requirements on Plan Fiduciaries that are investing Plan Assets, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving Plan Assets and a Party in Interest, unless a statutory or administrative exemption exists. A "Party in Interest" is any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

     The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the regulations of the U.S. Department of Labor (those regulations, the "Plan Asset Regulations") provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exemption is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and certain employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     (1) those with discretionary authority or control over the assets of the entity,

     (2) those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     (3) those who are affiliates of the persons described in the preceding paragraph (1) and (2).

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing ERISA Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

     o provides investment advice with respect to the assets of that ERISA Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be deemed to be a fiduciary with respect to the investing ERISA Plan and, therefore, subject to the fiduciary responsibility provisions of ERISA. In addition, if the mortgage and other assets included in one of our trusts are Plan Assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

     The Plan Asset Regulations provide that where an ERISA Plan purchases a guaranteed governmental mortgage pool certificate, the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a guaranteed governmental mortgage pool certificate certain certificates issued and/or guaranteed by FHLMC, GNMA and FNMA, but do not include certificates issued or guaranteed by FAMC. Accordingly, even if these types of mortgaged-backed securities, other than the FAMC certificates, were deemed to be Plan Assets, the underlying mortgages would not be treated as Plan Assets. Private label mortgage participations, mortgage pass-through certificates, FAMC certificates or other mortgage-backed securities are not guaranteed governmental mortgage pool certificates within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or certain of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

     If you are a Plan Fiduciary, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan Fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving ERISA Plans and certain broker-dealers, reporting dealers and banks;

     o PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

     o PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

     o PTCE 84-14, which exempts certain transactions effected on behalf of an ERISA Plan by a qualified professional asset manager;

     o PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and

     o PTCE 96-23, which exempts certain transactions effected on behalf of an ERISA Plan by an in-house asset manager.

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made pursuant to this prospectus. The U.S. Department of Labor has issued an individual prohibited transaction exemption to DLJSC which generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 certain transactions relating to, among other things, the servicing and operation of certain mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and the purchase, sale and holding of certain certificates evidencing interests in those pools that are underwritten by DLJSC or any person affiliated with DLJSC, such as certain of the offered certificates.

     In order for DLJSC's individual prohibited transaction exemption to apply to an offered certificate, certain requirements must be satisfied, including:

     o the acquisition of the certificate by an ERISA Plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     o the rights and interests evidenced by the certificate must not be subordinated to the rights and interests evidenced by the other certificates evidencing interests in the same mortgage asset pool;

     o at the time of its acquisition by an ERISA Plan, the certificate must be rated in one of the three highest generic rating categories by Moody's Investors Services, Inc., Standard & Poor's Ratings Service, a Division of the McGraw-Hill Companies, Inc., Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co.;

     o the related trustee cannot be an affiliate of us, the related master servicer, the related special servicer and certain other persons

     o the sum of all payments made to and retained by the related trustee, the related master servicer, the related special servicer and certain other persons must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us must represent not more than the fair market value of obligations deposited in the trust; and the sum of all payments made to and retained by the related master servicer, the related special servicer and any related sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection therewith; and

     o    the ERISA Plan must be an accredited investor.

     The prospectus supplement with respect to any offered certificates underwritten by DLJSC may contain additional information regarding the availability of this exemption.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

     Pursuant to Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are Plan Assets. That regulation generally provides that if certain specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan Assets.

     Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan Assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a Plan Fiduciary which proposes to purchase offered certificates on behalf of or with assets of an ERISA Plan, account or arrangement, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code of 1986 to that investment and the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     An ERISA Plan that is exempt from federal income taxation pursuant to
Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is unrelated business taxable income within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates-Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning safety and soundness and retention of credit information in 12 C.F.R. ss. 1.5, certain "Type IV securities", which are defined in 12 C.F.R. ss. 1.2(1) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors", we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as "Type IV securities", for investment by national banks.

     The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

     The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions on your ability either to purchase certain classes of offered certificates or to purchase offered certificates representing more than a specified percentage of your assets. We make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent:

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your State.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements by us with institutional investors through dealers; and

     o    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for one series of offered certificates may include offered certificates from other series.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to certain conditions precedent,

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect of any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for us by Sidley & Austin, our counsel.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of:

     o    whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

--------------------------------------------------------------------------------

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "DLJ00CKP1.XLS". The spreadsheet file "DLJ00CKP1.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                              PROSPECTUS SUPPLEMENT

Important Notice about the Information Contained in this
  Prospectus Supplement, the Accompanying Prospectus
  and the Related Registration Statement.......................................3
Summary of Prospectus Supplement...............................................4
Risk Factors..................................................................32
Capitalized Terms Used in this Prospectus Supplement..........................43
Forward-Looking Statements....................................................43
Description of the Mortgage Pool..............................................43
Servicing of the Underlying Mortgage Loans....................................95
Description of the Offered Certificates......................................120
Yield and Maturity Considerations............................................142
Use of Proceeds..............................................................147
Federal Income Tax Consequences..............................................148
ERISA Considerations.........................................................150
Legal Investment.............................................................154
Method of Distribution.......................................................155
Legal Matters................................................................157
Ratings......................................................................157
Glossary.....................................................................159

Exhibit A-1--Characteristics of the Underlying Mortgage Loans
  and the Mortgaged Real Properties........................................A-1-1
Exhibit A-2--Mortgage Pool Information.....................................A-2-1
Exhibit B--Form of Trustee Report............................................B-1
Exhibit C--Decrement Tables for the Certificates of the
  A-1A, A-1B, A-2, A-3, A-4, B-1, B-2 and B-3 Classes........................C-1
Exhibit D--Global Clearance, Settlement and Tax
  Documentation Procedures...................................................D-1

                                   PROSPECTUS

Important Notice about the Information Presented in this
Prospectus.....................................................................3
Available Information; Incorporation by Reference..............................3
Summary of Prospectus..........................................................4
Risk Factors..................................................................11
Description of the Trust Assets...............................................27
Yield and Maturity Considerations.............................................48
DLJ Commercial Mortgage Corp..................................................53
Description of the Certificates...............................................53
Description of the Governing Documents........................................61
Description of Credit Support.................................................69
Certain Legal Aspects of Mortgage Loans.......................................71
Federal Income Tax Consequences...............................................81
State and Other Tax Consequences.............................................112
ERISA Considerations.........................................................113
Legal Investment.............................................................116
Use of Proceeds..............................................................118
Method of Distribution.......................................................118
Legal Matters................................................................119
Financial Information........................................................119
Rating.......................................................................119

UNTIL _____________ , ALL DEALERS THAT COMPLETE TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                 $1,174,599,000
                                  (APPROXIMATE)

                          DLJ COMMERCIAL MORTGAGE CORP.
                                   (DEPOSITOR)

                             COLUMN FINANCIAL, INC.,
                           PRUDENTIAL MORTGAGE CAPITAL
                                  FUNDING, LLC
                                       AND
                          KEYBANK NATIONAL ASSOCIATION
                             (MORTGAGE LOAN SELLERS)

                    DLJ COMMERCIAL MORTGAGE TRUST 2000-CKP1,
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2000-CKP1,
                             CLASS A-1A, CLASS A-1B,
                        CLASS A-2, CLASS A-3, CLASS A-4,
                       CLASS B-1, CLASS B-2 AND CLASS B-3


                             ---------------------

                              PROSPECTUS SUPPLEMENT

                             ---------------------


                          DONALDSON, LUFKIN & JENRETTE
                              PRUDENTIAL SECURITIES
                           CREDIT SUISSE FIRST BOSTON
                              MCDONALD INVESTMENTS
                                A KEYCORP COMPANY
                              SALOMON SMITH BARNEY


                           __________________ , 2000


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